    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 21, 2001.



                                                      REGISTRATION NO. 333-67344


                                                                    333-67344-01

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                               Amendment No. 1 to


                                    Form F-4
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                      ------------------------------------

      PTC INTERNATIONAL FINANCE II S.A.               POLSKA TELEFONIA CYFROWA SP. Z O.O.
(Exact name of Registrant as specified in its    (Exact name of Registrant as specified in its
                  charter)                                         charter)
                 LUXEMBOURG                                         POLAND
(State or other jurisdiction of incorporation    (State or other Jurisdiction of incorporation
              or organization)                                 or organization)
               NOT APPLICABLE                                   NOT APPLICABLE
    (I.R.S. Employer Identification No.)             (I.R.S. Employer Identification No.)

            41 AVENUE DE LA GARE                           AL. JEROZOLIMSKIE 181
             L-1611 LUXEMBOURG                                 02-222 WARSAW
                 LUXEMBOURG                                        POLAND
              011 352 493 0801                               011 48 22 413 6000
     (Address, including zip code, and               (Address, including zip code, and
   telephone number, including area code,          telephone number, including area code,
of registrant's principal executive offices)    of registrant's principal executive offices)

                                      4813
            (Primary Standard Industrial Classification Code Number)
                             CT CORPORATION SYSTEM
             111 EIGHTH AVENUE, NEW YORK, NY 10011  (212) 894-8600
  (Address, including zip code, and telephone number, including area code, of agent for service of process)
                      ------------------------------------

                          COPIES OF COMMUNICATIONS TO:
                             ROBERT S. TREFNY, ESQ.
                 CLIFFORD CHANCE LIMITED LIABILITY PARTNERSHIP
                             200 ALDERSGATE STREET
                                LONDON EC1A 4JJ
                                 UNITED KINGDOM
                      ------------------------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.


     The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

EXCHANGE OFFER PROSPECTUS


                           OFFER FOR ALL OUTSTANDING
             10 7/8% SENIOR SUBORDINATED GUARANTEED NOTES DUE 2008
                                IN EXCHANGE FOR
             10 7/8% SENIOR SUBORDINATED GUARANTEED NOTES DUE 2008
                                       OF

                       PTC INTERNATIONAL FINANCE II S.A.
     We are offering our 10 7/8% Senior Subordinated Guaranteed Notes due 2008 (the "Exchange Notes") in exchange for all of our outstanding 10 7/8% Senior Subordinated Guaranteed Notes due 2008 (the "Old Notes"). An aggregate principal amount of E200,000,000 of the Old Notes is outstanding. The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes except that the Exchange Notes have been registered under the Securities Act of 1933 and, therefore, will not bear legends restricting their transfer. The Exchange Notes will be entitled to the benefits of the indenture pursuant to which the Old Notes were issued. We are making this offer to satisfy contractual undertakings.

TERMS OF THE EXCHANGE OFFER:


     - The exchange offer expires at 5:00 p.m., New York City time, on September 24, 2001, unless we extend it.


     - You will receive an equal principal amount of Exchange Notes for all Old Notes that you validly tender and do not validly withdraw.

     - The exchange will not be a taxable exchange for U.S. federal income tax purposes.

     - When you accept the exchange offer you must make several representations, including that you are not engaging in a distribution of the Exchange Notes.

     - You may withdraw a tender of the Old Notes at any time prior to the expiration date.

TERMS OF THE NOTES:

     - Maturity Date: May 1, 2008.

     - Interest Payment Dates: January 31 and July 31 of each year, commencing on July 31, 2001.

SECURITY AND RANKING:

     - The notes will be junior to all of Polska Telefonia Cyfrowa Sp. z o.o.'s existing and future senior indebtedness, including guarantees of PTC International Finance II S.A.'s bank credit facility.

     - The notes will rank equally with all of PTC International Finance II S.A.'s existing and future senior subordinated indebtedness and will rank senior to all of PTC International Finance II S.A.'s subordinated indebtedness.

GUARANTEES:

     - The notes are guaranteed on a senior subordinated basis by Polska Telefonia Cyfrowa Sp. z o.o., our parent company.

     - The guarantees will be subordinated to all of Polska Telefonia Cyfrowa Sp. z o.o.'s senior indebtedness and will rank equally with certain other guarantees made by Polska Telefonia Cyfrowa Sp. z o.o.

REDEMPTION:

     - We may redeem the notes, in whole or in part, at any time on or after May 1, 2005.

     - At any time prior to May 1, 2004, we may redeem up to 35% of the initial aggregate principal amount of each series of notes, with the net proceeds of a public equity offering, if at least 60% of the aggregate principal amount of each series of notes remain outstanding after such redemption.

     - If we experience a change of control, each holder of notes may require that we repurchase all or a portion of its notes.

LISTING:

     - An application to list the Exchange Notes on the Luxembourg Stock Exchange has been made.

THIS INVESTMENT INVOLVES RISKS. SEE THE RISK FACTORS SECTION BEGINNING ON PAGE
14.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this prospectus is August 22, 2001.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Enforcement of Liabilities and Service of Process...........    4
Summary.....................................................    5
Risk Factors................................................   14
The Issuer..................................................   23
Proceeds from the Exchange Offer............................   25
Capitalization..............................................   26
Exchange Rates and Foreign Exchange Restrictions............   27
The Exchange Offer..........................................   28
Selected Financial Data.....................................   34
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   37
Our Business................................................   55
Regulation of the Polish Telecommunications Industry........   81
Certain Relationships and Related Transactions..............   84
Management..................................................   88
Shareholders................................................   92
Description of Other Indebtedness...........................   94
Description of the Notes....................................  101
Taxation....................................................  144
Plan of Distribution........................................  149
Legal Matters...............................................  150
Experts.....................................................  150
Financial Statements........................................  F-1


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

                      WHERE YOU CAN FIND MORE INFORMATION


     This prospectus is part of a registration statement we filed with the Securities and Exchange Commission on Form F-4 (No. 333-67344) under the Securities Act of 1933 with respect to the Exchange Notes. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus omits some of the information, exhibits and undertakings contained in the registration statement. For further information with respect to us and the Exchange Notes, see the registration statement, including its exhibits. The registration statement may be inspected and copied, at prescribed rates, at the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. You may contact the Securities and Exchange Commission at 1-800-SEC-0330 and at the regional offices of the SEC located at Seven World Trade Center, Suite 1300, New York, New York 10048 and the Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Statements contained in this prospectus as to the contents of any contract or other document are for informational purposes and should not substitute for your review of the copy of the contract or document filed as an exhibit to the registration statement. Copies are also available by mail from the Public Reference Section of the Securities and Exchange Commission at its address in Washington, D.C. shown above. Any such statements in the prospectus are qualified in all respects by reference to the corresponding exhibit.


     We are required to satisfy the information requirements of the Securities Exchange Act of 1934 as they apply to foreign private issuers and, accordingly, file all reports and other information required by the Securities and Exchange Commission. We also have agreed pursuant to the indenture to file with the Securities and Exchange Commission and to provide to the trustee and the holders of the notes quarterly and annual financial information and related disclosures for as long as the notes are outstanding. You may obtain a copy of documents described herein, but not otherwise provided, without charge, by writing to Polska

Telefonia Cyfrowa Sp. z o.o. at Al. Jerozolimskie 181, 02-222, Warsaw, Poland,
Attn: Investor Relations Manager. You may contact Polska Telefonia Cyfrowa Sp. z o.o. by telephone at +48 22 413 3275.

     We are not making any representation regarding the legality of an investment by any offeree of the Exchange Notes under applicable legal investment or similar laws. You should consult with your own advisors as to any legal, tax, business, financial or related aspects of participation in the exchange offer.


     For a period of 180 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to it to any broker-dealer that requests such documents in the letter of transmittal. Until March 23, 2002, all dealers effecting transactions in the Exchange Notes, whether or not participating in the exchange offer, may be required to deliver a prospectus.


     We have made all reasonable inquiries and confirm, to the best of our knowledge, that the information contained in this prospectus with regard to us, the Exchange Notes and the exchange offer is true and accurate in all material respects and is not misleading. We confirm that the opinions and intentions expressed herein are honestly held and that there are no other facts, the omission of which would make this prospectus as a whole or any of such information or the expression of any such opinions or intentions misleading.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     We make "forward-looking statements" throughout this prospectus. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements, which are subject to risks, uncertainties, and assumptions about our business include, among other things, statements regarding:

     -  Polish economic and business conditions,

     -  prospects for the Polish telecommunications industry,

     -  competition,

     -  our anticipated growth strategies,

     -  our intention to introduce new services and products,

     -  anticipated trends in the market for telecommunications services,

     -  future capital expenditures and investment needs,

     -  our ability to control costs and maintain service quality,

     - changes in the regulatory environment affecting our businesses, including changes in our licenses and the Polish government's policy toward privatization,

     - our ability to identify, select and implement effectively appropriate technologies in the future, and

     -  our ability to hire and retain staff with requisite skills.

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements may be materially affected by the factors listed under "Risk Factors" beginning on page 14. In addition, the words "believe," "expect," "anticipate" and similar expressions identify forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

               ENFORCEMENT OF LIABILITIES AND SERVICE OF PROCESS

     PTC International Finance II S.A. (the "Issuer"), the issuer of the notes, is a societe anonyme (limited liability company) under the laws of Luxembourg. We, Polska Telefonia Cyfrowa Sp. z o.o., are the guarantor of the notes (the "Guarantor"), and are a limited liability company organized under the laws of Poland, with our registered office in the City of Warsaw, Poland. None of our or the Issuer's directors or executive officers are residents of the United States. A substantial portion of our assets and the assets of such non-resident persons and of the Issuer are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons, the Issuer, or us or to enforce against any of them or us judgments obtained in U.S. courts predicated upon civil liability provisions of the federal securities laws of the United States. We have been advised by Clifford Chance, our U.S., Polish and Luxembourg legal counsel, that there is doubt as to the enforceability in Poland and Luxembourg, respectively, in original actions, or in actions for the enforcement of judgments of U.S. courts, of civil liabilities predicated solely upon the federal securities laws of the United States.

     In addition, we and the Issuer have been advised by our Polish legal counsel that judgments of foreign courts subject to enforcement (generally, judgments for payment of money or specific performance) are enforceable in Poland if a relevant bilateral treaty provides for such enforcement or on the basis of the rules of the Polish Code of Civil Procedure. Such rules provide for enforcement of foreign judgments concerning matters which may be settled by Polish civil courts on the basis of reciprocity if the judgment is enforceable in the country where it has been rendered and the following requirements set forth in Article 1146 sec.1, Points 1 to 6 of the Polish Code of Civil Procedure have been satisfied:

     -  the judgment is final in the jurisdiction in which it was issued;

     - the case does not belong, according to Polish law or international convention, to the exclusive jurisdiction of the Polish courts or the courts of a third jurisdiction;

     - the party has not been deprived of a defense and, in case of lack of capacity to be a party in a given civil case, due representation;

     - the case has not yet become final or it had not been initiated before the Polish court appointed to consider such case before the judgement of a foreign court had become final;

     - the judgment is not contrary to the basic principles of legal order of Poland; and

     - in rendering the judgment, Polish law has been applied, when such application is mandatory under Polish law, unless foreign law applied in the case does not differ significantly from Polish law.

     The requirement of reciprocity does not apply if the subject matter of the judgment falls within the exclusive jurisdiction in which the judgment has been rendered (Art.1146 sec.3 of the Polish Code of Civil Procedure).

                                    SUMMARY

     The following summary contains basic information about the exchange offer. It likely does not contain all the information that is important to you. For a more complete understanding of the exchange offer, we encourage you to read this entire document, including the Financial Statements and Notes thereto. For information concerning investment considerations that you should consider, see "Risk Factors". The terms "we", "our" and "us" as used in this prospectus refer to Polska Telefonia Cyfrowa Sp. z o.o. The term "DeTeMobil" refers to our shareholder Deutsche Telekom MobilNet GmbH, which is wholly-owned by Deutsche Telecom AG; "Vivendi" refers to Vivendi Universal S.A. and its affiliates; "Elektrim" refers to Elektrim S.A. and "Elektrim Telekomunikacja" refers to our shareholder Elektrim Telekomunikacja Sp. z o.o., which is a joint venture of Elektrim and Vivendi; and "MediaOne" refers to our shareholder MediaOne International B.V., which is wholly-owned by Deutsche Telekom AG.

OVERVIEW

     We are the largest wireless telephony services provider in Poland with 3.3 million subscribers, a 40.3% share of the total Polish wireless market and a 43.7% share of the Polish wireless post-paid market, in each case, as of June 30, 2001. We operate services using both a national Global System for Mobile Communication 900, or GSM 900, license and a national GSM 1800 license; and, on December 20, 2000, we were granted a Universal Mobile Telecommunications System, or UMTS, license. As of June 30, 2001, our GSM network covered approximately 95.0% of the geographic area of Poland representing approximately 99.0% of the total Polish population. On June 28, 2001, we completed the last five links of our Synchronous Digital Hierarchy, or SDH, microwave backbone network, a substantial portion of which has been operational since January 2001. This network consists of 19 links, is 3,600 kilometers in length, and connects the 12 most important metropolitan centers including Warsaw, Krakow, Gdansk and Szczecin where our mobile switching centers are located. The SDH microwave backbone network is intended to reduce our reliance on leased lines, provide better transmission quality and reduce our operating costs. All our products and services are sold under the brand Era, which, according to a survey conducted for us by SMG Marketing Research in 2000, was one of the most recognized brand names in Poland. To distribute our products and services, we use a network of 25 dealers with 915 points of sale and 640 authorized business advisors, our own direct sales force of 100 business advisors and a national network of our own 67 retail outlets.

BUSINESS STRATEGY

     Our strategic objective is to increase revenues, profitability and cash flow and to maintain our position as the leading provider of high-quality personal communication services in the Polish telecommunications market. The following are key elements of our strategy:

     -  Provide superior network quality.

     -  Target key market segments.

     -  Provide outstanding service.

     -  Manage churn and bad debts.

     -  Maintain brand awareness.

     -  Capitalize on our relationship with our major shareholders.

RECENT DEVELOPMENTS

     On March 30, 2001, we entered into the Bridge Loan (as defined in "Description of Other Indebtedness") arranged by Deutsche Bank AG London, pursuant to which we borrowed E28 million. We used the proceeds from this loan, together with approximately E55 million from the Bank Credit Facilities (as defined in "Description of Other Indebtedness"), to pay the March 31, 2001 installment of E83 million on our Universal Mobile Telecommunication System, or UMTS, license. We repaid the Bridge Loan from the proceeds of the E200 million of Guaranteed Senior Subordinated Notes that we completed on May 8, 2001.

     On April 24, 2001, an asset pledge we granted in favor of the Lenders under the Bank Credit Facilities was registered with the Warsaw district court. There are no further requirements, under the terms of our Bank Credit Facilities, that we have to comply with relating to these security interests. See "Description of Other Indebtedness -- The Bank Credit Facilities."

     On May 8, 2001, PTC International Finance II S.A., our subsidiary, issued E200,000,000 10 7/8% Senior Subordinated Guaranteed Notes due 2008, guaranteed by us. We used the proceeds from the sale of these Old Notes to repay amounts under our Bank Credit Facilities, our Bridge Loan and for our working capital needs and expenditures. See "Proceeds from the Exchange Offer".

     On May 25, 2001, the Lenders under the Bank Credit Facilities approved our UMTS business plan, as required under these facilities. This approval means that there are no restrictions on the utilization of funds available under these facilities for our UMTS operational and capital expenditures.

     On May 28, 2001, Urzad Regulacji Telekomunikacji, or the Office for Telecommunications Regulations, ("OTR"), issued the regulations governing the settlement of international calls that are terminated on GSM networks. The new regulation provides that we are entitled to receive from Telekomunikacja Polska S.A. ("TPSA"), the incumbent telephone operator, a portion of the revenues coming from international calls that originate outside Poland and terminate in our network, on the same conditions as applied to our domestic interconnection arrangements with TPSA. Prior to such date, we were not entitled to any revenues coming from calls that originated outside Poland and terminated in our network.

     On June 27, 2001, the Management Board of Elektrim entered into a memorandum of understanding with Vivendi, pursuant to which Elektrim agreed to sell Vivendi 2% of the outstanding stock of Elektrim Telekomunikacja and 1% of Carcom, which are two of our shareholders, thereby giving Vivendi control over Elektrim Telekomunikacja and Carcom, respectively. See "Shareholders". In addition, the memorandum of understanding provided that Elektrim will transfer all of its fixed line and Internet businesses to Elektrim Telekomunikacja. Vivendi also agreed to implement an initial public offering of the shares of Elektrim Telekomunikacja within an 18 month period. The transaction between Elektrim and Vivendi was expected to be finalized by July 30, 2001. On July 31, 2001, both parties announced that they are continuing negotiations to sign the definitive agreement, the implementation of which will be contingent upon obtaining certain regulatory approvals.

     On June 28, 2001, we completed the last five links of our nationwide SDH backbone network, a substantial portion of which has been operational since January 2001. Constructed in cooperation with Ericsson, the network is the biggest of its kind in Poland, with two-way transmission speeds of up to 155 megabits per second. The network consists of 19 long distance links totaling 3,600 kilometers in length and connects the 12 most important metropolitan centers including Warsaw, Krakow, Gdansk and Szczecin, where our mobile switching centers are located. At present, the network consists of 128 stations. Transmissions are sent through 140 radio-line "hops" (point-to-point connections between two radio terminals). We aim to ensure our network's reliability by introducing a centralized management system, which is supported by maintenance services of the most important nodes in the network. The network is intended to reduce our dependence on leasing TPSA lines between Mobile Switching Centers, or MSCs, and is intended to reduce our cost of sales, accordingly. We have invested approximately E43.4 million in our SDH backbone network as of June 30, 2001.

     On July 24, 2001, the Government decided to reorganize the Ministry of Economy, the result of which was to organizationally transfer the division in the Ministry of Post and Telecommunications overviewing telecommunications operations to the Ministry of Economy. The Ministry of Post and Telecommunications has since been abolished.

                               THE EXCHANGE OFFER

     The exchange offer applies to the E200,000,000 aggregate principal amount at maturity of the Old Notes. The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes except that the Exchange Notes have been registered under the Securities Act of 1933 and, therefore, will not bear legends restricting their transfer. The Exchange Notes will be entitled to the benefits of the indentures pursuant to which the Old Notes were issued. The Old Notes and the Exchange Notes are sometimes referred to collectively herein as the "notes." See "Description of the Notes."

THE EXCHANGE OFFER.........  E1,000 principal amounts of Exchange Notes in exchange for each E1,000 principal amount of Old Notes, respectively. As of the date hereof, Old Notes representing E200,000,000 aggregate principal amount at maturity are outstanding. The terms of the Exchange Notes and the Old Notes are substantially identical, except that the Exchange Notes have been registered under the Securities Act of 1933 and, therefore, will not bear legends restricting their transfer.

RESALE OF THE EXCHANGE
NOTES......................  Based on an interpretation by the staff of the
                             Securities and Exchange Commission set forth in interpretive letters issued to third-parties unrelated to us, we believe that the Exchange Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, if you are not our affiliate and the Exchange Notes issued in the exchange offer are being acquired by you in the normal course of business.

                             Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where those Old Notes were acquired by that broker-dealer as a result of its market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

REGISTRATION RIGHTS
AGREEMENTS.................  The Old Notes were sold by us on May 8, 2001, in a private placement. In connection with the sale, we executed registration rights agreement for the benefit of the purchasers under which we agreed to effect the exchange offer.


EXPIRATION DATE............  The exchange offer will expire at 5:00 p.m., New
                             York City time, September 24, 2001 or such later date and time to which it is extended. Any Old Notes not accepted for exchange for any reason will be returned without expense to you as promptly as practicable after the expiration or termination of the exchange offer.


WITHDRAWAL.................  You may withdraw your tender of Old Notes pursuant to the exchange offer at any time prior to 5:00 p.m., New York City time, on the expiration date.

CONDITIONS TO THE EXCHANGE
  OFFER....................  The exchange offer is subject to certain customary conditions, certain of which may be waived by us. See "The Exchange Offer -- Conditions."

PROCEDURES FOR TENDERING
OLD NOTES..................  If you wish to accept the exchange offer, you must complete, sign and date the letter of transmittal, or a copy thereof, in accordance with its instructions, and mail or otherwise deliver the letter of transmittal, or the copy, together with the Old Notes and any other required documentation, to State Street Bank and Trust, the exchange agent, at the address contained in this prospectus. If you hold Old Notes through the Depository Trust Company and wish to accept the exchange offer you must do so pursuant to the Depositary Trust Company's Automated Tender Offer Program, by which each tendering participant will agree to be bound by the letter of transmittal. By executing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

                             - the Exchange Notes acquired pursuant to the
                               exchange offer are being obtained by you in the ordinary course of your business, whether or not you are the holder of the Old Notes;

                             - neither you nor anyone else receiving the notes
                               from you intend to engage in a distribution of such Exchange Notes;

                             - neither you nor anyone else receiving the notes
                               from you has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes;

                             - neither you nor anyone else receiving the notes
                               from you is an affiliate of us; and

                             - if you are a broker-dealer, you acquired the Old
                               Notes as a result of market-making or other trading activities and will deliver a copy of this prospectus in connection with any resale of Exchange Notes.

                             Pursuant to the registration rights agreement, we are required to file a registration statement for a continuous offering in respect of the Old Notes if existing interpretations of the Securities and Exchange Commission are changed such that the Exchange Notes received by you in the exchange offer are not or would not be, upon receipt, transferable by you (unless you are our affiliate) without restriction under the Securities Act of 1933.

ACCEPTANCE OF OLD NOTES AND
  DELIVERY OF EXCHANGE
  NOTES....................  We will accept for exchange any and all Old Notes which you properly tender prior to 5:00 p.m., New York City time, on the expiration date. We will issue the Exchange Notes promptly following the expiration date. See "The Exchange Offer -- Terms of the Exchange Offer."

EXCHANGE AGENT.............  State Street Bank and Trust Company is serving as exchange agent for the exchange offer. They can be reached by telephone at +1-617-662-1545, attention Sandy Wong for more information.

UNITED STATES TAX
  CONSIDERATIONS...........  The exchange pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. See "Taxation -- United States -- Exchange Offer."

EFFECT OF NOT TENDERING....  If you choose not to tender your Old Notes or they are not accepted, the existing transfer
                             restrictions will continue to apply. We do not have any further obligation to provide for the registration of the Old Notes under the Securities Act of 1933. Old Notes will, following consummation of the exchange offer, bear interest at the same rate as the Exchange Notes.

                            TERMS OF EXCHANGE NOTES

     The Exchange Notes will be registered under the Securities Act of 1933. The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes except that the Exchange Notes have been registered under the Securities Act of 1933 and, therefore, will not bear legends restricting their transfer. The Exchange Notes will be entitled to the benefits of the indentures pursuant to which the Old Notes were issued. Accordingly, the following description of the notes applies equally to the Old Notes and the Exchange Notes.

THE ISSUER.................  PTC International Finance II S.A.

NOTES OFFERED..............  E200,000,000 aggregate principal amount of 10  7/8%
                             Senior Subordinated Guaranteed Notes due 2008 (the "Notes").

MATURITY...................  May 1, 2008.

INTEREST PAYMENT DATES.....  January 31 and July 31, beginning July 31, 2001.

GUARANTEES.................  We, Polska Telefonia Cyfrowa Sp. z o.o., are a
                             Polish company that indirectly owns 100% of the capital stock of the Issuer. We will irrevocably and unconditionally guarantee the notes on a senior subordinated basis.

RANKING....................  The notes will be unsecured senior subordinated obligations of the Issuer, our finance subsidiary, and will be junior to all existing and future senior indebtedness of the Issuer, which includes its guarantee of our Bank Credit Facilities (as defined in "Description of Other Indebtedness"). The notes will rank equally with all existing and future senior subordinated indebtedness of the Issuer, and will rank senior to all of the Issuer's existing and future indebtedness that is expressly subordinated in right of payment to the notes. Our guarantee will be subordinated to all of our senior indebtedness, senior to all of our indebtedness that is expressly subordinated to our guarantee and will rank equally with our guarantee of PTC International Finance B.V.'s 10 3/4% Senior Subordinated Guaranteed Discount Notes due 2007 (the "10 3/4% Notes") and our guarantee of the Issuer's 11 1/4% Senior Subordinated Guaranteed Discount Notes due 2009 (the "11 1/4% Notes" and, together with the 10 3/4% Notes, the "Existing Notes").

OPTIONAL REDEMPTION........  On or after May 1, 2005, the Issuer may redeem some or all of the notes at any time at the redemption prices listed in the section "Description of the Notes -- Redemption". The Issuer may also redeem all, but not just a portion, of the notes at any time if it determines that it will have to pay Additional Amounts (as defined in "Description of the Notes") due to certain developments affecting taxation. See "Description of the Notes -- Redemption for Changes in Withholding Taxes".

PUBLIC EQUITY OFFERING
OPTIONAL REDEMPTION........  At any time prior to May 1, 2004, the Issuer may redeem up to 35% of the notes using the proceeds of certain public equity offerings at the price listed in the section "Description of the Notes -- Optional Redemption upon Public Equity Offerings", provided that at least 60% of the aggregate principal amount of the notes remain outstanding after such redemption.

CHANGE OF CONTROL..........  Upon certain change of control events, each holder of notes may require the Issuer to repurchase some or all of its notes at a purchase price equal to 101% of the principal amount, plus accrued interest. See

                             "Description of the Notes -- Purchase at the Option of Holders upon a Change of Control".

CERTAIN COVENANTS;
ADDITIONAL NOTES...........  We will issue the notes under an indenture that will, among other things, restrict our ability to:

                             - borrow money;

                             - pay dividends;

                             - repurchase or redeem capital stock;

                             - make investments or other restricted payments;

                             - use assets as security in other transactions;

                             - enter into transactions with out stockholders and
                               affiliates; and

                             - sell certain assets or merge with or into other
                               companies.

                             Additional notes may be issued, from time to time, under the Indenture.

                             For more details, see "Description of the Notes -- Certain Covenants".

CURRENCY OF PAYMENT........  The Notes are denominated in Euros. Holders of the
                             Notes will receive principal, interest and all other payments in respect of the Notes in Euros.

SUMMARY FINANCIAL DATA

     The following tables set forth our summary historical financial data as of and for the six months ended June 30, 2001 and 2000, and as of and for the fiscal years ended December 31, 2000, 1999 and 1998 and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements (including the Notes thereto) included elsewhere in this prospectus. Our historical financial data as of and for the six months ended June 30, 2000, and as of and for the fiscal years ended December 31, 2000, 1999 and 1998 was restated in early 2001 to reflect changes in the revenue recognition policy introduced under International Accounting Standards, or "IAS", to be consistent with SEC Staff Accounting Bulletin No. 101 "Revenue Recognition", previously applied under U.S. GAAP. Based on the above bulletin and further interpretations, we established criteria for the recognition of multiple-element transactions (handset, activation and telecommunication services) and their presentation in our IAS financial statements. The financial data presented in accordance with IAS included below as of and for the years ended, December 31, 2000, 1999 and 1998 has been derived from our Financial Statements audited by Arthur Andersen Sp. z o.o, independent auditors. The unaudited financial data presented in accordance with IAS included below, as of and for the six months ended June 30, 2001 and 2000, has been derived from our Financial Statements included elsewhere herein. The unaudited financial data presented in accordance with U.S. GAAP included below, as of and for the six months ended June 30, 2001 and 2000 and as of and for the years ended, December 31, 2000, 1999 and 1998 has been derived from our Financial Statements, included elsewhere herein. The results for the interim periods are not necessarily indicative of results for the full fiscal year.

                                                 YEAR ENDED DECEMBER 31,                      SIX MONTHS ENDED JUNE 30,
                                    -------------------------------------------------   -------------------------------------
                                                                                                       2001          2000
                                      2000         2000          1999         1998        2001      (UNAUDITED)   (UNAUDITED)
                                    ---------   -----------   ----------   ----------   ---------   -----------   -----------
                                    U.S.$(1)        PLN          PLN          PLN       U.S.$(1)        PLN           PLN
                                    ---------   -----------   ----------   ----------   ---------   -----------   -----------
                                                      (IN THOUSANDS, EXCEPT SUBSCRIBER AND CHURN RATE DATA)
INCOME STATEMENT:
INTERNATIONAL ACCOUNTING STANDARDS
Net sales:
  Service revenues and fees.......    867,944     3,460,579    2,374,827    1,428,846     485,462    1,935,587     1,571,241
  Sales of telephones and
    accessories...................     56,217       224,144      140,729       94,916      26,496      105,641       114,875
                                    ---------   -----------   ----------   ----------   ---------   ----------    ----------
Total net sales...................    924,161     3,684,723    2,515,556    1,523,762     511,958    2,041,228     1,686,116
                                    ---------   -----------   ----------   ----------   ---------   ----------    ----------
Cost of sales:
  Cost of services sold...........   (347,093)   (1,383,893)    (944,420)    (600,713)   (192,952)    (769,321)      644,034)
  Cost of sales of telephones and
    accessories...................   (226,363)     (902,533)    (641,926)    (260,652)   (117,793)    (469,651)     (453,232)
                                    ---------   -----------   ----------   ----------   ---------   ----------    ----------
Total cost of sales...............   (573,456)   (2,286,426)  (1,586,346)    (861,365)   (310,745)  (1,238,972)   (1,097,266)
                                    ---------   -----------   ----------   ----------   ---------   ----------    ----------
Gross margin......................    350,705     1,398,297      929,210      662,397     201,213      802,256       588,850
Operating expenses:
  Selling and distribution
    costs.........................   (144,546)     (576,318)    (454,807)    (277,123)    (77,573)    (309,290)     (274,757)
  Administration and other
    operating costs...............    (47,578)     (189,698)    (157,752)    (104,152)    (21,863)     (87,171)      (88,616)
                                    ---------   -----------   ----------   ----------   ---------   ----------    ----------
Total operating expenses..........   (192,124)     (766,016)    (612,559)    (381,275)    (99,436)    (396,461)     (363,373)
                                    ---------   -----------   ----------   ----------   ---------   ----------    ----------
Operating profit..................    158,581       632,281      316,651      281,122     101,777      405,795       225,477
Interest and other financial
  (expenses)/income, net..........   (122,781)     (489,540)    (398,263)    (165,799)         41          162      (370,049)
Profit (loss) before taxation.....     35,800       142,741      (81,612)     115,323     101,818      405,957      (144,572)
Taxation (charge)/benefit.........     (8,365)      (33,354)     (40,891)    (109,807)    (13,511)     (53,867)        1,871
Net income (loss).................     27,435       109,387     (122,503)       5,516      88,307      352,090      (142,701)
U.S. GAAP
Revenues..........................  882,586(6)    3,518,959(6)  2,592,061   1,610,811     512,059    2,041,632     1,520,700
Cost of sales.....................   (529,975)   (2,113,063)  (1,656,459)    (948,031)   (309,626)  (1,234,510)     (928,755)
Gross margin......................    352,611     1,405,896      935,602      662,780     202,433      807,122       591,945
Interest and other financial
  expenses, net...................   (121,734)     (485,364)    (416,487)    (188,564)    (35,641)    (142,105)     (363,021)
Taxation (charge)/benefit.........     (8,254)      (32,909)     (37,953)    (108,516)     17,052       67,987         2,287
Net income (loss).................     30,500       121,607     (140,865)     (19,160)    121,587      484,779      (132,162)
OTHER FINANCIAL AND OPERATING DATA
INTERNATIONAL ACCOUNTING STANDARDS
Adjusted EBITDA(2)................    288,928     1,151,986      598,348      439,413     188,591      751,932       460,598
Cash interest paid, net(3)........    (50,536)     (201,493)     (90,943)     (43,671)    (22,732)     (90,636)     (103,449)
Depreciation and amortization.....    130,347       519,705      281,697      158,291      86,814      346,137       235,121
Capital expenditures(4)...........   (442,412)   (1,763,939)  (1,331,317)  (1,019,504)   (394,977)  (1,574,814)     (809,633)
Net cash from operating
  activities......................    171,783       684,916      350,012      172,631     119,928      478,164       177,899
Net cash used in investing
  activities......................   (390,027)   (1,555,075)  (1,835,611)  (1,013,526)   (373,587)  (1,489,528)     (675,663)
Net cash from/(used in) financing
  activities......................    (49,027)     (195,474)   2,603,992      618,428     270,501    1,078,514      (488,349)
U.S. GAAP
Adjusted EBITDA(2)................    288,530     1,150,397      588,880      432,280     188,650      752,166       459,112
Cash interest paid, net(3)........    (50,536)     (201,493)     (90,943)     (43,671)    (22,732)     (90,636)     (103,449)
Depreciation and amortization.....    128,042       510,517      275,305      154,360      85,652      341,505       230,540
Subscribers at end of period......  2,802,980     2,802,980    1,751,475      780,740   3,317,002    3,317,002     2,245,339
Monthly churn rate(5) (%).........        2.0           2.0          2.5          2.2         1.6          1.6           2.2

---------------

(1) Solely for the convenience of the reader, Zloty amounts have been translated into U.S. Dollars at the rate of PLN 3.9871 per U.S. Dollar, the fixing rate announced by the National Bank of Poland on June 29, 2001. The translated amounts should not be construed as representations that the Zloty has been, could have been, or could in the future be converted into Dollars at this or any other rate of exchange.

(2) Adjusted EBITDA represents operating profits (loss) plus depreciation and amortization. Adjusted EBITDA is included as a supplemental disclosure because it is generally accepted as provided useful information regarding a company's ability to service and incur debt. Adjusted EBITDA should not, however, be considered in isolation as a substitute for net income, cash flow provided from operating activities or other income or cash flow data or as a measure of a company's profitability or liquidity.

(3) Cash interest paid, net, is the cash interest paid as represented in the Statements of Cash Flows included in our Financial Statements, excluding interest payments relating to the GSM and UMTS licenses and interest paid on the 11 1/4% Notes using proceeds from investments deposited in escrow accounts.

(4) Capital expenditures reflect cash purchases of intangible and tangible fixed assets. See our Financial Statements.

(5) The churn rate is calculated as the average of the monthly churn rates in the relevant period. The monthly churn rate is calculated as the total number of voluntary and involuntary deactivations and suspensions during the relevant month expressed as a percentage of the average number of subscribers for the month (calculated as the average of the month end total number of subscribers and the total number of subscribers at the end of the previous month).

(6) During 2000, we adopted the revenue recognition principles of Staff Accounting Bulletin No. 101 "Revenue Recognition", or "SAB 101", issued by the Securities and Exchange Commission. Accordingly, in 2000 we instituted accounting procedures that are consistent with SAB 101. For the years ended prior to December 31, 1998, our internal accounting procedures were not organized in a manner that permitted us to gather the data required by SAB
    101. The cumulative net effect of the introduction of SAB 101 on our net assets as at January 1, 2000 resulted in a decrease of PLN 0.3 million. The pro forma retrospective application of SAB 101 would result in a decrease of both revenues and cost of sales in 1998 and 1999 by PLN 87,049 and PLN 76,505, respectively, and an increase of revenues and cost of sales in 2000 by PLN 163,554 as compared to the presented data. It is impractical for us to reorganize our financial procedures for 1996 and 1997 to permit us to gather the data required by SAB 101 and, accordingly, we have not included data for 1996 and 1997.

                                                   AS OF DECEMBER 31,                           AS OF JUNE 30,
                                      ---------------------------------------------   -----------------------------------
                                                                                                                 2000
                                        2000        2000        1999        1998        2001        2001      (UNAUDITED)
                                      ---------   ---------   ---------   ---------   ---------   ---------   -----------
                                      U.S.$(1)       PLN         PLN         PLN      U.S.$(1)       PLN          PLN
                                      ---------   ---------   ---------   ---------   ---------   ---------   -----------
                                                     (IN THOUSANDS, EXCEPT SUBSCRIBER AND CHURN RATE DATA)
BALANCE SHEET:
INTERNATIONAL ACCOUNTING STANDARDS
Cash and cash equivalents...........      7,390      29,465   1,095,509       5,695      23,989      95,647      102,552
Total tangible fixed assets, net....    881,365   3,514,091   2,573,905   1,671,182     951,071   3,792,017    2,965,823
Total assets........................  1,765,692   7,039,989   6,117,518   2,841,450   1,792,395   7,146,458    5,477,055
Total current debt(2)...............     37,882     151,038      28,080      34,536      10,057      40,100       30,412
Total long-term debt(3).............    902,007   3,596,393   4,245,921   1,280,847   1,134,516   4,523,427    3,965,435
Total shareholders' equity..........    172,292     686,947     167,806     290,309     248,198     989,589       25,105
U.S. GAAP
Total current debt(2)...............     37,882     151,038      28,080      34,536      10,057      40,100       30,412
Total long-term debt(3).............    902,007   3,596,393   4,245,921   1,280,847   1,155,518   4,607,167    3,965,435
Total shareholders' equity..........    152,919     609,704      78,343     219,208     267,488   1,066,503      (54,235)
KEY FINANCIAL INFORMATION
INTERNATIONAL ACCOUNTING STANDARDS
Net debt............................    932,499   3,717,966   3,178,492   1,309,688   1,120,584   4,467,880    3,893,295
Total debt..........................    939,889   3,747,431   4,274,001   1,315,383   1,144,573   4,563,527    3,995,847
Total debt/Adjusted EBITDA(4).......       3.3x        3.3x        7.1x        3.0x        3.2x        3.2x         4.6x
Adjusted EBITDA/Cash interest paid,
  net...............................       5.7x        5.7x        6.6x       10.1x        8.3x        8.3x         4.5x
U.S. GAAP
Net debt............................    932,499   3,717,966   3,178,492   1,309,688   1,141,586   4,551,620    3,893,295
Total debt..........................    939,889   3,747,431   4,274,001   1,315,383   1,165,575   4,647,267    3,995,847
Total debt/Adjusted EBITDA(4).......       3.3x        3.3x        7.3x        3.0x        3.2x        3.2x         4.7x
Adjusted EBITDA/Cash interest paid,
  net...............................       5.7x        5.7x        6.5x        9.9x        8.3x        8.3x         4.4x
Ratio of earnings to fixed
  charges(5)........................         --       1.23x        6.5x       1.80x          --       1.95x        0.47x

---------------

(1) Solely for the convenience of the reader, Zloty amounts have been translated into U.S. Dollars at the rate of PLN 3.9871 per U.S. Dollar, the fixing rate announced by the National Bank of Poland on June 29, 2001. The translated amounts should not be construed as representations that the Zloty has been, could have been, or could in the future be converted into Dollars at this or any other rate of exchange.

(2) Total current debt reflects selected current liabilities as represented in our Financial Statements under Overdraft facilities, Finance lease payable and Short-term portion of Loan facility.

(3) Total long-term debt reflects selected long-term liabilities as represented in our Financial Statements under Long-term notes, Loan facility (excluding current portion), Bank Credit Facilities (excluding current portion), Finance lease payable (excluding current portion) and Shareholder Loan.

(4) The Adjusted EBITDA for the periods ended June 30, 2001 and June 30, 2000 was annualized for the purpose of calculating ratios.

(5) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income (loss) before taxes and fixed charges (excluding any amount of interest capitalized during the period), and fixed charges consist of interest expense (whether expensed or capitalized) plus the amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized (if any) and the interest portion of rental expense (if any).

                                  RISK FACTORS

     You should carefully consider the risks described below and other information in this prospectus before making a decision to invest in the notes. If any of these risks actually occur, our business, financial condition or operating results could be materially adversely affected and the trading price of the notes could decline.

RISKS RELATING TO THE NOTES

SINCE WE HAVE SUBSTANTIAL DEBT AND MAY INCUR ADDITIONAL DEBT, WE MAY NOT BE ABLE TO GENERATE SUFFICIENT CASH FLOW TO SERVICE OUR EXISTING AND FUTURE DEBT.

     We are a highly leveraged company. As of June 30, 2001, we had, on a consolidated basis, PLN 4,563.5 million in principal amount of indebtedness outstanding. The Indenture limits, but does not prohibit us from incurring additional debt. In light of the amount of our existing indebtedness and the potential need to incur additional indebtedness to expand our operations, we anticipate that we will have substantial leverage for the foreseeable future. This leverage poses risks that:

     - we may not be able to sustain sufficient cash flow to service our indebtedness;

     - a significant portion of our cash flow will be required to service our indebtedness, which may adversely affect our ability to adequately fund our planned capital expenditures and operations;

     - we could be more vulnerable to changes in general economic conditions, which may limit our ability to compete effectively against better capitalized competitors;

     - our ability to obtain additional financing for working capital, capital expenditures, repayment of indebtedness or other general corporate purposes may be limited; and

     -  our ability to pursue future business opportunities may be impaired.

SINCE OUR CURRENT BUSINESS PLAN MAY REQUIRE ADDITIONAL FINANCING, WE MAY NOT BE ABLE TO RAISE ADDITIONAL FINANCING ON SATISFACTORY OR COMMERCIALLY ACCEPTABLE TERMS, IF AT ALL.

     Under our current business plan, we expect that borrowings under our Bank Credit Facilities, together with anticipated cash from operations, the net proceeds from the Old Notes and future potential vendor financing, will provide us with the financing we require to fund our operations. We cannot assure you, however, that we will not need additional financing or that such additional financing will be available on satisfactory and commercially acceptable terms or at all.

     The need for additional financing, as well as our revenues, the capital expenditures required to further build out our GSM and UMTS networks and the expenses involved in our operations will depend on a number of elements, including:

     -  our ability to meet build-out schedules;

     - growth in our market penetration, our market share and the effectiveness of our competitors in such markets;

     -  cost of new network equipment and maintenance of our networks;

     -  regulatory changes;

     -  currency exchange rate fluctuations;

     -  the availability and terms of vendor financing;

     -  changes in technology; and

     -  the availability of UMTS infrastructure and handsets.

     As our capital expenditure and operating expenses are linked directly to our subscriber growth, our actual capital expenditure requirements and other cash operating needs may also increase if we add more new subscribers than expected. If our capital expenditure requirements and other cash operating needs were to increase, we may also need other additional financing. We cannot assure you that any additional financing would be available on satisfactory and commercially acceptable terms or at all.

SINCE THE NOTES ARE SUBORDINATED AND SUBJECT TO RESTRICTIVE COVENANTS, YOU WILL BE LIMITED IN YOUR RECOURSE IF WE FAIL TO PAY INTEREST OR PRINCIPAL ON THE NOTES.

     The notes will be unsecured senior subordinated obligations of the Issuer. Therefore, they will rank junior in right of payment to the Issuer's senior debt, which will include its obligations under guarantees of our senior debt including our obligations under the Bank Credit Facilities which were entered into with various bank lenders in February 2001. Our guarantee of the notes will be unsecured and subordinated in right of payment to all of our existing and future senior debt, including indebtedness under the Bank Credit Facilities. In addition, substantially all of our assets and the assets of our subsidiaries have been pledged to secure our indebtedness under the Bank Credit Facilities. Excluded from this pledge are certain amounts held by a trustee in escrow accounts for the holders of the 11 1/4% Notes that we issued in 1999 to provide payment in full for the first five scheduled payments on such notes. The amounts in these escrow accounts have been pledged to secure the Issuer's obligations under the 11 1/4% Notes. By reason of such subordination and security interests, in the event of our insolvency, bankruptcy, liquidation, reorganization, dissolution or our winding up, our senior debt would be required to be paid in full, and the amounts remaining in these escrow accounts will be paid to the holders of the 11 1/4% Notes, before the holders of the notes may be paid. See "Description of Other Indebtedness", "Description of the Notes -- Subordination of the Notes" and "Description of the Notes -- Subordination of Our Guarantee".

     The Indenture under which the notes are to be issued, the indentures for the Existing Notes, which are the senior subordinated notes we issued in 1997 and 1999, and the Bank Credit Facilities each impose financial and other restrictions on us and on our subsidiaries, including limitations on the incurrence of debt and on the ability to dispose of assets. See "Description of Other Indebtedness" and "Description of the Notes -- Certain Covenants". The Bank Credit Facilities require us to make periodic payments in respect of interest and outstanding principal and to maintain compliance with certain financial ratios. Although we expect that we will be able to comply with these requirements, our ability to do so will depend on our future performance, which will in part be subject to prevailing economic, financial and other factors beyond our control. Failure to achieve compliance would result in a default under the Bank Credit Facilities and could lead to acceleration of substantially all of our indebtedness. In such a case, there is no assurance that we would be able to refinance or otherwise repay such indebtedness.

SINCE TRANSFER OF OUR TELECOMMUNICATIONS LICENSES IS PROHIBITED AND TRANSFER OF OUR SHARES IS RESTRICTED, YOU MAY NOT BE ABLE TO RECOVER AMOUNTS DUE UNDER THE NOTES UPON A DEFAULT, AND ATTEMPTS TO COLLECT ON THE GUARANTEE COULD BE LIMITED BY U.S., LUXEMBOURG AND POLISH LAWS.

     Our primary assets, our GSM and UMTS Licenses, are not transferable. As a result, any transfer by us of our business would require the revocation and reissuance of the GSM and UMTS Licenses. In addition, certain changes in our ownership would effectively require the prior approval of the Polish Ministry of Communications. In the event of a default by us under our Bank Credit Facilities and an attempted realization by the holders of our senior indebtedness on the collateral securing such senior indebtedness (which collateral currently includes all of our outstanding capital stock), these creditors would likely seek to sell our company as a going concern in order to maximize the proceeds realized. Such a sale would require the approval of the Polish Ministry of Communications. The price obtained on any such sale could be adversely affected by the application of the foregoing and other regulatory restrictions applicable to us and our business, as well as other applicable governmental regulations and laws and foreign exchange controls. The amounts (and the timing of the receipt of any amounts) available to satisfy the claims of the holders of any of our indebtedness which is subordinated to that owed under our Bank Credit Facilities after any such sale could be further adversely affected by U.S., Luxembourg and Polish insolvency, bankruptcy and administrative laws favoring secured creditors and limiting the rights of unsecured creditors. See "Our Business -- The Licenses".

IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP FOR THE NOTES, YOU MAY BE UNABLE TO RESELL THE NOTES AND THE NOTES MAY DECREASE IN VALUE.

     We do not intend to apply for listing or quotation of the notes on any securities exchange or quotation system with the exception of the Luxembourg Stock Exchange. However, a trading market on the Luxembourg Stock Exchange may not develop for the exchange notes, making it difficult for you to resell the notes and the notes may decrease in value. The liquidity of any market for the notes will depend upon the number of holders of the notes, the interest of securities dealers in making a market in the notes and other factors. Accordingly, there can be no assurance as to the development or liquidity of any market for the notes.

     If you do not tender your old notes during the exchange offer, you will not have any further registration rights and those Old Notes will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for your Old Notes could be adversely affected upon completion of the exchange offer if you do not participate in the exchange offer.

     Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. There can be no assurance that the market, if any, for the notes will not be subject to similar disruptions. Any such disruptions may have an adverse effect on the holders of the notes.

RISKS RELATING TO OUR BUSINESS

SINCE OUR BUSINESS DEPENDS ON THE FUTURE GROWTH OF THE WIRELESS PHONE MARKET IN POLAND, OUR BUSINESS MAY BE ADVERSELY AFFECTED IF THERE IS NO GROWTH IN WIRELESS PENETRATION IN OUR MARKET.

     The development of our business continues to depend, in large part, on the level of wireless penetration in Poland. We expect continued growth in the number of wireless subscribers in Poland. However, the size of our future subscriber base will be affected by a number of factors. Many of these factors are beyond our control, including general economic conditions such as GDP per capita, the relative development of the GSM market and the future UMTS market and any rival market for the provision of wireless services, the price of handsets, the price of services, dealer commissions and the availability, quality and cost to the subscriber of competing services. Any significant slowdown in economic growth in Poland could hurt us by slowing the rate of increase in the number of our subscribers or causing a decline in average usage or revenue generated by these subscribers. Given these factors, as well as the relatively short history of the wireless telecommunications industry, it is difficult to predict with any degree of certainty the growth of wireless services in Poland or of the number of our subscribers. In addition, as the penetration of wireless phones into Poland increases, we believe that an increasing proportion of subscribers will be from segments of the population with lower usage rates. Accordingly, we believe that average use and revenue per subscriber from voice services will continue to decline. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

SINCE A FAVORABLE MARKET FOR UMTS SERVICES IN POLAND MAY NOT DEVELOP, THIS MAY MATERIALLY AFFECT OUR REVENUE GROWTH AND FINANCIAL CONDITION.

     We have recently acquired a third generation mobile telephone or UMTS License to commence operations of UMTS services in Poland. As a result, we will be required to make substantial investments during the next several years in order to build out UMTS networks and develop related products and services. Therefore our business plan is, in large measure, based on the anticipated widespread market acceptance of UMTS technology, which is still unproven. UMTS technology may not develop in a timely manner or, if developed, it may not provide the expected advantages over existing or other as yet undeveloped technologies. In addition, demand is unproven for UMTS-based services and may not develop as we anticipate. Accordingly, no assurances can be given that a significant market for UMTS services will develop or, even if such a market does develop, that we will be able to achieve our desired sales volumes for UMTS services. If UMTS technology is not developed on a timely basis, if we fail to integrate our UMTS network into our existing network, if UMTS does not deliver the anticipated advantages or gain widespread acceptance or if we derive a smaller percentage of our total revenues than expected from our UMTS-related services, we may be required to amend our business plan or our business, results of operations and financial condition may be materially and adversely affected. See "Our Business -- Network and Facilities -- Suppliers".

SINCE WE HAVE INCURRED LOSSES IN THE PAST, WE MAY NOT BE ABLE TO MEET OUR DEBT OBLIGATIONS IF WE INCUR LOSSES AGAIN.

     Although we had net income of approximately PLN 109.4 million for the year ended December 31, 2000, and net income of approximately PLN 352.1 million for the six months ended June 30, 2001, we have incurred net losses in the past. We cannot guarantee that our future operations will be profitable. Until we achieve adequate free cash flow, we cannot assure you that we will have sufficient resources to make principal and interest payments with respect to our indebtedness unless we obtain additional financing, which we may not be able to do on satisfactory terms or at all. We also expect that a substantial portion of our indebtedness, including the Bank Credit Facilities and the 10 3/4% Notes, will mature prior to the maturity of the notes. In addition, if we are unable to generate sufficient cash flow from operations in the future, we may be required to reduce the scope of our presently anticipated expansion of operations and capital expenditures, including operations and capital expenditures under our UMTS business plan, refinance all or a portion of our existing indebtedness or obtain additional financing.

IF THE ZLOTY DEVALUES, OUR ABILITY TO SERVICE OUR FOREIGN CURRENCY DENOMINATED DEBT MAY BE ADVERSELY AFFECTED.

     During its transition from a state controlled economy to a free market economy, Poland has experienced high levels of inflation and significant fluctuation in the exchange rate for its currency, the Zloty. According to the Polish Office of Statistics, annualized consumer price inflation has fallen from 33.3% in 1994 to 8.5% in 2000. From October 1997 until April 2000, Poland used a "crawling peg" system pursuant to which the National Bank of Poland announced a monthly rate of devaluation of the Zloty against a basket of weighted currencies. In April 2000, Poland abandoned the "crawling peg" system. Since then, foreign exchange rates have not been set or controlled by the National Bank of Poland and have been allowed to float freely. The National Bank of Poland is permitted, however, to intervene in the foreign exchange markets in order to meet the Polish government's monetary policy goals with respect to inflation. The exchange rate has changed from PLN 2.8755 per U.S.$1.00 as of December 31, 1996 to PLN 3.9871 per U.S.$1.00 as of June 30, 2001 and PLN 4.0670
per E1.00 as of January 4, 1999 to PLN 3.3783 per E1.00 as of June 30, 2001. Consumer price inflation was 13.2% in 1997, 8.6% in 1998, 9.8% in 1999 and 8.5% in 2000.

     A large portion of our debt obligations and expenses are, and are expected to continue to be denominated in Euro or U.S. dollars. By contrast, almost all of our revenues are denominated in Zloty. Therefore, we are exposed to currency exchange rate risks that could significantly impact our ability to meet our debt obligations and finance our business. If the Zloty devalues significantly, we may not be able to offset the impact of such devaluation through price adjustments. We will then have to use a larger portion of our revenues to pay our non-Zloty obligations. In March 2000, we adopted a hedging policy aimed at protecting us in part against the effects of any such currency exchange rate fluctuations and we entered into transactions to hedge the risk of exchange rate fluctuations. Since then, we have hedged our twelve month financing cash outflows in foreign currency, although inflation and currency exchange fluctuations have still had, and may continue to have, an adverse effect on our financial results. In April 2001, we started to hedge long-term exposure relating to our financing. We have entered into a number of cross-currency interest rate swap transactions to hedge our coupon payments on our Notes. We also plan to undertake hedging activities in order to hedge part of our foreign currency interest payments under our Bank Credit Facilities as well as our floating interest rate Polish Zloty payments. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

A FAILURE BY OUR SHAREHOLDERS TO RESOLVE THEIR DISPUTES MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

     Deutsche Telekom MobilNet GmbH ("DeTeMobil"), MediaOne International B.V. ("MediaOne", part of Deutsche Telekom Group) and Elektrim Telekomunikacja Sp. z o.o. (a joint venture between Elektrim S.A.

("Elektrim") and Vivendi Universal S.A. and certain of its affiliates or ("Vivendi") (together the "Operating Parties")) are our three principal shareholders. Each of DeTeMobil, MediaOne and Elektrim entered into a Shareholders' Agreement dated December 21, 1995 (as amended, the "Shareholders' Agreement") governing the Operating Parties' involvement in our business and their agreement as to how it should be managed. Elektrim subsequently transferred a portion of its shares to Elektrim Telekomunikacja Sp. z o.o. Under the Shareholders' Agreement, our business is managed by a Management Board and controlled by a Supervisory Board. In addition, the Shareholders' Agreement provides, among other things, that certain decisions of the Management Board may not be taken without the prior approval of the Supervisory Board. This prior approval cannot be given unless all members of the Supervisory Board who were appointed by the Operating Parties vote or consent to approve such actions. These actions include amendments to our business plan and annual budgets, acquisitions or dispositions of assets above certain values, incurring additional indebtedness (other than in the ordinary course of business or below certain limits) and the entry into long-term contracts (with certain exceptions).

     Deutsche Telekom (the parent company of DeTeMobil) acquired MediaOne in 2000. As a result, Deutsche Telekom currently owns directly and indirectly 45% of our outstanding shares. Prior to August 1999, Elektrim owned 34.1% of the shares. However, in August 1999, Elektrim announced that it had acquired an additional 15.8% of our shares for a purchase price of U.S.$679.4 million. Deutsche Telekom is disputing the legality of Elektrim's acquisition of a portion of these acquired shares (representing approximately 3% of our total 471,000 outstanding shares), claiming that it had a right of first refusal to purchase these shares under our Shareholders' Agreement. On December 9, 1999, Elektrim registered with the Warsaw Regional Court the transfer of 47.9998% of our shares to Elektrim Telekomunikacja Sp. z o.o. retaining one share of direct ownership. Notwithstanding the foregoing, at the request of Elektrim, our Management Board filed these changes in our share registry book and agreed to file an updated list of shareholders with the Warsaw Regional Court as required under Polish law. Two of our five Management Board members objected, however, to Elektrim's request and did not sign the change in our share registry book. The updated list of shareholders, together with formal statements from the two dissenting Board members, were filed with the Warsaw Regional Court. Deutsche Telekom sought an injunction from the Warsaw Regional Court to disallow the change in our share registry book and the updated list of shareholders. This was rejected by the Court on February 16, 2000. Deutsche Telekom has announced that it will appeal this decision. Deutsche Telekom also announced in October 1999 the commencement of an arbitration claim (at the International Arbitration Court in Vienna) against Elektrim and certain smaller shareholders. This claim was suspended in December 2000 following the entry by Deutsche Telekom into a letter of intent with Elektrim for the purchase by Deutsche Telekom of a 51% stake in six Elektrim companies that provide fixed-line and data transmission services.

     However, this claim was recently renewed after this letter of intent expired and negotiations with Elektrim ended. Moreover, Elektrim received a second offer from Vivendi. On June 27, 2001, the Management Board of Elektrim entered into a memorandum of understanding with Vivendi, pursuant to which Elektrim agreed to sell Vivendi 2% of the outstanding stock of Elektrim Telekomunikacja and 1% of Carcom, which are two of our shareholders, thereby giving Vivendi control over Elektrim Telekomunikacja and Carcom, respectively. See "Shareholders". In addition, the memorandum of understanding provided that Elektrim will sell all of its fixed line and internet businesses to Elektrim Telekomunikacja. Vivendi also agreed to implement an initial public offering of the shares of Elektrim Telekomunikacja within an 18 month period. The transaction between Elektrim and Vivendi was expected to be finalized by July 30, 2001. On July 31, 2001, both parties announced that they are continuing negotiations to sign the definitive agreement, the implementation of which will be contingent upon obtaining certain regulatory approvals.

POLAND'S WIRELESS TELECOMMUNICATIONS MARKET HAS ONLY RECENTLY BEEN LIBERALIZED AND WE FACE COMPETITION IN POLAND'S TELECOMMUNICATIONS INDUSTRY.

     The wireless telecommunications market is highly competitive. We believe that the level of competition continues in all areas of the Polish telecommunications market, and with the liberalization of the Polish domestic and the anticipated liberalization of the international long distance market, will continue to increase further over the next few years. Increased competition, in the form of both new entrants and existing operators that widen the scope of their telecommunication activities, could force us and our competitors to take measures that could raise subscriber acquisition costs, reduce our share of net subscriber additions or reduce the prices of our services.

     We face competition primarily from Polkomtel S.A. ("Polkomtel"), PTK Centertel Sp. z o.o. ("Centertel") and wireline telephone services. Competition between ourselves, Polkomtel and Centertel, and to a lesser extent, wireline telephone service providers, is based on promotional discounts, services offered, quality of service and coverage area. Competitive pressures may also result in reduced tariff rates which would in turn reduce our average revenue per subscriber, which has declined over time. See "Our Business -- Competition" and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

     Centertel's majority shareholder is Telekomunikacja Polska SA ("TPSA"), Poland's state-controlled fixed-line telecommunication operator. Polkomtel is also owned in part by Polish state-controlled entities. As long as the Polish state owns interests in our competitors, it may choose to favor such operators. See "Our Business -- Competition". In addition, the Polish Government announced that it may run a tender for a fourth mobile operator during 2002.

     We face competition from both our direct competitors and potentially from their significant shareholders that also operate in other telecommunications businesses, including those providing, among others local fixed-line access, long distance voice and data transmission services. These significant shareholders may believe in creating synergies in their businesses by providing their respective mobile operators with better terms than those made available to us in areas such as interconnection, leased lines, site access/sharing, co-distribution, etc. In such circumstances we would have recourse to the Polish Courts and OTR, but we can provide no assurance as to the outcome of any such action.

     The telecommunications industry is subject to rapid and significant changes. We may face competition in the future both from the introduction of existing rival telecommunications technologies into Poland and from the development of new wireless technologies. See "Our Business -- Competition".

IF THERE IS LEGAL, POLITICAL, SOCIAL OR ECONOMIC CHANGE IN POLAND, OUR BUSINESS MAY BE ADVERSELY AFFECTED.

     In recent years, Poland has undergone significant political and economic change. Political, economic, social and other developments in Poland may in the future hurt our business. In particular, changes in laws or regulations, whether caused by a change in the government of Poland or otherwise, could materially adversely affect us.

     Poland has been one of the fastest growing economies in Europe over the years that we have been in operation. Real GDP growth in Poland was 4.1% in 1999 and 4.1% in 2000, and per capita GDP has risen 2.4% from U.S.$4,014 in 1999 to U.S.$4,111 in 2000(1). There is no guarantee that this growth will continue. Any significant slowdown in Poland's economic growth could hurt us by slowing the rate of increase in the number of our subscribers or causing a further decline in average usage or revenue per subscriber.

     Currently, there are no foreign exchange or other controls on the repatriation of capital and dividends from Poland that would be applicable to the payment of interest or principal on our indebtedness or under our guarantees thereof. However, there can be no assurance that such foreign exchange control restrictions, taxes or limitations will not be imposed or increased in the future.

     Poland is generally considered by international investors to be an emerging market and has a sovereign rating of A+ for local currency and BBB+ for foreign currency(2). In general, investing in the securities of companies such as ours with substantial operations in markets such as Poland involves a higher degree of risk than investing in the securities of companies having substantial operations in the United States, the countries

---------------

(1) Source: Glowny Urzad Statystyczny (the Polish Government Statistics Office
    2001).

(2) Source: Standard & Poor's.

     of the European Union or other similar jurisdictions. There can be no assurance that political, economic, social or in other developments in other emerging markets will not have an adverse effect on our business, financial condition and results of operations.

SINCE THERE IS VOLATILITY IN THE POLISH TAX SYSTEM, OUR CASH FLOWS AND ABILITY TO SERVICE OUR DEBT MAY BE ADVERSELY AFFECTED.

     The Polish tax system is characterized by frequent changes in tax regulations, as a result of which many tax regulations are either not the subject of firmly established interpretations or are subject to frequently changing interpretation. The volatility of the Polish tax system makes tax planning difficult and results in an increased risk of tax non-compliance for Polish companies. Furthermore, changing interpretations of tax regulations by the tax authorities, extended time periods relating to overdue liabilities and the possible imposition of high penalties and other sanctions result in the tax risk for a Polish company being significantly higher than in countries with more stable tax systems.

IF THERE ARE CHANGES IN THE POLISH WIRELESS TELECOMMUNICATIONS INDUSTRY REGULATORY ENVIRONMENT, OUR BUSINESS COULD BE ADVERSELY AFFECTED.

     Our business is subject to extensive governmental regulation. Changes in laws, regulations or governmental policy, or the interpretation thereof, affecting our business activities, including the imposition of price controls, may adversely affect our results of operations. Decisions by regulators, including granting of additional mobile telephony licenses to competitors or new entrants, or limitations on licenses necessary for our operations, could adversely affect our business. The imposition of significant additional charges and the denial of governmental concessions that we may seek in expanding our network, including non-allocation of additional channels in the 900 or 1800 GSM bands, or the failure by the Polish Armed Forces to fulfill their obligations to abandon the UMTS band awarded to us could have a material adverse impact on the future development of our operations. In addition, the OTR may seek to impose obligations not included in our licenses that require us to allow competitors roaming or site-sharing rights on our network or otherwise cause material changes to the regulatory environment. See "Our Business -- The Licenses".

SINCE WE RELY ON LINES LEASED FROM TPSA IN CERTAIN PORTIONS OF OUR NETWORK, IF TPSA IS UNABLE TO PROVIDE US WITH ACCESS TO THESE LEASED LINES, WE MAY NOT BE ABLE TO PROVIDE SERVICES TO OUR SUBSCRIBERS.

     We are obligated to lease lines from TPSA in order to connect elements of our network. Although we have reduced reliance on TPSA leased lines by, among other things, developing our own SDH network, we continue to use TPSA leased lines in certain portions of our network. We are also dependent on connecting with TPSA to provide international coverage and to access both the TPSA network and our SDH backbone. In the event that TPSA is unable to provide us with these services, we may not be able to provide services to our subscribers.

IF WE FAIL TO RETAIN OUR KEY MANAGEMENT AND PERSONNEL AND ATTRACT ADDITIONAL QUALIFIED PERSONNEL, OUR BUSINESS COULD BE ADVERSELY AFFECTED.

     We believe that success in our business and in attaining our financial goals depends on our executive officers. If any of them is unable or unwilling to continue their employment with us, our business, financial condition and operating results could be materially adversely affected.

     Although our use of employees seconded from the Operating Parties has diminished significantly, as of June 30, 2001, four of these key seconded employees remain with us.

     Our growth and success will also depend on our ability to attract talent for our telecommunications team and our ability to train, retain and motivate additional highly skilled and qualified personnel. This is important to us in light of the intense competition for qualified personnel in the telecommunications industry in Europe and the limited availability of persons with the requisite knowledge and experience to operate in Poland.

     Our financial condition and our ability to pay interest and principal on our indebtedness depends, in part, on a successful business plan being implemented by qualified personnel. The loss of key personnel, or the inability to find additional qualified personnel, could adversely affect our business.

IF WE DO NOT MANAGE OUR GROWTH, OUR FUTURE RESULTS MAY DECREASE BECAUSE WE ARE UNABLE TO MANAGE THE INCREASING COMPLEXITY AND RAPID EXPANSION OF OUR BUSINESS.

     We have achieved rapid organic growth in our subscriber base since our service was launched in September 1996. For the twelve months ended December 31, 2000, we generated an average of approximately 88,000 net subscriber additions per month; in addition, we generated an average of approximately 86,000 net subscriber additions per month in the six months ended June 30, 2001. This growth, as well as the related development of our network, has placed and is likely to continue to place significant strain on our management and operational resources and may require us to seek additional financing. As we continue to grow, the successful operation of our business will require more skilled management personnel, as well as more personnel trained in the technical aspects of operating and maintaining our systems. If we fail to obtain appropriate levels of financing and to hire and train management and technical personnel at a pace consistent with the growth of our business, such failure could have an adverse effect on our financial condition, our operating results, the expansion of our subscriber base and service offerings, or other aspects of our business. See "-- Risks Related to our Business".

IF WE EXPERIENCE SHORTAGES OF SUPPLIES, OUR BUSINESS MAY BE ADVERSELY AFFECTED.

     Operation of our GSM and our UMTS networks, including our mobile switching centers, base stations and base station controllers, operation support systems and cross-connect systems equipment depends upon obtaining adequate supplies of transmission, switching and network equipment on a timely basis. We purchase such equipment from Alcatel, Ericsson and Siemens, all of which are leading international telecommunications systems equipment suppliers. Our results of operations could be adversely affected if we are unable to obtain adequate supplies of equipment in a timely manner from Alcatel, Ericsson, Siemens or any other supplier of equipment or services or if there are significant increases in the costs of such equipment or services. From time to time, suppliers may extend lead times, limit supplies to us or increase prices due to capacity constraints or other factors. For example, handset suppliers have announced that they intend to establish worldwide allocations of handsets. We have not experienced any delays in the receipt of GSM handsets to date, although we may do so in the future. We have, however, faced and are currently facing delays in the receipt of General Packet Radio Service, or GPRS, handsets and may also face similar problems with the availability of UMTS handsets and equipment. In addition, integrating the new UMTS equipment of multiple suppliers may be more difficult and present a higher risk to us than is faced by one of our competitors, who uses only one major supplier. This may result in delays in the commercial launch of our UMTS services, which may lead to our competitors gaining a competitive advantage. Any delays in launching our UMTS network could have a material adverse effect on our business. See "Our Business -- Network and Facilities -- Suppliers".

SINCE THERE ARE ACTUAL OR PERCEIVED HEALTH RISKS WITH WIRELESS TELEPHONE HANDSETS, THE NUMBER OF OUR SUBSCRIBERS MAY BE REDUCED.

     In recent years concerns have been expressed about the potentially negative effect of electromagnetic emissions from handsets on the health of wireless telephone users. The Commission of the European Union has been investigating these concerns since 1995. The actual or perceived risk of wireless communication devices or any litigation relating to that risk, could hurt us by reducing our subscriber growth rate, subscriber base or average usage per subscriber and could have a material adverse effect on our business.

SINCE POLISH BANKRUPTCY LAWS MAY DIFFER IN CERTAIN RESPECTS FROM COMPARABLE PROVISIONS OF U.S. LAW, YOU MAY BE DETRIMENTALLY AFFECTED.

     As a Polish company, any insolvency proceedings by or against the Guarantor would most likely be based on Polish bankruptcy law, which differs in several significant respects from, and is in certain aspects more favorable to, secured creditors (and less favorable to unsecured creditors such as the holders of the notes) than comparable provisions of U.S. law.

     Under Polish bankruptcy law, the liability of the Guarantor in respect of the notes would be paid only after certain debts of the Guarantor that are entitled to priority under Polish law have been satisfied. Such preferential debts include, among other things, money owed to the State Treasury of Poland in respect of taxes, social security contributions, remuneration owed to employees and claims of secured creditors. Also, Polish law does not require a bankruptcy administrator to give effect to intercreditor arrangements such as subordination agreements (although the law does not preclude creditors from attempting to enforce such rights in separate proceedings outside of the bankruptcy). Therefore, the claims of all unsecured creditors may be paid on a pari passu basis in a bankruptcy proceeding.

     Under Polish law, a bankruptcy administrator does not have any right to apply to a court to rescind certain transactions, such as the making of a guarantee, if such transactions were validly entered into prior to a company's bankruptcy. Also, under Polish insolvency law, the debtor may seek to commence a conciliation procedure. Such conciliation procedures may result in an agreement to restructure a debtor's obligations, which will be binding on all creditors if approved by creditors holding at least two-thirds of the aggregate amount of the indebtedness and the bankruptcy court.

     It is not clear whether Polish courts would have jurisdiction over a debtor's property located outside Poland. Such jurisdiction would not exist in respect of real estate or other property rights located abroad. Furthermore, courts outside Poland may not recognize the Polish Bankruptcy Court's jurisdiction.

     Under Polish bankruptcy law, any debt payable in a currency other than Zloty (such as Euro in the case of the Bank Credit Facilities, Euro and U.S. dollars in respect of the Existing Notes and Euro in respect of the notes) must be converted into Zloty at the National Bank of Poland average exchange rate prevailing on the date the bankruptcy court issues a decision on the debtor's bankruptcy. Accordingly, in the event of a bankruptcy of the Guarantor, holders of the notes may be subject to exchange rate risk between the date of bankruptcy and receipt of any amounts following a bankruptcy proceeding.

     If any of the risks described above actually occur, our business, financial condition or operating results could be materially adversely affected and the trading price of the notes could decline.

                                   THE ISSUER

GENERAL

     PTC International Finance II S.A. (the "Issuer") is a societe anonyme organized for unlimited duration under the laws of Luxembourg and was incorporated on November 5, 1999. The Issuer has authorized share capital of E125,000 divided into 125 shares with a par value of E1,000 per share, all of which are beneficially owned by PTC International Finance (Holding) B.V. ("Holding"), a wholly-owned subsidiary of our company, and all of which are fully paid. The corporate purpose of the Issuer, as set forth in its statutes, or articles of incorporation, is to provide direct or indirect financial assistance, as well as related administrative and marketing assistance, to us and our subsidiaries. The Issuer may for example, among other things, borrow money, issue securities and other evidences of indebtedness, provide security for such indebtedness and for our indebtedness or that of our subsidiaries, lend money to us and our subsidiaries and guarantee our indebtedness and that of our subsidiaries. The registered office of the Issuer is 41, Avenue de la Gare L-1611, Luxembourg. The Issuer is registered with the Register of Commerce and Companies of Luxembourg City (the Registre du Commerce du Tribunal d'Arrondissement de Luxembourg) under the number B 72.250.

     The articles of incorporation of the Issuer have been published on December 27, 1999 in the Memorial, Journal Officiel du Grand-Duche de Luxembourg, Recueil des Societes en Associations 1999, number 1000, P47.954. Any person interested in inspecting them may do so at the Registre du Commerce du Tribunal d'Arrondissement de Luxembourg. In connection with the listing of the notes on the Luxembourg Stock Exchange, the constitutional documents of the Issuer and a legal notice (Notice Legale) relating to the issue of the notes will be deposited prior to the listing with the Chief Registrar of the District Court of Luxembourg (Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg), where such documents may be examined and copies obtained free of charge.

CAPITALIZATION

     The following table sets forth the capitalization of the Issuer as of June 30, 2001:

                                                                  ACTUAL(1)
                                                              ------------------
                                                              (IN PLN THOUSANDS)
Share Capital:
Authorized, issued and full paid:
125 shares of par value E1,000..............................            422
Indebtedness:
E300,000,000 11 1/4% Senior Subordinated Guaranteed Notes
  due 2009(2)(3)............................................      1,001,144
U.S.$150,000,000 11 1/4% Senior Subordinated Guaranteed
  Notes due 2009(2)(3)......................................        585,770
E200,000,000 10  7/8% Senior Subordinated Guaranteed Notes
  due 2008(2)(3)............................................        672,898
                                                                  ---------
Total.......................................................      2,259,812
                                                                  =========

---------------

(1) There has been no material adverse change in the capitalization of the Issuer since June 30, 2001.

(2) Representing liability after bifurcation of embedded derivatives (options).

(3) Including accrued interest on the notes, amortization of initial discount and transaction costs.

     The Issuer has no other securities outstanding.

BUSINESS

     The Issuer was formed as a finance subsidiary to assist us in our financing activities. Since the date of its formation, the Issuer has not engaged in any business other than the issuance of the 11 1/4% Notes in 1999 and the transactions contemplated in connection therewith. Upon the closing of the Offering of the notes, the only assets of the Issuer will be subordinated intercompany loans made to us. The Issuer has no subsidiaries.

DIRECTORS

     The directors of the Issuer are Yves Schmit, company director, residing in Strassen, Luxembourg, Ms. Carine Bittler, company director, residing in Berrange, Luxembourg and Rene Faltz, attorney-at-law, residing in Luxembourg City, Luxembourg.

FINANCIAL STATEMENTS

     The Issuer prepares annual unaudited financial statements in accordance with generally accepted accounting principles in Luxembourg. The Issuer does not prepare financial statements other than annual unaudited financial statements. The independent accountants of the Issuer are Arthur Andersen societe civile in Luxembourg.

                        PROCEEDS FROM THE EXCHANGE OFFER

     We will not receive any cash proceeds from the issuance of the Exchange Notes offered by this prospectus. In consideration for issuing the Exchange Notes as described in this prospectus, we will receive in exchange Old Notes in like principal amount, the terms of which are identical in all material respects to those of the Exchange Notes, except that the Exchange Notes are not subject to the restrictions on transfer which apply to the Old Notes. The Old Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and cannot be reissued.

     The net proceeds from the sale of the Old Notes, after fees and expenses, was approximately E194 million. The proceeds were used to repay:

     - E150 million of amounts outstanding under the Bank Credit Facilities that we borrowed to fund capital expenditures and to repay amounts outstanding under our DM672 million facility agreement entered into in 1997 (the "1997 Bank Credit Facility"). The amounts outstanding under the Bank Credit Facilities at the time were used mostly for working capital needs, capital expenses (including the payment of a portion of the UMTS license fees) and to repay amounts outstanding under the 1997 Bank Credit Facility. All borrowings under our Bank Credit Facilities bear interest at a rate per annum equal to London, European or Warsaw Interbank Offered Rates, commonly referred to as LIBOR, EURIBOR or WIBOR, or, in certain circumstances when LIBOR, EURIBOR or WIBOR, as applicable, are not available to a lender, its cost of funds, plus in each case an applicable margin that varies with our senior debt to annualized EBITDA ratio (as determined pursuant to the Bank Credit Facilities). Amounts outstanding under the Bank Credit Facilities may be prepaid and reborrowed. Our Bank Credit Facilities mature on February 20, 2006;

     - Repayment of our Bridge Loan Facility in the amount of approximately E28 million, plus interest under the Bridge Loan Facility. The interest rate on the loan was EURIBOR plus an applicable margin. The loan was due to mature on March 31, 2006. The borrowing under the Bridge Loan Facility was used to pay one-third of the March 31, 2001, installment of our UMTS license fee; and

     - Working capital needs and capital expenditures (in a manner consistent with the indentures governing our Old Notes).

                                 CAPITALIZATION

     The following table sets forth our consolidated cash and cash equivalents, restricted investments and consolidated capitalization as of June 30, 2001 on an actual basis. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements (including the Notes thereto) included elsewhere in this prospectus.

                                                               AS OF JUNE 30, 2001
                                                              ----------------------
                                                                U.S.$         PLN
                                                              ---------    ---------
                                                                  (IN THOUSANDS)
Cash and cash equivalents...................................     23,989       95,647
Restricted investments (Escrow).............................     44,185      176,172
Short-term liabilities:
  Overdraft facilities......................................      2,860       11,406
  Finance lease payables....................................      7,197       28,694
Total current debt..........................................     10,057       40,100
                                                              ---------    ---------
  Construction payables.....................................     37,798      150,704
  GSM and UMTS Licenses liability...........................     13,967       55,687
  Other short-term liabilities..............................    122,189      487,181
Total short-term liabilities................................    184,011      733,672
                                                              ---------    ---------
Long-term liabilities:
  Bank Credit Facilities....................................    309,350    1,233,409
  Long-term notes...........................................    787,085    3,138,185
  Finance lease payables....................................     38,081      151,833
  Total long-term debt......................................  1,134,516    4,523,427
                                                              ---------    ---------
  GSM and UMTS Licenses liabilities.........................    159,793      637,111
  Other long-term liabilities...............................     38,043      151,681
Total long-term liabilities.................................  1,332,352    5,312,219
                                                              ---------    ---------
Deferred tax liability, net.................................     26,850      107,055
Provisions for liabilities..................................        984        3,923
Total liabilities...........................................  1,544,197    6,156,869
                                                              ---------    ---------
Total shareholders equity...................................    248,198      989,589
                                                              ---------    ---------
Total capitalization........................................  1,792,395    7,146,458
                                                              =========    =========

---------------

(1) Solely for the convenience of the reader, where required, Euro amounts have been translated into Zloty, Zloty amounts have been translated into Euro and U.S. dollar amounts have been translated into Zloty, at the rate of U.S.$1.00 = PLN 3.9871 being the relevant fixing rate announced by the National Bank of Poland on June 29, 2001. The translated amounts should not be construed as representations that these amounts have been, could have been, or could in the future be converted at these or any other rates of exchange.

(2) Total capitalization is defined as Total liabilities and Total Shareholders equity.

                EXCHANGE RATES AND FOREIGN EXCHANGE RESTRICTIONS

EXCHANGE RATES

     From October 1997 until April 2000, Poland used a "crawling peg" system pursuant to which the National Bank of Poland announced a monthly rate of devaluation of the Zloty against a basket of weighted currencies. Under this system, the official "central parity" exchange rate announced each day represented an incremental daily devaluation which was calculated to achieve a monthly devaluation goal. This monthly rate of devaluation was adjusted from time to time by the National Bank of Poland. In May 1995, the National Bank of Poland in consultation with the Polish Council of Ministers announced a modification to this system whereby banks licensed to hold foreign exchange would be free to set exchange rates for interbank foreign exchange transactions involving the National Bank of Poland within a band centered at the official "central parity" exchange rate. In April 2000, Poland abandoned the "crawling peg" system. Since then, foreign exchange rates have not been set or controlled by the National Bank of Poland and have been allowed to float freely. The National Bank of Poland is permitted, however, to intervene in the foreign exchange markets in order to meet the Polish government's monetary policy goals with respect to inflation. The National Bank of Poland still sets reference exchange rates at 11.00 a.m. each day, which are published solely for information purposes.

ZLOTY TO U.S. DOLLARS

     The table below sets forth, for the periods and dates indicated, certain information concerning the Zloty to U.S. Dollars exchange rate as determined using the daily fixing rate for Zloty to U.S. Dollars by the National Bank of Poland during the periods indicated below.

                                                                              PERIOD      PERIOD
                                                         HIGH      LOW      AVERAGE(1)     END
                                                        ------    ------    ----------    ------
1995..................................................  2.5380    2.3220      2.4244      2.4680
1996..................................................  2.8755    2.4700      2.6965      2.8755
1997..................................................  3.5625    2.8645      3.2808      3.5180
1998..................................................  3.8150    3.3635      3.4937      3.5040
1999..................................................  4.3494    3.4130      3.9675      4.1483
2000..................................................  4.7116    4.0350      4.3464      4.1432
2001 (through July 31)................................  4.5004    3.9432      4.0641      4.2384

---------------

(1) The average of the monthly average fixing rates during the period.

FOREIGN EXCHANGE RESTRICTIONS

     Historically we were required to obtain a foreign exchange permit in order to guarantee debt denominated in foreign currency. On June 18, 1997, we were granted such a foreign exchange permit by the National Bank of Poland, valid until July 31, 2007, which allowed us to issue a guarantee of amounts payable by PTC International B.V. in respect of the 10 3/4% Notes for an amount up to U.S.$550 million, including amounts payable on redemption, repurchase or at final maturity, interest and Additional Amounts (as defined herein), and to transfer amounts payable under this guarantee outside Poland. The Polish Foreign Exchange Law was modified in December 1998, and as a result we do not need to obtain a foreign exchange permit in connection with this Offering. See "Description of the Notes -- Subordination of Our Guarantee".

     The Foreign Exchange Law extends convertibility of the Zloty to all current account transactions and many types of capital market transactions, broadening compliance with the obligations under Article VIII of International Monetary Fund Articles of Agreement, to which Poland formally acceded on June 1, 1995.

     The Foreign Exchange Law entitles non-resident foreign investors to subscribe to and acquire, without any permits, equity securities and debt securities with at least a one-year maturity of Polish companies, such as our guarantee of the Issuer's obligations under the notes, as well as to transfer abroad the proceeds from the subsequent sale or redemption of such securities or from the liquidation of the company.

                               THE EXCHANGE OFFER

     The Old Notes were sold by us on May 8, 2001, in a private placement. In connection with that placement, we granted the initial purchasers registration rights, which require that we file a registration statement under the Securities Act of 1933, with respect to the Exchange Notes and, upon the effectiveness of that registration statement, offer to you the opportunity to exchange your Old Notes for a like principal amount of Exchange Notes, which will be issued without a restrictive legend and may be reoffered and resold by you (if you are not our affiliate) without registration under the Securities Act of 1933. Upon the completion of the exchange offer, our obligations with respect to the registration of the Old Notes and the Exchange Notes will terminate. A copy of the Registration Rights Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Following the completion of the exchange offer holders of Old Notes not tendered will not have any further registration rights and those Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes could be adversely affected upon completion of the exchange offer.

HOW TO DETERMINE WHETHER YOU ARE ELIGIBLE TO PARTICIPATE IN THE EXCHANGE OFFER

     In order to participate in the exchange offer, you must represent to us, among other things, that:

     - the exchange notes acquired by you pursuant to the exchange offer are being obtained in the ordinary course of your business or the business of the person receiving the exchange notes, whether or not that person is the holder of the Old Notes;

     - neither you nor any person who receives the notes from you is engaging in or intends to engage in a distribution of the exchange notes;

     - neither you nor any person who receives the notes from you has an arrangement or understanding with any person to participate in the distribution of the exchange notes;

     - neither you nor any person who receives the notes from you is our affiliate; and

     - if you are a broker-dealer, that you acquired the Old Notes as a result of a market-making or other trading activities and that you will deliver a copy of this prospectus in connection with any resale of the Exchange Notes.

     Based on an interpretation by the staff of the Securities and Exchange Commission set forth in interpretative letters issued to third parties unrelated to us, we believe that, with the exceptions set forth below, Exchange Notes issued pursuant to the exchange offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by you, whether or not you are the holder (other than our affiliates) without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, provided that:

     - the exchange notes are acquired in the ordinary course of your business; and

     - neither you nor any person who receives the notes from you has an arrangement or understanding with any person to participate in the distribution of the Exchange Notes.

     If you tender your Old Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes you cannot rely on this interpretation by the staff of the Securities and Exchange Commission and must comply with the registration and prospectus delivery requirements of the Securities Act of 1933. If you are a broker-dealer and receive Exchange Notes for your own account in exchange for Old Notes, where your Old Notes were acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of the exchange notes. See "Plan of Distribution".

     Pursuant to the registration rights agreement, we are required to file a registration statement for a continuous offering pursuant to Rule 415 under the Securities Act of 1933 in respect of the Old Notes if existing interpretations by the staff of the Securities and Exchange Commission are changed for that the

Exchange Notes received by you in the exchange offer are not, or would not be, upon receipt, transferable by you, other than if you are one of our affiliates, without restriction under the Securities Act of 1933.

     Following the completion of the exchange offer, if you do not tender your Old Notes you will not have any further registration rights and those Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for your Old Notes could be adversely affected upon completion of the exchange offer if you do not participate in the exchange offer.

TERMS OF THE EXCHANGE OFFER


     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all Old Notes validly tendered and not withdrawn prior to 5.00 p.m., New York City time, on September 24, 2001. We will issue E1,000 principal amounts of Exchange Notes in exchange for each E1,000 principal amounts of outstanding Old Notes, respectively, pursuant to the exchange offer.


     The form and terms of Exchange Notes are identical to the form and terms of the Old Notes except that the Exchange Notes have been registered under the Securities Act of 1933, and will not bear legends restricting their transfer. The Exchange Notes will evidence the same debt as the Old Notes and will be issued pursuant to, and entitled to the benefits of, the indentures pursuant to which the Old Notes were issued.

     As of the date of this prospectus, Old Notes representing E200,000,000 aggregate principal amounts at maturity were outstanding. This prospectus, together with the letter of transmittal, is being sent to you and to others believed to have beneficial interest in the Old Notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


     We will be deemed to have accepted validly tendered Old Notes when, as, and if we have given oral and written notice thereof to State Street Bank and Trust Company, the exchange agent. State Street Bank and Trust Company will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us. If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to you as promptly as practicable after September 24, 2001.


     If you tender Old Notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "-- Fees and Expenses."

CONDITIONS

     The exchange offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, the exchange offer is conditioned upon the declaration by the Securities and Exchange Commission of the effectiveness of the registration statement of which this prospectus constitutes a part.

EXPIRATION DATE; EXTENSION; AMENDMENTS


     The term "expiration date" means 5:00 p.m., New York City time, on September 24, 2001, unless we extend the exchange offer, in which case the expiration date will be the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will notify State Street Bank and Trust Company and each participant that holds a Book-Entry interest in an Old Notes of any extension prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We reserve the right to delay accepting the Old Notes or to extend the exchange offer, by giving oral or written notice of such delay, or extension to State Street Bank and Trust Company.

PROCEDURES FOR TENDERING

     Only a holder of Old Notes may tender Old Notes in the exchange offer. Except as set forth under "-- Book-Entry Transfer", to tender Old Notes in the exchange offer you must complete, sign and date the letter of transmittal, have the signatures thereon guaranteed if required by the letter of transmittal and mail or otherwise deliver the letter of transmittal to State Street Bank and Trust Company prior to the expiration date. In addition, either:

     - certificates for such Old Notes must be received by State Street Bank and Trust Company along with the letter of transmittal; or

     - a timely confirmation of a book-entry transfer of such Old Notes, if that procedure is available, into State Street Bank and Trust Company's account at The Depositary Trust Company, Euroclear and/or Clearstream, Luxembourg pursuant to the procedure for book-entry transfer described below, prior to the expiration date; or

     -  you must comply with the guaranteed delivery procedures described below.

     To be tendered effectively, the letter of transmittal and other required documents must be received by State Street Bank and Trust Company at the address set forth under "-- Exchange Agent" prior to the expiration date.

     Any tender by you that is not withdrawn before the expiration date will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

     The method of delivery of Old Notes, the letter of transmittal and all other required documents to State Street Bank and Trust Company is at your election and risk. Instead of delivery by mail, it is recommended that you use an overnight or hand-delivery service. In all cases, sufficient time should be allowed to assure delivery to State Street Bank and Trust Company before the expiration date. No letter of transmittal or Old Notes should be sent to us. You may request your respective brokers, dealers, commercial banks, trust companies, or nominees to effect these transactions for you.

     If you are a beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If a beneficial owner wishes to tender on the registered holder's behalf, the beneficial owner must, prior to completing and executing the letter of transmittal and delivering the Old Notes, either make appropriate arrangements to register ownership of the Old Notes in its name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Notes are tendered:

     - by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

     -  for the account of an Eligible Institution.

     If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be made by an eligible guarantor institution that is a member, of or participant in, the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, the Stock Exchange Medallion Program or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

     If the letter of transmittal is signed by a person other than the registered holder of any Old Notes, the Old Notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as that registered holder's name appears on the Old Notes, with the signature thereon guaranteed by an Eligible Institution. If the letter of transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal unless waived by us.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by us, which determination will be final and binding. We reserve the absolute right to reject and all Old Notes not properly tendered or any Old Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities, or conditions of tender as to particular Old Notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties.

     Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as we shall determine, in our sole discretion. Although we intend to notify holders of defects or irregularities with respect to tenders of Old Notes, neither we, State Street Bank and Trust Company, nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will note be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by State Street Bank and Trust Company that are not properly tendered, and as to which the defects or irregularities have not been cured or waived, will be returned by State Street Bank and Trust Company to the tendering holder, unless otherwise provided in the letter of transmittal, as son as practicable following the expiration date.

     In addition, we reserve the right in our sole discretion to purchase or make offers for any Old Notes that remain outstanding after the expiration date or, as set forth under "The Exchange Offer -- Conditions," to terminate the exchange offer and, to the extent permitted by applicable law, purchase Old Notes in the open market, privately negotiated transactions otherwise. The terms of any such purchases or offers could differ from the terms to the exchange offer.

BOOK-ENTRY TRANSFER

     State Street Bank and Trust Company will make a request to establish an account with respect to the Old Notes at the Depositary Trust Company, Euroclear and/or Clearstream for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in the Depositary Trust Company, Euroclear and/or Clearstream, Luxembourg's systems may make book-entry delivery of Old Notes being tendered by causing the Depositary Trust Company, Euroclear and/or Clearstream, Luxembourg to transfer such Old Notes into State Street Bank and Trust Company's account at the Depositary Trust Company, Euroclear and/or Clearstream, in accordance with their procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Depositary Trust Company, Euroclear and/or Clearstream, Luxembourg, the letter of transmittal or copy thereof, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by State Street Bank and Trust Company at the address set forth under " -- Exchange Agent" on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

     The Depositary Trust Company's Automated Tender Offer Program or, ATOP, is the only method of processing exchange offers through the Depositary Trust Company. To accept the exchange offer through ATOP, you must send electronic instructions to the Depositary Trust Company through the Depositary Trust Company's communication system instead of sending a signed, hard copy of the letter of transmittal. The Depositary Trust Company is obligated to communicate those electronic instructions to State Street Bank and Trust Company. To tender Old Notes through ATOP, the electronic instructions to the Depositary Trust Company and transmitted by the Depositary Trust Company to State Street Bank and Trust Company, must contain the character by which you acknowledge your receipt of, and agree to be bound by, the letter of transmittal.

GUARANTEED DELIVERY PROCEDURES

     If you desire to tender your Old Notes and the Old Notes are not immediately available, time will not permit your Old Notes or the required documents to reach State Street Bank and Trust Company before the expiration date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

     -  the tender is made through an Eligible Institution;

     - prior to the expiration date, State Street Bank and Trust Company receives from such Eligible Institution a properly completed and duly executed letter of transmittal (or a facsimile thereof) and notice of guaranteed delivery, substantially in the form provided by us (by telegram, telex, facsimile transmission, mail or hand-delivery), setting forth your name, address, the amount of Old Notes you are tendering, stating that the tender is being made thereby and guaranteeing that within four New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a confirmation of a book-entry transfer, as the case may be and other documents required by the letter of transmittal, will be deposited by the Eligible Institution with State Street Bank and Trust Company; and

     - the certificates for all physically tendered Old Notes, in proper form for transfer, or a confirmation of a book-entry transfer, as the case may be, and all other documents required by the letter of transmittal, are received by State Street Bank and Trust Company within New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

WITHDRAWAL RIGHTS

     You may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date.

     For your withdrawal of a tender of Old Notes to be effective, your written or electronic ATOP transmission notice of withdrawal (for the Depositary Trust Company participants) must be received by State Street Bank and Trust Company at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

     - specify the name of the person having deposited the Old Notes to be withdrawn or, the Depositor;

     - identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes);

     - be signed by you in the same manner as the original signature on the letter of transmittal by which your Old Notes were tendered (including any required signature guarantees), or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such Old Notes into the name of the person withdrawing the tender; and

     - specify the name in which any such Old Notes are to be registered, if different from that of the Depositor.

     All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us. Our determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Old Notes which have been tendered for exchange, but which are not exchanged for any reason, will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender, or termination of the exchange offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering." at any time on or prior to the expiration date.

EXCHANGE AGENT

     State Street Bank and Trust Company has been appointed as Exchange Agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to State Street Bank and Trust Company addressed as follows:

                       For information or Confirmation by

                                   Telephone:
                                  617-662-1545

By Registered or Certified Mail:   By Facsimile Transmission:    By Hand or Overnight Delivery:
   State Street Bank and Trust            617-662-1452             State Street Bank and Trust
             Company                Attention: Meaghan Haight                Company
   Corporate Trust Department                                      Corporate Trust Department
     Two Avenue de Lafayette                                         Two Avenue de Lafayette
            5th Floor                                                       5th Floor
      Boston, MA 02111-1724                                           Boston, MA 02111-1724
    Attention: Meaghan Haight                                       Attention: Meaghan Haight

FEES AND EXPENSES

     We will not make any payments to brokers, dealers, or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail. Additional solicitations may be made in person or by telephone by our officers and employees.


     The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us, and are estimated in the aggregate to be U.S.$475,000, which includes fees and expenses of State Street Bank and Trust Company, accounting, legal, printing and related fees and expenses.


TRANSFER TAXES

     If you tender your Old Notes you will not be obligated to pay any transfer taxes in connection therewith, except that if you instruct us to register Exchange Notes in the name of, or request that Old Notes not tendered or not accepted in the exchange offer be returned to, a person other than yourself, you will be responsible for the payment of any applicable transfer tax thereon.

                            SELECTED FINANCIAL DATA

     The following tables set forth our selected historical financial data as of and for the six months ended June 30, 2001 and 2000, as of and for the fiscal years ended December 31, 2000, 1999 and 1998, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements (including the Notes thereto) included elsewhere in this prospectus. Our historical financial data as of and for the six months ended June 30, 2000, and as of and for the fiscal years ended December 31, 2000, 1999 and 1998, was restated in early 2001 to reflect changes in the revenue recognition policy introduced under IAS to be consistent with SEC Staff Accounting Bulletin No. 101 "Revenue Recognition", previously applied under U.S. GAAP. Based on the above bulletin and further interpretations, we established criteria for the recognition of multiple-element transactions (handset, activation and telecommunication services) and their presentation in our IAS financial statements. The financial data presented in accordance with IAS included below as of and for the years ended December 31, 2000, 1999 and 1998 has been derived from our Financial Statements audited by Arthur Andersen Sp. z o.o., independent auditors. The unaudited financial data presented in accordance with IAS included below, as of and for the six months ended June 30, 2001 and 2000, has been derived from our Financial Statements included elsewhere herein. The unaudited financial data presented in accordance with U.S. GAAP, included below, as of and for the six months ended June 30, 2001 and 2000 and as of and for the years ended, December 31, 2000, 1999 and 1998 has been derived from our Financial Statements, included elsewhere herein. The results for the interim periods are not necessarily indicative of results for the full fiscal year.

                                                 YEAR ENDED DECEMBER 31,                      SIX MONTHS ENDED JUNE 30,
                                    -------------------------------------------------   -------------------------------------
                                                                                                       2001          2000
                                      2000         2000          1999         1998        2001      (UNAUDITED)   (UNAUDITED)
                                    ---------   -----------   ----------   ----------   ---------   -----------   -----------
                                    U.S.$(1)        PLN          PLN          PLN       U.S.$(1)        PLN           PLN
                                    ---------   -----------   ----------   ----------   ---------   -----------   -----------
                                                      (IN THOUSANDS, EXCEPT SUBSCRIBER AND CHURN RATE DATA)
INCOME STATEMENT:
INTERNATIONAL ACCOUNTING STANDARDS
Net sales:
  Service revenues and fees.......    867,944     3,460,579    2,374,827    1,428,846     485,462    1,935,587     1,571,241
  Sales of telephones and
    accessories...................     56,217       224,144      140,729       94,916      26,496      105,641       114,875
                                    ---------   -----------   ----------   ----------   ---------   ----------    ----------
Total net sales...................    924,161     3,684,723    2,515,556    1,523,762     511,958    2,041,228     1,686,116
                                    ---------   -----------   ----------   ----------   ---------   ----------    ----------
Cost of sales:
  Cost of services sold...........   (347,093)   (1,383,893)    (944,420)    (600,713)   (192,952)    (769,321)     (644,034)
  Cost of sales of telephones and
    accessories...................   (226,363)     (902,533)    (641,926)    (260,652)   (117,793)    (469,651)     (453,232)
                                    ---------   -----------   ----------   ----------   ---------   ----------    ----------
Total cost of sales...............   (573,456)   (2,286,426)  (1,586,346)    (861,365)   (310,745)  (1,238,972)   (1,097,266)
                                    ---------   -----------   ----------   ----------   ---------   ----------    ----------
Gross margin......................    350,705     1,398,297      929,210      662,397     201,213      802,256       588,850
Operating expenses:
  Selling and distribution
    costs.........................   (144,546)     (576,318)    (454,807)    (277,123)    (77,573)    (309,290)     (274,757)
  Administration and other
    operating costs...............    (47,578)     (189,698)    (157,752)    (104,152)    (21,863)     (87,171)      (88,616)
                                    ---------   -----------   ----------   ----------   ---------   ----------    ----------
Total operating expenses..........   (192,124)     (766,016)    (612,559)    (381,275)    (99,436)    (396,461)     (363,373)
                                    ---------   -----------   ----------   ----------   ---------   ----------    ----------
Operating profit..................    158,581       632,281      316,651      281,122     101,777      405,795       225,477
Interest and other financial
  (expenses)/income, net..........   (122,781)     (489,540)    (398,263)    (165,799)         41          162      (370,049)
Profit (loss) before taxation.....     35,800       142,741      (81,612)     115,323     101,818      405,957      (144,572)
Taxation (charge)/benefit.........     (8,365)      (33,354)     (40,891)    (109,807)    (13,511)     (53,867)        1,871
Net income (loss).................     27,435       109,387     (122,503)       5,516      88,307      352,090      (142,701)
U.S. GAAP
Revenues..........................    882,586(6)   3,518,959(6)  2,592,061  1,610,811     512,059    2,041,632     1,520,700
Cost of sales.....................   (529,975)   (2,113,063)  (1,656,459)    (948,031)   (309,626)  (1,234,510)     (928,755)
Gross margin......................    352,611     1,405,896      935,602      662,780     202,433      807,122       591,945
Interest and other financial
  expenses, net...................   (121,734)     (485,364)    (416,487)    (188,564)    (35,641)    (142,105)     (363,021)
Taxation (charge)/benefit.........     (8,254)      (32,909)     (37,953)    (108,516)     17,052       67,987         2,287
Net income (loss).................     30,500       121,607     (140,865)     (19,160)    121,587      484,779      (132,162)
OTHER FINANCIAL AND OPERATING DATA
INTERNATIONAL ACCOUNTING STANDARDS
Adjusted EBITDA(2)................    288,928     1,151,986      598,348      439,413     188,591      751,932       460,598
Cash interest paid, net(3)........    (50,536)     (201,493)     (90,943)     (43,671)    (22,732)     (90,636)     (103,449)
Depreciation and amortization.....    130,347       519,705      281,697      158,291      86,814      346,137       235,121
Capital expenditures(4)...........   (442,412)   (1,763,939)  (1,331,317)  (1,019,504)   (394,977)  (1,574,814)     (809,633)
Net cash from operating
  activities......................    171,783       684,916      350,012      172,631     119,928      478,164       177,899
Net cash used in investing
  activities......................   (390,027)   (1,555,075)  (1,835,611)  (1,013,526)   (373,587)  (1,489,528)     (675,663)
Net cash from/(used in) financing
  activities......................    (49,027)     (195,474)   2,603,992      618,428     270,501    1,078,514      (488,349)
U.S. GAAP
Adjusted EBITDA(2)................    288,530     1,150,397      588,880      432,280     188,650      752,166       459,112
Cash interest paid, net(3)........    (50,536)     (201,493)     (90,943)     (43,671)    (22,732)     (90,636)     (103,449)
Depreciation and amortization.....    128,042       510,517      275,305      154,360      85,652      341,505       230,540
Subscribers at end of period......  2,802,980     2,802,980    1,751,475      780,740   3,317,002    3,317,002     2,245,339
Monthly churn rate(5) (%).........        2.0           2.0          2.5          2.2         1.6          1.6           2.2

---------------

(1) Solely for the convenience of the reader, Zloty amounts have been translated into U.S. Dollars at the rate of PLN 3.9871 per U.S. Dollar, the fixing rate announced by the National Bank of Poland on June 29, 2001. The translated amounts should not be construed as representations that the Zloty has been, could have been, or could in the future be converted into Dollars at this or any other rate of exchange.

(2) Adjusted EBITDA represents operating profits (loss) plus depreciation and amortization. Adjusted EBITDA is included as a supplemental disclosure because it is generally accepted as provided useful information regarding a company's ability to service and incur debt. Adjusted EBITDA should not, however, be considered in isolation as a substitute for net income, cash flow provided from operating activities or other income or cash flow data or as a measure of a company's profitability or liquidity.

(3) Cash interest paid, net, is the cash interest paid as represented in the Statements of Cash Flows included in our Financial Statements, excluding interest payments relating to the GSM and UMTS licenses and interest paid on the 11 1/4% Notes using proceeds from investments deposited in escrow accounts.

(4) Capital expenditures reflect cash purchases of intangible and tangible fixed assets. See our Financial Statements.

(5) The churn rate is calculated as the average of the monthly churn rates in the relevant period. The monthly churn rate is calculated as the total number of voluntary and involuntary deactivations and suspensions during the relevant month expressed as a percentage of the average number of subscribers for the month (calculated as the average of the month end total number of subscribers and the total number of subscribers at the end of the previous month).

(6) During 2000, we adopted the revenue recognition principles of Staff Accounting Bulletin No. 101 "Revenue Recognition", or "SAB 101", issued by the Securities and Exchange Commission. Accordingly, in 2000 we instituted accounting procedures that are consistent with SAB 101. For the years ended prior to December 31, 1998, our internal accounting procedures were not organized in a manner that permitted us to gather the data required by SAB
    101. The cumulative net effect of the introduction of SAB 101 on our net assets as at January 1, 2000 resulted in a decrease of PLN 0.3 million. The pro forma retrospective application of SAB 101 would result in a decrease of both revenues and cost of sales in 1998 and 1999 by PLN 87,049 and PLN 76,505, respectively, and an increase of revenues and cost of sales in 2000 by PLN 163,554 as compared to the presented data. It is impractical for us to reorganize our financial procedures for 1996 and 1997 to permit us to gather the data required by SAB 101 and, accordingly, we have not included data for 1996 and 1997.

                                                   AS OF DECEMBER 31,                           AS OF JUNE 30,
                                      ---------------------------------------------   -----------------------------------
                                                                                                                 2000
                                        2000        2000        1999        1998        2001        2001      (UNAUDITED)
                                      ---------   ---------   ---------   ---------   ---------   ---------   -----------
                                      U.S.$(1)       PLN         PLN         PLN      U.S.$(1)       PLN          PLN
                                      ---------   ---------   ---------   ---------   ---------   ---------   -----------
                                                     (IN THOUSANDS, EXCEPT SUBSCRIBER AND CHURN RATE DATA)
BALANCE SHEET:
INTERNATIONAL ACCOUNTING STANDARDS
Cash and cash equivalents...........      7,390      29,465   1,095,509       5,695      23,989      95,647      102,552
Total tangible fixed assets, net....    881,365   3,514,091   2,573,905   1,671,182     951,071   3,792,017    2,965,823
Total assets........................  1,765,692   7,039,989   6,117,518   2,841,450   1,792,395   7,146,458    5,477,055
Total current debt(2)...............     37,882     151,038      28,080      34,536      10,057      40,100       30,412
Total long-term debt(3).............    902,007   3,596,393   4,245,921   1,280,847   1,134,516   4,523,427    3,965,435
Total shareholders' equity..........    172,292     686,947     167,806     290,309     248,198     989,589       25,105
U.S. GAAP
Total current debt(2)...............     37,882     151,038      28,080      34,536      10,057      40,100       30,412
Total long-term debt(3).............    902,007   3,596,393   4,245,921   1,280,847   1,155,518   4,607,167    3,965,435
Total shareholders' equity..........    152,919     609,704      78,343     219,208     267,488   1,066,503      (54,235)
KEY FINANCIAL INFORMATION
INTERNATIONAL ACCOUNTING STANDARDS
Net debt............................    932,499   3,717,966   3,178,492   1,309,688   1,120,584   4,467,880    3,893,295
Total debt..........................    939,889   3,747,431   4,274,001   1,315,383   1,144,573   4,563,527    3,995,847
Total debt/Adjusted EBITDA(4).......       3.3x        3.3x        7.1x        3.0x        3.2x        3.2x         4.6x
Adjusted EBITDA/Cash interest paid,
  net...............................       5.7x        5.7x        6.6x       10.1x        8.3x        8.3x         4.5x
U.S. GAAP
Net debt............................    932,499   3,717,966   3,178,492   1,309,688   1,141,586   4,551,620    3,893,295
Total debt..........................    939,889   3,747,431   4,274,001   1,315,383   1,165,575   4,647,267    3,995,847
Total debt/Adjusted EBITDA(4).......       3.3x        3.3x        7.3x        3.0x        3.2x        3.2x         4.7x
Adjusted EBITDA/Cash interest paid,
  net...............................       5.7x        5.7x        6.5x        9.9x        8.3x        8.3x         4.4x
Ratio of earnings to fixed
  charges(5)........................         --       1.23x        6.5x       1.80x          --       1.95x        0.47x

---------------

(1) Solely for the convenience of the reader, Zloty amounts have been translated into U.S. Dollars at the rate of PLN 3.9871 per U.S. Dollar, the fixing rate announced by the National Bank of Poland on June 29, 2001. The translated amounts should not be construed as representations that the Zloty has been, could have been, or could in the future be converted into Dollars at this or any other rate of exchange.

(2) Total current debt reflects selected current liabilities as represented in our Financial Statements under Overdraft facilities, Finance lease payable and Short-term portion of Loan facility.

(3) Total long-term debt reflects selected long-term liabilities as represented in our Financial Statements under Long-term notes, Loan facility (excluding current portion), Bank Credit Facilities (excluding current portion), Finance lease payable (excluding current portion) and Shareholder Loan.

(4) The Adjusted EBITDA for the periods ended June 30, 2001 and June 30, 2000 was annualized for the purpose of calculating ratios.

(5) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income (loss) before taxes and fixed charges (excluding any amount of interest capitalized during the period), and fixed charges consist of interest expense (whether expensed or capitalized) plus the amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized (if any) and the interest portin of rental expense (if any).

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following section should be read in conjunction with our Financial Statements (including the Notes thereto) presented elsewhere in this prospectus. The Financial Statements, and the related financial information set forth and discussed in this section, have been prepared in accordance with International Accounting Standards, which differ in certain respects from U.S. GAAP. For a description of the material differences between International Accounting Standards and U.S. GAAP, see Note 31 to the Financial Statements as of and for the year ended December 31, 2000. The financial data presented in accordance with International Accounting Standards included and discussed below as of and for the years ended December 31, 2000, 1999 and 1998 has been derived from the Financial Statements, audited by Arthur Andersen Sp. z o.o., independent auditors. The unaudited consolidated data as of and for the six months ended June 30, 2001 and 2000 have been derived from the Financial Statements, included thereto. Our historical financial data as of and for the fiscal years ended December 31, 2000, 1999 and 1998 was restated in early 2001 to reflect changes in the revenue recognition policy introduced under IAS to be consistent with SEC Staff Accounting Bulletin No. 101 "Revenue Recognition" previously applied under U.S. GAAP. Based on the above bulletin and further interpretations, we established criteria for the recognition of multiple-element transactions (handset, activation and telecommunication services) and their presentation in our IAS financial statements.

OPERATING REVIEW

     PTC was formed in December 1995, and was awarded a 15-year non-exclusive GSM 900 License in February 1996 by the Polish Ministry of Communications. Thereafter, we commenced construction of our GSM network and, in September 1996, started offering services to our subscribers under the brand name Era GSM. Since that time, we have experienced rapid growth.

     In August 1999, we were granted a GSM 1800 License, also on a 15-year non-exclusive basis. Our GSM 1800 License enabled us to substantially enhance our call volume capacity, particularly in major urban areas. We commenced services under our GSM 1800 License on March 1, 2000.

     In December 2000, we were granted a UMTS License, on a 20-year non-exclusive basis. Our UMTS License will allow us to provide high-speed data and Internet services over our mobile network. We expect to begin offering these services in 2003.

     The following table sets forth key business indicators:

                                                                                                AS OF AND FOR THE SIX
                                                               AS OF AND FOR THE YEARS ENDED        MONTHS ENDED
                                                                       DECEMBER 31,                   JUNE 30,
                                                              -------------------------------   ---------------------
                                                                2000        1999       1998       2001        2000
                                                              ---------   ---------   -------   ---------   ---------
SUBSCRIBERS:
Gross subscribers additions.................................  1,592,159   1,336,043   612,778     807,938     757,285
Churn rate (annual/monthly average) (%).....................       23.7        28.4      26.2         1.6         2.2
Net subscriber additions....................................  1,051,505     970,735   485,561     514,022     493,864
Total subscribers...........................................  2,802,980   1,751,475   780,740   3,317,002   2,245,339
Of which:
  Post-paid subscribers.....................................  2,032,726   1,386,320   597,482   2,229,630   1,733,742
  Pre-paid subscribers......................................    770,254     365,155   183,158   1,087,372     511,597
Growth of total subscriber base in the preceding twelve
  months (%)................................................         60         124       164          48          81
TRAFFIC:
Average monthly minutes of use..............................        159         180       217         158         157
Average monthly number of SMSs..............................        7.1         2.9       0.8        11.5         4.9
Average monthly revenue per user (PLN)......................        127         159       227         105         130
  Change from prior year (%)................................        (20)        (30)       (7)        (19)        (18)
Coverage of GSM cellular network in Poland:
  Geographical area covered (%).............................       93.6        84.4      80.0        95.0        89.0
  Population covered (%)....................................       98.6        95.0      91.0        99.0        97.5

FINANCIAL REVIEW

FACTORS AFFECTING REVENUES

  Overview

     We are the largest wireless telephony services provider in Poland with approximately 3.3 million subscribers, a 40.3% share of the total Polish wireless market and a 43.7% share of the Polish post-paid market, in each case, as of June 30, 2001. We have national GSM 900, GSM 1800 and UMTS Licenses. As of June 30, 2001, our GSM network covered approximately 95.0% of the geographic area of Poland, representing approximately 99.0% of the total Polish population. On June 28, 2001, we completed the last five links of our SDH network, a substantial portion of which has been operational since January 2001. This network consists of 19 links, is 3,600 kilometers in length, and connects the 12 most important metropolitan centers including Warsaw, Krakow, Gdansk and Szczecin where our mobile switching centers are located. The SDH microwave backbone network is intended to reduce our reliance on leased lines, provide better transmission quality and reduce our operating costs. To distribute our products and services, we use a network of 25 dealers with 915 points of sale and 640 authorized business advisors, our own direct sales force of 100 authorized advisors and a national network of our own 67 retail outlets.

     The main source of our revenue is airtime tariffs, consisting primarily of monthly service fees, and charges for calls that originate or terminate in our network, including international calls that originate outside Poland and terminate in our network. Other significant revenue sources include service activation fees and revenues from the sale of telephones and accessories. Airtime tariffs include revenues from incoming and outgoing calls, a relatively small amount of charges for "roaming" calls and revenue from the usage of pre-paid airtime cards. Airtime charges are paid by the initiators of calls, and when our subscribers travel outside Poland, they are also charged for the international and roaming charges on their incoming calls. We anticipate that, as our network and subscriber base grow and our business matures in coming years, airtime revenues, data services, GPRS access fees, SMS fees and monthly service fees will account for an increasing proportion of our total revenues, while the proportion of total revenues derived from sales of handsets and accessories, as well as new subscriber activation fees, will decrease. We believe that the anticipated decrease in revenues from handset sales will substantially result from an anticipated continued decrease in the retail price of handsets, rather than from a reduction in the number of handsets sold.

     Our revenues depend on the number of subscribers, call volume and tariff pricing. Our total number of subscribers is affected by the number of new subscriber activations and by our rate of churn. Continued subscriber and call volume growth will depend on a number of factors, including pricing and promotions (including handset replacement programs), as well as general economic and market conditions, the level of competition for obtaining new subscribers and the capacity and coverage of our network. We expect that average minutes of use and revenue per subscriber will fall as the cellular telephone penetration level in Poland increases. We believe that this trend has been accentuated over the last twelve-month period by the increase in our pre-paid subscriber base.

     Contingent upon the availability of network infrastructure, equipment and handsets, we expect to widely offer GPRS-based data services in late 2001 and UMTS services in early 2003. Further, competition in the market may increase because the Polish Government announced that it may run a tender for a fourth mobile operator during 2002.

     The higher data transmission rates of GPRS and UMTS in the air interface relative to GSM enables network operators to offer a broader range of services than is possible using GSM. We expect that these new services will appeal to the mass market over time but we can provide no assurance that this will be the case. In addition, the success of these new services would substantially depend on the availability of user-friendly handsets from handsets producers and our ability to identify and enter into agreements with content providers, content aggregators, applications service providers and mobile commerce partners to deliver such services to our subscribers. We believe that, if we are successful in these efforts, we may be able to reverse the downward trend in average revenue per user by replacing falling average voice revenues with revenues for use of data services, commissions received from mobile commerce partners and charges for advertising.

  Subscriber Growth

     New subscriber activations are driven by the success of marketing efforts and unmet demand for telecommunications services in Poland resulting from the growth of the Polish economy and low wireline penetration rates.

     During the six months ended June 30, 2001, we attracted 807,938 new gross subscribers, approximately 6.7% more than in the six months ended June 30, 2000. We increased our total net subscriber base by 47.7% to 3,317,002 subscribers as of June 30, 2001, from 2,245,339 subscribers as of June 30, 2000. As of June 30, 2001, our subscribers consisted of approximately 67.2% post-paid subscribers and 32.8% pre-paid subscribers. The proportion of gross additions selecting post-paid tariffs has declined gradually during each quarter from approximately 74.7% in the first quarter of 2000 to 57.3% in the second quarter of 2001. The decrease in the proportion of post-paid subscribers in our network has been slower since the end of the fourth quarter of 2000, which we believe reflects a highly positive response to the changes we introduced in November 2000.

     During 2000, we attracted 1.6 million new subscribers and increased our total net subscriber base by 60% to 2,802,980 subscribers as of December 31, 2000, from 1,751,475 subscribers as of December 31, 1999. These 2.8 million subscribers consisted of approximately 72.5% post-paid subscribers and 27.5% pre-paid subscribers.

     During 1999, we attracted 1.3 million new subscribers and increased our total net subscriber base by 124% to 1,751,475 subscribers as of December 31, 1999, from 780,740 subscribers as of December 31, 1998. These 1.75 million subscribers consisted of approximately 79.2% post-paid subscribers and 20.8% pre-paid subscribers.

     During 1998, we attracted 0.6 million new subscribers and increased our total net subscriber base by 164% to 780,740 subscribers as of December 31, 1998, from 295,179 subscribers as of December 31, 1997. These 0.78 million subscribers consisted of 76.5% post-paid subscribers and 23.5% pre-paid subscribers.

     In 2000, the overall Polish wireless market grew by 71.0% to approximately
6.8 million subscribers, representing an approximate 17.6% penetration of Poland's total population. In the six months ended June 30, 2001, the overall Polish wireless market grew by 20.6% to approximately 8.2 million subscribers, representing an approximate 21.3% penetration of Poland's total population.

     As of December 31, 2000, our subscriber base represented approximately 41.5% of the total Polish wireless market or 42.5% of the total Polish GSM market, making us the leader among wireless services providers in Poland. As of June 30, 2001, our subscriber base represented approximately 40.3% of the total Polish wireless market and 43.7% of the Polish post-paid market, making us the leader among wireless services providers in Poland.

  Churn Rate

     "Churn" refers to disconnected subscriptions, either voluntary (due to our subscribers switching to competing networks or terminating their use of cellular communications services) or involuntary (due to non-payment of bills or suspected fraudulent use). We calculate churn rate using widely accepted general principles (by dividing the number of deactivations during a given period by the average subscriber base for such period). Prior to December 2000, pre-paid subscribers were treated as having churned if they had not recharged their pre-paid coupons within a six month period. Since then, pre-paid subscribers have been treated as having churned if they have not recharged their pre-paid coupons within a twelve month period.

     We seek to minimize voluntary customer churn by providing a high quality network, loyalty programs and extensive subscriber service at competitive prices. In order to better enable us to recover subscriber acquisition costs from churn, we require our subscribers who purchase services during promotional campaigns to pay a fee, equal to the discount on the full cost of their handset or activation fee, if they change tariff plans or cancel their subscriber contract prior to the expiration of a minimum period (generally two years). We have also recently launched a loyalty program similar to airline mileage award programs which is based on minutes of airtime used by subscribers. Nevertheless, we believe that our success in subscriber retention or cost recovery measures will depend to a large extent upon competitive factors beyond our control. In particular, we believe that the tariff structure and minimum subscription period requirements implemented by our principal competitors will be a significant factor in our subscriber retention.

     The average monthly churn rate for the six months ended June 30, 2001, was 1.6% compared to 2.2% as an average for the six months ended June 30, 2000. The average monthly churn rate for post-paid subscribers for the six months ended June 30, 2001, slightly increased to 2.2% compared to 2.1% for the six months ended June 30, 2000. This increase is primarily due to the fact that in the second quarter of 1999 we introduced our low user Halo tariff which was highly successful in increasing our subscriber base, a substantial portion of whom signed standard two year contracts with expiration dates during the second quarter of 2001. After the expiration of such contracts, customers had the option of leaving our network without the payment of additional fees. In order to minimize churn rate in this group of customers, we ran several loyalty and retention programs but we nonetheless recorded a slight increase in the churn rate for post-paid subscribers, which we believe was substantially caused by a portion of former Halo subscribers entering into new contracts with one of our competitors, who introduced promotional discounts to customers buying new subscriptions only. The churn rate for pre-paid customers decreased significantly to 0.3% for the six months ended June 30, 2001, compared to 2.5% for the six months ended June 30, 2000. This was primarily due to the change in the disconnection policy which took place in November 2000, and extended the coupon validity to twelve months, which resulted in a six months disconnection-free period. Our disconnections of pre-paid customers began to increase during the second quarter of 2001, as the disconnection-free period ended at the end of May 2001. The average monthly churn rate for 2000 was 2.0% compared to 2.5% as an average for 1999 and 2.2% for 1998. The average monthly churn rate for post-paid subscribers was 2.0% in 2000 compared to 2.3% for 1999 and was 2.0% in 2000 for pre-paid subscribers compared to 3.2% for 1999.

     We believe that the reduction in churn rates over the last twelve months, which we had despite strong competition, were the result of our Loyalty Program, new tariff plans, market segmentation and value-added services, which we believe reflects our subscribers' satisfaction and the high quality of our services and shows commitment to providing our subscribers with the best service in the Polish market.

     The most significant cause of our increase in churn in 1998 and 1999 was our policy to terminate subscribers for non-payment of bills in accordance with their contractual obligations. As is the case in a number of emerging market countries, Poland does not have a nationwide credit bureau for individuals, and it is difficult to verify the creditworthiness of potential individual subscribers. While every new subscriber must satisfy certain standard documentation requirements, we monitor the usage of our subscribers that exceed pre-assigned credit limits or fail to pay their bill to better measure creditworthiness after activation. In 1999 and 2000, we also strengthened our billing and collection systems, thereby increasing the ability to identify subscribers who should be terminated from our services. We also believe that the growing proportion of pre-paid subscribers in our overall subscriber base may increase our churn rate because pre-paid subscribers are not contractually bound to continue to use our services.

  Subscriber Mix

     Our revenues are also affected by the mix between our post-paid and pre-paid subscribers. Post-paid subscribers generally have higher lifetime average revenue values than pre-paid subscribers, as they tend to make a higher number of calls. These calls also tend to be longer in duration than those made by our pre-paid subscribers. In addition, our post-paid subscribers make more calls than they receive as compared to our pre-paid subscribers. Furthermore, post-paid business subscribers generally have higher lifetime average subscriber values than non-business post-paid subscribers for reasons similar to those given above. Our subscriber base currently includes 32.8% pre-paid subscribers. We expect the number of our pre-paid subscribers to increase in the future, which may result in a continued decline in Average Revenue Per User Per Month, or ARPU, in respect of voice services. In November 2000, we refocused our marketing efforts to tailor them to the different elements of our subscriber mix.

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

     With the introduction of GPRS and UMTS services we expect to be able to address an additional subscriber segment with "Machine to Machine" or telematic services. These services would be tailored for business subscribers to enable their fixed assets or products to be connected to our network for the purpose of transmitting and receiving data that increases operating efficiency or improves product functionality.

  Tariff Policy

     We launched a set of new tariffs on November 15, 2000 to better suit the market needs. We expect that the introduction of our new tariff plans will, in the short term, affect our revenues. We believe, however, that our new tariff plans and our accompanying marketing strategy will eventually enhance our competitive position and help us remain as the leading supplier of wireless services in Poland. Tariff pricing, consisting of the rates we charge subscribers for airtime, monthly service and service activation, is significantly dependent on competitive factors. We offer eight post-paid tariff structures and two pre-paid tariff structures, with different airtime and monthly access charges catering to the usage patterns of different subscriber market segments. Airtime tariffs for domestic calls vary depending on the time of day a call is made, while tariffs for international calls vary according to the destination of the call. We charge separately for certain bundles of the value-added services offered, such as call waiting, short message service and data and facsimile transmission. We regularly run promotions in which our price for service activation, handsets or both have been reduced for the time of promotion period. However, our price level will depend on the level of competition in the Polish GSM telecommunications services market, the general level of Polish price inflation, other changes in factors affecting underlying costs, and increased competition from other technologies, including both cellular and other mobile telecommunications systems, as well as the availability within Poland of wireline telephones and any limitations on price increases imposed by regulators. Tariffs for inbound traffic are set by interconnect agreements with TPSA, Polkomtel, El-Net, Netia and other fixed-line operators.

  Minutes of Use

     The average number of Minutes of Use, or MOUs, per month for the six months ended June 2001 was 158 compared to 157 minutes for the six months ended June 30, 2000. For the six months ended June 30, 2001, the average number of MOUs per month was 191 minutes for post-paid subscribers and 81 minutes for pre-paid subscribers, compared to 173 and 98 for post-paid and pre-paid subscribers, respectively, for the six months ended June 30, 2000. The increase in MOUs in the six months ended June 30, 2001 compared to the six months ended June 30, 2000 was primarily the result of bundling free minutes into the tariff plan combined with the free or discounted minutes offered with new subscriptions.

     The average number of MOUs per month in 2000 was 159 compared to 180 minutes and 217 minutes in 1999 and 1998, respectively. In 2000, the average number of MOUs per month was 180 minutes for post-paid subscribers and 92 minutes for pre-paid subscribers. There is no similar breakdown in 1999 as we only started preparing these breakdowns in 2000. The increase in minutes of use is the result of increasing penetration and the increasing number of lower-end subscriptions joining our network.

  Short Message Services

     The average number of Short Message Services, or SMS, was approximately 12 SMSs per subscriber per month for the six months ended June 30, 2001 compared to almost 5 SMSs per subscriber per month for the six months ended June 30, 2000. For the six months ended June 30, 2001, the average number of SMSs per subscriber per month was 12 SMSs per post-paid subscriber and 10 SMSs per pre-paid subscriber compared to 6 and 2 SMSs for post-paid and pre-paid, respectively, for the six months ended June 30, 2000. The average number of SMSs, in the year ended December 31, 2000, was 7.1 SMSs per subscriber per month compared to 2.9 and 0.8 SMSs per subscriber per month in 1999 and 1998, respectively. In the year ended December 31, 2000, the average number of 7.1 SMSs per subscriber per month was comprised of 7.7 SMSs per post-paid subscriber and 5.0 SMSs per pre-paid subscriber. There is no similar breakdown in 1999 as we only started preparing these breakdowns in 2000. The increase in the year ended December 31, 2000 was primarily due to the introduction of SMS services to our pre-paid subscribers, as well as to increased knowledge about our SMS services among our subscribers and the success of our marketing and promotional campaigns.

     We believe that the number of SMSs will increase during the remaining two quarters of 2001, thereby increasing the portion of ARPU coming from data transmission.

  Average Revenue Per User

     For the six months ended June 30, 2001, overall ARPU decreased to PLN 105 from PLN 130 for the six months ended June 30, 2000. For the year ended December 31, 2000, overall ARPU decreased to PLN 127 from PLN 159 and PLN 227 in 1999 and 1998, respectively. This decrease was the result of a shift in the mix of out-bound to in-bound calls, the revenue from these in-bound calls being less than the revenue from out-bound calls, and lower revenues per minute from our post-paid subscribers as a result of the November 2000 tariff reductions and the use of promotional airtime rates. In the six months ended June 30, 2001, ARPU in respect of post-paid subscribers was PLN 134 and ARPU in respect of pre-paid subscribers was PLN 37. This represents a 12.7% decline over the six months ended June 30, 2000 for post-paid subscribers and 15.5% for pre-paid subscribers. We believe that the significant fall on the pre-paid side is largely the result of the change in disconnection policy.

     In 2000, ARPU in respect of post-paid subscribers was PLN 153 and ARPU in respect of pre-paid subscribers was PLN 44. There is no similar breakdown for previous years as we only started preparing these breakdowns in 2000.

FACTORS AFFECTING EXPENDITURES

     The principal components of our operating expenditures are cost of sales and operating expenses, the latter consisting of selling and distribution costs and administration and other operating costs.

  Cost of Sales

     Our cost of sales includes:

     - costs of equipment sold (principally handsets and related accessories that we sell to dealers and subscribers);

     - amortization and depreciation charges associated with licenses fees and fixed assets;

     -  other external services;

     - payments for the provision by third parties, principally TPSA, of leased lines between other operators' networks and our network, and also between elements of our network;

     - commission payments to the dealers and sales force associated with subscriber acquisition; and

     - payments to other operators, principally TPSA, for delivering calls that terminate outside our network.

     We anticipate that, as our network and subscriber base grows and the business matures in coming years, the relative proportions of these expenses will shift away from the cost of merchandise sales and fixed asset amortization and depreciation charges, toward aggregate leased line and interconnection fees, which vary with call volumes.

     Prior to the issuance in May 1997 of the Interconnect Decision, we incurred no interconnect fees since the operator of the network in which the call initiated was entitled to retain all of the amount charged for the call. The Interconnect Decision established a system of interconnect charges in which we pay TPSA for calls terminating in TPSA's network and TPSA pays for calls terminating in our network. Since the reciprocal charge system has been in place, the cost of fees payable by us have been more than offset by increases in revenue from interconnect fees for incoming calls. In addition, as a result of a new Framework Agreement with TPSA, we are entitled to a 60% discount on certain of TPSA's standard leased line tariffs, with additional incremental discounts of between 5% and 15% for long-term arrangements lasting between one and five years. Nevertheless, the interconnect fees paid to TPSA and the leasing of lines from TPSA each make up a significant portion of our expenses.

     To reduce dependence on TPSA, we have taken two actions. First, we have contracted with Ericsson to construct an SDH microwave backbone network in order to reduce the use of leased lines for GSM 900 and GSM 1800 operations. This backbone has been operational from January 2001, which we believe will continue to decrease the leased line expenses and our reliance on TPSA lines. We believe that the backbone network will reduce, but not eliminate, our need for leased lines and related fees, as our backbone network will not offer the complete geographic coverage of Poland that TPSA lines do, but rather will cover connections between areas of major population density and high call volume. Second, we have entered into interconnection agreements with Netia Telekom and El-Net and other alternative fixed-line providers, and we are actively pursuing agreements with other fixed-line providers to establish interconnect points throughout Poland.

     Our GSM 900 License restricted us only to the use of lines leased from TPSA for our GSM 900 operations. Our GMS 1800 License contained no such restrictions. We successfully petitioned to amend the terms of such licenses to enable us to use other leased lines. Accordingly, we are able to connect components of our network and to interconnect with other cellular telephony providers in Poland without the use of leased lines from TPSA. However, we continue to interconnect with TPSA to provide international connections.

     In connection with the development of our UMTS services, we will be incurring substantial start-up costs. Moreover, following the expected introduction of GPRS services in 2001 and UMTS services in 2003, we expect to begin to incur significant additional costs of sales that we will incur in our efforts to increase average revenue per user through the provision of new enhanced data-based services.

     These new cost streams are expected to include, but may not be limited to, royalties and fees paid to content providers, payments to applications service providers (which may or may not include revenue sharing arrangements), increased costs of in-house product development and product marketing, increased depreciation for the enabling GPRS and UMTS network infrastructure and, from 2003, amortization charges for the UMTS License.

  Operating Expenses

     Our operating expenses consist of:

     - selling and distribution costs (other than fixed commissions to the dealers and sales force which acquire subscribers that are included in cost of sales), including advertising costs and provisions for doubtful debtors; and

     - administration and other operating costs, including external services and operations and staffing costs associated with headquarters and regional offices.

RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND 2000

     During the first quarter of 2001, we introduced two new standards into our accounting policy. We adopted IAS 39 on January 1, 2001, which establishes principles for recognizing, measuring and disclosing information about financial assets and financial liabilities.

     In the first quarter of 2001, we modified our IAS revenue recognition policy to be as far as possible consistent with the requirements of the SEC Staff Accounting Bulletin No. 101 "Revenue Recognition". Based on the above bulletin and further interpretations, we established criteria for recognition of multiple-element transactions (handset, activation and telecommunication services) and accordingly adjusted their presentation in our IAS financial statements. The resulting adjustment to the opening balance of accumulated deficits as at January 1, 2001, was a decrease of accumulated deficit by PLN
11.7 million. In the first six months of 2001, this readjustment resulted in the increase of both revenue and cost of sales by PLN

28.3 million. Accordingly, the adjustments did not affect the net profit reported for the six months ended June 30, 2001.

  Net Sales

     Total net sales increased by approximately 21.1% to PLN 2,041.2 million in the six months ended June 30, 2001 from PLN 1,686.1 million in the six months ended June 30, 2000. Total net sales consist of service revenues or fees and sales of telephones and accessories.

     Service Revenues and Fees. Service revenues and fees increased by 23.2% to PLN 1,935.6 million in the six months ended June 30, 2001 from PLN 1,571.2 million in the six months ended June 30, 2000. Service revenues and fees represented 94.8% of total net sales in 2001 compared to 93.2% in 2000.

     The increase of service revenues and fees in the six months ended June 30, 2001 compared to the six months ended June 30, 2000 was due primarily to an increase in the number of subscribers of approximately 47.7%. We believe that the substantial increase in our subscribers was primarily due to the success of our marketing efforts in attracting new customers in a dynamic market. This increase of service revenues and fees was partially offset by:

     - a decline in the average rate per minute of use as a result of our introduction of bundles of cheaper minutes and new tariff plans, our attraction of a higher percentage of pre-paid subscribers and, in order to stimulate data usage among our subscribers, the inclusion of a limited free SMS service in our monthly fee;

     - a shift in the mix of out-bound calls to in-bound calls, the revenue from which is less than the revenue from out-bound calls; and

     - an increasing proportion of pre-paid subscribers in the total customer base who tend to have significantly lower ARPU than post-paid subscribers.

     Sales of Telephones and Accessories. Revenues on sales of telephones and accessories decreased by 8.0% to PLN 105.6 million in the six months ended June 30, 2001 from PLN 114.9 million in the six months ended June 30, 2000. Revenues on sales of telephones and accessories represented 5.2% of total net sales in the six months ended June 30, 2001, compared to 6.8% in the six months ended June 30, 2000.

     As a general matter, we do not intend to achieve positive overall margins on the sale of telephones and accessories because we believe that a substantial amount of our future net sales and substantially all positive gross margins will result from airtime revenues and monthly service fees rather than activation fees and the sale of handsets and accessories. We believe that discounts on the sale of handsets and accessories will continue to have a decreasing impact upon our results of operations as the proportion of gross additions to the existing subscriber base continues to fall.

     The revenues from sales of equipment and accessories in the six months ended June 30, 2001 decreased compared to the six months ended June 30, 2000, primarily due to a decrease in the average retail price of handsets sold and higher average subsidies offered to our customers in respect of these handsets. This decrease took place notwithstanding increased handsets sales as a result of an increase in gross additions of new subscribers in the six months ended June 30, 2001 compared to six months ended June 30, 2000. This decrease in sales of telephones and accessories was partially offset by a change in the mix of new subscribers reflecting an increasing portion of pre-paid subscribers, whose handsets are generally not subsidized.

  Cost of Sales

     Total cost of sales increased by 12.9% to PLN 1,239.0 million in the six months ended June 30, 2001 from PLN 1,097.3 million in the six months ended June 30, 2000. Total cost of sales consists of cost of services sold and cost of sales of telephones and accessories.

     Cost of Services Sold. Costs of services sold increased by approximately 19.5% to PLN 769.3 million in the six months ended June 30, 2001 from PLN 644.0 million in the six months ended June 30, 2000.

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

     The increase in cost of services sold was primarily due to:

     - a 49.6% increase in depreciation and amortization charges to PLN 319.8 million in the six months ended June 30, 2001 from PLN 213.8 million in the second quarter of 2000;

     - a 34.2% increase in interconnection expenses to PLN 120.5 million in the six months ended June 30, 2001 from PLN 89.8 million in the second quarter of 2000; and

     - an increase in wages and salaries of network support staff, which we include in cost of sales.

     The increase in cost of services sold was partially offset by a 43.3% decrease in leased line expenses to PLN 43.9 million in the six months ended June 30, 2001 from PLN 77.4 million in the six months ended June 30, 2000. The decrease in leased line expenses is mainly a result of the expansion of our SDH backbone network and the resultant reduction in our use of leased lines.

     Cost of Sales of Telephones and Accessories. Cost of sales of telephones and accessories increased by PLN 16.5 million, or 3.6%, to PLN 469.7 million in the six months ended June 30, 2001 from PLN 453.2 million in the six months ended June 30, 2000. The marginal increase in the cost of telephones and accessories was the result of an approximately 6.7% increase in gross additions and the commencement of retention to subsidize replacement terminals for our highest ARPU customers. This was offset by a general decrease in handset purchase prices, as well as a change in our subscriber structure with an increasing number of pre-paid customers who receive less sophisticated handsets and customers who buy second-hand handsets.

  Gross Margin

     Gross margin was PLN 802.3 million, or 39.3% in the six months ended June 30, 2001, compared to PLN 588.9 million, or 34.9% in the six months ended June 30, 2000. The increase in gross margin in the six months ended June 30, 2001 compared to the six months ended June 30, 2000 was primarily due to the substantial increase in the net subscriber base during this period and the resulting economics of scale realized in the operation of our network and the delivery of services to our subscribers, together with a proportional fall in total acquisition costs relative to total cost of sales.

  Operating Expenses

     Operating expenses increased by 9.1% to PLN 396.5 million in the six months ended June 30, 2001 from PLN 363.4 million in the six months ended June 30, 2000. Operating expenses consist of selling and distribution costs and administration and other operating expenses.

     Selling and Distribution Costs. As a percentage of total net sales, selling and distribution costs decreased to 15.2% in the six months ended June 30, 2001 from 16.3% in the six months ended June 30, 2000. In absolute terms, selling and distribution costs increased by 12.6% to PLN 309.3 million in the six months ended June 30, 2001 from PLN 274.8 million in the six months ended June 30, 2000. Selling and distribution costs are primarily driven by our efforts to acquire new subscribers.

     The increase in selling and distribution costs in absolute terms in the six months ended June 30, 2001 compared to the six months ended June 30, 2000 was primarily due to significant increases in advertising costs, as well as due to an increase in our sales force which resulted in related increases in salary costs. This increase was offset by a reduction in charges to doubtful debtors provision.

     Administration and Other Operating Costs. As a percentage of total net sales, administration and other operating costs were approximately 4.3% and 5.3% in the six months ended June 30, 2001 and 2000, respectively. Administration and other operating costs increased by approximately 1.6% to PLN 87.2 million in the six months ended June 30, 2001 from PLN 88.6 million in the six months ended June 30, 2000.

     The decrease in administration and other costs in absolute terms in the six months ended June 30, 2001 compared to the six months ended June 30, 2000 was primarily due to a decrease in depreciation and amortization expenses.

  Operating Profit

     Due to the above factors, operating profit was PLN 405.8 million and PLN
225.5 million for the six months ended June 30, 2001 and 2000, respectively, and operating margin was 19.9% and 13.4% in the six months ended June 30, 2001 and 2000, respectively.

  Financial Expenses

     Interest and other financial costs, net, were PLN 0.2 million in the six months ended June 30, 2001, as compared to the interest and other financial expenses, net, in the amount of PLN 370.0 million in the six months ended June 30, 2000. Financial expenses primarily arose from interest expenses on our Bank Credit Facilities, the Bridge Loan, the 10 3/4% Notes, 11 1/4% Notes and
10 7/8% Notes capital lease obligations for our head office and foreign exchange gains and losses, both realized and unrealized, on foreign currency denominated loans and accounts payable.

     In the six months ended June 30, 2001, net interest expenses were PLN 235.3 million, as compared to PLN 245.6 million in the six months ended June 30, 2000. The decrease in net interest expenses in the six months ended June 30, 2001 was the result of the further appreciation of Zloty against the U.S. dollar and the Euro (a significant portion of our debt is denominated in those currencies). Net interest expense as a percentage of total revenues was 11.5% and 14.6% in the six months ended June 30, 2001 and 2000, respectively.

     We expect that interest expenses will continue to have a significant impact on net results due to our highly leveraged structure of financing.

     The majority of our debt is denominated in foreign currency. Accordingly, in Zloty terms, our financial expenses fluctuate as a result of changes in foreign exchange rates. For the six months ended June 30, 2001, the Zloty further strengthened against the Euro to E1 = PLN 3.3783 and against the U.S. Dollar to U.S.$1 = PLN 3.9871. The quarter end exchange rates resulted in a net foreign exchange gain of PLN 222.9 million in the six months ended June 30, 2001, compared to a net foreign exchange gain of PLN 124.5 million in the six months ended June 30, 2000. Net foreign exchange gains in the six months ended June 30, 2001 include a loss of PLN 40.4 million related to realized transactions and the remaining amount relates to the revaluation of financial assets and liabilities denominated in foreign currencies.

     We anticipate that foreign exchange losses or gains will continue to have a significant impact on our results.

  Taxation Charge

     The profit before taxation amounted to PLN 406.0 million for the six months ended June 30, 2001, compared to a loss before taxation of PLN 144.6 million for the six months ended June 30, 2000. For the six months ended June 30, 2001, we had an estimated tax charge of PLN 53.9 million compared to an estimated tax benefit of PLN 1.9 million for the six months ended June 30, 2000.

     In accordance with current interpretations of the Polish tax law, the cost of our GSM 900, GSM 1800 and UMTS Licenses are recorded for current tax purposes on a cash basis, which are the most significant component of the total deferred tax liability of PLN 107.1 million as of June 30, 2001, as compared to a deferred tax liability of PLN 60.5 million as of June 30, 2000.

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

     Results of operations for the year ended December 31, 2000 are restated, as a result of the introduction of new accounting standards. We modified our IAS revenue recognition policies to be consistent with SEC Staff Accounting Bulletin No. 101 "Revenue Recognition". Based on the above bulletin and further interpretations, we set up criteria for the recognition of multiple-element transactions (handset, activation and telecommunication services) and their presentation in our IAS financial statements.

  Net Sales

     Total net sales increased by approximately 46.5% to PLN 3,684.7 million in 2000 from PLN 2,515.6 million in 1999, which in turn reflected an increase of approximately 65.1% from PLN 1,523.8 million in 1998. Total net sales consist of service revenues or fees and sales of telephones and accessories.

     Service Revenues and Fees. Service revenues and fees increased by 45.7% to PLN 3,460.6 million in 2000 from PLN 2,374.8 million in 1999, which in turn reflected an increase of 66.2% from PLN 1,428.8 million in 1998. Service revenues and fees represented 93.9% of total net sales in 2000 compared to 94.4% in 1999 and 93.8% in 1998.

     The increase in 2000 compared to 1999 was due primarily to an increase in the number of subscribers of approximately 55.6% to approximately 2.8 million subscribers as of December 31, 2000 from approximately 1.8 million subscribers as of December 31, 1999. We believe that the substantial increase in our subscribers was primarily due to the success of our marketing efforts in attracting new customers in a dynamic market. This increase was partially offset by:

     - a decline in the average rate per minute of use as a result of our introduction of bundles of cheaper minutes and new tariff plans, our attraction of a higher percentage of pre-paid subscribers and, in order to stimulate data usage among our subscribers, the inclusion of a limited free SMS service in our monthly fee;

     - a shift in the mix of out-bound calls to in-bound calls, the revenue from which is less than the revenue from out-bound calls; and

     -  a decrease in the average monthly number of MOU.

     The increase in 1999 compared to 1998 was due primarily to an increase of approximately 124% in the number of subscribers during this period. This increase was partially offset by a decline in the average rate per month and in the average monthly number of MOU.

     ARPU decreased to PLN 127 in 2000 from PLN 159 in 1999, which in turn was a decrease from PLN 227 in 1998.

     Sales of Telephones and Accessories. Revenues on sales of telephones and accessories increased by 59.3% to PLN 224.1 million in 2000 from PLN 140.7 million 1999, which in turn reflected an increase of 48.2% from PLN 94.9 million in 1998. Revenues on sales of telephones and accessories represented 6.1% of total net sales in 2000 compared to 5.6% in 1999 and 6.2% in 1998.

     As a general matter, we do not intend to achieve positive overall margins on the sale of telephones and accessories because we believe that a substantial amount of future sales and margins will come from airtime revenues and monthly service fees rather than activation fees and the sale of handsets and accessories. In addition, we believe that discounts on the sale of handsets and accessories will continue to have a decreasing impact upon our results of operations.

     The decrease in 2000 compared to 1999 was due primarily to a decrease in the average retail price of handsets sold and higher average subsidies offered to our customers in respect of these handsets. This decrease took place notwithstanding increased handset sales as a result of an increase in gross additions of new subscribers in 2000 compared to 1999. This decrease in sales of telephones and accessories was partially offset by a change in the mix of new subscribers reflecting an increasing portion of pre-paid subscribers, whose handsets are generally not subsidized.

     The increase in 1999 compared to 1998 was due primarily to an increase in the number of handsets sold during this period due to an increase in gross additions, notwithstanding a decrease in the average retail price of handsets due to higher subsidies.

  Cost of Sales

     Total cost of sales increased by 44.1% to PLN 2,286.4 million in 2000 from PLN 1,586.3 million in 1999, which in turn reflected an increase of 84.2% from PLN 861.4 million in 1998. Total cost of sales consists of cost of services sold and cost of sales of telephones and accessories.

     Cost of Services Sold. Costs of services sold increased by approximately 46.5% to PLN 1,383.9 million in 2000 from PLN 944.4 million in 1999, which in turn constituted an increase of approximately 57.2% from PLN 600.7 million in 1998.

     The increase in cost of services sold in 2000 compared to 1999 was due primarily to:

     - an 85.1% increase in depreciation and amortization charges to PLN 476.0 million in 2000 from PLN 257.1 million in 1999;

     - an 35.0% increase in other external services (mainly network maintenance fees) to PLN 245.1 million in 2000 from PLN 174.8 million in 1999;

     - an increase in wages and salaries of network support staff, which we include in cost of sales; and

     - an increase in leased line and interconnection expenses as a result of increased call volumes. The introduction of our SDH backbone and the lower leased line tariffs charged by TPSA have since lowered our leased line and interconnection expenses.

     The increase in cost of sales in 1999 compared to 1998 was primarily due to reasons similar to those described above for the increase in cost of services sold in 2000.

     Cost of Sales of Telephones and Accessories. Cost of sales of telephones and accessories increased by PLN 260.6 million, or 40.6%, to PLN 902.5 million in 2000 from PLN 641.9 million in 1999. This increase was due primarily to increased sales of handsets resulting from increased gross additions.

     Cost of sales of telephones and accessories increased by PLN 381.2 million, or 146.2%, to PLN 641.9 million in 1999 from PLN 260.7 million in 1998. This increase was due primarily to increased sales of handsets resulting from increased gross additions.

  Gross Margin

     Gross margin was 37.9% in 2000, 36.9% in 1999 and 43.5% in 1998.

     The increase in gross margin in 2000 compared to 1999 was primarily due to the substantial increase in gross subscriber additions during this period and resulting economies of scale realized in the operation of our network and the delivery of services to our subscribers.

     The decrease in gross margin in 1999 compared to 1998 was primarily due to increased losses resulting from significantly increased sales of telephones and accessories, which were not supported by a corresponding increase in revenues on service and revenues during the same period. These increased sales of telephones and accessories were the result of an aggressive promotional campaign to attract new subscribers that we undertook in 1999.

  Operating Expenses

     Operating expenses increased by 25.1% to PLN 766.0 million in 2000 from PLN
612.6 million in 1999, which in turn reflected an increase of approximately 60.7% from PLN 381.3 million in 1998. Operating expenses consist of selling and distribution costs and administration and other operating expenses. Operating expenses decreased as a percentage of revenues to 20.8% in 2000 from 24.3% in 1999. Operating expenses as a percentage of revenues in 1999 were substantially the same as in 1998, which were 25.0%.

     Selling and Distribution Costs. As a percentage of total net sales, selling and distribution costs were 15.6%, 18.1% and 18.1% in 2000, 1999 and 1998, respectively. In absolute terms selling and distribution costs increased by 26.7% to PLN 576.3 million in 2000 from PLN 454.8 million in 1999, which in turn

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

represented an increase of 64.1% from PLN 277.1 million in 1998. Selling and distribution costs are primarily driven by our efforts to acquire new subscribers.

     The decrease in selling and distribution costs as a percentage of total net sales in 2000 compared to 1999 was primarily due to the decreasing number of gross additions as a proportion of our total subscriber base. The increase in selling and distribution costs in absolute terms in 2000 compared to 1999 was primarily due to significant increases in advertising costs related to marketing efforts associated with the introduction of our new tariff plans and the development of a revised business strategy, as well as to an increase in our sales force resulting in related increases in salaries and wages.

     Selling and distribution costs as a percentage of total net sales in 1999 compared to 1998 were essentially flat at 17.5% in 1999 and 17.2% in 1998, the increase in selling and distribution costs in absolute terms in 1999 compared to 1998 was primarily due to increased advertising costs and an increase in provisions for bad debt.

     Administration and Other Operating Costs. As a percentage of total net sales, administration and other operating costs were approximately 5.1%, 6.3% and 6.8% in 2000, 1999 and 1998, respectively. Administration and other operating costs increased by approximately 20.3% to PLN 189.7 million in 2000 from PLN 157.8 million in 1999, which in turn represented an increase of 51.5% from PLN 104.2 million in 1998.

     The decreases in administration costs, as a percentage of total net sales, in 2000 compared to 1999 and in 1999 compared to 1998 were primarily due to increases in gross subscriber additions in these periods and resulting economies of scale realized in the operation of our network and the delivery of services to our subscribers. The increase in administration and other costs in absolute terms in 2000 compared to 1999 was primarily due to increases in wages and salaries and in social security expenses. The increase in administration and other operating costs in absolute terms in 1999 compared to 1998 was primarily due to increases in wages and salaries and in social security expenses and in external services to support growth.

  Operating Profit

     Due to the above factors, operating profit was PLN 632.3 million, PLN 316.7 million and PLN 281.1 million in 2000, 1999 and 1998, respectively, and operating margin was 17.2%, 12.6% and 18.4% in 2000, 1999 and 1998, respectively.

  Financial Expenses

     Interest and other financial costs, net, were PLN 489.5 million in 2000, as compared to PLN 398.3 million in 1999 and PLN 165.8 million in 1998. Financial expenses primarily arise from interest expenses on our 1997 Bank Credit Facility, the Existing Notes, capital lease obligations for our head office and foreign exchange gains and losses, both realized and unrealized, on foreign currency denominated loans and accounts payable.

     In 2000, net interest expenses were PLN 501.6 million, as compared to PLN
247.5 million in 1999 and PLN 123.8 million in 1998. The increase in net interest expenses in 2000 was the result of the first full year impact of interest due on the 11 1/4% Notes we issued in late 1999. The increases in 1999 and 1998 were the result of the increase in interest costs in 1999 and 1998 due to increased amounts outstanding under our 1997 Bank Credit Facility. Net interest expense as a percentage of total revenue was 13.8%, 9.5% and 7.7% in 2000, 1999 and 1998, respectively.

     We expect that interest expenses will continue to have a significant impact on net results due to our highly leveraged structure of financing.

     The majority of our debt is denominated in foreign currency. Accordingly, in Zloty terms, our financial expenses fluctuate as a result of changes in foreign exchange rates. During 2000, the Zloty fluctuated significantly against the U.S. dollar and Euro. After depreciating significantly in the middle of 2000, during the fourth quarter the Zloty recovered all the ground lost earlier in the year to finish the year at the rate of

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

approximately U.S.$1 = PLN 4.1432, while the Zloty strengthened against the Euro to E1 = PLN 3.8544 on December 31, 2000. The year end exchange rates resulted in a net foreign exchange gain of PLN 12.0 million in 2000, compared to a net foreign exchange loss of PLN 150.7 million in 1999 and PLN 42.0 million in 1998.

     In early 2000, we introduced a foreign exchange risk management and hedging policy, which consisted of three elements:

     - changing of the invoicing currency with our main suppliers with respect to part of our purchases to Zloty, thereby removing the balance sheet foreign exchange risk;

     -  increasing the portion of our debt in Zloty; and

     -  hedging our cash outflows on a twelve month rolling basis.

     We anticipate that foreign exchange losses or gains will continue to have a significant impact on our results.

  Taxation Charge

     The profit before taxation amounted to PLN 142.7 million in 2000, compared to the loss before taxation of PLN 81.6 million in 1999 and the profit before taxation of PLN 115.3 million in 1998. In 2000, we had a tax charge of PLN 33.4 million in 2000 compared to the tax charge of PLN 40.9 million in 1999, and PLN
109.8 million in 1998. For the numerical reconciliation between tax charge and the product of accounting profit or loss multiplied by the applicable statutory tax rates, see Note 12 to the Financial Statements for the year ended December 31, 2000, 1999 and 1998.

     In accordance with current interpretations of the Polish tax law, the cost of our GSM 900, GSM 1800 and UMTS Licenses are recorded for current tax purposes on a cash basis, which are the most significant component of the total deferred tax liability of PLN 134.5 million as of December 31, 2000, as compared to a deferred tax liability of PLN 102.5 million as of December 31, 1999.

INFLATION

     Inflation has not had a significant effect on our operations or financial condition during the six months ended June 30, 2001. Since launching services in 1996, we have not increased our tariffs as a result of the rate of inflation, while many of our costs, partially labor costs, are inflation sensitive.

LIQUIDITY AND CAPITAL RESOURCES

     We expect to have substantial liquidity and capital resources requirements as we continue to develop and expand our wireless business. We expect our principal requirements to consist of the following:

     - capital expenditures for existing and new network operations, including significant UMTS network build-out costs;

     - payment of license payables, including significant UMTS License payables;

     -  debt service requirements relating to existing debt; and

     -  UMTS start-up expenses.

     Historically, our liquidity requirements have arisen primarily from the need to fund capital expenditures for the expansion of our business and for our working capital requirements. We expect to continue to incur substantial additional capital expenditures in order to expand and improve the quality of our network.

  Sources of Financing

     Primary sources of financing available to us consist of the following:

     -  cash flow from operating activities;

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

     -  financing from banks;

     -  financing from the issuance of Senior Subordinated Guaranteed Notes;

     -  vendor financing; and

     -  certain qualifying technical equipment, or QTE, leases.

     In February 2001, we entered into:

     -  a E550 Million Bank Credit Facility; and

     -  a E100 Million Bank Credit Facility.

     We have agreed with certain parties to the E100 Million Bank Credit Facility that any drawdowns under the E100 Million Bank Credit Facility can only take place if the E550 Million Bank Credit Facility is utilized in full. We may be required to terminate the E100 Million Bank Credit Facility following the closing of this Offering if this facility is not syndicated. On August 6, 2001, in co-operation with the Lead Arranger, Deutsche Bank AG, and the Joint Arranger DresnerKleinwortWasserstein, we launched a syndication of the E100 million Bank Credit Facility. The objective of this syndication is to reduce the exposure of the Arranger and Joint Arranger to Polska Telefonia Cyfrowa Sp. z o.o. by identifying other banks willing to participate in the financing. This syndication process will not raise additional funding for us and is likely to result in a lengthening of the term and increasing of the margins payable on the E100 million Bank Credit Facility. Other than the above, there will be no change in the terms and conditions of this E100 million Bank Credit Facility.

     On February 20, 2001, we entered into the Bank Credit Facilities (as defined in "Description of Other Indebtedness") with Deutsche Bank AG London, as a lead arranger, and certain other lenders, pursuant to which the lenders agreed to provide us with facilities, both in foreign currencies and Zloty, in the aggregate principal amount of E650 million. The purpose of these facilities was to repay the DM672 million senior loan entered into in 1997 and to finance certain capital expenditures and working capital requirements, including the payment of up to two-thirds of the initial installments of the UMTS license. See "Description of Other Indebtedness".

     On March 30, 2001, we entered into a senior subordinated bridge loan facility with Deutsche Bank AG London, pursuant to which we borrowed E28 million. We used the proceeds from this loan to fund one-third of the March 31, 2001 installment of our UMTS License. We used part of the proceeds from the sale of the Old Notes, as described below, to pay off this loan.

     On May 2, 2001 we entered into a purchase agreement with PTC International Finance II S.A. and Deutsche Bank AG London and Dresdner Bank AG London Branch, pursuant to which on May 8, 2001 we guaranteed the issuance by PTC International Finance II S.A. of the E200,000,000 10 7/8% Senior Subordinated Guaranteed Notes due 2008. We used the proceeds from the sale of these Old Notes as discussed in "Proceeds from the Exchange Offer".

     We expect to continue to rely upon these sources of liquidity and capital resources in the future.

     Under our current business plan, we expect that borrowings under the Bank Credit Facilities and under our various senior subordinated notes, together with future potential vendor financing, will provide us with the financing we require to fund our operations. We cannot assure you, however, that we will not need additional financing or that such additional financing will be available on satisfactory and commercially acceptable terms or at all.

     The need for additional financing, as well as our revenues, the capital expenditures required to further build out our GSM and UMTS networks and the expenses involved in our operations will depend on a number of elements, including:

     -  our ability to meet build-out schedules;

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

     - growth in our market penetration, our market share and the effectiveness of our competitors in such markets;

     -  cost of new network equipment and maintenance of our networks;

     -  regulatory changes;

     -  currency exchange rate fluctuations;

     -  the availability and terms of vendor financing;

     -  changes in technology; and

     -  the availability of UMTS infrastructure and handsets.

     As our capital expenditure and operating expenses are linked directly to our subscriber growth, our actual capital expenditure requirements and other cash operating needs may also increase if we add more new subscribers than expected. If our capital expenditure requirements and other cash operating needs were to increase, we may also need other additional financing. We cannot assure you that any additional financing would be available on satisfactory and commercially acceptable terms or at all.

  Cash Flow from Operating Activities

     Net cash generated from operating activities was PLN 478.2 million for the six months ended June 30, 2001 compared to PLN 177.9 million for the six months ended June 30, 2000. Non-cash provisions and net non-operating items for the same periods were PLN 377.3 million and PLN 653.9 million, respectively. These principally reflect depreciation, amortization, provisions for doubtful debtors, foreign exchange losses/gains and interest expense resulting from business growth and expanded financial activities. In addition, net cash from working capital items was PLN 58.2 million in the six months ended June 30, 2001, compared to net cash flow used for working capital items of PLN 85.6 million in the six months ended June 30, 2000. The improvement in the six months ended June 30, 2001 was primarily due to improved management of trade payables and inventory.

     Net cash generated from operating activities during 2000 was PLN 684.9 compared to PLN 350.0 million in 1999 and PLN 172.6 million in 1998. Non-cash provisions and net non-operating items for the same periods were PLN 1,092.1 million, PLN 828.4 million and PLN 381.6 million, respectively. These principally reflect depreciation, amortization, provisions for doubtful debtors, foreign exchange losses/gains and interest expense resulting from business growth and expanded financial activities. In addition, net cash used for working capital items was PLN 130.3 million in 2000, compared to PLN 275.3 million in 1999 and PLN 171.9 million in 1998. The improvement in 2000 was primarily due to improved management of subscriber receivables and inventory. The increase in 1999 was the result of a rapid increase in gross subscriber additions, and the concurrent increase in inventory.

  Cash Used in Investing Activities

     Net cash used in investing activities was PLN 1,489.5 million for the six months ended June 30, 2001 compared to PLN 675.7 million for the six months ended June 30, 2000. Payments to suppliers of tangible fixed assets, which consist primarily of network capital equipment used in the ongoing build-out of our GSM network, were PLN 723.6 million and PLN 670.2 million during the six months ended June 30, 2001 and 2000, respectively. In the six months ended June 30, 2001, we paid E56.1 million and E166.0 million in installments for our GSM 900 and UMTS Licenses, respectively.

     We also expect that our level of capital expenditures will remain significant for at least the next five years, and possibly longer, as we continue to expand network capacity, coverage and quality in order to expand our GSM and UMTS services offered.

     In 2001, we are required to pay the Zloty equivalent of E16.7 million as the next installment of our GSM 1800 payment. We also anticipate paying the equivalent of E84.0 million in UMTS License fees

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

payable on September 30, 2001. We expect to finance these installments from the Bank Credit Facilities and other sources of financing, which may include cash flow from operations.

     In addition, we are required to pay the equivalent of E16.7 million for the GSM 1800 License in 2002 and E390 million for the UMTS License over the period from 2005 to 2022.

     We also expect that our level of capital expenditures will remain significant for at least the five years, and possibly longer, as we continue to expand network capacity, coverage and quality in order to expand our GSM and UMTS services offered.

     Net cash used in investing activities was PLN 1,555.1 million in 2000, compared to PLN 1,835.6 million in 1999 and PLN 1,013.5 million in 1998. Payments to suppliers of tangible fixed assets, which consist primarily of network capital equipment used in the ongoing build-out of our GSM network, were PLN 1,434.9 million, PLN 985.3 million and PLN 966.6 million during 2000, 1999 and 1998, respectively. These amounts differ from the amount of gross additions to tangible fixed assets because of the impact of deferred payment terms on certain purchases of equipment.

     In 2000, we paid the installments for the GSM 900 and 1800 Licenses and we also paid the first installment for the UMTS License. We paid the equivalent of E34.3 million for the GSM 900 License, the equivalent of E16.7 million for the GSM 1800 License and E10 million for the UMTS License.

  Cash Flow from and used in Financing Activities

     Net cash from financing activities was PLN 1,078.5 million for the six months ended June 30, 2001 compared to net cash used of PLN 488.3 million for the six months ended June 30, 2000. These amounts reflect additional proceeds from the Bank Credit Facilities utilized in the six months ended June 30, 2001 and the proceeds from the 10 7/8% senior subordinated guaranteed notes issued in May 2001.

     Net cash used in financing activities was PLN 195.5 million in 2000, compared to net cash from financing activities of PLN 2,604.0 million in 1999 and PLN 618.4 million in 1998. These amounts reflect the net proceeds from the 1997 Bank Credit Facility in 1998, the issuance of the 11 1/4% Notes, additional proceeds from the 1997 Bank Credit Facility and proceeds from shareholders' loans in 1999. The amount in 2000 resulted primarily from the partial repayment of the 1997 Bank Credit Facility. In addition, we entered into a finance lease relating to our new headquarters building in March 1997, with future minimum lease payments as of December 31, 2000 of PLN 429.1 million over 15 years.

  Capital Expenditure for Tangible Assets

     The mobile communications industry is highly capital intensive, requiring significant capital to construct mobile telecommunications networks.

     Capital expenditures, reflecting additions to tangible assets, for the six months ended June 30, 2001 totaled approximately PLN 512.2 million. The growth in subscribers numbers has necessitated capital expenditures on the network infrastructure as well as on coverage and quality rollout activity.

     Capital expenditures, reflecting additions to tangible assets, during 2000 totaled approximately PLN 1,333.9 million, representing an increase of 16% from PLN 1,146.9 million in the previous year that in turn represents an increase of 13% from PLN 1,013.6 million in 1998. The growth in subscribers numbers has necessitated capital expenditures on the network infrastructure as well as on coverage and quality rollout activity.

     As a result of our rollout strategy, our network, as of June 30, 2000, comprised 4,715 base stations, 25 mobile switching centers and almost 3,600 km of SDH backbone. The cost of the SDH backbone constructed to date was approximately E43.4 million.

     As a result of the UMTS network build-out, we expect that capital expenditures for our wireless network will continue to represent a significant portion of our total capital expenditures over the next few years. We have budgeted our 2001 capital network investments at approximately PLN 1,587.0 million. We expect our

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

capital expenditures to total approximately PLN 6 billion to PLN 7 billion between 2002 and 2005, of which approximately 50% is expected to relate directly to our UMTS network build-out costs.

CHANGES IN OUR ACCOUNTING POLICIES

     In the six month period ended June 30, 2001, we introduced two changes to our accounting policy. On January 1, 2001, we adopted IAS 39 "Financial instruments: Recognition and Measurement" which establish principles for recognizing, measuring and disclosing information about financial assets and financial liabilities.

     In early 2001, we also changed our revenue recognition policy under IAS to be consistent with SEC Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" previously applied under U.S. GAAP. Based on the above bulletin and further interpretations, we established criteria for the recognition of multiple-element transactions (handset, activation and telecommunication services) and their presentation in our IAS financial statements.

     For further details please see Note 3 to the Financial Statements included elsewhere in this prospectus.

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

                                  OUR BUSINESS

BUSINESS OVERVIEW

     We are the largest GSM wireless telephony services provider in Poland with
3.3 million subscribers, a 40.3% share of the total Polish wireless market and a 43.7% share of the total Polish post-paid market, in each case, as of June 30, 2001. Among wireless service providers in Poland, we believe, based on our market knowledge and experience, that we lead the market in terms of subscribers, network quality, backbone network and brand awareness. We operate services using both national GSM 900 and national GSM 1800 Licenses and, on December 20, 2000, we were granted a UMTS License. As of June 30, 2001, our GSM network covered approximately 95.0% of the geographic area of Poland representing approximately 99.0% of the total Polish population. We have completed the initial roll out of our SDH microwave backbone network, which connects certain key portions of our network and is intended to reduce our reliance on leased lines, provide better transmission quality and reduce our operating costs. The final phase of this SDH microwave backbone network is expected to be completed by the end of the second quarter of 2001. All our products and services are sold under the brand Era, which, according to a survey conducted for us by SMG Marketing Research in 2000, was one of the most recognized brand names in Poland. To distribute our products and services, we use a network of 28 dealers with 915 points of sale and 640 authorized business advisors, our own direct sales force of 100 business advisors and a national network of our own 67 retail outlets.

     We have achieved rapid growth in our subscriber base since we launched our first services in September 1996. For the six months ended June 30, 2001, we generated an average of approximately 86,000 additional net subscribers per month compared to approximately 82,000 for the six months ended June 30, 2000. For the six months ended June 30, 2001, our churn rate decreased to an average of 1.6% per month from an average of 2.2% per month for the six months ended June 30, 2000. As of June 30, 2001, we provided wireless telephony services to approximately 2.2 million post-paid subscribers and approximately 1.1 million pre-paid subscribers. For the six months ended June 30, 2001, we had revenues and EBITDA of PLN 2,041.2 million and PLN 751.9 million, respectively, compared to revenues of PLN 1,686.1 million and EBITDA of PLN 460.6 million, for the six months ended June 30, 2000, representing increases of 21.1% and 63.2%, respectively, over the previous year.

     We provide a broad range of high-quality wireless telephony services. These services include call forwarding, call waiting, voicemail, account information, short messaging services, information services, wireless Internet access (enabled by WAP and, on a trial basis, GPRS technology). We believe that our UMTS License will enable us to offer subscribers a wider range of products as we introduce broadband wireless services. We offer a range of differentiated tariff plans aimed at attracting and retaining subscribers with varying service needs. In particular, our strategic focus has been on acquiring and retaining high volume users, converting selected pre-paid subscribers to post-paid plans and minimizing churn to increase recurring cash flow from each of our subscribers. We also provide roaming capabilities to our subscribers through 188 international roaming agreements with GSM operators in 85 countries, including all European countries with GSM services.

     We have benefited from the experience, expertise, financial and operating support of DeTeMobil, Elektrim Telekomunikacja Sp. z o.o. and MediaOne and of their parent companies, Deutsche Telekom AG, Elektrim and Vivendi Universal S.A., and from employees seconded from these companies. These secondees have trained and supervised a number of our local managers, who now hold key positions in our company, including our Director General and our Director of Strategy, Marketing & Sales. As of June 30, 2001, the number of key seconded employees was four, representing less than 0.5% of our work force.

HISTORY AND DEVELOPMENT OF THE COMPANY

     Polska Telefonia Cyfrowa Sp. z o.o., or PTC, which operates under the brand name of Era, was incorporated in 1995 by Elektrim, DeTeMobil and MediaOne. We are a company with limited liability organized under the laws of Poland. Our registered office is located at Al. Jerozolimskie 181, Warsaw, Poland. Our telephone number is +48 22 413 6000. We are governed by the provisions of the Polish

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

Commercial Law, and are registered in the Commercial Register of the District Court for the capital city of Warsaw, XVI Commercial Register Department.

     We are authorized under our Formation Deed, our Polish law constitutive documents, to carry out telecommunications activities, in particular mobile telephony, data transmission, data communications, Internet-related services, and services connected with fixed-line telephony. We are also authorized under our Formation Deed to conduct industrial, trading and financial operations if they are directly or indirectly necessary to or supportive of the performance of our core business. We may establish branches and set up companies in Poland and abroad.

     On February 23, 1996, the Minister of Post and Telecommunications issued us a license to provide telecommunications services based on the GSM standard within 900 MHz band, together with a permit to install and use a GSM 900 network (the "GSM 900 License"). This network was launched just six months later in August 1996 and services were offered in September 1996. This was the first GSM network in Poland. On August 11, 1999, we obtained a license to provide telecommunications services based on the GSM standard within the 1800 MHz band (the "GSM 1800 License"). We launched our GSM 1800 network on March 1, 2000.

     At the end of February 2001 we changed our brand name from Era GSM to Era, to reflect the acquisition of our UMTS License.

     We launched our Wireless Application Protocol, or WAP, services on June 16, 2000. These services give WAP subscribers direct access to the Internet through a wide range of WAP handsets and through our WAP portal. Our homepage is also available in WAP.

     To further promote our services, in 2000 we established a presence in Internet cafes in several cities in Poland, including Katowice, Krakow, Szczecin and other Polish cities, which we re-branded as Eranet Cafes. Eranet Cafes are outfitted with computers branded with the Era logo and are staffed by employees dressed in characteristic PTC attire. As Internet penetration in Poland is still low, we believe that this initiative will promote the use of the Internet by a wider audience, including our wireless subscribers.

     On May 18, 2000, we also introduced one of the first working General Packet Radio Service, or GPRS, platforms in Europe. This was the first working GPRS platform in Poland, which we first put into operation and began running on a trial basis in August 2000. We have since started the last stage of our GPRS platform tests using actual subscribers. Some of our business subscribers have received GPRS compatible handsets. GPRS subscribers can access the Internet via mobile, as well as WAP services at a speed of about 40-50 kb/s for outgoing and 115 kb/s for in-coming. Compared to GSM, GPRS improves Internet speed and prices for subscribers as after the commercial launch subscribers will pay for data downloaded and not for time of connection. Our billing software has been upgraded to support our new GPRS platform. In addition, we launched a variety of GPRS-based products in March 2001, although a full scale commercial launch has not yet taken place because of a lack of GPRS compatible handsets.

     On December 20, 2000, we obtained a Universal Mobile Telecommunications System license, or UMTS License, which is valid through January 1, 2023, see "-- The Licenses -- The UMTS License". UMTS is a high-speed standard for mobile telephony that we believe will allow us to provide an extensive range of new services, including video telephony and high-speed Internet access.

     In February 2001, we entered into the Bank Credit Facilities totaling E650 million to support the growth of our ongoing capital expenditure, our GSM business and the development of UMTS, as well as to refinance the DM 672 million Bank Credit Facility entered into in 1997, or the 1997 Bank Credit Facility. The Bank Credit Facilities were arranged by Deutsche Bank AG London, Dresdner Bank Luxembourg S.A., the European Bank for Reconstruction and Development and Deutsche Bank Polska S.A. The Bank Credit Facilities have a five year maturity. They consist of a E550 Million Bank Credit Facility and a E100 Million Bank Credit Facility with aggregate commitments totaling E650 million of which E387.5 million are available in Euro and other major currencies and E262.5 million of which are available in Zloty. We have increased the size of our Zloty commitments as part of our effort to reduce our foreign exchange exposure. Outstanding advances under these facilities bear interest at a rate based on LIBOR, EURIBOR or WIBOR, as appropriate,

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

plus an applicable margin, the level of which is determined by the ratio of senior debt to annualized EBITDA.

     On March 30, 2001, we entered into the Bridge Loan arranged by Deutsche Bank AG London, pursuant to which we borrowed E28 million. See "Description of Other Indebtedness". We used the proceeds from this loan, together with approximately E55 million from the Bank Credit Facilities, to pay the March 31, 2001 installment of E83 million on our UMTS license. We repaid the Bridge Loan from the proceeds of the sale of the Old Notes on May 8, 2001. We used the proceeds of the Old Notes as discussed in "Proceeds from the Exchange Offer".

     On April 24, 2001, the asset pledge we granted in favor of the Lenders under the Bank Credit Facilities was registered with the Warsaw district court. There are no further requirements, under the terms of our Bank Credit Facilities, that we have to comply with relating to the registration or security interests.

     On May 25, 2001, the Lenders under the Bank Credit Facilities approved our UMTS business plan, as required under such facilities. This approval means that there are no restrictions on the utilization of funds available under these facilities for UMTS operational and capital expenditures.

     On May 28, 2001, Urzad Regulacji Telekomunikacji, or the Office for Telecommunications Regulations, ("OTR"), issued the regulation governing the settlement of international calls that are terminated on GSM networks. The new regulation provides that we are entitled to receive a portion of the revenues coming from international calls that originate outside Poland and terminate in our network from Telekomunikacja Polska SA ("TPSA"), the incumbent telephone operator, on the same conditions as applied to our domestic interconnection arrangements with TPSA. Prior to such date, we were not entitled to any revenues coming from calls that originated outside Poland and terminated in our network.

     On June 27, 2001, the Management Board of Elektrim entered into a memorandum of understanding with Vivendi, pursuant to which Elektrim agreed to sell Vivendi 2% of the outstanding stock of Elektrim Telekomunikacja and 1% of Carcom, which are two of our shareholders, thereby giving Vivendi control over Elektrim Telekomunikacja and Carcom, respectively. See "Shareholders". In addition, the memorandum of understanding provided that Elektrim will transfer all of its fixed line and internet businesses to Elektrim Telekomunikacja within an 18 month period. The transaction between Elektrim and Vivendi was expected to be finalized by July 30, 2001. On July 31, 2001, both parties announced that they are continuing negotiations to sign the definitive agreement, the implementation of which will be contingent upon obtaining certain regulatory approvals.

     On June 28, 2001, we completed the last five links of our nationwide SDH backbone network, a substantial portion of which has been operational since January 2001. Constructed in cooperation with Ericsson, the network is the biggest of its kind in Poland, with two-way transmission speeds of up to 155 megabits per second. The network consists of 19 long distance links totaling 3,600 kilometers in length and connects the 12 most important metropolitan centers including Warsaw, Krakow, Gdansk and Szczecin, where our mobile switching centers are located. At present, the network consists of 128 stations. Transmissions are sent through 140 radio-line "hops" (point-to-point connections between two radio terminals). We aim to ensure our network's reliability by introducing a centralized management system, which is supported by maintenance services of the most important nodes in the network. The network is intended to reduce our dependence on leasing TPSA lines between MSCs and is intended to reduce our cost of sales, accordingly. We invested approximately E43.4 million in our SDH backbone network as of June 30, 2001.

     On July 24, 2001, the Government decided to reorganize the Ministry of Economy, the result of which was to organizationally transfer the division in the Ministry of Post and Telecommunications overviewing telecommunications operations to the Ministry of Economy. The Ministry of Post and Telecommunications has since been abolished.

BUSINESS STRATEGY

     Our strategic objective is to increase revenues, profitability and cash flow and to maintain our position as the leading provider of high-quality personal communication services in the Polish telecommunications market. Key elements of our strategy are the following:

PROVIDE SUPERIOR NETWORK QUALITY

     We have made and continue to make significant investments in the quality of the network to maintain competitive nationwide coverage and superior in-building reception to deliver the lowest percentage of dropped calls in the market. By focusing capital expenditures on providing comprehensive in-building coverage in major urban centers in Poland and enabling subscribers to receive and make wireless connections anywhere within those areas, we attract and retain subscribers who generate high usage. These subscribers are generally less price sensitive, less prone to switch operators and represent a lower credit risk. Maintaining a high quality network allows us to price our services at a premium relative to some of our competitors. The addition of the GSM 1800 License improved the network capabilities by allowing us to increase network capacity selectively in a capital efficient manner. We also invested in the construction of the SDH microwave backbone network to carry voice and data traffic. The backbone network is expected to reduce our reliance on leased lines from TPSA, particularly between our main MSC sites, support expected growth in Internet traffic, provide better transmission quality and reduce our operating costs. In addition, our GPRS platform covers twelve major Polish cities and suburbs and we expect our GPRS network to cover the whole of our GSM coverage area by the beginning of the third quarter 2001.

TARGET KEY MARKET SEGMENTS

     We believe that providing differentiated service packages, including access to value-added services, is a significant factor in increasing market share within key segments of the Polish telecommunications market. Currently we offer eight distinct post-paid tariff plans which permit subscribers to select the mix of monthly fees, airtime charges and value-added services that best suit their service requirements and frequency of calls. For those subscribers who do not choose post-paid plans, we offer pre-paid services under two tariff plans that have expanded our penetration in the cellular mass market and reduced our exposure to credit risk and the need for handset subsidies associated with the post-paid subscriber acquisition. Our tariff structure is intended to be simple and easily understood in order to attract new subscribers and to retain subscriber loyalty.

PROVIDE OUTSTANDING SERVICE

     We believe that high-quality customer service plays an important role in distinguishing us from our competitors, expanding our subscriber base and sustaining subscriber loyalty. We employ over 675 subscriber service representatives in our customer center located in Warsaw who operate a 24-hour toll-free subscriber service hotline, including directory assistance, mobile telephone service guidance, billing and other information. We have information systems that immediately activate services and which enable subscribers to migrate between different platforms. In 2000, we were awarded a number of ISO 9002 awards, including our ISO 9002 status for our customer care service, and our hotline was chosen as the best one among Polish wireless companies by the Polish magazine Computer World. Furthermore, we also provide subscriber support services such as handset servicing and billing inquiries at our 67 centers located in our retail outlets.

MANAGE CHURN AND BAD DEBTS

     Our management of subscriber churn has allowed us to maximize profitability and cash flow. During 1998, our average monthly churn rate was 2.2%. We calculate churn rate using widely accepted general principles (by dividing the number of deactivations during a given period by the average subscriber base for such period). However, during 1999, our monthly churn rate increased. In response, we initiated a handset upgrade program for our valued subscribers, instituted improved credit information sharing throughout our national distribution network and launched the first loyalty plan in the Polish telecommunications sector under which long-standing subscribers benefit from awards such as Era merchandise, free airtime and other rewards from our exclusive partners, including LOT Polish Airlines, British Airways, Panasonic and Kodak. Following the introduction of this program, our average monthly churn for the year ended December 31, 2000 decreased to 2.0% from 2.5% for the year ended December 31, 1999. The average monthly churn rate for the six months ended June 30, 2001 decreased to 1.6%, compared to 2.2% as an average for the six months ended June 30, 2000, mainly as a result of a decrease in churn rate for pre-paid customers. The churn rate for pre-paid customers decreased significantly to 0.3% for the six months ended June 30, 2001, compared to 2.5% for the six months ended June 30, 2000. This was primarily due to the change in the disconnection policy which took place in November 2000, and extended the coupon validity for pre-paid customers from six to twelve months, which resulted in a six month disconnection-free period as we effectively added six months to the coupon validity period. Our disconnections of pre-paid customers began to increase during the second quarter of 2001, as the disconnection-free period ended at the end of May 2001. In addition, we aggressively pursue collections and disconnect subscribers who pose a credit risk. We have created a proprietary credit database and have initiated a new dealer commission structure linked to the life of each subscriber acquisition.

MAINTAIN BRAND AWARENESS

     We have made a significant investment in our brand Era, which is one of the most recognized brands in Poland with an aided and unaided brand awareness of 84% and 62%(1), respectively. We believe that the high-level of our brand awareness assists us in attracting new subscribers. We believe that we have positioned the brand to stand for high quality, responsiveness and the high standard of service expected by business subscribers. In addition, we believe our pre-paid service, which we operate under the brand name Tak Tak, has become synonymous with pre-paid wireless services in Poland.

CAPITALIZE ON OUR RELATIONSHIP WITH MAJOR SHAREHOLDERS

     We have benefited from the experience, expertise and financial and operating support of DeTeMobil, Elektrim Telekomunikacja Sp. z o.o. and MediaOne and of their parent companies, Deutsche Telekom, Elektrim and Vivendi. These companies have significant experience in either managing high growth telecommunications ventures, building GSM networks in Europe or in implementing large scale infrastructure projects in Poland. We have used the resources and experience of these shareholders through the secondment of employees, the provision of consulting services and proprietary software to design the network as well as by benefiting from their combined purchasing power.

SERVICES AND PRODUCTS

SERVICES OVERVIEW

     We offer subscribers a basic post-paid service package, consisting of network access, call divert and forwarding, short message service, calling line identity (clip) and voice mail, all pursuant to eight alternative tariff plans. During 2000, we launched several solutions mainly dedicated to the business sector. See -- Value Added Services.

     The variety in tariff plans permit subscribers to select the monthly fees, airtime charges and value added services that best suit their service requirements and frequency of calls. A potential subscriber commences service upon payment of the purchase price of the handset and the subscriber identity module ("SIM") card.

     We have reduced the activation fee from time to time, in connection with particular promotions organized to attract subscribers. Nevertheless, our basic activation fee remains slightly above that charged by our competitors. Currently, we do not offer free activation or SIM cards as part of our promotional campaigns to prevent the attraction of subscribers who are lower service users and who may present higher credit risks than subscribers willing to pay the full activation fee.

---------------

(1) According to a new survey conducted for us by SMG Marketing Research 2000.

     Our tariff structure for services consists of a monthly service fee, airtime charges and additional monthly charges for the use of certain value added services. Our post-paid services are now offered through four tariff plans for business subscribers and four tariff plans for retail subscribers that vary the monthly service fee inversely with per minute airtime charges.

     In November 2000, we revised our strategy towards our customers and introduced new tariff plans. We revised tariffs for both our post-paid and our pre-paid (Tak Tak) subscribers and introduced new tariffs for business customers. We offer services that are branded to businesses. Era Biznes is aimed at large, medium or even one person or family firms and companies. The separate "private offer" is presented to all individual (or "private") users and contains both post-paid Era Moja and the pre-paid Tak Tak brands. Both Era Biznes and Era Moja include four tariff plans; Tak Tak includes two tariff plans.

     Changes to our tariff structure included:

     - bundled minutes included in monthly fee for all four business post-paid tariffs and for three out of four private post-paid tariffs;

     - bundled SMSs included in monthly fee for all business and private tariffs (for all post-paid tariffs);

     - elimination of differences between prices for connections within our network and connections outside our network (for all tariffs);

     -  out-of-charge voice mail for post-paid tariffs;

     - elimination of the peak/off-peak differentiation for all business tariffs; and

     - consistent "peak hours" definition for all private tariffs (including pre-paid and post-paid): from 8:00 a.m. to 6:00 p.m. from Monday to Friday.

     New subscribers are no longer offered old tariffs. The migration of existing subscribers from the old tariffs to the new tariffs is expected to be a prolonged process as old subscribers have a right to remain under the old tariff plans. Subscribers using old tariffs are currently allowed to migrate for a flat fee of PLN 30. Some subscribers may not migrate. We expect that the introduction of our new tariff plans will, in the short term, affect our revenues. We believe, however, that our new tariff plans and our accompanying marketing strategy will eventually enhance our competitive position and help us to defend our position as the leading supplier of wireless services in Poland.

     From the launch of the new tariffs until June 30, 2001, approximately 29.1% of our subscribers migrated to one of our new tariff plans.

  Business Customer Tariff Plans

     At present, approximately 68% of the existing businesses registered in Poland have at least one handset registered with us. On November 15, 2000, we introduced four new business tariffs: Era Biznes 10, Era Biznes 45, Era Biznes 100 and Era Biznes 220. Those tariffs are designed to accommodate all companies including: large, medium, small and one-person enterprises.

     The new business tariffs introduced fixed prices per minute (with no differences between peak and off-peak hours) and cancelled price differentiation between calls in our network and outside our network. The billing procedure changed as well and subscribers are now charged for each commenced 30 second interval of each call rather than for the first sixty seconds and every subsequent commenced thirty second period of each call, regardless of the number of seconds actually used.

     The new offer for business subscribers includes a system of rebates based on the number of SIM cards, longevity of the subscribers as a subscriber and monthly bill.

                                                          INCLUDED FREE IN
                                                          SUBSCRIPTION FEE
                                         SUBSCRIPTION   ---------------------   DOMESTIC     ROAMING      SMS      % OF TOTAL
TARIFF PACKAGE                               FEE         MINUTES    MESSAGES    OPERATOR      CALLS       FEE      SUBSCRIBERS
--------------                           ------------   ---------   ---------   ---------   ---------   --------   -----------
                                                                    (MESSAGE/                            (PLN/
                                                        (MIN/MTH)     MTH)      (PLN/MIN)   (PLN/MIN)   MESSAGE)
Era Biznes 10..........................      29.90          10          5         1.35      Foreign       0.50         2.6
Era Biznes 45..........................      59.90          45         10         1.10      Operator      0.50         2.6
Era Biznes 100.........................      99.90         100         20         0.85        Rate        0.50         3.1
Era Biznes 220.........................     199.90         220         40         0.59        +15%        0.50         2.3

  Retail Customer Tariff Plans

     We introduced four new retail subscribers tariffs: Moja, Moja 10, Moja 45 and Moja 100. These tariffs were designed for all subscribers that joined our network after November 15, 2000. Existing subscribers may also migrate to these tariffs.

     The differences between old and new tariff plans principally relate to charges on calls within our network or outside our network. In the new tariff plans, there is no difference in price between the two, with the peak time set from 8:00 a.m. to 6:00 p.m.

                                           INCLUDED FREE IN
                                           SUBSCRIPTION FEE          DOMESTIC OPERATOR
                                         ---------------------   --------------------------
                          SUBSCRIPTION                                       NIGHT, WEEKEND                SMS      % OF TOTAL
TARIFF PACKAGE                FEE         MINUTES       SMS       DAY(1)     AND HOLIDAY(2)   ROAMING      FEE      SUBSCRIBERS
--------------            ------------   ---------   ---------   ---------   --------------   --------   --------   -----------
                                                     (MESSAGE/                                            (PLN/
                           (PLN/MTH)     (MIN/MTH)     MTH)      (PLN/MIN)     (PLN/MIN)                 MESSAGE)
Era Moja...............      19.90            0          5         1.95           0.85        Foreign      0.50         5.3
Era Moja 10............      29.90           10          5         1.95           0.65        Operator     0.50        12.3
Era Moja 45............      59.00           45         10         1.35           0.60          Rate       0.50         4.2
Era Moja 100...........      99.90          100         20         1.00           0.60           +/-15%    0.50         1.1

---------------

(1) Monday -- Friday 8:00 a.m. -- 6:00 p.m.

(2) Monday -- Friday/Saturday, Sunday and Holidays -- 6:00 p.m. -- 8:00 a.m.

     Due to the relatively low average household income in Poland, we believe that many of our subscribers, including medium and high-volume users, prefer to enroll in a tariff plan with a lower monthly service charge. We believe that a certain number of our Era Moja subscribers will migrate to one of the Moja 10, Moja 45 or Moja 100 plans as they become accustomed to our services.

     Approximately 33.6% of our subscribers continue to use our older tariff rates, which are summarized in the table below.

                                                             AIRTIME TARIFF RATES(1)     AIRTIME TARIFF RATES(1)
                                                                   OUTSIDE ERA                  WITHIN ERA
                                                MONTHLY      ------------------------    ------------------------
TARIFF PACKAGE                                SERVICE FEE       PEAK        OFF-PEAK        PEAK        OFF-PEAK       NIGHT
--------------                                -----------    ----------    ----------    ----------    ----------    ---------
                                                 (PLN)       (PLN/MIN)     (PLN/MIN)     (PLN/MIN)     (PLN/MIN)     (PLN/MIN)
Hello.......................................     19.90          2.39          0.89          1.74          0.74         0.24
White.......................................     39.90          1.69          0.89          1.54          0.74         0.24
Plain and Simple............................     59.90          1.00          1.00          1.00          1.00         0.24
Blue........................................     89.90          1.09          0.59          0.94          0.44         0.24
Navy Blue...................................    129.90          0.89          0.49          0.74          0.34         0.24
VIP.........................................    199.90          0.55          0.55          0.55          0.55         0.24

---------------

(1) These subscribers pay for the first minute of each call regardless of the call's length and then for each thirty-second interval (or portion thereof) thereafter.

  Pre-paid Services

     Since June 1998, we have offered a pre-paid GSM service package under the brand name Era Tak Tak. This pre-paid service enables our subscribers to take advantage of a GSM service without paying a monthly subscription fee or entering into a contract. Our Tak Tak pre-paid service is designed to appeal to those who want to limit the amount they spend on their mobile calls. We offer two types of pre-paid tariff services: "Ja i Ty" or "You and Me", which provides a 15% discount to our subscribers for up to two of their favorite destination numbers; and "Caly Dzien" or "All Day", which provides our subscribers with a flat per minute price all day and a lower more competitive price on calls from 6 p.m. to 8 a.m. We believe that Tak Tak has become synonymous with pre-paid cellular service in Poland.

     Customers choosing a pre-paid service can purchase either a SIM pack, the prices of which start at approximately PLN 99 (which consists of a SIM card, required to open a pre-paid account, with a stored value of PLN 50) or the pre-paid bundle pack (which consists of a handset and a SIM pack) for approximately PLN 199 to PLN 499 depending on the handset chosen. Our subscribers can then purchase pre-paid vouchers of different denominations and validity periods. Pre-paid vouchers are sold in all of our company retail stores and in over 2000 other outlets, including national news stands, gas stations, ATM's, own stores and through Era branded dealers. If the pre-paid account is not topped up with a new voucher within a twelve-month period, the pre-paid account expires and any remaining balance is forfeited. As of June 30, 2001, our total subscriber base included approximately 1.1 million Tak Tak subscribers (32.8% of our total subscriber base).

                                                       LOCAL OPERATOR                     ERA WAP
                                                 ---------------------------    ---------------------------
                                                              NIGHT, WEEKEND                 NIGHT, WEEKEND    % OF TOTAL
TARIFF PACKAGE                                    DAY(1)      AND HOLIDAY(2)     DAY(1)      AND HOLIDAY(2)    SUBSCRIBERS
--------------                                   ---------    --------------    ---------    --------------    -----------
                                                 (PLN/MIN)      (PLN/MIN)       (PLN/MIN)      (PLN/MIN)        (PLN/MIN)
Ja i Ty........................................    1.99            0.99           0.48            0.34            18.6
Caly Dzien.....................................    1.49            1.49           0.48            0.34            14.2

---------------

(1) 8:00 a.m. - 6:00 p.m. (Monday - Friday).

(2) 6:00 p.m. - 8:00 a.m. (Monday - Friday), Saturday, Sunday and holidays.

VALUE ADDED SERVICES

     In addition to providing basic GSM telecommunications services, we also provide call divert and voice mail to all subscribers of our basic services, and voice mail to all our pre-paid subscribers. Our subscribers pay only for the additional airtime used in accessing the call divert service. We also provide additional value added services, and are developing new services to meet the needs of the evolving Polish market and to create new revenue streams. Eranet, our Internet service, combines Internet access with an email address that delivers messages directly to our subscriber's handset. Fax and data services are available for an additional monthly fee, and short message service is charged per message with the exception of INFO Era, which is a short message service information service charged on a monthly basis. During 2000, we launched several additional services mainly aimed at the business sector. These include:

     - Wireless Terminals connect credit card point of sale, or POS, terminals to authorization centers over the Era network instead of over fixed telephone lines. This allows credit card payments to be transacted in front of the customer, improving fraud security.

     - GSM Office provides several wireless services including free internal calls and wireless connections in specially equipped buildings.

     - VPN GSM allows our subscribers to set up virtual private networks within our network. The VPN GSM solution allows management of every user's permissions, 50% cheaper calls within a private network and shorter 3-6 digit telephone numbers for private network users.

     - FCT routes calls from fixed-line subscribers to our subscribers directly through our network without a requirement to interconnect with third-party fixed-line providers, thereby omitting interconnection charges and reducing overall costs.

     - SMS Supera allows the sending of SMSs to a group of pre-defined mobile phone numbers at once.

     - Fax Mailbox is an additional fee-free feature for Fax, Data and Voice Message System, or VMS, services. It is useful for subscribers who cannot receive incoming faxes, because they are unreachable or their phone is turned off. In these cases, the incoming fax is saved in the Fax Mailbox and is ready to forward to any fax machine later.

     We also introduced several new products in the six months ended June 30, 2001, which include:

     -  SMS-C Direct Access (SMS-C DA)

       In March, we launched our SMS-C DA service. Aimed at the business community, the service allows companies to implement SMS-based services for their customers. Examples include the recently launched service with Wielkopolski Bank Kredytowy, one of Poland's largest retail banks.

     -  Moja Era WAP

       This was our first effort to allow customers to personalize their WAP service, which is now ready to use under the name "Moja Era WAP". This feature allows our customers to manage their profiles on EraWAP's starting page and results in personalized WAP services.

     -  EraShop

       On February 14, 2001, we became the first company in Poland to offer its customers m-commerce services. Our subscribers are able now to, for example, order flowers through their WAP enabled mobiles. During the rest of the year, we are planning to expand the range of m-commerce services available.

     -  Mobile banking

       In March 2001, we launched our next banking service. Together with Wielkopolski Bank Kredytowy, we introduced our customer WBK24SMS services which enables our mobile users and WBK customers to control their accounts through SMSs. We will seek to extend the number of services offered under the mobile banking product line, as well as to extend the number of partners.

     -  Voice over Internet Protocol

       In January 2001, we introduced Voice over Internet Protocol, or VoIP. The first launch of a VoIP service in our network took place in December 1999, when we decided to launch VoIP on a limited basis as an alternative to similar services provided by TPSA. At the time, we were not able to introduce VoIP to all our customers, instead introducing our VoIP services on a test basis due to certain regulatory obstacles. However, as a result of the enactment of a new telecommunications law in January 2001, which regulates the usage of Internet services, we were allowed to launch VoIP commercially, which we believe will reduce the cost of international calls for our customers. In addition, from May 2001, we also began offering VoIP for roamers visiting Poland and using our network.

     -  E-mail2E-mail

       We launched this service in May 2001, and it allows our customers to send e-mails to defined addresses with security features. We act as a mail proxy when offering these services.

     -  Games

       In April 2001, we introduced games based on SMSs, WAP and the world wide web. Our games portfolio includes: JackPot, BlackJack, Intelekt and EraGotchi.

     -  Fleet Management

       This product, which is based on GPRS and GSM, is dedicated to supervise fleets of cars in the transportation business. Clients can monitor the real time locations of vehicles and receive and send data to the vehicles.

     Subscribers of our regular plans may purchase these services separately.

     Other value added services can be subscribed for as packages and have been bundled into the four categories below:

DLA WYGODNYCH           DLA WSZECHSTRONNYCH     DLA CIEKAWYCH           DLA ZAAWANSOWANYCH
-------------           -------------------     -------------           ------------------
Voice mail              Call waiting                                    Eranet electronic
                                                                        mail
Incoming call           Call suspension (call
  Identification        hold)
  (CLIP) call line
  Identification
  Presentation
Own number              Conference call         Text-based              Fax transmission
  presentation                                  information service
  Blockade (CLIR)                               (SMS)
  call line
  identification
  Restriction
Call forwarding         Call barring Detailed                           Data transmission
                        bill (for Business
                        tariffs only)

     The Dla Wygodnych or "Convenient" package is free to all business and retail subscribers. The Dla Wszechstronnych or "Comprehensive" package is free for all business, Moja 10, Moja 45 and Moja 100 subscribers. The Dla Ciekawychor "Curious" package is free for Era Biznes 100 and Era Biznes 220 subscribers, while the rest of our subscribers have to pay PLN 8 per month. The Dla Zaawansowanych or "Advanced" package costs PLN 20 per month.

     As the market for GSM services develops over time, we intend to introduce additional value added services.

HANDSETS AND ACCESSORIES

     We sell handsets and accessories separately from GSM services. Subscribers may also purchase a SIM card either with or without a handset. We sell a variety of handsets ranging from the basic to the most advanced models manufactured by some of the world's leading suppliers, including Alcatel, Ericsson, Motorola, Nokia, Panasonic and Siemens. In connection with certain promotions, we offer reduced price handsets that can only be used on our own network. The accessories we offer are priced competitively and are designed to enhance the convenience and functionality of a subscriber's handset, including carrying cases, batteries, car kits and recharging equipment. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Review -- Factors Affecting Expenditures -- Cost of Sales".

     We do not expect to achieve positive overall margins on handset sales, as these are often subsidized in order to attract subscribers. See "-- Marketing and Distribution -- Marketing Activities". Certain discounted handsets sold during a promotion are configured so as to accept only Era SIM cards or, a SIM lock. We intend to use SIM locks only to recoup the discounted cost of the handset and enable subscribers to unlock the handset on request in order to permit its use on other networks once we have recovered the discounted cost.

     We believe that the prominent position of our major shareholders within the cellular telecommunications market provides us with a substantial benefit when negotiating with handset suppliers.

INTERNATIONAL ROAMING

     Our digital wireless network currently uses GSM technology. GSM is the world's most widely used digital wireless technology, with more than 500 million users in more than 171 countries as of June 30, 2001. Because GSM is a standardized technology used throughout most of Europe and internationally, our subscribers can make and receive calls outside their home calling area in other countries that also operate a cellular telecommunications network on the GSM standard. As of June 30, 2001, we had entered into 188 international roaming agreements with GSM operators in 81 countries. The agreements cover all of the principal countries in Europe. In general, these international roaming agreements provide that when our subscribers use the services of a corresponding GSM network operator in another country, we are responsible for payments of charges for those services used in accordance with the corresponding GSM network operator's tariff. We pass these charges through to the relevant subscriber, together with an additional surcharge of 15%.

     Currently, we receive relatively small amounts of revenue from charges for roaming calls. Although we expect these revenues to increase along with the network and subscriber base, we do not expect overall revenues from charges for roaming calls to be material to overall results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

BILLING AND SUBSCRIBER MANAGEMENT

     The integrity and flexibility of our billing and subscriber management system are important components of our strategy of providing efficient and responsive subscriber service. It also allows us to generate accurate and timely subscriber information and analysis. DeTeMobil and its affiliates supervised the installation of our billing and subscriber management system. DeTeMobil and its affiliates continue to provide us with operational training and technical support, while we cooperate on sales and purchases of goods.

     Our subscribers are billed on a monthly basis and may pay their bills either at our retail stores, banks or post offices or through direct debit services. We also use data obtained from our billing system to generate a subscriber lifetime value profile for each of our subscribers. This contributes to the development of our different tariff packages and the measurement of the effectiveness of our promotional and advertising campaigns, which we then use in developing our new services and marketing strategies.

     As in other emerging-market countries, Poland does not have a nationwide credit bureau for individuals, and it is difficult to verify the creditworthiness of potential subscribers. We do, however, have an internal credit risk management team that conducts credit checks on our new subscribers, primarily by verifying addresses and through bank references, and we are in the process of developing a credit risk profile model. We have also created a proprietary credit database and use our billing system to generate subscriber usage reports on subscribers that have exceeded pre-assigned credit limits or have failed to pay their bill. Based on these reports, our credit and risk management team can contact subscribers, and depending on the circumstances, a subscriber's service may be deactivated. We also provide independent dealers and retail stores with weekly electronic subscriber management reports. Additionally, our dealer commission structure is linked to the life of each subscriber acquisition. Overall, we pursue collections aggressively and disconnect subscribers who pose a credit risk.

     We aim to effectively manage our subscriber churn in order to maximize profitability and cash flows. We calculate churn rate using widely accepted general principles (by dividing the number of deactivations during a given period by the average subscriber base for such period). Since the beginning of 1997, our average monthly churn rate has been 2.4%. However, during the fourth quarter of 1998 and the first quarter of 1999, our monthly churn rate increased. In response, we initiated a handset upgrade program for our valued

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subscribers, instituted improved credit information sharing throughout our national distribution network, and launched the first loyalty plan in the Polish telecommunications sector. Under our subscriber loyalty program, our long-standing subscribers benefit from awards such as Era merchandise, free airtime and other rewards from our exclusive partners, including LOT Polish Airlines, British Airways, Panasonic and Kodak. The average monthly churn rate for the six months ended June 30, 2001 decreased to 1.6%, compared to 2.2% as an average for the six months ended June 30, 2000, mainly as a result of a decrease in churn rate for pre-paid customers. The churn rate for pre-paid customers decreased significantly to 0.3% for the six months ended June 30, 2001, compared to 2.5% for the six months ended June 30, 2000. This was primarily due to the change in the disconnection policy which took place in November 2000, and extended the coupon validity for pre-paid customers from six to twelve months, which resulted in a six month disconnection-free period as we effectively added six months to the coupon validity period. Our disconnections of pre-paid customers began to increase during the second quarter of 2001, as the disconnection-free period ended at the end of May 2001.

MARKETING AND DISTRIBUTION

     Our marketing and distribution efforts are designed to develop brand leadership for Era, including Tak Tak, and to enable us to target specific segments of the Polish telecommunications market, particularly those subscriber profiles with high subscriber lifetime values. Currently, we target the professional and business segments with post-paid products and the mass market with pre-paid products.

MARKETING ACTIVITIES

     Our marketing efforts are currently focused on potential subscribers who are likely to recognize the enhancements in productivity that may result from having a mobile phone, and others who are unable to otherwise access wireline telephony because of the relatively long waiting times for telephone installation common in Poland. Our primary target markets for GSM services are small-to-medium-size businesses, professionals and large corporations who generally use tariff plans consistent with high volume usage and also high-volume private subscribers. We seek to attract business and private subscribers by providing certain value added services, including call waiting and conference call facilities, free of charge.

     We have used extensive national advertising campaigns to create awareness and to promote the benefits of subscribing to an Era service. We advertise primarily through television advertising and also use print media, billboards and radio advertising. The brand name Era GSM was selected after an extensive name search and customer research program because it is short and easy to remember. In February 2001, we changed our brand name to Era as we are now a holder of the UMTS License as well as a GSM operator. We have also developed the product name Tak Tak to promote our pre-paid services. In October 1999, we launched a customer loyalty program called "Stokrotka" or "Gratitude," which was the first major such program of its kind offered in the telecommunications industry in Poland. This campaign is designed to provide our subscribers with incentives based on usage, payment and longevity. Modeled on airline mileage award programs, our subscribers are awarded benefits such as Era merchandise, and free cellular airtime, as well as the merchandise of our program partners.

     We also believe that demand for GSM services in Poland is stimulated by promotional campaigns which offer reduced prices for GSM services and accessories. We have engaged in such campaigns from time to time, offering handsets at reduced prices and reduced activation fees during specific periods. In general, however, we avoid promotional techniques such as providing free airtime or waiving activation or monthly fees, because we believe that these types of incentives tend to attract passive or inactive subscribers as well as subscribers who are higher credit risks.

     Subscribers who purchase services as a result of a promotional campaign may not cancel their subscriptions until the expiration of a minimum period (generally two years), unless the subscriber pays us an additional amount equal to the discount he or she received on the full cost of their handset. Other subscribers may cancel their subscriptions upon one month's notice to us without charge.

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DISTRIBUTION CHANNELS

     We have established distribution channels through a number of independent dealers and our own retail stores and sales force.

     In the fourth quarter of 2000, we restructured our Strategy, Marketing and Sales department. This department is now divided into a business customer division and a retail customer division to better meet market needs and to be able to adapt distribution channels to the market segments.

     Our largest distribution channel is our network of 25 independent dealers (as of June 30, 2001) that is operated through 915 outlets, consisting primarily of retail stores, and 640 authorized business advisors. In addition to our services and products, these dealers typically sell other products, such as cameras and office automation equipment. During the six months ended June 30, 2001, our dealers accounted for approximately 66.7% of basic services subscribers acquired by us during the same period. We generally enter into an agreement with each of our dealers which provides that the dealer will not market or sell telecommunications services of our competitors. Our ability to enforce this provision may be limited by the terms of our GSM Licenses and Polish anti-monopoly regulation. Our dealer agreements generally have no predetermined term and may be cancelled by either party at any time subject to three months' notice.

     We pay our dealers a commission based on the number of new subscribers acquired and a bonus for acquiring subscribers in excess of quarterly targets established by us. We retain the right to "claw back" a certain percentage of the commission paid to a dealer to the extent that a subscriber does not remain an active service user during a period of up to six months after activation. We established a Partnership Incentive Plan to award dealers that achieve high volumes of activations per point of sale and are timely with payments to us for product and activation sales. The Partnership Incentive Plan provides for increased commissions and additional bonuses to our dealers. We also offer our dealers a cooperative advertising plan whereby we pay a portion of the dealer's cost of advertising.

     We provide our dealers with handsets during promotions at a price slightly lower than the promotion price. Those handsets that remain unsold at the end of a promotion may be returned to us. We also cooperate with dealers to increase our brand awareness by providing them with ancillary point of sale materials, event financing, packaging, brochures and promotional stands.

     Our retail distribution channels currently consist of 67 owned retail stores. These stores are located in the central, high traffic areas of Polish cities and only sell our cellular services, handsets and ancillary products. Our employees at the retail stores are paid a salary, plus commissions based on the number of activations they sell. We believe that our retail stores are a valuable promotional vehicle for our services and products, offering a wider range of customer services and support than those offered by our dealers at the relevant point of sale. Each of our retail stores has customer service staff capable of immediately activating a new subscriber as well as responding to billing and other inquiries from our current subscribers. We also provide handset servicing in the retail stores, including providing our subscribers with temporary replacement handsets in the event that the broken handset is returned to the manufacturer for repair.

     We believe that our direct sales force provides an important resource to our strategy of increasing the proportion of our subscribers using business tariff plans, as well as attracting higher usage customers. Our direct sales force has 100 authorized advisors responsible for the acquisition and servicing of our major business accounts. Our authorized advisors are paid a base salary plus a commission for each new activation.

     During the six months ended June 30, 2001, our direct sales channel and own shops accounted for 6.4% and 26.9%, respectively, of the total number of new basic services subscribers acquired by us during the same period.

     We believe that our retail sales and direct sales forces, by offering higher quality service, can achieve a higher level of sales to high-volume subscribers than our dealers, and in the case of our direct sales force, a more focused marketing effort on desirable major accounts.

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NETWORK AND FACILITIES

NETWORK INFRASTRUCTURE

     Assisted by our internal engineering specialists, DeTeMobil employees designed and planned our network infrastructure and utilized DeTeMobil's proprietary cell site planning software to do so. We now rely on our internal engineering employees to operate and maintain our network. Components, subsystems and interfaces constituting our network are supplied on a turnkey basis by Alcatel, Ericsson and Siemens.

     Our infrastructure of cellular networks is based upon the division of the geographical area covered by our network into a number of cells that have diameters ranging from a few hundred meters to up to 30 kilometers. Each cell contains one or more transceivers at a base transmission station or, BTS, that communicate by radio signal with active cellular subscribers in the cell. Transmissions between cellular telephones and BTSs generally cover no more than the diameter of the cell, and therefore can be made at relatively low power. In a GSM cellular network, the BTSs installed in each cell are connected to base station controllers or, BCS, which in turn, are connected to a mobile switching center. MSCs are connected to other MSCs in the same network and to other fixed and cellular networks. MSCs control the routing (and call record) of calls and allow cellular telephone users to move freely from cell to cell while continuing calls. Connections between BTSs, BSCs and MSCs consist of transmission lines, including fiber optic cables, copper cables and microwave links.

     At June 30, 2001, our GSM network comprised the Base Station Subsystem of 4,715 Base Stations and 130 Base Station Controllers; 25 Mobile Switching Centers and the Operations and Maintenance Subsystem and the Network Management Center, both of which are located in Warsaw and enable us to centrally manage and coordinate network operations and maintenance. From our Network Management Center in Warsaw, we monitor service provided by our network. To mitigate the effects of potential switching failures or failures of other network elements, we have installed back-up equipment and have constructed alternative routes between our critical network elements. As of June 30, 2001, our network covered approximately 95.0% of the geographic area of Poland representing approximately 99.0% of the total Polish population.

     We hold nationwide GSM Licenses to operate in the 900 MHz bandwidth (license granted February 1996) and in the 1800 MHz bandwidth (license granted in August 1999). The increase in available bandwidth provided through the 1800 MHz license has created significant additional capacity for both our voice and data services. We were also granted a UMTS License on December 20, 2000, which will allow us to offer UMTS services.

     The smaller cell radius of GSM 1800 requires a larger amount of network equipment and generally raises the cost of operating such a system relative to a GSM 900 system, particularly in rural areas. Although we commenced operations of our GSM 1800 service in March 2000, we are rolling out this service selectively. This network is primarily intended to serve urban, densely populated areas and other areas of high telephone usage, in which our GSM 900 network already features a high density of BTSs and relatively small cell sizes. Calls are switched between our GSM 900 and 1800 networks to maximize capacity and efficiency, our subscribers do not notice any difference or experience interruption as calls are switched between the networks by their dual-mode GSM 900/1800 handsets.

     Several transmission lines for GSM network connections between BTSs, BSCs and MSCs have been leased from TPSA. In order to reduce dependence on TPSA, we have built out our own SDH microwave backbone network. Our SDH microwave backbone network connects the major centers served by our GSM networks, and will reduce but not eliminate our need for leased lines from TPSA. The initial phase of the roll-out of our SDH microwave backbone network was completed in the first quarter of 2001. The last five links of our network were opened on June 28, 2001. The network consists of 19 long distance links with a length of 3,600 km and connects the 12 most important metropolitan centers including Warsaw, Krakow, Gdansk and Szczecin where our mobile switching centers are located. We believe that our network is the biggest of its kind in Poland, allowing us to achieve two-way transmission speed of 155 megabits per second.

     A centralized management system, supported by maintenance services of the most important nodes in the network, is aimed at guaranteeing the reliability of the network.

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     We anticipate that our UMTS network equipment will principally consist of air-interface equipment: base stations, or Node Bs, Radio Network Controllers, or RNCs, and Mobile Switching Centers, MSCs. In order to carry the additional data traffic and provide the additional services made possible by the high data rate capabilities of the air interface, additional investments in other parts of the network that would be necessary for GSM include: expanded data transmission capacity, IP routers and/or Asynchronous Transfer Mode, or ATM, switching for data service connections, additional Intelligent Networking (IN) equipment, Application Servers and additional billing capabilities.

     Under the terms of our UMTS License, we must begin commercial service using the UMTS frequencies between 1 January 2003 and 31 December 2003. To meet this obligation and in order to be ready to support our strategy of providing a high quality network offering the most advanced services, we currently intend to begin testing UMTS network equipment in cooperation with our key suppliers late in 2001 and then entering into commercial agreements for the purchase, installation and integration of UMTS start-up networks during 2002.

     These plans can be affected adversely by any delay in equipment supply on the part of any one or more of our key suppliers. In order to offer seamless UMTS, GPRS and GSM services during 2003, we expect to work closely with our key suppliers and integrate the new UMTS network equipment into our overall network architecture. Once the new equipment is successfully integrated and new multi-mode GSM 900/1800/GPRS/ UMTS hand-sets are available, we expect to offer our UMTS subscribers seamless services supporting voice traffic and data services and we expect to be able to switch between different air interfaces offering the highest quality and transmission speeds at our subscribers' specific locations.

     Integration of our UMTS network into our existing network may be further complicated by the fact that we cooperate with three major infrastructure suppliers on our GSM standards (Alcatel, Ericsson and Siemens). We may select our UMTS supplier from one or more of these companies and/or choose to introduce additional suppliers. We believe, however, that by relying on a variety of suppliers, given the uncertainty over UMTS delivery schedules, we mitigate the risk of the late delivery of equipment. One of our competitors has one major supplier and the other has three major suppliers, one of which (Ericsson) is also one of our suppliers.

     The exact timing, size and scope of our UMTS roll-out will depend on a number of factors including:

     -  availability of equipment in terms of functionality and quantity;

     -  availability of handsets;

     - uptake of higher bandwidth services by our subscribers. We anticipate that the higher the bandwidth requirements, the closer together we would be required to build our UMTS base stations and therefore the higher our capital investment requirements would be;

     - competitive pressure to compete on coverage of UMTS quality services (compared to the slower GPRS data transmission standard that will be available in geographic areas covered by GSM but not by UMTS);

     - the timing of the Polish military in meeting its obligations to vacate existing frequencies to be used by our UMTS network;

     - the business plan of any fourth new entrant into the Polish mobile telephony market and any subsequent new entrant (which is not currently foreseen by the Polish Government) and any rights which they may be given by the OTR to use the GSM networks of their competitors; and

     -  voice traffic demands currently being satisfied through GSM.

     Once UMTS equipment becomes commercially available, we intend to focus more on capital investment in UMTS technologies and simultaneously significantly reduce our annual rate of investment in the existing GSM 900 and GSM 1800 technologies. In particular, capacity extensions required to support our increasing subscriber base can be provided in areas where UMTS is rolled out by UMTS equipment. From the fourth quarter 2002 onwards, we expect to see a significant shift in our capital expenditure from GSM to UMTS

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standards while the overall levels of capital investment will continue at current or higher levels until the UMTS geographical roll-out is completed.

NETWORK QUALITY

     Our network has been designed to provide comprehensive high-density coverage in major urban centers within Poland. The high density of coverage in urban areas, which results from using cells of approximately one kilometer in diameter as opposed to cells of approximately 30 kilometers in diameter in rural areas, enables subscribers to receive and make wireless transmissions anywhere within those urban areas, including inside buildings. We believe that our ability to provide indoor reception and transmission in major urban areas is a significant advantage in the Polish cellular telecommunications market. We also believe that our focus on high-density coverage in urban areas at the early stage of our network development has been more economical than attempting to increase density of coverage in these locations at a later stage.

     We regularly monitor our network and attempt to alleviate congestion by adding BTSs where necessary. In addition, our network is regularly monitored by external companies. According to an audit conducted by ASCOM, an independent Swiss-based telecommunications network quality research company, for May 2000 that covered the eight largest cities and ten biggest routes in Poland, the ratio of dropped calls on our network (the percentage of calls not completed or involuntarily terminated because all circuits are busy or because access to our network is unavailable, as measured between 8:00 a.m. and 10:00 p.m. Monday through Friday) was approximately 4.6%. The dropped call rate depends both on the performance of our network and, to the extent a call is initiated or terminated in another network, on the performance of that other network. We are unable to accurately estimate the dropped call rate for calls transferred from one of our own mobile switching centers to a wireline subscriber. The additional capacity granted under our GSM 1800 License further alleviate congestion on our network, which decreased our dropped call rate. Additionally, in 1999, we were awarded ISO 9002 status for the operational quality of our Network Management Center's monitoring activities.

CELL SITE PLANNING

     Cell site planning, which we historically carried out jointly with our major suppliers, is now principally done internally. Our design for network coverage is determined with the aid of a specialized software package developed by DeTeMobil. In 1997, we entered into an agreement with DeTeMobil governing our continued use of this software. The agreement provides for an automatic annual renewal unless terminated by either party after giving three months notice.

     In 2000, we were further awarded with ISO 9002 status for our GSM Network Strategic Planning.

NETWORK CONSTRUCTION

     As of June 30, 2001, our GSM 900 network covered 95.0% of Poland's geography and 99.0% of Poland's population. We have established a project management team that reviews the progress of our GSM 900 network build-out on a monthly basis to ensure that the pace of the build-out is sufficient to meet the requirements of our GSM 900 License. In addition, with each of our major suppliers, we have entered into contracts of intent relating to network equipment purchases for 2000 and a portion of 2001. These arrangements contemplate that the suppliers will receive financial incentives for achieving certain targets related to the schedule for our network build-out.

     We commenced our GSM 1800 operations in March 2000. There is only one requirement in our GSM 1800 License relating to achieving specified levels of population or geographic coverage. Under the terms of our GSM 1800 License we must achieve combined geographic coverage by both of our GSM 900 and 1800 networks, taken together, of 90% by June 2004. Our GSM 900 License requires 84.9% GSM 900 geographic coverage by the end of 2000, and we met this requirement at the beginning of 2000. Since the achievement of required coverage is less pressing under our GSM 1800 License, we are rolling out our GSM 1800 network selectively, choosing areas most in need of the higher capacity afforded by such networks. The costs of further construction of our networks will thus become primarily "variable" costs

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rather than "fixed" costs, as decisions to expand will be driven principally by increases in call volume, rather than the need to meet license requirements.

     UMTS operates on the 2 GHz band and therefore the radio signals emitted from the Node-Bs and handsets exhibit somewhat weaker propagation characteristics than GSM 1800 signals. Accordingly, significantly more base stations are required to provide signal coverage of a given geographical area with UMTS than with GSM 1800. Nonetheless, we believe that we can reconfigure a high proportion of existing GSM 900 and GSM 1800 sites in urban areas to provide high quality UMTS coverage. This is because the regular occurrence of tall buildings limits the ability of network designers to provide capacity and coverage with GSM networks without limiting the range of the signals emitted by the base stations. Accordingly, a substantial proportion of the sites needed for GSM coverage (once traffic levels are high) may be used for UMTS. Our network designers intend to reuse as many existing GSM sites as possible in order to reduce the time to roll-out the network, capital investment costs to find and adapt sites and to build towers and reduce operating costs by minimizing site rental costs.

     In less built-up areas, we believe that UMTS coverage will require significantly more sites than GSM 1800 coverage. Once we have achieved our license requirements, the key factor that would drive us to invest in coverage of such areas will be the take up of UMTS services requiring the higher bandwidth afforded by UMTS relative to GPRS. Our marketing teams will set the priorities for expanding coverage and we expect to balance the incremental revenues available from the additional service capabilities and higher quality against the high capital investment requirements and additional operating expenditure requirements. However, as we aim to compete on quality and range of services, to some extent our coverage strategy will be driven by the actions of our competitors in expanding their coverage. We therefore expect to maintain at least the same coverage as our competitors while this strategy continues to meet our commercial and financial targets.

MAINTENANCE OF THE NETWORK

     Each of our network supply agreements provide that the supplier is obligated to provide maintenance, spare parts and relevant upgrades for the software and hardware supplied under such agreements for a period of 15 years following the date of our commercial acceptance of the relevant component. The suppliers warrant equipment for 24 months from the date of acceptance and provide maintenance training to our employees. With respect to software, each supplier is required to:

     - take action to remedy any defect or malfunction in the software provided within four hours of the occurrence of a defect or malfunction, or reimburse us for the services of a third party;

     -  provide a help desk to support us;

     -  release upgrades or updates for its software to us; and

     - cooperate with us on the management of release procedures for its software.

     With respect to hardware, each supplier is required to:

     -  make replacement parts available to us at market rates;

     - repair and replace parts of our network pursuant to either a monthly account with us or compensation on a case by case basis; and

     - make us aware of and offer to provide us such enhancements, upgrades and evolutionary improvements to hardware in our network.

SUPPLIERS

     Ericsson and Siemens designed, manufactured, delivered, installed, commissioned and prepared our GSM network, including mobile switching centers, base stations and base station controllers, operation support systems and cross-connect systems equipment. These suppliers now provide maintenance and repair services for our network, and we intend to utilize these suppliers, together with Alcatel, to provide new equipment necessary for our GSM 1800 network and the completion of the final stages of our GSM 900 network. We

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believe, however, that there are a number of other companies capable of supplying GSM network equipment, given the compatibility and interchangeability of equipment among different vendors ensured by GSM standard specifications.

     We currently intend to begin testing UMTS network equipment in cooperation with our key suppliers late in 2001 and then entering into commercial agreements for the purchase, installation and integration of UMTS start-up networks during 2002.

     During 2001, we expect to commence offering GPRS standards. GPRS enables conventional GSM infrastructure to support higher data transmission speeds on a GSM network. GPRS requires additional investment in the GSM network, primarily in the form of new network software but with some hardware upgrades. We expect our subscribers using GPRS handsets to benefit from higher and extended Internet access and delivery speeds than that offered by GSM. GPRS is a service that operators worldwide are developing and that is expected to be compatible with UMTS. Many operators believe that GPRS is a relatively inexpensive way of developing, marketing and testing customer demand for third generation services.

     The three Polish mobile operators are all in the process of rolling out GPRS network upgrades. However, the commercial availability of GPRS depends on the adequate availability of GPRS compatible handsets. GPRS compatible handset suppliers are currently expecting to have sufficient quantities available by the second half of 2001. We expect to begin offering commercial GPRS services during the second half of 2001. Initially, the operators are expected to focus GPRS services to premium business subscribers.

     To encourage use of GPRS, operators are expected to heavily subsidize GPRS handsets in order to ensure that their premium subscribers do not migrate because of their competitors' special offers. We believe that GPRS represents an excellent bridge in developing the core competencies necessary to be a successful UMTS operator and represents an opportunity to mitigate the many risks associated with UMTS prior to our committing substantial resources to our UMTS roll-out in late 2002.

THE LICENSES

GSM 900 LICENSE TERMS

     General

     Following a competitive tender, on February 23, 1996, we received a license which granted us:

     - a concession to provide telecommunications services according to European telecommunications GSM standards in the 900 MHz frequency band;

     -  a permit to install and use GSM network equipment;

     -  an allocation of 37 channels within the 900 MHz frequency band; and

     - an allocation of telephone numbers with the prefix 602 and 604 (and subsequently 600 and 608 were added).

  Fees

     We were required to pay to the Polish government a fee equal to the Zloty equivalent of E217,731,831 for our GSM 900 concession. This fee is payable in six installments with the first installment due upon the grant of the license and one installment on each March 31 thereafter. We paid E101,494,831 of this fee in 1996, E1,980,000 on March 31, 1997, E8,107,000 on March 31, 1998,
E15,730,000 on March 31, 1999, E34,320,000 on March 31, 2000 and E56,100,000 on
March 31, 2001. See Notes 19 and 20 to the Financial Statements for the period ended December 31, 2000 and Notes 18 and 19 to the Financial Statements for the year ended December 31, 1999. In addition, we are required to pay to the OTR an annual fee for each of the permit and frequency allocation in an amount that is determined under the ordinance of the Ministry of Finance and the Ministry of Communications. This amount was set at PLN 2,368,000 for the first year of

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operation (following the award of our GSM 900 License), PLN 3,872,000 for the second year, PLN 3,990,000 for the third year and PLN 4,500,000 for each of the following years.

     In addition, we are required to pay an initial fee of PLN 500 for the permit and frequency allocation for each base station and PLN 250 for any changes in this permission. We are also obligated to pay a fixed annual fee of PLN 160 for each of the channels used by each base station.

  Term

     Our GSM 900 License was issued for a term of fifteen years and allows us to apply for an extension for an agreed period one year prior to its expiration date. Our GSM 900 License is not transferable. Therefore, any transfer of business would require a revocation and reissuance of our GSM 900 License. In addition, the approval of the Ministry of Communications is required in the event that an acquisition of our shares or any rights to our shares by a single entity would, together with any shares or rights currently held by that entity, result in that entity having rights to an ownership percentage of our shares in excess of 10%, 25%, 33% or 50%, respectively.

     Under the terms of our GSM 900 License, we are not entitled to request additional frequency until five years after the commencement of commercial operations and we must comply with the terms and conditions of our GSM 900 License. In November 1997, however, the Ministry of Communications allocated to us eight additional channels.

  License Conditions

     Our GSM 900 License is subject to a number of commercial and technical conditions. While Polish law provides that our GSM 900 License may be revoked or limited in the event that we fail to meet any of these conditions, we believe that we are currently in material compliance with all of our GSM 900 License conditions.

     Our GSM 900 License contains certain coverage and technical criteria, including a requirement that the dropped call rate not exceed 5% during peak hours and that we attain geographical coverage of 63.4%, 79.6%, 84.2% and 84.9% and population coverage of 73.1%, 90.1%, 94.8% and 95.6% by the end of 1997, 1998, 1999 and 2000, respectively. We have met these coverage requirements for each year.

     Our GSM 900 License requires us to provide certain emergency connections free of charge and to provide certain priority services to Polish governmental entities.

     Our GSM 900 License generally requires us to comply with certain competition and anti-monopoly rules currently in force in Poland. Our GSM 900 License also specifically prohibits exclusive arrangements with "service providers". We believe, however, that our dealers are not "service providers" as the term is used in our GSM 900 License with reference to airtime providers, and therefore, our exclusive contracts with our dealers do not constitute a violation of our GSM 900 License conditions. See "-- Marketing and Distribution".

     In its original form, our GSM 900 License prohibited the establishment of transmission links between elements of our GSM network and required us to lease transmission lines from TPSA. Our GSM 900 License also prohibited any form of interconnection between our network and other wireless networks including wireless networks outside Poland, without using TPSA's transmission lines. On January 17, 1997, however, pursuant to a complaint from the Polish Ombudsman, the Polish Supreme Administrative Court repealed these prohibitions on the grounds that the Minister of Communications had insufficiently substantiated the rationale for imposing these restrictions. In response, the Minister of Communications issued a decision dated May 13, l997, amending our GSM 900 License to permit us to install and use a transmission infrastructure to connect elements of our own GSM network. We are still required to use transmission lines leased from TPSA to interconnect each mobile switching center and to interconnect our network with that of TPSA's unless TPSA is unable to provide such leased lines to us within one month following the request. Also, the interconnection with other mobile telephony networks was permitted only between mobile switching centers, which meant in practice that we had to use leased lines from TPSA to connect with other mobile telephony networks. On

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April 27, 1998, the Supreme Administrative Court repealed these restrictions on the grounds that the Minister of Communications did not provide sufficient reasons for its decision and on the grounds that the restrictions might be incompatible with the competition provisions of the Europe Agreement dated December 16, 1991. Pursuant to this judgment, we are free to connect components of our network and to interconnect with other cellular providers in Poland without using leased lines from TPSA. We are also free to lease lines from other operators which can provide such service. In addition, this judgment allowed us to build the SDH microwave backbone network. See "-- Network Infrastructure".

     We currently lease transmission lines from TPSA to interconnect the elements of our GSM network. Tariffs for the lease of these transmission lines are based on the distance between elements of our GSM network and the length and capacity of the relevant transmission line. The Polish Office for Competition and Consumer Protection found these increases to be anti-competitive. Pursuant to the Interconnect Decision, described below, we are entitled to a 60% discount on TPSA's standard leased line tariffs and certain additional incremental discounts. See "-- Interconnect Agreements". We may, in appropriate circumstances, seek to lease transmission lines from third parties such as railway or electricity companies.

GSM 1800 LICENSE TERMS

  General

     On August 11, 1999, we received a license granting us:

     - a concession to provide telecommunications services according to European telecommunications GSM/DCS standards in the 1800 MHz frequency band;

     -  a permit to install and use GSM/DCS network equipment;

     -  an allocation of 48 channels within the 1800 MHz frequency band; and

     -  an allocation of telephone numbers with the prefix 606.

     This license permitted us to use these new 1800 MHz frequencies beginning March 1, 2000. We started installing the necessary GSM/DCS equipment at the end of 1999 and have continued to install such equipment; we commenced offering GSM 1800 services in selected areas on March 1, 2000.

  Fees

     We are required to pay to the Polish government a fee equal to the Zloty equivalent of E100,293,000 for our GSM/DCS concession which is payable in four installments. We paid E50,146,500 of this fee in 1999 and E16,715,500 on August 31, 2000 and we are required to pay E16,715,500 on each of August 31, 2001 and 2002. See Notes 19 and 20 to the Financial Statements as of and for the year ended December 31 2000, and Notes 18 and 19 to the Financial Statements as of and for the year ended December 31, 1999. In addition, we are required to pay to the OTR an annual fee for each of the permit and frequency allocation in an amount that is determined under the ordinance of the Ministry of Finance and the Ministry of Communications. This amount has been set at PLN 3,072,000 for the first year of license operations, PLN 3,648,000 for the second year, PLN 4,224,000 for the third year and PLN 4,800,000 for each of the following years.

  Term

     Our GSM 1800 License was issued for a term of fifteen years and provides that we may make an application to extend the term for an agreed period one year prior to its expiration date. Our GSM 1800 License is not transferable. Therefore, any transfer of business would require a revocation and reissuance of our GSM 1800 License. In addition, the approval of the Ministry of Communications is required in the event that an acquisition of our shares or rights to acquire our shares by a single entity would, together with any shares or rights currently held by that entity, result in that entity having rights to an ownership percentage of our shares in excess of any of 10%, 25%, 33% or 50%.

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  License Conditions

     Our GSM 1800 License is subject to a number of commercial and technical conditions. While Polish law provides that our GSM 1800 License may be revoked or limited in the event that we fail to meet any of these conditions, we believe that we are currently in material compliance with all of our GSM 1800 License conditions.

     Similar to our GSM 900 License, our GSM 1800 License requires that we meet certain coverage and technical criteria, including a requirement that the dropped call rate not exceed 5% during peak hours and that we attain geographical coverage combined with the 900 MHz and 1800 MHz frequencies of 90% by June 2004. We have already exceeded this level of coverage.

     Our GSM 1800 License requires us to provide certain emergency connections free of charge and to provide certain priority services to Polish governmental entities.

     Our GSM 1800 License generally requires us to comply with certain competition and anti-monopoly rules currently in force in Poland. Our GSM 1800 License also specifically prohibits exclusive arrangements with other service providers. We believe, however, that our dealers are not "service providers" as the term is used in our GSM 1800 License with reference to airtime providers, and therefore, exclusive contracts with our dealers will not constitute a violation of our GSM 1800 License conditions. We are free to connect components of our GSM 1800 network and to interconnect with other cellular providers in Poland without using leased lines from TPSA. We are also free to lease lines from other operators which can provide such services. However, our GSM 1800 License requires us to use TPSA leased lines to connect TPSA toll switches with our MSCs. Generally, tariffs for the lease of these transmission lines are based on the distance between the elements of our GSM network and the length and capacity of the relevant transmission line. The current TPSA interconnect agreement covers the leasing of transmission lines from TPSA for the GSM 1800 network, as the GSM 1800 MHz License allows us to extend our network capacity rather than build a new network.

UMTS LICENSE

  General

     During the second half of 2000, the Polish Ministry of Telecommunications ran a tender to offer five UMTS concessions for the Polish market. Operators would have been able to start offering services from January 1, 2002 and the licenses were to be awarded on the minimum fee of E750 million, an additional payment to be proposed by the bidder and the assessment of the bidder's credibility, financial standing and plans for offering UMTS services.

     During the course of the tender process, as a result of negative reactions on the part of prospective bidders, the Ministry of Telecommunications revised its requirements several times but was ultimately successful in receiving only three bids on December 2, 2000, one from each of the incumbent cellular operators, including PTC. The Ministry of Telecommunications decided to cancel the tender and instead issued concessions to the incumbents on substantially modified terms (see below) by way of an administrative decision.

     After the UMTS bidding process was cancelled in the beginning of December, 2000, we requested that the Ministry of Telecommunication grant UMTS Licenses without a bidding process. On December 20, 2000, the Ministry granted UMTS Licenses to the three existing operators. The license grants us:

     - a concession to provide telecommunication services according to UMTS telecommunication standards;

     -  a permit to install and use a UMTS network; and

     - an allocation of two 14.8 MHz frequency blocks and one 5 MHz frequency block in the 2 GHz frequency band. These blocks are currently used by the Polish Armed Forces. The terms of our UMTS License provide that these blocks will be available from January 1, 2003.

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  Fees

     We are required to pay to the Polish government a fee equal to the Zloty equivalent of E650 million for the UMTS license. The fee is payable in 22 installments with the first installment due upon the grant of the license in the amount of E10 million. We paid the second and third installments of E83 million on March 30, 2001 and on June 30, 2001, respectively. The remaining amount of E474 million is payable according to the following schedule:

     -  E84 million on September 30, 2001;

     -  E15 million yearly payable each September 30 from 2005 to 2013;

     -  E28 million yearly payable each September 30 from 2014 to 2021; and

     -  E31 million on September 30, 2022.

  Terms

     The UMTS License expires on January 1, 2023 and provides that we can extend the term for an agreed upon period one year prior to its expiration date. Our UMTS License is not transferable. Therefore, any transfer of our business would require a revocation and reissuance of the license.

  License Conditions

     The UMTS License is subject to a number of commercial and technical conditions. While Polish law provides that the license may be revoked or limited in the event that we fail to meet any of these conditions, we believe that we are currently in material compliance with all of the conditions.

     The UMTS License requires us to attain 20% population coverage by the end of 2004 and 40% population coverage by the end of 2007. We are also required to start offering UMTS services not earlier that January 1, 2003 and not later than January 1, 2004.

     The Polish Armed Forces, which currently use the 14.8 MHz and 5 MHz in the 2 GHz frequency band, are obliged to vacate such frequencies and make them available to us. From 2001 to 2002, we intend to lease a limited range of frequencies from the OTR in order to test our UMTS network equipment.

COMPETITION

     We are one of three wireless communications providers in Poland providing GSM mobile telecommunications services in both the 900 MHz and 1800 MHz frequency band, and each of the three providers has also been granted a UMTS License. We believe that the existing level of competition is likely to increase in all areas of the Polish telecommunications market over the next few years, particularly in light of the liberalization of the Polish domestic and anticipated liberalization of the international long distance markets in coming years. Increased competition, in the form of both new entrants and existing operators that widen the scope of their telecommunication activities, could force us and our competitors to take measures that could raise subscriber acquisition costs or reduce our share of net new subscriber additions. In addition, the OTR may seek to impose regulations that require us to allow competitors roaming or site-sharing rights on our network or otherwise use its powers to materially modify the competitive environment.

     We face competition primarily from Polkomtel (a joint venture between Tele Denmark A.S., Vodafone AirTouch and Polish companies), and Centertel (a joint venture between TPSA and France Telecom Mobiles International) and from wireline telephone services. Polkomtel was awarded its GSM 900 License in February 1996 and currently provides services under the trade name Plus GSM. Polkomtel was also awarded its GSM 1800 License in September 1999, and is completing the process of building out its GSM 900 and GSM 1800 networks.

     Centertel provides analog and GSM 1800/900 digital wireless telecommunications services in Poland. Centertel launched its analog service in June 1992 and as of June 30, 2001, TPSA reported that Centertel had approximately 80,000 analog subscribers. Centertel announced that it intends to invest only in the

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maintenance and any necessary technical upgrades of its analog network. In March
1998, Centertel launched its GSM 1800 service. Their network is being constructed to cover the area designated by the terms of Centertel's GSM 1800 license, which includes ten of Poland's largest metropolitan areas and four arterial transport routes. Centertel was awarded a GSM 900 license in July 1999, launched its GSM 900 services in March 2000.

     We also compete with wireline telecommunications providers in Poland, principally TPSA, insofar as low wireline penetration rates and long waiting times for telephone installation have encouraged consumers who are otherwise unable to access wireline telephony to acquire mobile telecommunications services. TPSA currently owns approximately 90.0% of Poland's existing fixed-line telecommunications infrastructure and is the only entity within Poland that is authorized to provide international telecommunications services. Consequently, wireless telecommunications operators are required to enter into interconnection agreements with TPSA in order to complete calls made from or to receive calls made to their networks. See "-- Interconnect Agreements". However, on July 23, 2001, a private members bill was tabled in the Polish Parliament dealing with the issue of de-monopolising the telecommunications market in Poland. The bill would make it possible for the regulatory authorities to order the break up of a dominant operator -- separating local, intercity and international services. While the bill is actually focused on TPSA's position in the Polish market, its passage and the possible subsequent break up of TPSA may change wireline telecommunications providers' competitive position within the Polish telecommunications market. The passage of the bill is unlikely within this parliamentary session as elections are expected in the autumn.

     We believe that competition with UMTS services will be as intensive as with GSM services while the possible introduction of a new entrant may put additional downward pressure on prices and margins. We expect UMTS competition to focus on coverage, range, quality and ease-of-use of enhanced data-based services made possible by the transmission speeds afforded by UMTS and, in some cases, the slower GPRS standard. We expect that operators will also compete to form relationships with content providers, commercial businesses and financial institutions wishing to engage in mobile commerce, applications service providers, advertisers and content integrators. We believe that this will likely be a relatively new area for intense competitive activity and we expect to develop our core competencies by leveraging the experience already obtained in developing WAP enabled internet services and SMS-based services to develop new solutions for GPRS and later for UMTS. We have formed a new division -- Product Development and Management Services -- from existing product marketing and product development resources to drive our efforts in this area.

     Both we and our competitors have shareholders that hold significant market share in the provision of mobile telecommunications services across Europe and worldwide. We believe that each of these shareholders, all of whom are transnational or multinational operators, DeTeMobil and the parent of one of our shareholders, Vivendi Universal S.A., in our case, Orange and France Telecom in the case of Centertel and Vodafone AirTouch in the case of Polkomtel, aim to leverage their buying power and brands across their subsidiaries and, as far as possible, across their affiliates during the coming few years. These strategies may lead to significant additional operating expenses to re-brand existing networks and create multinational brands, while costs may be saved by consolidating the number of network suppliers and reducing capital investment costs, use of common service provisioning platforms and consolidating general and administrative functions. We believe that certain competitive advantages, particularly in the business segment, may be available to those operators with significant geographical reach that choose to offer standardized cross-border tariffs, eliminating the roaming premium charges typically seen in the current market.

     At present, none of the transnational or multinational carriers mentioned above has a majority interest in any of the three Polish mobile operators although we believe that France Telecom may have effective management control of Centertel. We believe that our ability and that of our competitors to develop UMTS services in a cost effective manner and the ability of each operator to compete with others will be significantly affected by the actions of these foreign operators to increase or decrease their level of influence in the Polish market.

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INTERCONNECT AGREEMENTS

     Like other wireless operators, our wireless network requires interconnection with a fixed-line network to enable subscribers to initiate and receive calls to and from persons using fixed-line networks or other cellular networks. We therefore require a switched access arrangement with TPSA, Polkomtel and Centertel. The terms of these arrangements, particularly with TPSA, are important to financial results.

     TPSA is the only entity in Poland currently permitted to provide international telecommunications services and is Poland's largest provider of fixed-line telecommunications services. Prior to May 22, 1997, we operated with TPSA on a bill and keep system for domestic calls on the basis of an agreement. On May 22, 1997, the Ministry of Communications issued a decision or, the Interconnect Decision, establishing a system of interconnect payments whereby we would pay TPSA for calls terminating in TPSA's network and TPSA would pay us for calls terminating in our network. In addition, the Interconnect Decision reduced the proportion of our tariff payable to TPSA for international calls to 67%. While we subsequently settled interconnection charges with TPSA on the basis of the Interconnect Decision for all periods since the Interconnect Decision was issued, TPSA thereafter appealed the Interconnect Decision to the Supreme Administrative Court. While this appeal has not been withdrawn, we nevertheless entered into an Agreement on the Terms and Conditions of Cooperation and Mutual Interconnection, dated December 9, 1998 or, the Framework Agreement, with TPSA, pursuant to which TPSA paid us a net amount of PLN 6.2 million for interconnect and international charges covering the period from the beginning of our commercial activity in September 1996 to May 21, 1997. In addition to acknowledging the Interconnect Decision, the Framework Agreement established a cooperative environment between TPSA and us with respect to communications in case of network problems and future negotiations in the event there are significant market changes. On December 9, 1999, the TPSA Framework Agreement was amended to provide for a settlement process and calculation in the event we cancelled the use of leased lines. On October 24, 2000 the Supreme Administrative Court rejected TPSA's appeal of the Interconnect Decision. Our role in this process was limited to that of an interested party. This decision opened a way to further negotiations with TPSA. We have already started renegotiating the interconnect, transit and international settlements terms according to instructions issued by the Minister of Communications on June 30, 2000. As TPSA was not willing to renegotiate the interconnect agreement with us, we asked OTR to regulate interconnect issues between TPSA and wireless operator. As a result, on May 28, 2001, the OTR issued the regulation governing the settlement of international calls. The new regulation provides that we are entitled to receive a portion of the revenues coming from international calls that originate outside Poland and terminate in our network from TPSA, the incumbent telephone operator, on the same conditions as applied to our interconnection arrangements with TPSA. Prior to such date, we were not entitled to any revenues coming from such calls.

     We entered into an interconnect agreement with Polkomtel on December 17, 1997, that provides Polkomtel subscribers direct access to our network and our subscribers direct access to the Polkomtel's network on a symmetric billing basis whereby we pay each other an agreed upon charge for the time our respective subscribers use each other's network.

     During 1999, we entered into an agreement with Netia Telekom, a fixed-line service provider, and in 2000 we entered into interconnect agreements with Telefonia Lokalna, El-Net and Petrotel, which are additional fixed-line service providers.

     We also have contracted with Ericsson to construct an SDH network in order to minimize the use of leased lines. We believe that, when completed, our SDH network will reduce cost of sales and dependence on external suppliers. Construction of the initial phase of our backbone network began in November 1998 and was opened in January 2001, see Management's Discussion and Analysis of Financial Condition and Results of Operations. The backbone transmission network will reduce but not eliminate our need for leased lines and interconnection fees, as our backbone transmission network will not offer the complete geographic coverage of Poland that TPSA lines do, but rather will cover connections between areas of major population density and high call volume. Further, we will have to continue to interconnect with TPSA to provide international coverage. In addition, we successfully petitioned to amend our GSM 900 to waive the requirement to utilize

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lines leased from TPSA in conducting GSM 900 operations. Our GSM 1800 License contains no such requirement to use only TPSA leased lines.

ORGANIZATIONAL STRUCTURE

     On June 17, 1997, PTC International Finance B.V. was incorporated as a finance company under the laws of The Netherlands for the purpose of issuing the 10 3/4% Notes. PTC International Finance B.V.'s issued and outstanding share capital consists of 40 fully-paid shares with a par value of 1,000 Netherlands Guilders each, issued by PTC International Finance B.V. PTC International Finance B.V. is our wholly-owned subsidiary and has no subsidiaries of its own.

     On November 5, 1999, PTC International Finance II S.A. was incorporated under the laws of Luxembourg and on November 16, 1999, PTC International Finance (Holding) B.V. was incorporated under the laws of The Netherlands, both in connection with issuance of the 11 1/4% Notes. PTC International Finance (Holding) B.V.'s issued and outstanding share capital consists of 40 fully-paid shares with a par value of 1,000 Netherlands Guilders each, issued by PTC International Finance (Holding) B.V. PTC International Finance II S.A.'s issued and outstanding share capital consists of 125 fully-paid shares with a par value of E1,000, all of which are beneficially owned by PTC International Finance (Holding) B.V. PTC International Finance II S.A. has no subsidiaries.

     The consolidated financial statements include our Financial Statements and our wholly-owned subsidiaries, PTC International Finance B.V. and PTC International Finance (Holding) B.V.

PROPERTY, PLANTS AND EQUIPMENT

     Our principal properties consist of telecommunications network infrastructure and related buildings throughout Poland. The majority of our base station sites are leased for a minimum period of five to ten years. As of June 30, 2001, we have entered into lease agreements for 4,130 base station sites. We own thirty two of our base station sites having an aggregate of approximately 691,000 square feet.

     Our main office is located at Al Jerozolimskie 181 in Warsaw, where we lease approximately 355,000 square feet of office space. The lease runs until 2012 at an annual rental of PLN 30.3 million until 2005. We also lease office space of approximately 120,000 square feet in Katowice, Poznan, Gdansk, Krakow and certain other cities, and lease approximately 144,000 square feet for our retail stores, at an aggregate annual rental of approximately PLN 16.1 million.

EMPLOYEES

     As of December 31, 1998, we had 1,730 employees, including 860 in sales, marketing and strategy, 480 in network operations and 390 in finance, administration and general director divisions. Twenty-three employees were secondees from either DeTeMobil or MediaOne, primarily working in network operations.

     As of December 31, 1999, we had 2,606 employees. At the end of 1999, our sales, marketing and strategy department had 1,523 employees, 667 of whom worked in network operations and 416 in finance, administration and general director divisions. Eleven of our employees were secondees from either DeTeMobil or MediaOne.

     As of December 31, 2000, we had 3,090 employees, including 1,842 in sales, marketing and strategy, 823 in network operations and 425 in finance, administration and general director divisions. Four of our employees are secondees from DeTeMobil. All of our employees are located in Poland, mainly at our headquarters in Warsaw but also in regional offices and shops around the country.

     As of June 30, 2001, we had 3,475 employees, including 2,095 in sales, marketing and strategy, 826 in network operations, 473 in finance, administration and general director divisions, and 81 in product development and management. Four of our employees are secondees from DeTeMobil. All of our employees are located in Poland, mainly at our headquarters in Warsaw but also in regional offices and shops around the country.

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     All of our employees, other than our seconded employees, enter into an initial three-month employment contract. After completion of this initial contract, our employees enter into an employment contract of indefinite term subject to termination upon a stated notice period.

     To our knowledge, our employees have not entered into any collective bargaining agreements. We do not have any history of strikes or work stoppages and no material labor related claims are pending. We believe that relations with our employees are good.

     We do not currently have a pension plan or stock option plans, but the introduction of a pension plan is under consideration.

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              REGULATION OF THE POLISH TELECOMMUNICATIONS INDUSTRY

     For your general information, set forth below is a summary description of the telecommunications regulatory framework in Poland. This summary does not restate Polish laws and regulations in their entirety and is not intended as a comprehensive discussion of all laws, regulations, rules, legal interpretations and legal enforcement practices that may be relevant to our business.

     Since the early 1990s, Poland has been in the process of liberalizing its telecommunications market. The Polish regulatory environment for telecommunications is expected to undergo further change as a result of Poland's current and proposed commitments to the European Union. Poland applied for membership in the European Union in 1994 and negotiations on admission continue. As Poland progresses towards European Union membership, it will be required to accelerate the process of liberalization and harmonize its telecommunications law and regulations with the European Union directives and regulations. The European Union has issued directives establishing the basic principles of liberalization of the European Union telecommunications market, which we believe may be indicative of Poland's future regulatory regime as the country prepares to join the European Union by 2003.

     Until the adoption of the Polish Telecommunications Act of November 23, 1990, or the Communications Act, the Polish state was the exclusive provider of local and long distance telecommunications service. In 1992, a government-owned joint stock company, Telekomunikacja Polska S.A., or TPSA, was formed and took over the telecommunications assets and activities of the Polish state. Although the Communications Act provided the framework for the licensing of operators other than TPSA to provide a broad range of telecommunications services, licenses for important telecommunications activities have only been granted gradually. Wireless was the first market to be opened to private operators.

     TPSA still dominates the Polish telecommunications market and owns approximately 95% of Poland's nationwide fixed-line telecommunications infrastructure.

     TPSA currently uses its revenue from domestic and international long distance services to subsidize its below-market local fixed-line tariffs. The Ministry of Post and Telecommunications, which was abolished on July 24, 2001, and whose activities with respect to telecommunications were transferred to the Ministry of Economy, is requiring TPSA to eliminate gradually such cross-subsidization through tariff rebalancing by 2003. The process to tariff rebalancing is described in greater detail below under "-- Tariff and Price Regulation". TPSA currently has a monopoly for international voice-telephony services in Poland. The Polish government intends to liberalize the international voice-telephony market by January 2003. In January 2001, the non-voice international telephony market was opened up to Polish operators other than TPSA. The liberalization of the non-international fixed-line telecommunications market is underway and is planned to be completed by January 2003.

     PTC provides international voice services for its customers in Poland over Internet Protocol. According to press reports, TPSA has recently sent out letters to both the former Ministry of Communications and the independent governmental supervisory agency, the Office for Telecommunications Regulations, or the OTR, stating that it believes the provision of voice services as violating Polish law. The Ministry of Communications issued a press release stating its view that voice services are being provided legally. There is no further information with regard to this conflict.

THE TELECOMMUNICATIONS LAW

     As of January 1, 2001, the Polish telecommunications market is regulated under the Telecommunication Law of January 1, 2001 or, the Telecommunications Law.

     The new Telecommunications Law provides regulatory reforms designed to increase competition, including:

     - the establishment of the OTR, that, together with the Ministry of Communications, is charged with regulating the telecommunications industry;

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     -  the revision of the licensing regime, eliminating tenders and high licensing fees except for those activities for which frequency or numbering resources are limited;

     - the establishment of mandatory access by operators to the networks of other operators under a new interconnection and leased-line framework, with the conditions (including price) of this access subject to review and possible determination by the OTR;

     - the elimination of all restrictions on foreign ownership of telecommunications assets and licenses, with the exception of licenses for the provision of international services (as referred to above); and

     - the establishment of a universal service requirement under which operators must contribute to the provision of basic telephony service to the population of each region.

     The Guarantor may be required to contribute to the cost of the universal services for the provision of basic telephony services referred to immediately above.

REGULATORY BODIES

     The Telecommunications Law established a new independent agency, the OTR, headed by a president appointed by the Prime Minister for a term of five years. In accordance with Poland's undertakings to the European Union and the World Trade Organization, the Telecommunications Law provides for the transfer of all licensing, monitoring and enforcement authorities to the OTR. As of July 24, 2001, the Ministry of Post and Telecommunications was abolished and its activities with respect to telecommunications were transferred to the Ministry of Economy. The Minister of Communications had and, since July 24, 2001, the Minister of Economy has, retained the authority to establish procedures with respect to licensing and enforcement and to make certain policy decisions including maximum tariffs for universal service and domestic and international long distance services.

     The Polish antitrust regulatory body, the Office for Competition and Consumer Protections, regulates the activities of telecommunications operators including TPSA in respect of monopolistic practices. It is charged with investigating abuses of dominant market position and anti-competitive business arrangements, and has the power to impose financial penalties. As of April 1, 2001, it has the power to impose its decisions on operators found to be conducting such practices. In addition to the power to impose financial penalties, it also has the power to impose remedies of specific performance.

LICENSING FRAMEWORK

     The Telecommunications Law eliminates all restrictions on foreign control of Polish communications operators except with respect to the provision of international long distance services. Foreign entities are not permitted to own equity directly in a Polish international long distance operator.

     In addition to licenses and permits, mobile telecommunications operators are required to obtain an allocation of radio frequency from the OTR. The OTR has the right to decrease the number of radio frequencies that a licensee is entitled to use if the licensee fails to make economic use of the frequencies. Alternatively, the licensee may seek additional radio frequencies if the licensee is in compliance with its license(s) and can demonstrate need. The discretionary award of additional frequencies and the determination of related charges are decided in line with the Telecommunications Law. In particular, the OTR may refuse a request to assign frequencies due to a lack of available frequency or to a risk of interference with other frequencies.

     The licenses generally contain a provision allowing application for renewal to be made prior to the expiration date of the relevant license. Our licenses allow for an application for renewal to be made one year prior to their expiration.

     Our licenses set forth certain rights (such as frequency allocation), certain discretionary rights (such as the ability to request additional telephone numbers and radio frequencies) and certain obligations (such as network coverage requirements and compliance with technical standards, prohibitions on anti-competitive practices, foreign ownership restrictions, obligations to obtain the approval of the Minister of Communications

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(now the Minister of Economy) for certain changes in shareholdings and requirements for the provision of pricing information to the Ministry of Communications (now the Ministry of Economy)). In addition, operators are required to pay an annual frequency utilization fee as well as an annual fee for the use of telecommunications lines, equipment and network. The level of such fees was determined jointly by the Ministry of Communications and the Ministry of Finance and is now determined jointly by the Ministry of Economy and the Ministry of Finance. Public telecommunications operators, including us, Polkomtel S.A., PTK Centertel Sp. z o.o. and TPSA, also are subject to additional requirements such as the publication of information in respect of services and prices and an obligation to provide services to subscribers in compliance with standards established in conjunction with the Ministry of Communications.

     The OTR has wide powers to revoke or limit licenses, although before any decision to revoke or limit a license may be made, the licensee must be given the opportunity to take remedial steps. Circumstances in which the OTR may revoke a license include breach by the licensee of the Telecommunications Law or the conditions of its license, failure to fulfil build obligations or to pay annual fees, changes in the capital structure of the licensee that contravene Polish law in respect of foreign-owned companies or the requirement to obtain consent from the OTR for the acquisition of specified percentages of shares in the licensee.

     The Telecommunications Law has established a new simplified licensing regime. The construction, operation or provision of service to the public through any telecommunications network requires a license. Additional permits will be only required for the use of additional frequencies and equipment incidental to the operation of the network. License fees are not more than the cost of issuing the license, except when the limited number of frequencies or telephone numbers available prevents the issue of licenses to all interested parties. In such cases, the OTR will conduct a competitive tender for the license.

INTERCONNECTION AND LEASED LINES

     All operators of public networks in Poland are obligated by the Telecommunications Law to provide to other operators interconnection facilities, the terms of which must be specified in interconnection agreements. TPSA is currently the only entity licensed to provide international telephone services in Poland. Accordingly, all other telephone operators in Poland must access the TPSA network in order to send or receive calls from abroad. In order to avoid abuse by TPSA of its effective monopoly position, functional sharing guidelines were issued by the Ministry of Communications.

TARIFF AND PRICE REGULATION

     A licensee may determine the prices charged to its subscribers in accordance with certain provisions of the Telecommunications Law but is obligated to keep the OTR informed of the tariffs, rates and fees which it charges and to provide certain emergency services free of charge. The OTR may refuse to accept changes to tariffs, rates and fees. In addition, public telecommunications operators are required to publish their domestic and international tariffs. Tariffs of all operators are also subject to Polish antitrust rules, which prohibit activities such as price fixing, abuse of dominant position and predatory pricing.

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

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AGREEMENTS WITH DETEMOBIL

FRAMEWORK AGREEMENT FOR SECONDMENT

     Under the DeTeMobil Framework Agreement for Secondment of Employees, dated October 16, 1996, DeTeMobil allows its employees to be seconded to us depending on need, for discrete or extended periods of time for the purpose of assistance with research and management operations. The term of the Framework Agreement for Secondment is one year and it is automatically renewable by either party unless terminated in writing three months prior to the end of the period.

     Under the Agreement, we have the right to request the secondment of an employee of DeTeMobil by specifying the skills needed. We are also given a specified period during which to accept or reject the seconded candidate identified by DeTeMobil and during which we are entitled to interview several other candidates from DeTeMobil for that purpose.

     We have all rights to any inventions developed by the seconded employee alone or together with regular company employees during the time of secondment. We are obligated to compensate DeTeMobil for any seconded employee as well as pay any value-added tax applicable under Polish law. DeTeMobil has the responsibility for meeting any filing requirements associated with applicable tax, social security, procurement of visas and work permits, although we have agreed to assist DeTeMobil with meeting these requirements.

DETEMOBIL FRAMEWORK AGREEMENT

     Pursuant to the DeTeMobil Framework Agreement, dated June 7, 1996, DeTeMobil has provided us with technical, managerial, logistical and administrative know-how support services, including product development and research skills. DeTeMobil also provides us with personnel support in the performance of specific services where requested when possible. The term of the DeTeMobil Framework Agreement is one year and it is automatically renewable unless terminated in writing by either party, three months prior to the end of the period.

     DeTeMobil may not disclose work results with third parties without our consent, but it may use the knowledge, experience and results obtained from any services provided for its own purposes. We also agreed with DeTeMobil that any damage compensation resulting from liability due to gross negligence would be limited to the amount of the specific service order not to exceed DM 500,000.

     Under the DeTeMobil Framework Agreement, compensation for DeTeMobil is provided in Deutschmarks according to daily and monthly fee schedules. The monthly rates are based on 40-hour work weeks. In addition, we pay DeTeMobil for the provision of technical know-how (not including new know-how, the price of which is set forth in service orders). We are also obligated to pay any applicable tax under Polish law.

BILLING AND CUSTOMER CARE UPGRADE AGREEMENT

     On December 3, 1998, we entered into an agreement with DeTeMobil to provide enhancements to our billing and customer care system (BSCS Pink) which was delivered in 1999. During the year 2000 we signed several annexes to this contract regarding the upgrade of the BSCS Pink system.

PAYMENTS

     We incurred the cost of PLN 22.2 million in aggregate for all DeTeMobil services rendered, including roaming settlements in 2000.

AGREEMENTS WITH ELEKTRIM

ELEKTRIM SERVICE AGREEMENT

     We entered into an agreement or, the Service Agreement, with Elektrim in May 1996 to render services to us in respect of securing the commercial side of contracts, pursuant to which Elektrim prepares and

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

implements contracts relating to the development of digital GSM mobile network. Under the Service Agreement, Elektrim provides us with a working team, consisting of a minimum of five persons, and performs specific services including preparation and negotiation of the commercial, financial and legal aspects of contracts with suppliers. The Elektrim working team supervises meetings with the contractors and the transfer of payments on time and performs administrative functions such as arranging and coordinating customs clearance and submitting, filing and processing claims based on quality defects or quantity shortage.

CIVIL WORKS AGREEMENT

     On December 15, 1999, we entered into a two-year agreement with Elektrim Volt, one of the companies included under the umbrella of Elektrim's ownership. This agreement is to provide civil works labor in the construction and development of our mobile network.

AGREEMENTS WITH MEDIAONE

     All agreements between us and MediaOne listed below were in place for past operating periods and will either continue or will be transitioned to be serviced by DeTeMobil in the future as a result of the March 23, 2000 acquisition of MediaOne by DeTeMobil.

MEDIAONE FRAMEWORK AGREEMENT

     On December 13, 1996, we entered into a Framework Agreement with MediaOne under which MediaOne agreed to provide us with marketing and sales assistance. Once we request services, there follows a period during which we must accept or reject MediaOne's offer of service. MediaOne may not use outside contractors and must perform the tasks itself unless the parties agree otherwise. The term of the MediaOne Framework Agreement is one year and it is automatically renewable unless terminated in writing by either party, three months prior to the end of the period.

     We compensate MediaOne for employees seconded from them to us and for specific technical services in accordance with daily and monthly fee schedules. To the extent we agree that MediaOne may engage third parties in the provision of services, we bear the cost of third party services. In addition, we are obligated to pay MediaOne for know-how relating to sales and marketing.

PROJECT OUTLINE AGREEMENT

     We entered into a Project Outline Agreement with MediaOne on April 14, 1997, that sets forth the conditions of cooperation between the parties with respect to the creation, development and delivery of software and related services, and which expires on December 7, 2001. Pursuant to the Project Outline Agreement, MediaOne granted us the exclusive right to use software developed by MediaOne or its subcontractors upon request or, individual software, as well as a non-exclusive license to use software otherwise developed and owned by MediaOne or its subcontractors or, the standard software. We agreed not to use the standard software to support the operation of third party networks. MediaOne supports the use of individual and standard software provided to us and our employees, including a training program consisting of four courses, a support services help desk, software updates, and problem resolution emergency numbers.

     Under the Project Outline Agreement, we acquired three major software products from MediaOne, in addition to a database that together, form the core of the Telecommunications Management Network System. The system provides access to network information and enhances network management.

IMPLEMENTATION AGREEMENT

     On April 14, 1997, we reached an agreement with MediaOne regarding the type of software to be supplied pursuant to the Project Outline Agreement, the service and training obligations of MediaOne under the Project Outline Agreement and the fees to be paid to MediaOne. Pursuant to the Implementation Agreement, MediaOne provides us with computer platforms and communications equipment to link several major operating software packages to each other and to the Telecommunications Management Network

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

System, a management information base, as well as computer platforms and data communications equipment which connects networks equipment acquired from suppliers.

     In addition to the services provided under the Framework Agreement and the Project Outline Agreement, we acquired a targeted list of 800,000 potential subscribers from MediaOne Polska S.A., a wholly-owned subsidiary of MediaOne, which operated a telephone directory business in Poland.

SHAREHOLDERS' AGREEMENT

     Our original shareholders with a 5% or greater ownership interest, Elektrim, MediaOne, DeTeMobil, Polpager Sp. z o.o., Elektrim-Autoinvest S.A. and Kulczyk Holding S.A. which together held 90.1% of our outstanding ordinary shares, entered into a Shareholders' Agreement dated December 21, 1995. The Shareholders' Agreement was amended on March 11, 1997 pursuant to which Elektrim, DeTeMobil and MediaOne control the Supervisory Board and appoint the senior executive officers. Under the Shareholders' Agreement, certain actions require the unanimous approval of the Operating Parties.

TRANSFER RESTRICTIONS/CALL OPTIONS

     The Shareholders' Agreement prohibits the holders of our shares from transferring any shares without the prior consent of the Supervisory Board. This consent will be given in cases of transfer of the entire interest of a party to another party if:

     - the transferee assumes any and all obligations of the transferor to us and the other shareholders;

     - the transfer is permitted under the terms of our GSM 900 License and all other applicable laws; and

     - no party can establish by clear evidence that the transfer would result in a material commercial injury to us.

     Notwithstanding the foregoing, Elektrim and Elektrim Autoinvest S.A. may transfer their shares to one of our existing shareholders, provided that Elektrim retains at least a 26% interest in the company. The Supervisory Board may establish procedures that require the shareholder intending to transfer its shares, to first offer the shares to the remaining shareholders. To date, the Supervisory Board has not established any such procedures.

     Each shareholder who is party to the Shareholders' Agreement (except Elektrim-Autoinvest) has granted the Operating Parties an option to purchase its shares at an exercise price equal to the shareholder's proportionate share of the net asset value of the company plus all capital contributions made after the financial statement date for the last completed fiscal year. The option becomes exercisable when either the shareholder admits in writing that it has materially defaulted or an arbitration court declares the shareholder in material default. A material default occurs, among other events, when the shareholder:

     -  defaults in making a payment for new shares subscribed for in writing;

     -  is in material default of any obligation under the Shareholders'
        Agreement;

     - becomes subject to any liquidation or bankruptcy or settlement or similar proceeding that remains unresolved for thirty days;

     -  files a petition under bankruptcy or similar proceedings; or

     -  admits in writing its inability to pay debts when due.

CONTROL BY OPERATING PARTIES

     Under the Shareholders' Agreement, the business is managed by a Management Board and controlled by a Supervisory Board, which is authorized to assume the responsibilities and powers of our shareholders meeting to the extent permitted by Polish law.

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

     Certain actions by us require the unanimous consent of all the Operating Parties. These include:

     - the acquisition of shares of or entry into partnership with another entity;

     -  any extension of the business outside Poland;

     - a change in business purpose from providing 900 MHz GSM services or surrender of the 900 MHz License;

     - the adoption of the business plan, dividend policy, share transfer restrictions, accounting principles and any revisions to the overall strategy;

     - the disposal of assets in excess of PLN 500,000, incurring any debts or financing and granting any mortgage or lien over assets, granting any loan to third parties in excess of an annual aggregate amount of PLN 100,000 or to any individual in excess of PLN 10,000;

     - any change in the competence, voting and rules of procedure of the Supervisory Board and the Management Board restructuring the management; and

     - the entry into any contract for more than one year or any amount in excess of PLN 500,000.

COVENANT NOT TO COMPETE

     Pursuant to the terms of the Shareholders' Agreement, our shareholders are prohibited from entering into any GSM business (selling equipment and providing services) in Poland (including businesses involving use of GSM 1800 and similar technology) but may provide other telephony services in Poland. The shareholders are also prohibited from assisting third party competitors, except in the ordinary course of business as currently conducted.

     The Operating Parties may engage in a competing business with the explicit approval of the Supervisory Board.

     All agreements signed with MediaOne are still valid as Media One became a part of Deutsche Telekom.

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

                                   MANAGEMENT

SUPERVISORY BOARD

     The Supervisory Board is currently comprised of nine members, four of whom are appointed by Elektrim Telekomunikacja Sp. z o.o. and four are appointed by DeTeMobil. The remaining member is elected at the Shareholders' Meeting. The Supervisory Board actively monitors our business, appoints the members of the Management Board and establishes rules of procedure for the Management Board. In addition, our Shareholders' Agreement provides that the Supervisory Board is responsible for approving certain important decisions of the Management Board. One of the positions on the Supervisory Board is currently unoccupied. We expect our shareholders to fill this position soon.

     Certain actions by our Supervisory Board require the unanimous approval of all board members appointed by the Operating Parties. See "Certain Relationships and Related Party Transactions -- Shareholders' Agreement."

     Set forth below are the names of the current members of our Supervisory Board, information as to how or by whom they were appointed, and the year in which each such member was first appointed, followed by a short biography of each such member.

                                                                                       MEMBER OF
                                                                                      SUPERVISORY
NAME                                                  APPOINTED BY                    BOARD SINCE
----                                                  ------------                    -----------
Jacek Walczykowski (Chairman).....................    Elektrim Telekomunikacja           1999
Michael Gunther (Deputy Chairman).................    MediaOne                           1997
Krzysztof Stefanowicz.............................    Elektrim Telekomunikacja           2000
Dariusz Oleszczuk.................................    Elektrim Telekomunikacja           2000
Fridbert Gerlach..................................    MediaOne                           2001
Martin Schneider..................................    DeTeMobil                          2001
Waldemar Siwak....................................    Elektrim Telekomunikacja           2001
Gerd Kareth.......................................    DeTeMobil                          2001
Currently vacant..................................    Operating Parties                   N/A

     Jacek Walczykowski is General Legal Counsel and Deputy General Director of Elektrim and Chairman of the Supervisory Board. He holds a Masters degree in Law and was in legal practice from 1979 to 1999. Mr. Walczykowski is also a member of the Supervisory Boards of Mostostal Warszawa S.A., Elektrim Kable Polskie S.A., Elektrim Motor S.A. and Penetrator S.A., and is the President of the Management Board of Elektrim Telekomunikacja Sp. z o.o.

     Michael Gunther is the Chief Financial Officer of T-Mobile International. Previously, Mr. Gunther served as the Chief Financial Officer of the Business Customer Division of Deutsche Telecom AG and Deutsche Telekom Systems GmbH. Mr. Gunther holds a degree in Business Administration from the University of Hamburg. Additionally, Mr. Gunther is also a member of the Supervisory Boards of One 2 One Personal Communications Limited (UK), Max Mobil Telekommunikation Service GmbH (Austria) and RadioMobil a.s. (Czech Republic).

     Krzysztof Stefanowicz is a Partner at the law firm of Salans Hertzfield & Heilbronn and Head of its IT and Telecoms practice group. His areas of practice also include: general corporate and commercial lending, foreign exchange regulations and fiscal criminal law. He graduated from Warsaw University, (Masters of Law, summa cum laude) and was admitted to the Polish bar in 1990. He is an Assistant Professor at Warsaw University, and was a Visiting Professor in 1991 at Capital University Columbus, Ohio, USA. Mr. Stefanowicz is also a member of the Polish Criminal Law Association.

     Dariusz Oleszczuk is a Partner at the law firm Salans Hertzfeld & Heilbronn and Managing Partner of its Warsaw office. He practices in the following areas: telecommunications, IT and media, corporate law, mergers and acquisitions. Mr. Oleszczuk graduated from Warsaw University (Masters of Law, magna cum laude,

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

1979), was qualified as a Judge in 1982 and admitted as a legal adviser in Poland in 1983. He is currently an Arbitrator of the Court of Arbitration at the Polish Chamber of Commerce.

     Fridbert Gerlach joined Deutsche Telekom AG in 1999 as Vice President Regional Build-up and Integration in the Region Central, Eastern Europe and Middle East. He has held the position as Senior Executive Vice President of the Region Central and Eastern Europe, Middle East, since June 2001. After his graduation in telecommunications at Aachen University in 1983, he stayed there to work as an electrical engineer until 1987 and, during that time, completed his studies in business administration. From 1987 to 1997 he held several management positions within the international division of Alcatel SEL AG in Stuttgart, Germany. Before joining Deutsche Telekom in 1999, he worked as director for international joint ventures at T-Mobil.

     Martin Schneider is a Senior Director of International Joint Venture Management at T-Mobile International AG. Mr. Schneider holds a Master of Business Administration degree from Saarlan University in Saarbuecken. Starting in 1986, he worked for Procter & Gamble GmBH in various positions in marketing and sales and in Blendax GmBH (part of Procter & Gamble group) on various positions in International Brand Management. In 1993, Mr. Schneider joined T-Mobile, Deutsche Telekom Mobilfunk GmBH for the position of Head of Corporate Strategy. During his career in this Company, he worked in a variety of positions and left in 1999 while he held the position of Executive Director for Mobile Multimedia. He joined T-Mobile International AG in 2000.

     Waldemar Siwak is Chairman of the Management Board of Elekrim and was delegated to this position in May 2001 by the Supervisory Board of Elektrim from the position of Chairman of the Supervisory Board of Elektrim. Mr. Siwak holds a Masters degree in Banking and Finance from Warsaw School of Economics. Starting in 1991, he worked in a variety of Policy financial institutions as a securities trader. From 1996, he worked as an analyst in Carnegie Emerging Markets Ltd, in Peregrine Securities (UK) Ltd. and in ABN Amro Equities (UK) Ltd in London. From January 2000 to May 2001 he worked as Vice-President, responsible for sales, in ABN Amro Securities (Polska) S.A. Mr. Siwak is also a member of the Supervisory Board of Stomil Olsztyn S.A.

     Gerd Kareth is an Executive Director of the Division International Support Technik of T-Mobile International. He began his professional career in 1972 as a Head of Section 3, Telecommunication Office Munich. From 1976 to 1981, he acted as a Head of various sections at the Telecommunications Directorate in Nuernberg. In 1981 he started his employment with the Telecommuncation Engineering Center in Darmstadt, where he was actively involved in Satellite Communications. In 1991, he joined Detecon as Head of Division Planning, Implementation, Acceptance, Operation and Maintenance for GSM network. Since July 1993, he has worked for DeTeMobil. Mr. Kareth began as Executive Director in the Networks Strategy, Planning and Implementation sector and was nominated to the position of Executive Director of the Division International Support Technik in July 2001.

MANAGEMENT BOARD AND EXECUTIVE OFFICERS

     Set forth below are the names of the current members of our Management Board and Executive Officers, their current position and the year in which each such member was first appointed, followed by a short biography of each such member.

                                                                                          MEMBER OF
                                                                                         MANAGEMENT
NAME                                      POSITION                                       BOARD SINCE
----                                      --------                                       -----------
Boguslaw Kulakowski...................    Director General                                  1999
Wojciech Ploski.......................    Director of Strategy, Marketing & Sales           2000
Wilhelm Stuckemann....................    Director of Network Operations                    1996
Jonathan Eastick......................    Director of Finance                               2001
Ryszard Pospieszynski.................    Director of Administration                        1996

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

     Boguslaw Kulakowski is our Director General and was appointed to the Management Board by Elektrim in September 1999. Mr. Kulakowski was formerly our Director of Customer Care, and most recently, our Chief Strategist. Before joining us, he worked as Marketing Director for SAP Polska and a Marketing Consultant for Coca-Cola New York. Mr. Kulakowski is a 1990 graduate of Maria Curie Sklodowska University (Poland), from which he holds a Masters degree in Law. He also holds a Masters degree in Business Administration from New York State University (USA) and a Masters degree in Business Telecommunications from the Technical University of Delft (The Netherlands).

     Wojciech Ploski is our Director of Strategy, Marketing and Sales. Mr. Ploski began working with us in May 1996 as the Deputy Director of Marketing (Product and Logistics). In September 1997, he assumed the position of Director of Logistics and Sales. Mr. Ploski was one of the main developers of our direct, indirect and retail sales network and of our purchasing department. Prior to joining us, Mr. Ploski worked for the Curtis Company (a television manufacturer) for ten years where he held a variety of positions, including the position of Executive Director of its television factory in Mlawa, Poland and the Commercial Director of Curtis International. Mr. Ploski holds a degree from the Technology, Telecommunications Department of Warsaw University.

     Wilhelm Stuckemann is our Director of Network Operations and was appointed to our Management Board by DeTeMobil in 1996. Mr. Stuckemann has held a variety of positions with DeTeMobil, mainly in the development of GSM businesses and the establishment of a team of engineers responsible for the D-1 network in Germany. Mr. Stuckemann studied electrical engineering in Bielefeld, Germany.

     Jonathan Eastick joined us on March 1, 2001 as our Director of Finance. Prior to joining us, Mr. Eastick had worked since 1998 at Lucent Technologies Poland S.A. as Chief Financial Officer. He also held additional responsibilities as CFO Sales Controller for UMTS commercial offers in Lucent's European, Middle East and African operations. Prior to his tenure at Lucent, Mr. Eastick shaped his career in finance during a five-year assignment with Arthur Andersen in London and Warsaw. From 1995 to 1998 he was Manager of Strategic and Financial Planning at Poland's first cellular operator, PTK Centertel Sp. z o.o. He holds a degree from the London School of Economics and is a UK Qualified Chartered Accountant.

     Ryszard Pospieszynski is our Director of Administration and was appointed by Elektrim to the Management Board in 1996. Previously, Mr. Pospieszynski served as Chairman of FATA Ltd., and the General Director of PHZ Film Polski. He holds a Masters degree in economics from the University of Gadansk (1976) and a Masters degree in business telecommunications from the Technical University of Delft (The Netherlands) (2001).

COMPENSATION

     For the year ended December 31, 2000, we paid an aggregate of approximately PLN 6.7 million to the members of our Supervisory Board and our Management Board, including compensation for salary, bonuses and pension plans. In addition, some of the members of the Management Board were paid by the respective shareholders which have seconded them.

     For the six months ended June 30, 2001, we paid an aggregate of approximately PLN 5.3 million to the members of our Supervisory Board and our Management Board, including compensation for salary, bonuses and pension plans. In addition, some members of the Management Board were paid by the respective shareholders which have seconded them.

     There are no pension or benefit plans for the members of our Supervisory and Management Boards.

BOARD PRACTICE

     Members of the Supervisory Board are appointed for a period beginning at the end of the ordinary Shareholders' Meeting at which a resolution is adopted appointing them and serve until the following ordinary Shareholders' Meeting at which a resolution is adopted discharging them, although their appointment may also be extended. The Shareholders' Agreement permits any Operating Party to replace a member of the Supervisory Board it appointed at any Shareholders' Meeting.

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

     Management Board Members sign three year contracts with us, beginning at the time of their nomination. The payment that we are obliged to pay upon the termination of each contract cannot exceed 15 months of remuneration.

     Executive Officers sign contracts with us for an unspecified time period. The payment that we are obliged to pay upon the termination of each contract cannot exceed 18 months of remuneration. Currently all of our Executive Officers are members of our Management Board.

     In 2000, contracts with two of our former Management Board Members ended. The contract with Mr. Karim Khoja ended in March 2000, as a result of the acquisition of MediaOne by Deutsche Telekom. We terminated our contract with Mr. Stanislaw Majewski in December 2000.

     We have no further commitments as a result of the above or any other terminated contracts.

SHARE OWNERSHIP

     None of our Supervisory Board Members or Executive Officers has any shares or options for shares. We do not currently have a stock option plan.

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

                                  SHAREHOLDERS

MAJOR SHAREHOLDERS

     The following table sets forth information regarding the ownership of our 471,000 ordinary shares outstanding.

                                                            NUMBER OF SHARES      PERCENTAGE OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                        BENEFICIALLY OWNED     BENEFICIALLY OWNED
------------------------------------                        ------------------    --------------------
Elektrim Telekomunikacja Sp. z o.o.(1)
ul. Panska 77/79
00-834 Warsaw, Poland.....................................       226,079                47.9998%
Deutsche Telekom MobilNet GmBH
Landgrabenweg 151
53227 Bonn, Germany.......................................       105,975                   22.5%
MediaOne International B.V.(2)
Foppingadreef 20-22
1102 BS Amsterdam,
The Netherlands...........................................       105,975                   22.5%
Polpager Sp. z o.o.
ul. Zurawia 24/4
00-515 Warsaw, Poland.....................................        18,840                    4.0%
Carcom WARSZAWA Sp. z o.o.(3)
ul. Panska 77/79
00-526 Warsaw, Poland.....................................         8,949                    1.9%
Elektrim Autoinvest S.A.(4)
ul. Panska 85
00-834 Warsaw, Poland.....................................         5,181                    1.1%
Elektrim S.A.
ul. Panska 77/79
00-834 Warsaw, Poland.....................................             1                 0.0002%

---------------

(1) Elektrim owns 51% and Vivendi owns 49% of the outstanding shares in Elektrim Telekomunikacja Sp. z o.o.

(2) On March 23, 2000, DeTeMobil acquired 100% ownership in MediaOne.

(3) Elektrim and Vivendi S.A. each own 50% of the outstanding capital of Carcom WARSZAWA Sp. z o.o.

(4) Elektrim owns directly and indirectly 50.5% of Elektrim Autoinvest S.A.

     On March 23, 2000, MediaOne Group Inc. sold its wholly-owned subsidiary, MediaOne (one of our principal shareholders), to Deutsche Telekom. As a result, Deutsche Telekom currently owns 45% of our outstanding shares: 22.5% directly through DeTeMobil and 22.5% indirectly through the acquisition of MediaOne.

     In August 1999, Elektrim announced that it had acquired an additional 15.8% of our shares including the acquisition of shares from our smaller Polish shareholders, for a purchase price of U.S.$679.4 million. Prior to August 1999, Elektrim owned 34.1% of the shares. Deutsche Telekom is disputing the legality of Elektrim's acquisition of a portion of these acquired shares (representing approximately 3.0% of our total 471,000 outstanding shares) claiming that it had a right of first refusal to purchase these shares under our Shareholders' Agreement.

     On December 9, 1999, Elektrim registered with the Warsaw Regional Court the transfer of 226,079 (47.9998%) of our shares to Elektrim Telekomunikacja Sp. z o.o. Elektrim retained one share (0.0002%) of direct ownership. Notwithstanding the foregoing, at the request of Elektrim, our Management Board filed these changes in our share registry book and filed a new list of shareholders with the Warsaw Regional Court.

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

Two of our five Management Board Members objected, however, to Elektrim's request and did not sign the change in our share registry book. The updated list of shareholders, together with formal statements from the two dissenting Board Members, were filed with the Warsaw Regional Court. The updated list of shareholders together with formal statements from the two Board Members' reservations were filed with the Court. Deutsche Telekom sought an injunction with the Warsaw Regional Court to disallow the change in our share registry book and the updated list of shareholders. This was later rejected by the Court on February 16, 2000. Deutsche Telekom has announced that it will appeal this decision.

     Deutsche Telekom also announced in October 1999 the commencement of an arbitration claim at the International Arbitration Court in Vienna against Elektrim and certain smaller shareholders. This claim was suspended in December 2000 following the entry by Deutsche Telekom into a letter of intent with Elektrim for the purchase of a 51% stake in six Elektrim companies that provide fixed-line and data transmission services. However, this claim was recently renewed after this letter of intent expired and negotiations with Elektrim ended. Moreover, Elektrim received a second offer from Vivendi. On June 28, 2001, the Management Board of Elektrim entered into a memorandum of understanding with Vivendi, pursuant to which Elektrim agreed to sell Vivendi 2% of the outstanding stock of Elektrim Telekomunikacja and 1% of Carcom, which are two of our shareholders, thereby giving Vivendi control over Elektrim Telekomunikacja and Carcom, respectively. See "Shareholders". In addition, the memorandum of understanding provided that Elektrim will transfer all its fixed line and internet businesses to Elektrim Telekomunikacja. Vivendi also agreed to implement an initial public offering of the shares of Elektrim Telekomunikacja within an 18 month period. The transaction between Elektrim and Vivendi was expected to be finalized by July 30, 2001. On July 31, 2001, both parties announced that they are continuing negotiations to sign the definitive agreement, the implementation of which will be contingent upon obtaining regulatory approvals.

     If the issues relating to Elektrim's announced acquisition are settled in Elektrim's favor, and Vivendi's transaction with Elektrim is completed, Vivendi will indisputably control, directly or indirectly, 50.9% of our shares. The Shareholders' Agreement provides, among other things, that certain decisions of the Management Board may not be taken without the prior approval of the Supervisory Board. This prior approval by the Supervisory Board cannot be given unless all members of the Supervisory Board who were appointed by the Operating Parties vote or consent to approve such actions. These actions include amendments to our business plan and annual budgets, acquisitions or dispositions of assets above certain values, incurring additional indebtedness (other than in the ordinary course of business or below certain limits) and the entry into long-term contracts (with certain exceptions). The Shareholders' Agreement also requires that at least one member of each of the Operating Parties be in attendance at all Shareholders' Meetings. At the time of Elektrim's announced acquisition of minority shares, the Operating Parties were DeTeMobil, Elektrim and MediaOne, with DeTeMobil and MediaOne each appointing two members to the Supervisory Board and Elektrim appointing four members to the Supervisory Board. As a consequence of the share transfer mentioned above, Elektrim's two original seats on the Board will belong to Elektrim Telekomunikacja Sp. z o.o. and MediaOne's two seats on the Board will belong to Deutsche Telekom. Of the three Board Members formerly appointed by our smaller Polish shareholders prior to Elektrim's acquisition of our shares from those shareholders, two of these members are now appointed by Elektrim Telekomunikacja Sp. z o.o., and the third of these members (being the ninth member of the Board) must be unanimously nominated by the Operating Parties. As of the date of this Registration Statement, our Operating Parties are DeTeMobil, MediaOne and Elektrim Telekomunikacja. See "Shareholders".

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

                       DESCRIPTION OF OTHER INDEBTEDNESS

     Set forth below is a description of certain terms of our Bank Credit Facilities, the 11 1/4% Notes, the 10 3/4% Notes and certain other indebtedness.

THE BANK CREDIT FACILITIES

     In February 2001, we entered into:

     - a E550 million Bank Credit Facility (the "E550 Million Bank Credit Facility") with Deutsche Bank Luxembourg S.A., as Agent, Deutsche Bank AG London, Dresdner Bank Luxembourg S.A., The European Bank for Reconstruction and Development and Deutsche Bank Polska S.A., as lead arrangers, Deutsche Bank Polska S.A., as security agent, and the lenders party thereto (the "E550 Million Lenders"); and

     - a E100 million Bank Credit Facility (the "E100 Million Bank Credit Facility" and, together with the E550 Million Bank Credit Facility, the "Bank Credit Facilities") with Deutsche Bank Luxembourg S.A., as Agent, Deutsche Bank AG London, Dresdner Bank Luxembourg S.A. and Deutsche Bank Polska S.A., as lead arrangers, Deutsche Bank Polska S.A., as security agent, and the lenders party thereto (the "E100 Million Lenders" and together with the E550 Million Lenders, the "Lenders").

     Pursuant to the E550 Million Bank Credit Facility, the E550 Million Lenders agreed to make advances to us on a revolving credit basis in the aggregate principal amount of not more than E550 million. The E550 Million Bank Credit Facility is comprised of two tranches:

     - an offshore tranche consisting of commitments totaling, at the date of agreement, E292,500,000 under which amounts shall be made available in Euro, U.S. dollars, Deutschmarks, Swiss Francs, Sterling, Japanese Yen or Zloty; and

     - a Zloty tranche consisting of commitments totaling at the date of the agreement the Zloty equivalent of E257,500,000 under which amounts shall be made available only in Zloty.

     Pursuant to the E100 Million Bank Credit Facility, the E100 Million Lenders agreed to make loans to us on a revolving credit basis in the aggregate principal amount of not more than E100 million. The E100 Million Bank Credit Facility is comprised of two tranches:

     - an offshore tranche consisting of commitments totaling, at the date of agreement, E95,000,000 under which amounts shall be made available in Euro, U.S. dollars, Deutschmarks, Swiss Francs, Sterling, Japanese Yen or Zloty; and

     - a Zloty tranche consisting of commitments totaling, at the date of the agreement the Zloty equivalent of E5,000,000 under which amounts shall be made available only in Zloty.

     We have agreed with certain parties to the E100 Million Bank Credit Facility that any drawdowns under the E100 Million Bank Credit Facility can only take place if the E550 Million Bank Credit Facility is utilized in full. We may be required to terminate the E100 Million Bank Credit Facility following the closing of this Offering if this facility is not syndicated. On August 6, 2001, in co-operation with the Lead Arranger, Deutsche Bank AG, and the Joint Arranger DresnerKleinwortWasserstein, we launched a syndication of the E100 million Bank Credit Facility. The objective of this syndication is to reduce the exposure of the Arranger and Joint Arranger to Polska Telefonia Cyfrowa Sp. z o.o. by identifying other banks willing to participate in the financing. This syndication process will not raise additional funding for us and is likely to result in a lengthening of the term and increasing of the margins payable on the E100 million Bank Credit Facility. Other than the above, there will be no change in the terms and conditions of this E100 million Bank Credit Facility.

     Our ability to borrow funds under the Bank Credit Facilities depends upon the satisfaction of a number of conditions including continuing compliance with customary covenants and the accuracy of certain of our representations and warranties at the time of each borrowing. The principal amount of the Bank Credit Facilities is required to be repaid in full by February 20, 2006, unless prepaid, and the Lenders' commitments thereunder reduced pro-rata according to the following schedule:

                                                             REDUCTION AMOUNT        REDUCTION AMOUNT
                                                             FOR E550 MILLION        FOR E100 MILLION
INSTALLMENT DATE                                           BANK CREDIT FACILITY    BANK CREDIT FACILITY
----------------                                           --------------------    --------------------
                                                                   (E)                     (E)
September 30, 2004.......................................       27,500,000               5,000,000
December 31, 2004........................................       82,500,000              15,000,000
March 31, 2005...........................................      110,000,000              20,000,000
June 30, 2005............................................      110,000,000              20,000,000
September 30, 2005.......................................      110,000,000              20,000,000
February 20, 2006........................................      110,000,000              20,000,000
                                                               -----------             -----------
                                                               550,000,000             100,000,000
                                                               ===========             ===========

     All borrowings under the Bank Credit Facilities bear interest at a rate per annum equal to, depending on the currency borrowed, the London, Euro or Warsaw Interbank Offered Rate, commonly referred to as LIBOR, EURIBOR or WIBOR, plus in each case a margin of between 0.6% and 0.9% per annum based on our ratio of senior debt to EBITDA and any additional cost resulting from any lender's compliance with any mandatory liquidity, reserve assets or cash margin requirements of an applicable financial regulatory authority imputed to such lender (and, in the case of The European Bank for Reconstruction and Development, an extra 0.03%).

     Under the Bank Credit Facilities, we were required to submit our UMTS business plan to the Lenders for their approval. We submitted this business plan on April 9, 2001 and it was approved by all the Lenders on May 25, 2001.

     The proceeds of the borrowings under the Bank Credit Facilities can be applied towards:

     - the repayment of the DM 672 million facility agreement between us, Citibank N.A., as co-ordinator and Citibank (Poland) S.A. and Citibank N.A. as security agents, and various other lenders dated December 17, 1997;

     - the financing of ongoing working capital requirements and GSM-network related capital expenditures;

     - the provision of an amount not to exceed E15 million in cash collateral for letters of credit;

     - the funding of two-thirds of the initial installments on the UMTS license due before December 20, 2001 (up to an amount not to exceed E150 million), provided that the Lenders are satisfied that our shareholders have provided or will provide the other third of the initial installments on the UMTS license by December 20, 2001. (This requirement was waived on March 26, 2001 to allow us to enter into a senior subordinated bridge loan to make this one-third contribution to our license fee); and

     -  capital expenditure on our UMTS network.

     The Bank Credit Facilities contain affirmative covenants which include, among others, maintenance of:

     -  ratios of senior debt to EBITDA;

     -  ratios of EBITDA to interest expense on senior debt; and

     -  ratios of EBITDA to total debt.

     The covenants under the Bank Credit Facilities allow us and our subsidiaries, under certain circumstances, to declare or pay dividends or make other payments or distributions to shareholders and to service subordinated indebtedness, including the notes, provided we meet certain financial covenants and so long as certain events, such as a payment block, a default or an event of default have not occurred and are continuing. The Bank Credit Facilities also provides for various events of default, including:

     - a failure to make payments of interest and principal, breaches of our covenants, agreements, representations and warranties under the Bank Credit Facilities;

     - a default under any other indebtedness having an aggregate principal amount of E10 million;

     - the existence of a material unsatisfied judgment or order not subject to appeal;

     - the occurrence of certain events relating to bankruptcy or insolvency, or our making material changes in the nature of our business without the Lenders' prior consent;

     - changes in ownership of the Guarantor, that result in Deutsche Telekom AG or its subsidiaries, or Elektrim and/or Elektrim Telekomunikacja owning less than 25.01% of the outstanding share capital of the Guarantor;

     - any governmental action that, in the reasonable opinion of the majority of the Lenders, has a material adverse effect on our condition or our ability to perform our obligations;

     - our failure to comply with any of the material provisions of, or our obligations, under the 10 3/4% Notes and the 11 1/4% Notes;

     - any event occurs which is likely to have a material adverse effect on our ability to repay the Bank Credit Facilities or on our business, financial condition, operations or performance;

     - the termination, revocation or suspension of any license for the operation of a telecommunications business; and

     - the reduction or diminution of any of the rights of our major shareholders under the Shareholders' Agreement, or the cancellation, suspension or termination of the Shareholders' Agreement without its replacement by an agreement having substantially the same terms and conditions, or any other event or series of events occurs that is likely to have a material adverse effect.

     Substantially all of our assets have been pledged to secure the Bank Credit Facilities.

     On April 24, 2001, the asset pledge we granted in favor of the Lenders under the Bank Credit Facilities was registered with the appropriate court in Warsaw. There are no further requirements that we have to comply with relating to the security interests.

     The entry of Vivendi and Elektrim into the definitive agreement, pursuant to which Vivendi would acquire 2% of Elektrim Telekomunikacja and 1% of Carcom, and therefore would obtain control of 50.9% of our ordinary shares, would trigger a change of control under the Bank Credit Facilities. This in turn would trigger a default under such agreements that we can cure within 30 days. We are in the process of applying for a waiver from our senior lenders.

BRIDGE FACILITY AGREEMENT

     On March 30, 2001, we entered into a senior subordinated bridge facility agreement (the "Bridge Loan") arranged by Deutsche Bank AG London, pursuant to which it made available to us E28 million. The Bridge Loan is a term loan that matures on March 31, 2006. The Bridge Loan shall bear interest at a rate per annum equal to EURIBOR, plus an applicable margin which shall increase over time and any additional cost resulting from the lender's compliance with any mandatory liquidity, reserve assets or cash margin requirements of an applicable financial regulatory authority imputed to the lender. As set forth in the agreement, the proceeds of the Bridge Loan were used to fund one-third of the March 30, 2001 installment of the UMTS license fee. We repaid our the Bridge Loan in full from a portion of the proceeds of the Old Notes on May 8, 2001.

THE 11 1/4% NOTES

     In November 1999, the Issuer issued U.S.$150,000,000 and E300,000,000 of Senior Subordinated Guaranteed Notes (the "11 1/4% Notes") which we have guaranteed on a senior subordinated basis. The 11 1/4% Notes will bear interest at a rate of 11 1/4% per annum, which is payable in cash on June 1 and December 1 of each year, beginning on June 1, 2000. Unless redeemed in accordance with the terms thereof, the 11 1/4% Notes will mature on December 1, 2009.

     The 11 1/4% Notes are senior subordinated obligations of the Issuer, which rank junior in right of payment to its senior debt. The Issuer's senior debt consists of among other things, its obligations under its guarantees of our senior debt, including the Bank Credit Facilities. Our guarantee of the 11 1/4% Notes ranks senior in right of payment to all of our existing and future subordinated indebtedness, and equal with our guarantee of the 10 3/4% Notes.

     Concurrent with the closing of the offering of the 11 1/4% Notes, we deposited into escrow accounts an amount of cash, European government securities and U.S. government securities that, together with the interest received thereon, would be sufficient to pay when due the first five interest payments on the 11 1/4% Notes. Trustees hold this amount (the original amount estimated at approximately E117.0 million) for the benefit of the noteholders in escrow accounts, which are secured. The Guarantor may replace an escrow account with a letter of credit posted in favor of the relevant trustee for the benefit of the holders of the relevant 11 1/4% Notes in an amount equal to any remaining interest payments to be made on such 11 1/4% Notes up to and including the fifth interest payment. Currently, the consent of the Lenders under our Bank Credit Facilities may be required to replace an escrow account with the relevant letter of credit.

     The first two of five scheduled interest payments have been paid out of the escrow account. Although the funds and securities deposited in the escrow accounts and the proceeds realized thereon will only be sufficient to provide for payment in full of the first five scheduled interest payments on the 11 1/4% Notes, the security in the escrow accounts has been granted to secure not only the Issuer's obligations to make such interest payments, but also all of its other obligations under the 11 1/4% Notes. Once the first five scheduled interest payments have been made, the funds and securities therein shall be returned to the control of Holding. After security in an escrow account is terminated, the relevant 11 1/4% Notes will be completely unsecured.

     The 11 1/4% Notes may be redeemed any time on or after December 1, 2004, at the option of the Issuer, in whole or in part, at 105.625% of their principal amount at maturity, plus accrued interest, declining to 100% of their principal amount at maturity, plus accrued interest, on or after December 1, 2007.

     At any time prior to December 1, 2002, the Issuer may redeem up to 35% of the initial aggregate principal amount of each series of the 11 1/4% Notes, at a redemption price of 111.25% of the accreted value thereof, with the proceeds of one or more public equity offerings; provided, that not less than 60% of the original principal amount at maturity of the 11 1/4% Notes remains outstanding immediately after giving effect to such redemption. The 11 1/4% Notes are also redeemable, in whole but not in part, at the Issuer's option, in the event of certain changes affecting the withholding tax treatment of certain payments on the 11 1/4% Notes.

     The indentures governing the 11 1/4% Notes contain covenants which, among other things, significantly limit or prohibit our ability and that of our subsidiaries to incur indebtedness, pay dividends, engage in transactions with shareholders and affiliates, create liens, sell assets, and engage in mergers and consolidations. If we fail to comply with these covenants, the Issuer's obligations to repay the 11 1/4% Notes may be accelerated. These limitations, however, are subject to a number of important qualifications and exceptions. In particular, while the indentures governing the 11 1/4% Notes restrict the Issuer's ability to incur additional indebtedness by requiring compliance with special leverage or capital ratios in order to incur indebtedness, they permit the Issuer to incur a substantial amount of specifically defined additional indebtedness regardless of whether the Issuer is able to incur indebtedness under the leverage or capital ratios.

     In addition, the indentures governing the 11 1/4% Notes provide that upon the occurrence of a Change of Control, the Issuer will be required to make an offer to repurchase the 11 1/4% Notes at a purchase price equal to 101% of the principal amount of the 11 1/4% Notes, plus accrued and unpaid interest, if any. A "Change of Control" is defined to mean (I) such times as (i) any "person" or "group" (within the meaning of

Section 13(d) and 14(d)(2) of the Exchange Act including any group acting for the purpose of acquiring, holding, voting or disposing of notes within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any one or more certain permitted holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total power of all our voting stock, (ii) we sell, assign, lease, convey, dispose or transfer, directly or indirectly, all or substantially all of our assets (other than a transfer of such assets as an entity to one of our wholly owned subsidiaries or to certain other specified permitted holders), or if we amalgamate, consolidate or merge with another person or another person amalgamates, consolidates or merges with us, in either case pursuant to a transaction in which our voting stock is reclassified into or exchanged for cash, securities or other property, other than any such transaction where (A) our voting stock is reclassified into or exchanged for voting stock of the surviving corporation and (B) no person or group (other than one or more of the permitted holders referred to above) owns, directly or indirectly, 50% or more of the total voting stock of the surviving corporation immediately after the transaction in question, or (iii) if during any period of two consecutive years, individuals who at the beginning of such period constituted our Supervisory Board (together with any new directors whose election or appointment by such board was approved, or confirmed by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or confirmed) cease for any reason to constitute a majority of our Supervisory Board then in office, and (II) either Standard & Poor's or Moody's reduces its rating on the 11 1/4% Notes by a certain amount or withdraws its rating in respect of the 11 1/4% Notes.

     Neither (i) a grant by a holder of our shares nor a grant by a holder of shares of any of our subsidiaries of a security interest in such shares to secure our senior debt nor (ii) the exercise by the holders of such senior debt of their rights and remedies with respect to such security interest will constitute a Change of Control as long as, in the case of clause (ii), any transferee of our shares is one of the permitted holders referred to above and such transfer does not otherwise constitute a change of control. The Issuer's obligation to repurchase the 11 1/4% Notes upon a Change of Control is guaranteed by us on a senior subordinated basis.

     The indentures governing the 11 1/4% Notes also contain certain customary events of default. If such an event of default occurs, the Issuer's obligations to repay the 11 1/4% Notes may be accelerated.

THE 10  3/4% NOTES

     In July 1997, PTC International Finance B.V., one of our finance company subsidiaries, issued U.S.$253,203,000 of Senior Subordinated Guaranteed Discount Notes (the "10 3/4% Notes") which we have guaranteed on a senior subordinated basis. The 10 3/4% Notes were sold at a discount in the amount of U.S.$150,000,591 in order to reflect that no payments of interest will be made on the 10 3/4% Notes prior to July 1, 2002. After July 1, 2002, the 10 3/4% Notes will bear interest at a rate of 10 3/4% per annum, which will be payable in cash on January 1st and July 1st of each year, beginning on January 1, 2003. Unless redeemed in accordance with the terms thereof, the 10 3/4% Notes will mature on July 1, 2007.

     The 10 3/4% Notes are unsecured senior subordinated obligations of the PTC International Finance B.V., which rank junior in right of payment to its senior debt. PTC International Finance B.V.'s senior debt consists of among other things, its obligations under its guarantees of our senior debt, including the Bank Credit Facilities. Our guarantee of the 10 3/4% Notes ranks senior in right of payment to all of our existing and future subordinated indebtedness, and equal with our guarantee of the 11 1/4% Notes.

     The 10 3/4% Notes may be redeemed at any time on or after July 1, 2002, at the option of PTC International Finance B.V., in whole or in part, at 105.375% of their principal amount at maturity, plus accrued interest, declining to 100% of their principal amount at maturity, plus accrued interest, on or after July 1, 2005.

     At any time prior to July 1, 2000, PTC International Finance B.V. may redeem up to 35% of the aggregate principal amount of the 10 3/4% Notes, at a redemption price of 110.75% of the accreted value thereof, with the proceeds of one or more public equity offerings; provided, that not less than 60% of the original principal amount at maturity of the 10 3/4% Notes remains outstanding immediately after giving effect to such redemption. The 10 3/4% Notes are also redeemable, in whole but not in part, at PTC International Finance B.V.'s option, in the event of certain changes affecting the withholding tax treatment of certain payments on the 10 3/4% Notes.

     The indenture governing the 10 3/4% Notes contains covenants which, among other things, significantly limit or prohibit our ability and that of our subsidiaries to incur indebtedness, pay dividends, engage in transactions with shareholders and affiliates, create liens, sell assets, and engage in mergers and consolidations. If we fail to comply with these covenants, the Issuer's obligations to repay the 10 3/4% Notes may be accelerated. These limitations, however, are subject to a number of important qualifications and exceptions. In particular, while the indenture governing the 10 3/4% Notes restricts PTC International Finance B.V.'s ability to incur additional indebtedness by requiring compliance with special or capital leverage ratios in order to incur indebtedness, it permits PTC International Finance B.V. to incur a substantial amount of specifically defined additional indebtedness regardless of whether the Issuer is able to incur indebtedness under the leverage or capital ratios.

     In addition, the indenture governing the 10 3/4% Notes provides that upon the occurrence of a Change of Control, PTC International Finance B.V. will be required to make an offer to repurchase the 10 3/4% Notes at a purchase price equal to 101% of their accreted value on the purchase date, plus accrued interest, if any. A "Change of Control" is defined to mean (I) such times as (i) any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act including any group acting for the purpose of acquiring, holding, voting or disposing of notes within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any one or more certain permitted holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total power of all our voting stock, (ii) we sell, assign, lease, convey, dispose or transfer, directly or indirectly, all or substantially all of our assets (other than a transfer of such assets as an entity to one of our wholly owned subsidiaries or to certain other specified permitted holders), or if we amalgamate, consolidate or merge with another person or another person amalgamates, consolidates or merges with us, in either case pursuant to a transaction in which our voting stock is reclassified into or exchanged for cash, securities or other property, other than any such transaction where (A) our voting stock is reclassified into or exchanged for voting stock of the surviving corporation and (B) no Person or group (other than one or more of the permitted holders referred to above) owns, directly or indirectly, 50% or more of the total voting stock of the surviving corporation after the transaction in question, or (iii) if during any period of two consecutive years, individuals who at the beginning of such period constituted our Supervisory Board (together with any new directors whose election or appointment by such board was approved, or confirmed by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or confirmed) cease for any reason to constitute a majority of our Supervisory Board then in office, or (II) either Standard and Poor's or Moody's reduces its rating on the 10 3/4% Notes by a certain amount or withdraws its rating in respect of the 10 3/4% Notes.

     Neither (i) a grant by a holder of our shares nor a grant by a holder of shares of any of our subsidiaries of a security interest in such shares to secure our senior debt nor (ii) the exercise by the holders of such senior debt of such security interest will constitute a Change of Control as long as, in the case of clause (ii), any transferee of our shares is one of the permitted holders referred to above. PTC International Finance B.V.'s obligation to repurchase the 10 3/4% Notes upon a Change of Control is guaranteed by us on a senior subordinated basis.

     The indenture governing the 10 3/4% Notes also contains certain customary events of default. If such an event of default occurs, PTC International Finance B.V.'s obligations to repay the 10 3/4% Notes may be accelerated.

OLD NOTES

     On May 8, 2001, PTC International Finance II S.A., our subsidiary, issued E200,000,000 10 7/8% Senior Subordinated Guaranteed Notes due 2008 which we guaranteed. We used the proceeds from the sale of these Old Notes as discussed in "Proceeds from the Exchange Offer."

OVERDRAFT FACILITIES

     We also currently have:

     - an overdraft facility available in the amount of PLN 30 million from BRE Bank S.A., pursuant to an agreement dated May 15, 1998;

     - an overdraft facility in the amount of DM 10 million from Bank Handlowy S.A., pursuant to an agreement dated June 28, 2000; and

     - an overdraft facility in the amount of E2 million from Deutsche Bank, pursuant to an agreement dated June 19, 2001.

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

                            DESCRIPTION OF THE NOTES

     The Notes are issued under an Indenture dated as of May 8, 2001, and are between PTC International Finance II S.A., as Issuer, Polska Telefonia Cyfrowa Sp. z o.o., as Guarantor and State Street Bank and Trust Company, as trustee. The Notes will be issued in a private transaction that is not subject to the registration requirements of the Securities Act. See "Notice to Investors". You may obtain a copy of the Indenture upon request to the Issuer. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. In this description, the words "Guarantor", "we", "our" and "us" refer to Polska Telefonia Cyfrowa Sp. z o.o. and the word "Issuer" and "Guarantor" refer to PTC International Finance II S.A. and Polska Telefonia Cyfrowa Sp. z o.o., respectively and not to any of their respective subsidiaries, and the word "holder" or "holders" refers to registered holders of the Notes.

     The following description is a summary of the material terms of the Indenture and the Registration Rights Agreement. It does not restate either agreement in its entirety. We therefore urge you to read the Indenture and the Registration Rights Agreement because they, and not this description, define your rights with respect to the Notes. You can find the definitions of certain terms used in this description under the sub-heading "Certain Definitions". References in this description to specific amounts in one currency mean those amounts or the equivalent of those amounts in other currencies on the date of determination.

GENERAL

     The Notes will mature at par on May 1, 2008. The Notes initially will be issued in the aggregate principal amount of E200 million. The Guarantor will guarantee the Notes on a senior subordinated basis pursuant to the Parent Guarantee. The Notes will be issued in fully registered form, without interest coupons, in denominations of E1,000 or any integral multiple thereof. The principal of the Notes will be paid, upon surrender of the Notes, at the offices of State Street Bank and Trust Company, State Street Bank Luxembourg, S.A. or any other paying agent we appoint. Holders of Notes will receive interest at the rates set forth on the cover page of this Prospectus semi-annually on January 31 and July 31 in each year, commencing on July 31, 2001. The first interest payment date shall be in respect of the period from and including May 8, 2001 up to, but excluding July 31, 2001. The final interest payment date shall be in respect of the period from and including the interest payment date falling on January 31, 2008 up to, but excluding, May 1, 2008. Interest on each Note will begin accruing as of the date the Notes are issued. The Issuer will pay interest on each Note as of the record date immediately preceding the applicable interest payment date, computing interest on the basis of a 360-day year comprised of twelve 30-day months. The Issuer will pay interest on overdue principal and other overdue amounts at the rates payable in respect of the Notes set forth on the cover page of this Prospectus. Further, the circumstances under which the Issuer may be required to pay additional interest in cash on the Notes are described under "The Exchange Offer -- Registration Rights".

     The Issuer may issue additional Notes ("Additional Notes") from time to time after the offering subject to the provisions of the Indenture described below under "-- Certain Covenants", including, without limitation, the covenant set forth under "-- Certain Covenants -- Limitation on Debt". The Notes offered hereby and, if issued, any Additional Notes will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The term "Notes" will, except where otherwise expressly stated, include Additional Notes.

ISSUER GUARANTEE

     The Issuer has issued Issuer Guarantees pursuant to which it has guaranteed the Guarantor's obligations under the Bank Credit Facilities and the Guarantor's Hedging Obligations on a senior basis.

     In addition to the Issuer Guarantees, the Guarantor's obligations under the Bank Credit Facilities have been secured by a pledge of substantially all of the assets of the Guarantor and its subsidiaries, including a pledge over the shares of the Issuer. This also includes a security interest in the Intercompany Receivables, which reflect, in part, the loan of the proceeds of this offering and the loan of the proceeds from the offering of the 10 7/8% Notes to PTC International Finance (Holding) B.V., which are the only significant assets of the Issuer.

SUBORDINATION OF THE NOTES

     The Notes will be senior subordinated obligations of the Issuer. The payment of the principal of, premium, if any, and interest on, and all other obligations in respect of the Notes will be subordinated in right of payment, as set forth in the Indenture and summarized below, to the payment when due of all Senior Debt (as defined herein). Each Note will rank equally with the other Notes.

     If:

     (a) any principal, interest, premium or other amounts payable in respect of any Designated Senior Debt is not paid when due; or

     (b) any other default under any Designated Senior Debt occurs and the maturity of such Designated Senior Debt is accelerated in accordance with its terms,

then neither the Issuer nor the Guarantor may make any payment or distribution in respect of principal of, or premium, if any, or interest on, or other amounts payable under or in respect of the Notes or the Parent Guarantee or make any deposit with respect to legal or covenant defeasance, and neither may repurchase, redeem or otherwise retire the Notes pursuant to a Change of Control or otherwise (collectively, "pay the Notes").

     The preceding sentence will not apply if the default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Debt has been paid in full. Regardless, however, the Issuer or the Guarantor may pay the Notes if the Issuer or the Guarantor and the Trustee receive written notice approving such payment from the Representative of such Designated Senior Debt. During the continuance of any default (other than a default described in clause (a) or (b) above) with respect to any Designated Senior Debt, including any event that, with notice or lapse of time, or both, would become an event of default, neither the Issuer nor the Guarantor may pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Issuer or the Guarantor of written notice of such default from the Representative of the Bank Debt specifying an election to effect a Payment Blockage Period (a "Payment Blockage Notice") and ending 179 days thereafter, unless earlier terminated:

     - by written notice to the Trustee and the Issuer or the Guarantor from the Representative of the Bank Debt,

     -  because no defaults under any Designated Senior Debt are continuing, or

     -  because all Designated Senior Debt has been repaid in full.

     Notwithstanding the provisions described in the immediately preceding paragraph, unless the holders of any Designated Senior Debt or the Representative of such holders have accelerated the maturity of such Designated Senior Debt and not rescinded such acceleration, the Issuer or the Guarantor may (unless otherwise prohibited as described in the first sentence of the preceding paragraph or in the paragraph below) resume payments on the Notes after the end of such Payment Blockage Period. Not more than one Payment Blockage Notice with respect to all issues of Designated Senior Debt may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to one or more issues of Designated Senior Debt during such period.

     Other than a voluntary dissolution of the Issuer or merger of the Issuer into the Guarantor solely for the purpose of permitting the Guarantor to assume all obligations in respect of the Notes as if it were the direct obligor with respect thereto and in which all the assets of the Issuer are transferred to the Guarantor and no material payment or distribution is made to creditors, upon any payment or distribution to creditors of the Issuer or the Guarantor upon a total or partial liquidation, dissolution or winding up of the Issuer or the Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or the Guarantor or their respective property, or in an assignment for the benefit of creditors or any marshaling of the Guarantor's or the Issuer's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full of the Senior Debt before the holders of the Notes are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities (including any payment or distribution that may be payable or deliverable by reason of the payment of any other Debt of the Guarantor or the Issuer that is subordinated to the payment of the Notes), of principal of, or premium, if any, or interest on, or other amounts payable under or in respect of the Notes or the Parent Guarantee, including, without limitation, on account of any purchase or other acquisition of Notes by the Guarantor or the Issuer.

     In addition, until the Senior Debt is paid in full, any payment or distribution to which holders of the Notes would be entitled either directly or pursuant to the Parent Guarantee but for the subordination provisions of the Indenture will be made directly or to holders of the Senior Debt or their Representatives. In the event that, notwithstanding the foregoing, the Trustee or the holder of any Note receives any payment or distribution before all the Senior Debt is paid in full, then such payment or distribution will be required to be held in trust by the Trustee or such holder for the benefit of, and paid over or delivered forthwith to, the holders of the Senior Debt or their Representatives for application to (in the case of cash), or as collateral for (in the case of non-cash property or securities), the payment or prepayment of all Senior Debt until all Senior Debt shall have been paid in full.

     Because of such subordination provisions, in the event of a bankruptcy reorganization, insolvency, receivership, winding up or similar proceeding relating to the Issuer or the Guarantor, holders of Senior Debt may recover more, ratably, than the holders of the Notes. In such event, after giving effect to such subordination, there may be insufficient assets or no assets remaining to pay interest or principal on the Notes.

     The terms of the subordination provisions described above will not apply to payments from money or the proceeds of European Government Securities pledged to or held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to the provisions described under "-- Legal Defeasance and Covenant Defeasance".

     On a pro forma basis, after giving effect to the sale of the Notes and the use of proceeds therefrom as if they had occurred on December 31, 2000, other than the Issuer Guarantee, there would have been no Senior Debt ranking senior to the obligations of the Issuer under the Notes and there would have been outstanding PLN 1,765.5 million (E458.1 million) of Debt ranking equally with the obligations of the Issuer under the Notes.

SUBORDINATION OF OUR GUARANTEE

     Pursuant to the Parent Guarantee, the Guarantor will unconditionally guarantee, on an unsecured senior subordinated basis, to each holder of Notes and the Trustee, the full and prompt performance of the Issuer's obligations under the Indenture and the Notes, including the payment of principal of and interest, premium, if any, Special Interest, if any, and Additional Amounts, if any, on the Notes. The Parent Guarantee will be subordinated to Senior Debt of the Guarantor on the same basis and to the same extent as the Notes are subordinated to Senior Debt and will rank equally with the 10 3/4% Notes Guarantee and the 11 1/4% Notes Guarantee. The terms of the subordination provisions of the Parent Guarantee will not apply to payments from money or the proceeds of European Government Securities pledged to or held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to the provisions described under "-- Legal Defeasance and Covenant Defeasance". On a pro forma basis, giving effect to the sale of the Notes and the use of the proceeds therefrom, as if they had occurred on December 31, 2000, there would have been outstanding PLN 90.1 million (E23.4 million) of Senior Debt ranking senior to the obligations of the Guarantor under the Parent Guarantee, and there would have been outstanding PLN 3,421.9 million (E887.8 million) of Debt ranking equally with the obligations of the Guarantor under the Parent Guarantee.

     In addition, all future debt and other liabilities of the Guarantor's Subsidiaries, if any, including the claims of trade creditors, secured creditors and creditors holding debt and guarantees issued by such Subsidiaries, and claims of preferred stockholders, if any, of such Subsidiaries, will be effectively senior to the obligations of the Guarantor under the Parent Guarantee with respect to the assets of such Subsidiaries.

Although the Indenture contains limitations on the amount of additional Debt that the Guarantor and its Restricted Subsidiaries may Incur, the amounts of such Debt could be substantial and, in any case, such Debt may be either Senior Debt or Debt of Subsidiaries which will be effectively senior in right of payment to the Notes and the Parent Guarantee. As of the date of this Prospectus, the Guarantor had no Subsidiaries other than the Issuer, PTC International Finance (Holding) B.V., as guarantor of the 11 1/4% Notes and PTC International Finance B.V., the issuer of the 10 3/4% Notes. See covenants described under "-- Certain Covenants -- Limitation on Debt" and "-- Certain Covenants -- Limitation on Debt and Preferred Stock of Restricted Subsidiaries".

     We have applied to list the Notes on the Luxembourg Stock Exchange. The Issuer will be required to use commercially reasonable efforts to maintain that listing or another listing on a recognized stock exchange with respect to the Notes and the exchange notes at all times. So long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the stock exchange require it, a paying agent will be maintained in Luxembourg at all times that payments are required to be made in respect of the Notes. If the Notes are listed on any other securities exchange, the Issuer will satisfy any requirement at that securities exchange as to paying agents.

SINKING FUND

     The Notes will not be entitled to the benefit of any sinking fund.

REDEMPTION

     Except as set forth herein, the Issuer may not redeem the Notes prior to May 1, 2005. The Issuer at its option may, from time to time, redeem all or a part of the Notes at any time on or after May 1, 2005 on not less than 30 nor more than 60 days prior notice in amounts of E1,000, or integral multiples thereof at the following redemption prices (expressed as percentages of principal amount at maturity), plus accrued interest, if any, to the redemption date, if redeemed during the 12-month period beginning on May 1 of the years indicated below (subject to the right of holders of record on relevant record dates to receive interest due):

YEAR                                              REDEMPTION PRICE
----                                              ----------------
2005............................................      105.438%
2006............................................      102.719%
2007............................................      100.000%

OPTIONAL REDEMPTION UPON PUBLIC EQUITY OFFERINGS

     In addition, prior to May 1, 2004, the Issuer may on one or more occasions redeem up to 35% of the initial aggregate principal amount of the Notes with all or a portion of the net proceeds of a Public Equity Offering, provided that

     - immediately after the Offering at least 60% in aggregate principal amount of the Notes remain outstanding,

     - it has received an equivalent amount of proceeds as a prepayment of the Intercompany Receivables, and

     - the redemption must occur within 75 days of the closing of the Public Equity Offering.

     The redemption price for the Notes is 110.875% of the principal amount thereof, together with accrued interest, if any, to the date of redemption (subject to the right of holders of record on record dates to receive interest due on interest payment dates).

     The provisions of the Bank Credit Facilities prohibit the Issuer or the Guarantor from electing to repurchase the Notes pursuant to any of the redemption provisions described herein without first obtaining the consent of the banks or other financial institutions party thereto.

REDEMPTION UPON ASSET SALE

     If an Asset Sale occurs, the Issuer may be required to make an offer to purchase all or some of the outstanding Notes at a price of 100% of the principal amount of the Notes together, with accrued interest, if any, to the date of redemption.

REDEMPTION FOR CHANGES IN WITHHOLDING TAXES

     The Issuer at its option may from time to time redeem all, but not less than all, of the Notes at 100% of the principal amount of the Notes together with accrued interest, including Special Interest, if any, on the Notes to the redemption date. This redemption applies only if as a result of any amendment to, or change in, the laws (or any rules or regulations thereunder) of Luxembourg, The Netherlands or Poland or any political subdivision or taxing authority thereof or therein (or, in the case of Additional Amounts payable by a successor Person to the Issuer or the Guarantor, of the jurisdiction in which such successor Person is organized or any political subdivision or taxing authority thereof or therein), or any amendment to or change in any official interpretation or application of such laws or rules or regulations or any execution of or amendment to any treaty affecting taxation to which Luxembourg, The Netherlands or Poland (or any political subdivision or taxing authority thereof or therein; or any other relevant jurisdiction or political subdivision or taxing authority) is a party, which amendment or change or execution is effective on or after the date of the Indenture (or, in the case of Additional Amounts payable by a successor Person to the Issuer or the Guarantor, the date on which such successor Person became such pursuant to applicable provisions of the Indenture), either

     - the Issuer with respect to the Notes or the Guarantor with respect to the Parent Guarantee has become or will become obligated to pay Additional Amounts (as described below under "-- Additional Amounts"), or

     - the Guarantor has become or will become obligated to pay similar Additional Amounts with respect to the Intercompany Receivables,

on the next date on which any amount would be payable with respect to the Notes or the Intercompany Receivables, as the case may be, and such obligation cannot be avoided by the use of reasonable measures available to the Issuer or the Guarantor, as the case may be.

     No such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the Guarantor, as the case may be, would be obligated to pay such Additional Amounts were a payment in respect of the Notes or the Parent Guarantee then due. At the time such notice of redemption is given, such obligation to pay such Additional Amounts must remain in effect. Immediately prior to the mailing of any notice of redemption pursuant to this section, the Issuer shall deliver to the Trustee a certificate stating that the Issuer is entitled to elect to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to elect to redeem have occurred.

     The provisions of the Bank Credit Facilities prohibit the Guarantor from electing to repurchase the Notes pursuant to any of the redemption provisions described herein without first obtaining the consent of the banks or other financial institutions party thereto.

SELECTION AND NOTICE OF REDEMPTION

     If less than all the Notes are to be redeemed, the particular Notes to be redeemed will be selected by the appropriate Trustee by a method it deems fair and appropriate. The trustee will make this selection not more than 60 days before the redemption date. Partial redemption may only be made in integral multiples of E1,000.

     Notice of redemption will be mailed, first-class postage prepaid, at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. So long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange require, the Issuer will, once in each year in which there has been a partial redemption of any of the Notes, cause to be published in a leading daily newspaper of general circulation in Luxembourg (which is expected to be the Luxembourg Wort) a notice specifying the aggregate principal amount at maturity of Notes outstanding and a list of the Notes drawn for redemption but not surrendered.

     On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption and accepted for payment.

ADDITIONAL AMOUNTS

     All payments made by the Issuer, under or with respect to the Notes, and by the Guarantor, under or with respect to the Parent Guarantee, will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the government of Luxembourg, The Netherlands or Poland or any political subdivision or taxing authority or agency thereof or therein (hereinafter "Taxes") unless the Issuer or the Guarantor, as the case may be, is required to withhold or deduct Taxes by law or by the interpretation or administration thereof (including any law or directive of the European Union that has the effect of law in Luxembourg, The Netherlands or Poland).

     If the Issuer or the Guarantor is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes or the Parent Guarantee, the Issuer or the Guarantor will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each holder (including Additional Amounts) after such withholding or deduction will not be less than the amount such holder would have received if such Taxes had not been required to be withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

     (a) Taxes imposed solely by reason of the existence of any present or former connection between the relevant holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant holder, if the relevant holder is an estate, nominee, trust or corporation) and Luxembourg, The Netherlands or Poland or any political subdivision or taxing authority or agency thereof or therein (other than the mere receipt or enforcement of such payment or the ownership or holding outside of Luxembourg, The Netherlands or Poland of such Note);

     (b) any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge; or

     (c) any Taxes payable otherwise than by deduction or withholding from payments of principal of (or premium, if any, on) or interest on such Note.

     Nor will Additional Amounts be paid:

     (a) if payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Note for payment within 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period);

     (b) with respect to any payment of principal of (or premium, if any, on) or interest on such Note to any holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such Note; or

     (c) where a holder would have been able to avoid withholding or deduction by presenting the Note to another Paying Agent for payment.

     The foregoing provisions shall survive any termination or discharge of the Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor Person to the Issuer or the Guarantor is organized or any political subdivision or taxing authority or agency thereof or therein.

     The European Union is currently considering proposals for a new directive regarding the taxation of savings income. In connection with the proposals and subject to a number of important conditions being met, Luxembourg has stated that it may adopt a withholding system. This withholding system would apply to payments made to individual beneficial owners of securities (which may include, for example individuals who hold interests through forms of organizations such as partnerships and trusts, among others) who are resident in a Member State of the European Union that is different from the Member State of the issuer of the securities or the Member State of the paying agent. If the withholding system is adopted, payments made through a Luxembourg paying agent could be subject to withholding tax. No Additional Amounts would be payable on the Notes in respect of Taxes deducted or withheld pursuant to the directive if a Note could have been presented to another paying agent without such withholding. See "Taxation -- Proposed EU Information Reporting/Withholding Tax Directive".

PURCHASE AT THE OPTION OF HOLDERS UPON A CHANGE OF CONTROL

     If a Change of Control occurs at any time (the date of such occurrence being the "Change of Control Date"), then you, as a holder of Notes, will have the right to require the Issuer to purchase your Notes, in whole or in part in integral multiples of E1,000 principal amount at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in the Indenture. The Guarantor will advance to the Issuer as a prepayment under the Intercompany Receivables an amount of funds sufficient to consummate the Change of Control Offer, and the Issuer's obligation to repurchase the Notes upon a Change of Control will be guaranteed on a subordinated basis by the Guarantor pursuant to the Parent Guarantee.

     "Change of Control" means the occurrence of (x) any of the following events and (y) a Rating Decline:

     (a) (i) if any "Person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of all classes of the Voting Stock of the Guarantor;

     (b) the sale, assignment, lease, conveyance, disposition or transfer, directly or indirectly, of all or substantially all the assets of the Guarantor (other than a transfer of such assets as an entirety or virtually as an entirety to a Wholly Owned Subsidiary or one or more Permitted Holders) shall have occurred, or the Guarantor amalgamates, consolidates or merges with or into an other Person (other than one or more Permitted Holders) or any other Person (other than one or more Permitted Holders) amalgamates, consolidates or merges with or into the Guarantor in any such event pursuant to a transaction in which the outstanding Voting Stock of the Guarantor is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where (a) the outstanding Voting Stock of the Guarantor is reclassified into or exchanged for Voting Stock of the surviving corporation and (b) no Person or group (other than any one or more of the Permitted Holders) (as defined in clause (a) above) owns, directly or indirectly, 50% or more of the total voting power of all classes of Voting Stock of such surviving corporation immediately after such transaction; or

     (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Supervisory Board (together with any new directors whose election or appointment to such board was approved, or confirmed as acceptable for purposes of this provision, by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or confirmed) cease for any reason to constitute a majority of the Supervisory Board then in office;

provided, however, that (i) the grant by any holder of shares of the Guarantor or any Subsidiary of a security interest in such shares to secure Senior Debt and (ii) the exercise by the holders of such Senior Debt of their rights and remedies in respect thereof shall not constitute a Change of Control hereunder as long as, in the case of clause (ii), any transferee of shares of the Guarantor is a Permitted Holder or such transfer does not otherwise constitute a Change of Control.

     "Permitted Holders" means

     (i) Vivendi S.A., Deutsche Telekom AG and Elektrim S.A. or any Person of which the foregoing "beneficially owns" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) voting securities representing at least 66 2/3% of the total voting power of all classes of Voting Stock of such Person (exclusive of any matters as to which class voting rights exist) or any Person that "beneficially owns" voting securities representing at least 66 2/3% of the total voting power of all classes of Voting Stock of Vivendi S.A., Deutsche Telekom AG or Elektrim S.A.,

     (ii) any international telecom company with (a) substantial experience in mobile telecommunications operations, (b) a long-term debt rating by Moody's of at least Baa3 or by S&P of at least BBB-, or a comparable credit rating by another internationally recognized rating agency and (c) consolidated revenues for its most recent full fiscal year of at least U.S.$2.5 billion or the equivalent in another currency, and

     (iii) any corporation (or other entity) which owns all of the outstanding Capital Stock of the Guarantor if such entity acquires such ownership in a transaction in which the owners of all of the Capital Stock of the Guarantor immediately prior to such transaction acquire proportionate ownership of all of the Capital Stock (or similar equity ownership interest) of such entity (or any parent organization which owns all of the outstanding Capital Stock (or similar equity ownership interest) of such entity).

     Within 60 days following any Change of Control, the Issuer or the Guarantor shall, subject to compliance with the requirements of the second succeeding paragraph, (a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and Bloomberg or similar business news service in Europe and (b) send, by first-class mail, with a copy to each Trustee, to each holder of Notes, at such holder's address appearing in the Security Register, a notice stating, among other things:

     (i) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant entitled "Change of Control" and that all Notes timely and otherwise properly tendered will be accepted for payment;

     (ii) the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Purchase Date");

     (iii) that any Note (or portion thereof) accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Purchase Date;

     (iv) that any Notes (or portions thereof) not tendered or accepted for payment will continue to accrue interest;

     (v) a description of the transaction or transactions constituting the Change of Control; and

     (vi) the procedures that holders of Notes must follow in order to tender their Notes (or portions thereof) for payment and the procedures that holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

     The Issuer's obligation to repurchase the Notes upon a Change of Control will be guaranteed on a senior subordinated basis by the Guarantor pursuant to the Parent Guarantee.

     In the event that at the time of a Change of Control the terms of any Senior Debt restrict or prohibit the repurchase of Notes as described in the foregoing paragraph, then prior to the mailing of the Change of Control notice to holders of the Notes but in any event within 30 days following such Change of Control, the Guarantor will:

     (i) repay or cause to be repaid in full and terminate all commitments under such Senior Debt or, if such Senior Debt is not, by its terms, then repayable or prepayable, to offer to repay in full all such Senior Debt and to repay or cause to be repaid such Senior Debt of each lender who has accepted such offer, or

     (ii) obtain the requisite consent under the agreements governing such Senior Debt to permit the repurchase of the Notes as described above.

     In certain circumstances, the Bank Credit Facilities prohibit the repurchase of the Notes prior to full repayment of indebtedness thereunder.

     The occurrence of certain of the events which would constitute a Change of Control could constitute a default under the Bank Credit Facilities and might constitute a default under future indebtedness of the Guarantor. In addition, the exercise by the holders of the Notes of their right to require the Issuer to repurchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Guarantor. Finally, if a Change of Control Offer is made, there can be no assurance that the Issuer or the Guarantor will have sufficient funds or other resources to pay the Change of Control Purchase Price for all the Notes that might be delivered by holders thereof seeking to accept the Change of Control Offer.

     The definition of Change of Control includes a phrase relating to the sale, assignment, lease, conveyance, disposition or transfer of "all or substantially all" the Guarantor's assets. Although there is a developing body of case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Guarantor to repurchase such Notes as a result of a sale, assignment, lease, conveyance, disposition or transfer of less than all the assets of the Guarantor to another Person may be uncertain.

     The Issuer and the Guarantor, as appropriate, will comply with the requirements of Rule 13e-4 and Rule 14e-1 of Regulation 14E of the Exchange Act and any other U.S., Luxembourg, Polish securities laws or regulations in connection with the repurchase of Notes pursuant to any Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Offer, each of the Issuer and the Guarantor will comply with such provisions and will not be deemed to have breached its obligations under the Change of Control covenant by virtue thereof.

CURRENCY INDEMNITY

     The Euro is the sole currency of account and payment for all sums payable under the Notes and the Indenture. Any amount received or recovered other than in Euro (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Issuer or the Guarantor or otherwise) by the holder in respect of any sum expressed to be due to it from the Issuer or the Guarantor shall only constitute a discharge of the Issuer or the Guarantor only to the extent of the Euro amount which the recipient is able to purchase with the amount so received or recovered in other currency on the date of that receipt or recovery (or, if it is not possible to make that purchase on that date, on the first date on which it is possible to do
so). If that Euro amount is less than the Euro amount expressed to be due to the recipient under any Note, the Issuer and the Guarantor shall indemnify the recipient against

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the cost of making any such purchase. For the purposes of this paragraph, it will be sufficient for the holder to certify that it would have suffered a loss had an actual purchase of Euro been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of Euro on such date had not been possible, on the first date on which it would have been possible). These indemnities, to the extent permitted by law:

     - constitute a separate and independent obligation from the other obligations of the Issuer and the Guarantor;

     -  shall give rise to a separate and independent cause of action;

     -  shall apply irrespective of any waiver granted by any holder; and

     - shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or any other judgment or order.

CERTAIN COVENANTS

     The Indenture will contain, among others, the following covenants:

     Limitation on Debt. The Guarantor will not, directly or indirectly, Incur any Debt other than Permitted Debt unless, after giving pro forma effect to the Incurrence of such Debt and any other Debt Incurred or repaid since the date of the most recently available quarterly or annual balance sheet and the receipt and application of the proceeds thereof, no Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either:

     (i)   the ratio of

        (A) the aggregate consolidated principal amount of Debt of the Guarantor and its Restricted Subsidiaries outstanding as of the most recently available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Debt and any other Debt Incurred or repaid since such balance sheet date and the receipt and application of the proceeds thereof, to

        (B) Adjusted Cash Flow for the four full fiscal quarters next preceding the Incurrence of such Debt for which consolidated financial statements are available, determined on a pro forma basis as if any such Debt had been Incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters, would be less than 5.0 to 1.0,

     or

     (ii) the Consolidated Capital Ratio as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Debt and any other Debt Incurred or repaid since such balance sheet date and the receipt and application of the proceeds thereof, is less than 2.0 to 1.0.

     "Permitted Debt" is defined as follows:

     (a) Debt Incurred pursuant to the Parent Guarantee (excluding Additional Notes), the 10 3/4% Notes Guarantee, the 11 3/4% Notes Guarantee and the Intercompany Receivables, and Refinancing Debt Incurred in respect thereof;

     (b) Debt Incurred under the Bank Credit Facilities and any Qualified Debt Offering and Refinancing Debt Incurred in respect thereof, provided that the aggregate principal amount of all such Debt, together with all such Debt of Restricted Subsidiaries, at any one time outstanding does not exceed E750 million, which amount shall be permanently reduced by the amount of (A) Scheduled Reductions and (B) repayments pursuant to the provisions of the Bank Credit Facilities relating to

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        the proceeds of Asset Sales not reinvested; provided, however, that the total reductions pursuant to (A) and (B) above shall not exceed E650 million;

     (c) Debt Incurred in respect of Capital Expenditure Debt and Refinancing Debt Incurred in respect thereof, provided that (i) the aggregate principal amount of such Debt does not exceed the Fair Market Value (on the date of such Incurrence) of the property or assets acquired or constructed (including the cost of design, development, construction, installation and integration thereof), (ii) the property or assets acquired or constructed are used in a Telecommunications Business and (iii) the aggregate principal amount outstanding of all Debt Incurred under this clause (c) and under clause (b) of "Limitation on Debt and Preferred Stock of Restricted Subsidiaries" does not exceed an amount equal to (w) U.S.$250.0 million plus (x) an amount equal to U.S.$30 million for each million persons resident in the coverage area of the GSM 1800 license, plus
           (y) an amount equal to (i) U.S.$40 million for each million persons resident in the coverage area of the UMTS license for the development of UMTS service minus (ii) the aggregate principal amount of Debt Incurred pursuant to the immediately preceding clause (x), plus (z) if Minutes of Use exceed an average of 383 million per month for any four months in a consecutive six-month period through December 31, 2001, U.S.$3 for each such excess Minute of Use;

     (d) that percentage of Debt of the Guarantor owing to and held by any Restricted Subsidiary that is equal to the percentage of the Guarantor's direct or indirect ownership interest in such Restricted Subsidiary; provided, however, that (i) any subsequent issue or transfer of Capital Stock or other event that results in a reduction in the Guarantor's direct or indirect ownership interest in such Restricted Subsidiary or (ii) any subsequent transfer of such Debt (except to the Guarantor or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the Guarantor in the following amounts:

        (A) in the case of (i) above, the full amount of such Debt if such Restricted Subsidiary does not remain a Restricted Subsidiary and otherwise the percentage of such Debt equal to the percentage reduction in the Guarantor's direct or indirect ownership interest in such Restricted Subsidiary; and

        (B) in the case of (ii) above, the full amount of such Debt if it is not transferred to a Restricted Subsidiary and otherwise a percentage of such Debt equal to (X) the percentage of the Guarantor's direct or indirect ownership interest in the Restricted Subsidiary that previously held such Debt less (Y) the percentage of the Guarantor's indirect ownership interest in the Restricted Subsidiary to which such Debt is transferred;

     (e) Debt (other than Debt permitted by clauses (a) to (d) or (h) to (i) of this definition) in an aggregate principal amount outstanding at any time not to exceed U.S.$25.0 million;

     (f) Debt under Interest Rate Protection Agreements entered into by the Guarantor for the purpose of limiting interest rate risk in respect of Debt of the Guarantor or a Restricted Subsidiary in the ordinary course of the financial management of the Guarantor and not for speculative purposes;

     (g) Debt under Currency Exchange Protection Agreements, provided that such Currency Exchange Protection Agreements were entered into by the Guarantor for the purpose of limiting currency exchange rate risks directly related to transactions entered into in the ordinary course of business and not for speculative purposes;

     (h) Debt in connection with one or more standby letters of credit or performance bonds issued in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

     (i)   Subordinated Shareholder Loans; and

     (j) Debt outstanding on the Issue Date and listed on a schedule to the Indenture, and Refinancing Debt Incurred in respect thereof.

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     Limitation on Debt and Preferred Stock of Restricted Subsidiaries.  The
Guarantor will not permit any Restricted Subsidiary to, directly or indirectly, Incur any Debt or Preferred Stock except:

     (a) Debt Incurred under the Bank Credit Facilities and any Qualified Debt Offering and Refinancing Debt Incurred in respect thereof, provided that the aggregate principal amount of all such Debt, together with all such Debt of the Guarantor, at any one time outstanding does not exceed E750 million, which amount shall be permanently reduced by the amount of (i) Scheduled Reductions and (ii) repayments pursuant to the provisions of the Bank Credit Facilities relating to the proceeds of Asset Sales not reinvested; provided, however, that the total reductions pursuant to (i) and (ii) above shall not exceed E650 million;

     (b) Debt Incurred in respect of Capital Expenditure Debt and Refinancing Debt Incurred in respect thereof, provided that (i) the aggregate principal amount of such Debt does not exceed the fair market value of the property or assets acquired or constructed (including the cost of design, development, construction, installation or integration),
           (ii) the property or assets acquired or constructed are used in a Telecommunications Business and (iii) the aggregate principal amount outstanding of all Debt Incurred under this clause (b) and under clause (c) of "-- Limitation on Debt" does not exceed an amount equal to (w) U.S.$250.0 million plus (x) an amount equal to U.S.$30 million for each million persons resident in the coverage area of the GSM 1800 license, plus (y) an amount equal to (i) U.S.$40 million for each million persons resident in the coverage area of the UMTS license for the development of UMTS service minus (ii) the aggregate principal amount of Debt Incurred pursuant to the immediately preceding clause (x), plus (z), if Minutes of Use exceed an average of 383 million per month for any four months in a consecutive six-month period through December 31, 2001, U.S.$3 for each such excess Minute of Use;

     (c) that percentage of Debt of a Restricted Subsidiary owing to and held by any Restricted Subsidiary that is equal to the percentage of the Guarantor's direct or indirect ownership interest in such Restricted Subsidiary; provided, however, that (x) any subsequent issue or transfer of Capital Stock or other event that results in a reduction in the Guarantor's direct or indirect ownership interest in such Restricted Subsidiary or (y) any subsequent transfer of such Debt (except to the Guarantor or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof in the following amounts:

        (i) in the case of (x) the full amount of such Debt if such Restricted Subsidiary does not remain a Restricted Subsidiary and otherwise the percentage of such Debt equal to the percentage reduction in the Guarantor's direct or indirect ownership interest in such Restricted Subsidiary; and

        (ii) in the case of (y), the full amount of such Debt if it is not transferred to a Restricted Subsidiary and otherwise a percentage of such Debt equal to (X) the percentage of the Guarantor's direct or indirect ownership interest in the Restricted Subsidiary that previously held such Debt less (Y) the percentage of the Guarantor's indirect ownership interest in the Restricted Subsidiary to which such Debt is transferred;

     (d) Debt of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Guarantor or otherwise became a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was otherwise acquired by the Guarantor), provided, however, that at the time such Restricted Subsidiary is acquired or otherwise became a Restricted Subsidiary of the Guarantor, the Guarantor would have been able to Incur U.S.$1.00 of additional Debt pursuant to clause (i) or (ii) of the first paragraph of the covenant described under "-- Limitation on Debt";

     (e) Debt under Interest Rate Protection Agreements entered into by such Restricted Subsidiary for the purpose of limiting interest rate risk in respect of Debt of the Guarantor or a Restricted Subsidiary

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

        in the ordinary course of the financial management of such Restricted Subsidiary and not for speculative purposes;

     (f) Debt under Currency Exchange Protection Agreements, provided that such Currency Exchange Protection Agreements were entered into by such Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into in the ordinary course of business and not for speculative purposes;

     (g) Debt in connection with one or more standby letters of credit or performance bonds issued in the ordinary course of business or pursuant to self-insurance obligations and, in each case, not in connection with the borrowing of money or the obtaining of advances or credit;

     (h) Debt or Preferred Stock outstanding on the Issue Date and listed on a schedule to the Indenture;

     (i) Debt Incurred pursuant to the Indenture or the Notes (other than Additional Notes);

     (j) Debt Incurred by the Issuer that is not Senior Debt, so long as the Guarantor could incur at least U.S.$1.00 of additional Debt pursuant to clause (i) or (ii) of the first paragraph of the covenant described under "-- Limitation on Debt"; and

     (k) Refinancing Debt Incurred in respect of Debt Incurred pursuant to the provisions of clauses (d), (h), (i) and (j) of this paragraph.

     Limitation on Layered Debt. Neither the Guarantor nor the Issuer will, directly or indirectly, Incur any Debt if such Debt provides by its terms that it is subordinate or junior in ranking to any Senior Debt of the Issuer or Senior Debt of the Guarantor, as the case may be, unless such Debt is Senior Subordinated Debt or is expressly subordinated in right of payment to Senior Subordinated Debt; provided, however, that nothing herein shall apply to (i) intercreditor agreements among creditors of the Guarantor or the Issuer but to which neither the Guarantor nor the Issuer is a party or (ii) agreements relating to priorities of payment or rights in respect of collateral among the Guarantor, the Issuer and the banks or other financial institutions party to the Bank Credit Facilities (or any Refinancing Indebtedness in respect thereof) and any related Hedging Obligations.

     Limitation on Restricted Payments. The Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

     (a) declare or pay any dividend or make any other payment or distribution (whether made in cash, Property or securities), except for any dividend or distribution which is made solely to the Guarantor or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis) or dividends or distributions payable solely in shares of Capital Stock (other than Redeemable Stock) of the Guarantor;

     (b) purchase, redeem, acquire or retire any Capital Stock of the Guarantor or a Restricted Subsidiary held by Persons other than the Guarantor or any Wholly Owned Subsidiary;

     (c) make any payment to redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, any Subordinated Obligation, including, without limitation, any Subordinated Shareholder Loans (other than the purchase, repurchase, or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition);

     (d) make an Investment (other than Permitted Investments) in any Person (all such payments and other actions set forth in these clauses (a) through (d) being collectively referred to as "Restricted Payments"); or

     (e)   make any payment of cash interest on any Subordinated Shareholder
           Loans.

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

     Notwithstanding the foregoing, the Guarantor or any other Restricted Subsidiary may make any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment; or

     (a) no Default or an Event of Default shall have occurred and be continuing,

     (b) the Guarantor could Incur at least U.S.$1.00 of additional Debt pursuant to clause (i) or (ii) of the first paragraph of the covenant described under "-- Limitation on Debt", and

     (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would not exceed an amount equal to the sum of:

        (i) the remainder of (x) Adjusted Cash Flow for the period (treated as one accounting period) from the Issue Date to the end of the Guarantor's most recent fiscal quarter ending at least 45 days prior to the date of such proposed Restricted Payment less (y) the product of 1.75 times the sum of (x) Adjusted Interest Expense plus (y) Adjusted Foreign Debt FX Losses for such period;

        (ii)   Capital Stock Sale Proceeds;

        (iii) the amount by which Debt (other than Subordinated Obligations) of the Guarantor or any Restricted Subsidiary is reduced on the Guarantor's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Issue Date of any Debt of the Guarantor or any Restricted Subsidiary convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Guarantor (less the amount of any cash or other Property distributed by the Guarantor or any Restricted Subsidiary upon such conversion or exchange);

        (iv) an amount equal to the sum of (i) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Guarantor or any Restricted Subsidiary from Unrestricted Subsidiaries, and (ii) the portion (proportionate to the Guarantor's equity interest in such Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Guarantor or any Restricted Subsidiary in such Unrestricted Subsidiary; and

        (v)   U.S.$10 million.

     Notwithstanding the foregoing limitations, the Guarantor may:

     (a) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with the Indenture; provided, however, that of the time of such payment of such dividend, no Default or Event of Default shall have occurred and be continuing (or result therefrom), provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

     (b) redeem, repurchase, defease, acquire or retire for value, any Subordinated Obligation (other than Subordinated Shareholder Loans) with the proceeds of any Refinancing Debt; provided, however, that such redemption, repurchase, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments; and

     (c) acquire, redeem or retire Capital Stock of the Guarantor or Subordinated Obligations (other than Subordinated Shareholder Loans) of the Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Guarantor (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Guarantor or an employee stock ownership plan or to a trust established by the Guarantor or any of its Subsidiaries for the benefit of their employees); provided, however, that (A) such acquisition, redemption or retirement

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

        shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of the amount of Capital Stock Sale Proceeds.

     Transactions with Affiliates. The Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly, conduct any business, enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with any Affiliate of the Guarantor (an "Affiliate Transaction") unless:

     (a) the terms of such Affiliate Transaction are (i) set forth in writing and (ii) no less favorable in any material respect, taken as a whole, to the Guarantor or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Guarantor or such Restricted Subsidiary, as determined in good faith by any Officer, and

     (b) with respect to an Affiliate Transaction involving aggregate payments or the transfer of assets or provision of services, in each case having a value in excess of U.S.$5.0 million, either (x) the Supervisory Board (including a majority of the disinterested members of the Supervisory Board) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (a)(ii) of this paragraph as evidenced by a Board Resolution or (y) with respect to those transactions having a value in excess of U.S.$10.0 million, the Guarantor obtains and provides to the Trustee a written opinion from an Independent Appraiser to the effect that such Affiliate Transaction is fair, from a financial point of view, to the Guarantor.

     Notwithstanding the foregoing limitation, the Guarantor may enter into or suffer to exist the following:

     (i) any transaction or series of transactions between the guarantor and a Restricted Subsidiary or between Restricted Subsidiaries that are in the ordinary course of business and do not adversely affect holders of the notes;

     (ii) any Restricted Payment permitted to be made pursuant to the covenant described under "-- Limitation on Restricted Payments";

     (iii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Supervisory Board;

     (iv) the payment of reasonable fees and provision of reasonable indemnities to directors and consultants of the Guarantor and its Restricted Subsidiaries who are not employees of the Guarantor or its Restricted Subsidiaries;

     (v) loans and advances to employees made in the ordinary course of business and consistent with past practice of the Guarantor or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed U.S.$1.0 million in the aggregate at any one time outstanding;

     (vi) transactions pursuant to the 10 3/4% Notes, the 11 1/4% Notes, the Notes, the Registration Rights Agreement, the Intercompany Receivables, the Shareholders Agreement or any Subordinated Shareholder Loans;

     (vii) transactions between the Guarantor and its Subsidiaries entered into in connection with the Bank Credit Facilities;

     (viii) agreements in existence on the Issue Date and any renewal thereof, provided that any such renewal is on terms no less favorable in any material respect, taken as a whole, than the terms of any such existing agreement and provided that the Guarantor will not, and will not permit any Restricted Subsidiary to, amend, modify or in any way alter the terms of any existing Affiliate agreements in a manner materially adverse to the holders of the Notes;

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

     (ix) contracts that have been awarded to an Affiliate pursuant to which the Affiliate has granted the Guarantor "most favored terms" pursuant to a competitive bid, provided that the Guarantor certifies to the Trustee that such contract complies with this subsection (ix);

     (x) agreements relating to the offer and sale of Capital Stock of the Guarantor that the Management Board determines in good faith to be customary for such an offer and sale;

     (xi) any employment agreement or employment arrangement entered into by the Guarantor or any Restricted Subsidiary in the ordinary course of business that is consistent with industry practice or approved by a majority of the disinterested members of the Supervisory Board; and

     (xii) any guarantee or grant of collateral by the Guarantor or a Restricted Subsidiary in connection with Senior Debt.

     Limitation on Liens. The Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur any Lien (other than Permitted Liens) upon any of its Property, including any shares of Capital Stock or Debt of any Restricted Subsidiary, whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, or assign or otherwise convey any right to receive income thereon unless it has made or will make effective provision whereby the Notes will be secured by such Lien equally and ratably with (or prior to) all other Debt of the Guarantor or any Restricted Subsidiary secured by such Lien (subject to applicable priorities of payment); provided, however, that the Guarantor may Incur other Liens to secure Debt as long as the amount of outstanding Debt secured by Liens Incurred pursuant to this proviso does not exceed 5% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of the Guarantor as of the end of the most recent fiscal quarter ending at least 45 days prior thereto.

     Limitation on Asset Sales. The Guarantor shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale after the Issue Date unless:

     (a) the Guarantor or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

     (b) at least 75% of the consideration paid to the Guarantor or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or cash equivalents; and

     (c) the Guarantor delivers an Officers' Certificate to the Trustee certifying that such Asset Sale complies with clauses (a) and (b).

     The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Guarantor or a Restricted Subsidiary, to the extent the Guarantor or such Restricted Subsidiary elects,

     (a) to prepay, repay or purchase Senior Debt of the Guarantor or Debt of a Restricted Subsidiary (excluding Debt owed to the Guarantor or an Affiliate of the Guarantor and Preferred Stock of a Restricted Subsidiary); or

     (b) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Guarantor or another Restricted Subsidiary);

provided, however, that in connection with any prepayment, repayment or purchase of Debt pursuant to clause (a) above, the Guarantor or such Restricted Subsidiary shall retire such Debt and shall cause the related revolving or term loan commitment (if any) to be permanently reduced by an amount equal to the principal amount so prepaid, repaid or purchased with the further effect (if applicable) contemplated by clause (b) of the definition of Permitted Debt.

     Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within twelve months from the date of the receipt of such Net Available Cash shall constitute "Excess Proceeds". Within five Business Days from the date the aggregate amount of Excess Proceeds exceeds

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U.S.$10.0 million (taking into account income earned on such Excess Proceeds, if any), the Guarantor, directly or through the Issuer, will be required to make an offer (the "Asset Sale Offer") to purchase the Notes and, to the extent required by the terms thereof, any Debt ranking pari passu with the Notes with similar provisions requiring the Guarantor or the Issuer, to make an offer to purchase such Debt with the proceeds of an Asset Sale, which offer shall be in the amount of the Excess Proceeds, at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any (including Special Interest, if any), to the Purchase Date (as defined below) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture or the agreements governing Debt ranking pari passu with the Notes. To the extent that any portion of the amount of Net Available Cash remains after compliance with such procedures and provided that all holders of Notes have been given the opportunity to tender their Notes for purchase in accordance with the Indenture, the Guarantor or such Restricted Subsidiary may use such remaining amount for general corporate purposes and the amount of Excess Proceeds will be reset to zero.

     The Issuer and the Guarantor, as appropriate, will comply with the requirements of Rule 13e-4 and Rule 14e-1 of Regulation 14E of the Exchange Act and any other U.S., Luxembourg, Polish securities laws or regulations in connection with the repurchase of Notes described above. To the extent that the provisions of any securities laws or regulations conflict with the repurchase offer, each of the Issuer and the Guarantor will comply with such provisions and will not be deemed to have breached its obligations under the Asset Sale covenant by virtue thereof.

     Under certain circumstances, the provisions of the Bank Credit Facilities prohibit the Guarantor from repurchasing the Notes pursuant to any of the provisions described herein without first obtaining the consent of the banks or other financial institutions party thereto.

     Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to

     (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, or pay any Debt or other obligation owed, to the Guarantor or a Restricted Subsidiary,

     (b) make any loans or advances to the Guarantor or a Restricted Subsidiary, or

     (c) transfer any of its property or assets to the Guarantor or a Restricted Subsidiary.

     Such limitation will not apply:

     (1)   to encumbrances and restrictions:

        (i) in existence under or by reason of any agreements (not otherwise described in clause (iii)) in effect on the Issue Date,

        (ii) relating to Debt of a Restricted Subsidiary and existing at such Restricted Subsidiary at the time it became a Restricted Subsidiary if such encumbrance or restriction was not created in connection with or in anticipation of the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Guarantor,

        (iii)  set forth in the Bank Credit Facilities,

        (iv) applicable to a Restricted Subsidiary that is contained in an agreement or instrument governing or relating to Senior Debt, provided that the provisions of such agreement do not prevent (other than following an event of default on such Senior Debt) the payment of interest and mandatory payment or mandatory prepayment of principal pursuant to the terms of the Indenture and the Notes, but provided further that such agreement may nevertheless contain customary net worth, leverage, invested capital and other financial covenants, customary covenants regarding the merger of or sale of all or any substantial part of the

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             assets of the Guarantor or any Restricted Subsidiary, customary restrictions on transactions with Affiliates and customary subordination provisions governing Debt owed to the Guarantor or any Restricted Subsidiary, or

        (v) which result from the renewal, refinancing, extension or amendment of an agreement referred to in the immediately preceding clauses
              (1)(i), (ii) or (iii) above or in clauses (2)(i) or (ii) below, provided such encumbrance or restriction is no less favorable in any material respect, taken as a whole, to the holders of Notes than those under the agreement evidencing the Debt so renewed, refinanced, extended or amended, as determined in good faith by the Management Board and evidenced by a Board Resolution, and

     (2) with respect only to clause (c) in the first paragraph of this covenant, to

        (i) any encumbrance or restriction relating to Debt that is permitted to be Incurred pursuant to the provisions described under "-- Limitation on Debt" or "-- Limitation on Debt and Preferred Stock of Restricted Subsidiaries" and secured pursuant to the provisions described under "-- Limitation on Liens",

        (ii) any encumbrance or restriction in connection with an acquisition of Property, so long as such encumbrance or restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition,

        (iii) customary provisions of leases and customary provisions in other agreements that restrict assignment of such agreements or rights thereunder, or

        (iv) customary restrictions contained in asset sale agreements limiting the transfer of such Property pending the closing of such sale,

        (v) any encumbrance or restriction existing by reason of a customary merger or acquisition agreement for the purchase or acquisition of the stock or assets of the Guarantor or any of its Subsidiaries by another Person,

        (vi) customary restrictions contained in operating leases for real property and restricting only the transfer of such real property or effective only upon the occurrence and during the continuance of a default in the payment of rent,

        (vii) any encumbrance or restriction arising as the result of applicable law or regulation, or

        (viii) any restriction or encumbrance that may be imposed by governmental licenses, franchises or permits.

     The Subsidiaries. The Guarantor will ensure that (a) the Issuer, PTC International Finance (Holding) B.V. and PTC International Finance B.V. each remains a Wholly Owned Subsidiary; provided, however, that nothing herein shall limit:

     (i) the ability of the Guarantor or PTC International Finance (Holding) B.V. to grant a security interest in the shares of the Issuer to secure Senior Debt;

     (ii) the rights of the holders of such Senior Debt to exercise their rights and remedies in respect thereof as long as the Surviving Person meets the requirements set forth in (a) and (b) under "-- Consolidation, Merger and Sale of Assets"; or

     (iii) a voluntary dissolution of the Issuer or merger of the Issuer into the Guarantor, solely for the purposes of permitting the Guarantor to assume all obligations in respect of the Notes as if it were the direct obligor with respect thereto and in which all the assets of the Issuer are transferred to the Guarantor and no material payment or distribution is made to creditors; and

     (iv) the Issuer will not engage in any business activity or undertake any other activity, except any activity relating to the offering, sale or issuance of the 11 1/4% Notes, the Notes, any Debt permitted to be incurred pursuant to clause (j) of the covenant described under "Limitation on Debt and

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        Preferred Stock of Restricted Subsidiaries" or the lending or otherwise advancing the proceeds thereof to PTC International Finance (Holding) B.V. or the Guarantor and any other activities in connection therewith.

     Reports to Holders. The Indenture will provide that, whether or not the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise is required to report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Issuer shall file with the Commission and provide the Trustee and the holders of the Notes:

     (i) within 120 days after the end of each fiscal year (or such shorter period as the Commission may in the future prescribe), annual reports on Form 20-F (or any successor form) containing the information required to be contained therein (or required in such successor form) and including, without limitation, reconciliation to U.S. GAAP to the extent required by such form;

     (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year (or such shorter period as the Commission may in the future prescribe), reports on Form 6-K (or any successor form) containing substantially the same information required to be contained in Form 10-Q (or required in any successor form); and

     (iii) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 6-K (or any successor form) containing substantially the same information required to be contained in Form 8-K (or any successor form);

provided, however that the Issuer shall not be so obligated to file such reports with the Commission if the Commission does not require such filings.

     The Issuer will provide the Trustee and the holders of the Notes, within 15 days after the Issuer files with, or furnishes to, the Commission, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may, by rules and regulations, prescribe) which the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or is required to furnish to the Commission pursuant to the Indenture. If and so long as the Notes are listed on the Luxembourg Stock Exchange, copies of such reports shall also be available at the specified office of Luxembourg Paying Agent.

     In addition, the Issuer will furnish to any holder of the Notes and to any prospective investor, upon request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act by persons who are not "affiliates" under the Securities Act.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     Neither the Guarantor nor the Issuer will merge or consolidate with or into any other entity or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of its Property in any one transaction or series of transactions (other than a merger, amalgamation or consolidation of a Restricted Subsidiary (including the Issuer) into, or the transfer of all or any portion of the assets and liabilities of a Restricted Subsidiary to, the Guarantor (with respect to the Issuer only)) unless, in the case of the Guarantor:

     (a) the Guarantor shall be the surviving Person (the "Surviving Person") or the Surviving Person (if other than the Guarantor) formed by such consolidation or merger or the Person to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of Poland, the United States of America or a state thereof or the District of Columbia, Germany, France, Luxembourg or the United Kingdom;

     (b) the Surviving Person (if other than the Guarantor) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the obligations of the Guarantor under the Parent Guarantee and

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

        the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by the Guarantor;

     (c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all of the Guarantor's Property, such Property shall have been transferred as an entirety or substantially as an entirety to one Person;

     (d) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Debt which becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

     (e) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Debt which becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), the Guarantor or the Surviving Person, as the case may be, would be able to Incur at least U.S.$1.00 of additional Debt under clause (i) or (ii) of the first paragraph of the covenant described under "-- Certain Covenants -- Limitation on Debt"; and

     (f) in connection with any consolidation, merger, transfer or other transaction contemplated by this provision, the Guarantor shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or other transaction and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with;

provided, however, that the provisions of clauses (d) and (e) shall not apply to a reorganization of the Guarantor, effected for the purpose of converting the Guarantor to a spolka akcyjna (a joint stock company), in which the holders of the Guarantor's Capital Stock before and after such reorganization remain unchanged.

     A Surviving Person (other than the Guarantor) satisfying the requirements of the preceding paragraph will succeed to, and be substituted for, and may exercise every right and power of the Guarantor under the Indenture, and the predecessor Guarantor (except in the case of a lease) will be released from the obligation to pay the principal of, and premium, if any, and interest on, the Notes.

     Nothing in the Indenture shall prevent any Restricted Subsidiary from consolidating with, merging into or transferring all or part of its properties and assets to the Guarantor or any other Restricted Subsidiary.

RESTRICTED AND UNRESTRICTED SUBSIDIARIES

     The Management Board may designate or redesignate any Subsidiary of the Guarantor or any Restricted Subsidiary to be an Unrestricted Subsidiary if:

     (i) the Subsidiary to be so designated does not own any Capital Stock, Redeemable Stock or Debt of, or own or hold any Lien on any property or assets of, the Guarantor or any other Restricted Subsidiary,

     (ii) the Subsidiary to be so designated is not obligated by any Debt, Lien or other obligation that, if in default, would result (with the passage of time or notice or otherwise) in a default on any Debt of the Company or any Restricted Subsidiary and

     (iii) either (A) the Subsidiary to be so designated has total assets of U.S.$1,000 or less or (B) such designation is effective immediately upon such Subsidiary becoming a Subsidiary of the Guarantor or any Restricted Subsidiary.

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     Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Guarantor or of any Restricted Subsidiary will be classified as a Restricted Subsidiary. Except as provided in the first sentence of this paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. Any such designation by the Management Board will be evidenced to each Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing provisions.

     The Guarantor will not, and will not permit any Unrestricted Subsidiary to, take any action or enter into any transaction or series of transactions that would result in a Person becoming a Restricted Subsidiary (whether through an acquisition, the redesignation of an Unrestricted Subsidiary or otherwise unless after giving effect to such action, transaction or series of transactions, on a pro forma basis,

     (i) the Guarantor could Incur at least U.S.$1.00 of additional Debt pursuant to clause (i) or (ii) of the first paragraph of the covenant described under "-- Certain Covenants -- Limitation on Debt";

     (ii) such Restricted Subsidiary could then Incur under "-- Certain Covenants -- Limitation on Debt" all Debt as to which it is obligated at such time; and

     (iii)  no Default or Event of Default would occur or be continuing.

DEFAULTS

     An "Event of Default" will occur under the Indenture if:

     (i) the Issuer and the Guarantor fail to make any payment of interest (including Special Interest, if any) and Additional Amounts, if any, on any Note when the same shall become due and payable, whether or not such payments shall be prohibited as described under "Subordination of the Notes," and such failure continues for a period of 30 days;

     (ii) the Issuer and the Guarantor, (A) fail to make the payment of the principal or premium, if any on any Note when the same becomes due and payable at its Stated Maturity, upon declaration, redemption, acceleration required purchase or otherwise, whether or not such payments shall be prohibited as described under "-- Subordination of the Notes," or (B) fail to redeem or purchase the Notes when required pursuant to the Indenture or the Notes, whether or not such redemption or purchase shall be prohibited as described under "-- Subordination of the Notes";

     (iii) the Issuer and the Guarantor fail to make or consummate a Change of Control Offer described under "-- Change of Control" or to comply with the provisions described under "-- Limitation on Restricted Payments";

     (iv) the Issuer or the Guarantor fails to comply with any of their respective covenants in the Notes or the Indenture (other than those specified in clauses (i), (ii) and (iii)) and such failure continues for a period of 60 days after the notice specified below;

     (v) Debt for borrowed money of the Guarantor or any Restricted Subsidiary is not paid within any applicable grace period after final maturity in effect from time to time or is accelerated by the holders thereof and the total amount of such Debt unpaid or accelerated exceeds U.S.$15.0 million or its equivalent at the time;

     (vi) any judgment or decree aggregating in an uninsured amount in excess of U.S.$15.0 million or its equivalent at the time is rendered against the Guarantor or any Restricted Subsidiary and there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed and such default continues for ten days after the notice specified below;

     (vii) the Issuer, the Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary insolvency proceeding, (B) consents to the entry of an order for relief against it in an involuntary insolvency proceeding, (C) consents to the appointment of a custodian or official receiver of it or for any substantial part of its property, or

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

        (D) makes a general assignment for the benefit of its creditors; or takes any equivalent action under any foreign laws relating to insolvency or laws having a similar effect for creditors; provided, however, that the dissolution of a Restricted Subsidiary and the assumption by the Guarantor of all its obligations, including (in the case of the Issuer) the obligations on the Notes, together with the transfer of all the assets of such Restricted Subsidiary to the Guarantor or (other than in the case of the Issuer) another Restricted Subsidiary, shall not constitute an Event of Default under this subsection (vii);

     (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Issuer, the Guarantor or any Significant Subsidiary in an involuntary insolvency proceeding; (B) appoints a custodian or official receiver of the Issuer, the Guarantor or any Significant Subsidiary or for any substantial part of its property; or (C) orders the involuntary winding up or liquidation of the Issuer, the Guarantor or any Significant Subsidiary; or any equivalent relief is granted under any foreign laws relating to insolvency and the order or decree remains unstayed and in effect for 90 days;

     (ix) any Telecommunications License of the Guarantor is revoked, terminated or suspended or otherwise ceases to be effective, resulting in the cessation or suspension of operations for a period of more than 180 days of the cellular communication business of the Guarantor; or

     (x) the Parent Guarantee for any reason shall be or shall cease to be, or shall for any reason be asserted in writing by any Guarantor or the Issuer not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the Indenture, the Parent Guarantee.

     A Default under clause (iv), (v) or (vi) will not be an Event of Default until either Trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding under the Indenture notify the Guarantor of the Default and the Guarantor does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

     The Guarantor will deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer's Certificate of any event which, with the giving of notice and the lapse of time, would become an Event of Default under clause (iv), (v) or (vi), its status and what action the Guarantor is taking or proposes to take with respect thereto.

ACCELERATION

     If an Event of Default (other than an Event of Default specified in clause
(vii) or (viii)) occurs and is continuing, the Trustee, by notice to the Guarantor, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding under either Indenture by notice to the Guarantor and the Trustee, may declare the principal of, premium if any, and accrued interest on all Notes under the Indenture to be due and payable. Upon such a declaration, such premium and interest will be due and payable immediately; provided, however, that so long as any Bank Debt or any commitment therefor is outstanding, any such notice or declaration shall not become effective until ten Business Days after such notice is delivered to the Representative of the Bank Debt; and provided further that if such Event of Default is no longer continuing at the end of such ten Business Day period, such notice or declaration shall be deemed rescinded and of no further force or effect.

     If an Event of Default specified in clause (vii) or (viii) occurs, the interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of Notes.

     The holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration under the relevant Indenture and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of

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principal or interest that has become due solely because of acceleration. No such rescission will affect any subsequent Default or impair any right consequent thereto.

     The holders of a majority in aggregate principal amount of the Notes by notice to the Trustee may waive an existing Default and its consequences except
(i) a Default in the payment of the principal of, premium, if any, or interest on a Note or (ii) a Default in respect of a provision that cannot be amended without the consent of each holder affected. When a Default is waived, it is deemed cured, but no such waiver will extend to any subsequent or other Default or impair any consequent right.

     The holders of a majority in aggregate principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the relevant Indenture or that the Trustee determines is unduly prejudicial to the rights of other holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to them in their sole discretion against all losses and expenses caused by taking or not taking such action.

     A holder of Notes may not pursue any remedy with respect to the Indenture or the Notes unless:

     (i) such holder gives to the Trustee written notice stating that an Event of Default is continuing;

     (ii) holders of at least 50% in aggregate principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

     (iii) such holder or holders offer to the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;

     (iv) the Trustee does not comply with the request within 179 days after receipt of the request and the offer of security or indemnity;

     (v) the holders of a majority in principal amount of the Notes do not give the Trustee a written direction inconsistent with the request during such 179-day period; and

     (vi) in any event, such holder shall request that any judgment be paid to the Trustee as agent for such holder.

     Notwithstanding any other provision of the Indenture, the rights of any holder to receive payment of principal of and interest on the Notes held by such holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such holder.

AMENDMENT, SUPPLEMENT AND WAIVER

     Subject to certain exceptions, the Indenture may be amended or supplemented with the written consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding and any existing default or compliance with any provisions may be waived with the consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note no amendment may, among other things,

     (i)   reduce the amount of the Notes,

     (ii) reduce the rate of or extend the time for payment of interest on any Note,

     (iii)  reduce the principal of or extend the Stated Maturity of any Note,

     (iv) reduce the premium payable upon the redemption of any Note or change the time or times at which any Notes may or shall be redeemed,

     (v)   make any Note payable in money other than that stated in the Note,

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     (vi)  impair the right of any holder of Notes to institute suit for the enforcement of any payment on or with respect to any Notes,

     (vii) release any security that may have been granted in respect of the Notes, or

     (viii) make any change to the provisions described under "-- Subordination of the Notes" that adversely affects the rights of any holder of Notes under such provisions.

     Without the consent of any holder of the Notes, the Issuer, the Guarantor and the Trustee may, among other things, amend or supplement the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a Successor Issuer of the obligations of the Issuer, or a Successor Company of the obligations of the Guarantor, under the Indenture, to add Guarantees with respect to the Notes or to secure the Notes, to add to the covenants of the Issuer or the Guarantor for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Issuer or the Guarantor, to make any change that does not adversely affect the rights of any holder of the Notes, to make any change to the provisions described under "--Subordination of the Notes" that would limit or terminate the benefits available to any holder of Senior Debt under such provisions or to comply with any requirement of the Commission in connection with the qualification of the Indenture under the U.S. Trust Indenture Act.

     Any amendment pursuant to the two preceding paragraphs may not make any change that adversely affects the rights under the provisions described under "-- Subordination of the Notes" of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or representative thereof authorized to give a consent that would be binding on all the holders of such Senior Debt) consent to such change.

     The consent of the holders of the notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, the Guarantor is required to mail to each registered holder of the relevant Notes at his address appearing in the Security Register a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Issuer may, at any time, terminate:

     - all its obligations and the obligations of the Guarantor under the Notes, the Indenture and the Parent Guarantee ("legal defeasance option"); or

     - its obligations and the obligations of the Guarantor to comply with certain restrictive covenants, including certain of the covenants described under "-- Certain Covenants" ("covenant defeasance option").

     The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

     If the Issuer exercises its legal defeasance option, payment of the defeased Notes may not be accelerated because of an Event of Default. Such defeasance means that the Issuer will be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, and to have satisfied all its other obligations under the Notes and the Indenture insofar as the Notes are concerned except for:

     - the rights of holders of outstanding Notes to receive payments in respect of the principal or premium, if any, and interest on such Notes when such payments are due;

     - the Issuer's obligations to issue temporary Notes, register the transfer or exchange of any such Notes, replace mutilated, destroyed, lost or stolen Notes, maintain an office or agency for payments in respect of such Notes and segregate and hold such payments in trust;

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     -  the rights, powers, trusts, duties and immunities of the Trustee; and

     -  the defeasance provisions of the Indenture.

     If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of certain Events of Default described under "-- Defaults" (not including, among others, Events of Default relating to nonpayment, bankruptcy and insolvency events) or because of the failure of the Issuer or the Guarantor to comply with certain covenants specified in the Indenture.

     The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

     (1) the Issuer or the Guarantor irrevocably deposits in trust with the Trustee cash in Euro or European Government Securities for the payment of principal of and interest on the Notes to maturity or redemption, as the case may be;

     (2) the Issuer or the Guarantor delivers to the Trustee a certificate from a nationally or internationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

     (3) 184 days pass after the deposit is made and during the 184-day period no Default described in clause (vii) or (viii) under "-- Defaults" occurs which is continuing at the end of the period;

     (4) the deposit does not constitute a default under any other agreement or instrument binding on the Issuer and is not prohibited by the provisions described under "-- Subordination of the Notes";

     (5) the Issuer or the Guarantor delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the U.S. Investment Company Act of 1940;

     (6) in the case of the legal defeasance option, the Issuer or the Guarantor delivers to the Trustee:

        (i) an Opinion of Counsel stating that either (x) the Issuer or the Guarantor has received from the U.S. Internal Revenue Service a ruling, or (y) since the date of the Indenture there has been a change in the applicable U.S. federal income tax law, to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

        (ii) an Opinion of Counsel in each of Luxembourg, France, Germany and the United Kingdom to the effect that the holders of the Notes will not recognize income, gain or loss for Luxembourg, French, German or United Kingdom tax purposes as a result of such covenant defeasance and will be subject to, Luxembourg, French, German and the United Kingdom tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

     (7) in the case of the covenant defeasance option, the Issuer or the Guarantor delivers to the Trustee:

        (i) an Opinion of Counsel to the effect that the holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

        (ii) an Opinion of Counsel in each of Luxembourg, France, Germany and the United Kingdom to the effect that the holders of the Notes will not recognize income, gain or loss for Luxembourg, French, German or United Kingdom tax purposes as a result of such covenant

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

             defeasance and will be subject to Luxembourg, French, German and the United Kingdom tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

     (8) the Issuer or the Guarantor delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes have been complied with as required by the Indenture.

SATISFACTION AND DISCHARGE OF THE INDENTURE

     The Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes as expressly provided for in the Indenture) and the Trustee, at the expense of the Guarantor, will execute proper instruments acknowledging satisfaction and discharge of the Indenture when

     (1)   either:

        (A) all Notes theretofore authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid) have been delivered to the Trustee for cancellation; or

        (B)  all Notes not theretofore delivered to the Trustee for cancellation
             (x) have become due and payable, (y) will become due and payable at Stated Maturity within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee trust funds in trust for such purpose an amount sufficient to pay and discharge the entire Debt on such Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

     (2) the Issuer or the Guarantor has paid or caused to be paid all other sums payable under the Indenture by the Issuer or the Guarantor;

     (3) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of Notes at Maturity or on the redemption date, as the case may be; and

     (4) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

THE TRUSTEE; PAYING AGENT

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the relevant Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The Indenture and provisions of the Trust Indenture Act, which are incorporated by reference to the Indenture, contain limitations on the rights of the Trustee thereunder should it become a creditor of the Issuer or the Guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if they acquire any conflicting interest (as defined in the Trust Indenture
Act) they must eliminate such conflict or resign.

     The Issuer and the Guarantor reserve the right to vary or terminate the appointment of any paying agent and/ or to appoint additional or other paying agents provided that they will at all times maintain a paying

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agent in Luxembourg, as long as the Notes may be listed on the Luxembourg Stock
Exchange. Notice of any change in or addition to the paying agents will be provided as specified below.

NOTICES

     Notices to holders of Notes will be given by mail to the registered addresses of such holders.

     All notices to holders of the Notes will be deemed to have been duly given upon:

     - the mailing by first class mail, postage prepaid, of such notices to registered holders of the Notes at their registered addresses as recorded in the registers; and

     - publication in a leading daily newspaper with general circulation in a major western European capital or, if not practicable, in a leading daily English language newspaper having general circulation in Europe previously approved by the Trustee. Any such notice will be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made in the manner required in the newspaper or newspapers.

     For Notes which are represented by global certificates held on behalf of Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") or Clearstream Banking, societe anonyme, Luxembourg ("Clearstream, Luxembourg"), notices may be given by delivery of the relevant notices to Euroclear or Clearstream, Luxembourg for communication to entitled account holdings in substitution for the aforesaid publication. So long as any Notes are listed on the Luxembourg Stock Exchange and the rules and regulations of the Luxembourg Stock Exchange so require, any such notice to the holders of the Notes shall also be published in a leading daily newspaper of general circulation in Luxembourg. Such publication is expected to be the Luxembourg Wort.

CONSENT TO JURISDICTION AND SERVICE OF PROCESS

     The Indenture provides that the Issuer and the Guarantor will each irrevocably appoint CT Corporation System as its agent for service of process in any suit, action or proceeding with respect to the Indenture or the Notes brought in any federal or state court located in the Borough of Manhattan, City and State of New York and that each of the parties submits to the jurisdiction thereof.

GOVERNING LAW

     The Indenture, the Notes and the Parent Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

CERTAIN DEFINITIONS

     The following definitions, among others, are used in the Indenture and the
Notes:

     "10 3/4% Notes" means the 10 3/4% Senior Subordinated Guaranteed Discount Notes due July 1, 2007 issued by PTC International Finance B.V., a Wholly Owned Subsidiary of the Guarantor.

     "10 3/4% Notes Guarantee" means the Guarantor's guarantee of PTC International Finance B.V.'s obligations under the 10 3/4% Notes and the Indenture for the 10 3/4% Notes.

     "11 1/4% Notes" means the 11 1/4% Senior Subordinated Guaranteed Notes due December 1, 2009 issued by the Issuer.

     "11 1/4% Notes Guarantee" means the Guarantor's guarantee of the Issuer's obligations under the 11 1/4% Notes and the Indenture for the 11 1/4% Notes.

     "Additional Amounts" means additional amounts to be paid by the Issuer or the Guarantor under the Notes, the Parent Guarantee or the Intercompany Receivables, as the case may be, in an amount calculated so that the net amount received by each holder of the Notes or the Issuer under the Intercompany Receivables, as the case may be, including Additional Amounts, after withholding or deducting any amount for or on

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account of Taxes, will not be less than the amount that any such holder or the
Issuer would have received if such Taxes were not required to be so withheld or deducted.

     "Additional Assets" means

     (a) any Property (other than Debt and Capital Stock) used in a Telecommunications Business, as determined in good faith by the Management Board and certified with an Officers' Certificate;

     (b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

     (c) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (b) and (c), such Restricted Subsidiary is primarily engaged in a Telecommunications Business as determined in good faith by the Management Board and certified with an Officers' Certificate.

     "Adjusted Cash Flow" means, for any period, the Cash Flow for each fiscal quarter (and any shorter period) during such period, translated into U.S. dollars at the U.S. dollar/Zloty Exchange Rate applicable during each such quarter (or shorter period).

     "Adjusted Consolidated Net Worth" means the sum of

     (a) each equity investment (other than investments in Disqualified Stock) in the Guarantor, translated into U.S. dollars at the U.S. dollar/Zloty Exchange Rate at the time of each such investment plus

     (b) Consolidated Net Income for each full fiscal quarter (or shorter period) from the formation of the Company to the date of calculation, translated into U.S. dollars at the U.S. dollar/Zloty Exchange Rate applicable during each such quarter (or shorter period) minus

     (c) any dividends, distributions or payments that would be Restricted Payments under clause (a) or (b) of the definition of Restricted Payments, translated into U.S. dollars at the U.S. dollar/Zloty Exchange Rate applicable at the time of such dividend, distribution or payment.

     "Adjusted Foreign Debt FX Losses" means, for any period, Consolidated Foreign Debt FX Losses for each fiscal quarter (and any shorter period) during such period, translated into U.S. dollars at the U.S. dollar/ Zloty Exchange Rate applicable during each such quarter (or shorter period).

     "Adjusted Interest Expense" means, for any period, Consolidated Interest Expense for each fiscal quarter (and any shorter period) during such period, translated into U.S. dollars at the U.S. dollar/Zloty Exchange Rate applicable during each such quarter (or shorter period).

     "Affiliate" of any specified Person means (a) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (b) any other Person who is a director or officer (i) of such specified Person, (ii) of any Subsidiary of such specified Person or (iii) of any Person described in clause (a) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenant described under "-- Certain Covenants -- Limitation on Transactions with Affiliates" and "-- Certain Covenants -- Limitation on Asset Sales" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Guarantor or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence of this definition.

     "Asset Sale" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Guarantor or any Restricted Subsidiary, including any disposition by means

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of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), other than individual isolated transactions not in excess of U.S.$250,000 each, of

     (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

     (b) all or substantially all the assets of any division or line of business of the Guarantor or any Restricted Subsidiary; or

     (c) any other assets of the Guarantor or any Restricted Subsidiary outside of the ordinary course of business of the Guarantor or such Restricted Subsidiary;

(other than, in the case of (a), (b) and (c) above,

     (i) a disposition of short-term investments, inventory, receivables, or other current assets;

     (ii) a disposition governed by the provisions of the relevant Indenture described under the caption "Consolidation, Merger and Sale of Assets";

     (iii) a disposition by a Restricted Subsidiary to the Guarantor or by the Guarantor or a Restricted Subsidiary to a Wholly Owned Subsidiary; or

     (iv) a disposition that constitutes a Restricted Payment permitted by the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments").

     "Attributable Debt" means Debt deemed to be incurred in respect of a Sale and Leaseback Transaction and shall be, at the date of determination, the greater of:

     (a) the Fair Market Value of the Property subject to such Sale and Leaseback Transaction and

     (b) the present value (discounted at the interest rate borne by the notes, compounded annually), of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

     (a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by; and

     (b)   the sum of all such payments.

     "Bank Credit Facilities" means the senior syndicated loan facility agreements entered into by the Guarantor with a syndicate of banks or other financial institutions and each Senior Finance Document referred to therein, as they may be amended, modified, supplemented, replaced, renewed, extended or restated from time to time.

     "Bank Debt" means Senior Debt under or in respect of the Bank Credit Facilities and, following the payment in full of the Bank Credit Facilities, Senior Debt under or in respect of a Senior Debt financing facility (including, without limitation, debt securities) outstanding or committed in a principal amount of at least U.S.$10 million that is designated by the Guarantor from time to time in a notice to the Trustee signed by the Representative of the immediately preceding facility constituting the Bank Debt as constituting the "Bank Debt".

     "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the supervision or relief of debtors, or any analogous law of any other nation or legal jurisdiction or any political subdivision thereof or therein.

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     "Board Resolution" means a copy of a resolution certified by an Officer to have been duly adopted by the Management Board or the Supervisory Board, as the context may require, and to be in full force and effect on the date of such certification, and which is delivered to the Trustee.

     "Business Day" means any day (other than a Saturday or Sunday) which is not a day on which banking institutions in the cities of Warsaw, Poland, London, England, Boston, Massachusetts, Hartford, Connecticut, Luxembourg, Amsterdam, The Netherlands or New York, New York are authorized or obligated by law to close for business.

     "Cash Flow" means, for any period, the sum of:

     (a)   Consolidated Net Income; plus

     (b)   Consolidated Interest Expense; plus

     (c) to the extent deducted in calculating such Consolidated Net Income for such period:

        (i) all income tax expense of the Guarantor and its consolidated Restricted Subsidiaries;

        (ii) depreciation expense of the Guarantor and its consolidated Restricted Subsidiaries;

        (iii) amortization expense of the Guarantor and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period);

        (iv)  Consolidated Foreign Debt FX losses; and

        (v) all other non-cash charges of the Guarantor and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); minus

     (d) all non-cash items added in calculating such Consolidated Net Income for such period, all determined in accordance with IAS consistently applied.

     Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute Cash Flow only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Guarantor by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     "Capital Expenditure Debt" means Debt (including Capital Lease Obligations) Incurred by the Guarantor or a Restricted Subsidiary to finance a capital expenditure related to the Telecommunications Business so long as (a) such capital expenditure is or should be included as an addition to "Tangible Fixed Assets or Intangible Fixed Assets, at cost" in accordance with IAS, (b) such Debt is Incurred within 180 days of the date such capital expenditure is made and (c) such Debt does not exceed the fair market value of the assets acquired or constructed.

     "Capital Lease Obligations" means Debt represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with IAS; and the amount of such Debt shall be the capitalized amount of such obligations determined in accordance with IAS; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of "-- Certain Covenants -- Limitation on Liens," a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

     "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of corporate stock, partnership interests or any other participation, right, warrant, option or other interest in the nature of an equity interest in such Person, but excluding any debt security convertible or

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exchangeable into such equity interest; provided, however, that "Capital Stock"
shall not include Disqualified Stock.

     "Capital Stock Sale Proceeds" means the aggregate Net Cash Proceeds received by the Guarantor from the issue or sale (other than to a Subsidiary or an employee stock ownership plan or trust established by the Guarantor or any Subsidiary) by the Guarantor of any class of its Capital Stock (other than Disqualified Stock) after the Issue Date, including Capital Stock issued upon conversion of convertible debt and upon the exercise of options, warrants or rights to purchase Capital Stock.

     "Consolidated Capital Ratio" means, as of any date, the ratio of (x) the aggregate consolidated principal amount of Debt of the Guarantor and its Restricted Subsidiaries then outstanding to (y) Adjusted Consolidated Net Worth.

     "Consolidated Current Liabilities" means, as of any date of determination, the aggregate amount of liabilities of the Guarantor and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating (a) all intercompany items between the Guarantor and any Restricted Subsidiary and (b) all current maturities of long-term Debt, all as determined in accordance with IAS consistently applied.

     "Consolidated Foreign Debt FX Losses" means, for any period, all losses or expenses of the Guarantor and its Consolidated Restricted Subsidiaries reflected in the consolidated statement of operations in respect of Debt of the Guarantor or a Restricted Subsidiary that is denominated in a currency other than the Zloty to the extent that such loss or expense is due to a decline in the value of the Zloty against such foreign currency and is deducted in calculating Consolidated Net Income for such period.

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Guarantor and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Guarantor or its Restricted Subsidiaries:

     (a) interest expense attributable to capital leases and one-third of the rental expense attributable to operating leases;

     (b)   amortization of debt discount and debt issuance cost;

     (c)   capitalized interest;

     (d)   non-cash interest expenses;

     (e)   accrued interest;

     (f) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

     (g) net costs associated with Hedging Obligations (including amortization of fees);

     (h) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Guarantor or a Wholly Owned Subsidiary;

     (i) interest incurred in connection with Investments in discontinued operations;

     (j) interest accruing on any Debt of any other Person to the extent such Debt is guaranteed by the Guarantor or any Restricted Subsidiary; and

     (k) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Guarantor) in connection with the Debt incurred by such plan or trust.

     "Consolidated Net Income" means, for any period, the net income (loss) of the Guarantor and its consolidated Subsidiaries; provided, however, that there shall not be included in Consolidated Net Income:

     (a) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (i) subject to the exclusion contained in clause (d) below, the Guarantor's equity in the net income

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        of any such Person for such period shall be included in such
        Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Guarantor or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below, and (ii) the Guarantor's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

     (b) any net income (loss) of any Person acquired by the Guarantor or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition;

     (c) any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Guarantor, except that (i) subject to the exclusion contained in clause (d) below, the Guarantor's equity in the net income of any such Restricted Subsidiary for such period shall be included in Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Guarantor or another Restricted Subsidiary as a dividend (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause (c)) and (ii) the Guarantor's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

     (d) any gain (but not loss) realized upon the sale or other disposition of any Property of the Guarantor or its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business;

     (e)   any extraordinary gain or loss; and

     (f)   the cumulative effect of a change in accounting principles.

     "Consolidated Net Tangible Assets" means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Guarantor and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Guarantor and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with IAS consistently applied, and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):

     (a) the excess of cost over fair market value of assets or businesses acquired;

     (b) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Guarantor immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with IAS;

     (c) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

     (d) minority interests in consolidated Subsidiaries held by Persons other than the Guarantor or a Restricted Subsidiary;

     (e)   treasury stock;

     (f) cash set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

     (g)   investments in and assets of Unrestricted Subsidiaries.

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     "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

     "Debt" means, with respect to any Person on any date of determination (without duplication):

     (a) the principal of and premium (if any) in respect of (i) debt of such Person for money borrowed and (ii) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

     (b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

     (c) all obligations of such Person issued or assumed as the deferred purchase price of Property, the principal component of all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable or accrued expenses arising in the ordinary course of business);

     (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

     (e) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of such Person, any Preferred Stock of such Restricted Subsidiary (but excluding, in each case, any accrued dividends);

     (f) all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee, other than an obligation owed, or dividends payable, to the Guarantor or a Restricted Subsidiary;

     (g) all obligations (other than an obligation owed to the Guarantor or a Restricted Subsidiary) of the type referred to in clauses (a) through
           (f) of other Persons secured by any Lien on any Property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or assets or the amount of the obligation so secured; and

     (h) to the extent not otherwise included in this definition, Net Payment Obligations under Hedging Obligations of such Person. With respect to clauses (b) and (d) above, the amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described in such clauses plus the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Senior Debt" means Senior Debt under or in respect of the Bank Credit Facilities and each other Senior Debt facility outstanding or committed in a principal amount of at least U.S.$20.0 million.

     "Disqualified Stock" means, with respect to any Person, Redeemable Stock of such Person that is owned other than by the Guarantor or another Restricted Subsidiary as to which the maturity, mandatory redemption, conversion or exchange (other than a conversion or exchange into Subordinated Obligations of the Guarantor or a Restricted Subsidiary) or redemption at the option of the holder thereof occurs, or may occur, on or prior to the first anniversary of the Stated Maturity of the notes; provided, however, that Redeemable Stock in such

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Person that would not otherwise be characterized as Disqualified Stock under this definition shall not constitute Disqualified Stock if such Redeemable Stock is convertible or exchangeable into Debt solely at the option of the issuer thereof.

     "European Government Securities" means securities that are direct and unconditional obligations of the German government.

     "Event of Default" has the meaning set forth under "-- Events of Default".

     "Exchange Act" means the United States Securities Exchange Act of 1934.

     "Fair Market Value" means with respect to any Property or asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined, except as otherwise provided, (a) if such Property or asset has a Fair Market Value of U.S.$5.0 million or less, by any Officer or (b) if such Property or asset has a Fair Market Value in excess of U.S.$5.0 million, by a majority of the Management Board and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, delivered to the Trustee.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

     (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

     (b) entered into for the purpose of assuring in any other manner a creditor or other obligee of such other Person against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include (a) endorsements for collection or deposit in the ordinary course of business or (b) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (b) of the definition of Permitted Investments. The term "Guarantee" used as a verb has a corresponding meaning.

     "Hedging Obligation" of any Person means any obligation of such Person pursuant to any Interest Rate Protection Agreement, Currency Exchange Protection Agreement or any other similar agreement or arrangement.

     "IAS" means accounting principles issued by the International Accounting Standards Committee from time to time.

     "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to IAS or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in IAS that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an incurrence of such Debt; provided further, that solely for purposes of determining compliance with "-- Certain Covenants -- Limitation on Debt" and "-- Certain Covenants -- Limitation on Debt and Preferred Stock of Restricted Subsidiaries", amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt incurred shall at all times be the aggregate principal amount at Stated Maturity.

     "Independent Appraiser" means an investment banking firm of national standing or any third party appraiser of national standing; provided, however, that such firm or appraiser is not an Affiliate of the Guarantor.

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     "Intercompany Receivables" means the obligations of the Guarantor and, if applicable, any Restricted Subsidiary, to the Issuer in respect of the loans by the Issuer to the Guarantor and any such Restricted Subsidiary of the proceeds of the Notes.

     "Interest Rate Protection Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

     "Investment" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of the definition of "Restricted Payment" and the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments", "Investment" shall include the portion (proportionate to the Guarantor's equity interests in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Guarantor at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Guarantor shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the net amount of the Guarantor's "Investment" in such Subsidiary through the date of such redesignation less (y) the portion (proportionate to the Guarantor's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation. In determining the amount of any Investment made by the transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such investment.

     "Issue Date" means the date on which the Notes are initially issued.

     "Issuer Guarantees" means all obligations of the Issuer under or in respect of its Guarantees of the Guarantor and its Subsidiaries under:

     (a)   the Bank Credit Facilities,

     (b)   Hedging Obligations that constitute Permitted Debt, and

     (c) other Senior Debt of the Guarantor in respect of which such Guarantees may be provided at the option of the Issuer, as such Guarantees may be amended, modified, supplemented, replaced renewed extended or restricted from time to time.

     "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority, ograniczone prawo rzeczowe ("limited property right") or other security agreement or preferential arrangement of any kind or nature whatsoever, whether consensual or statutory on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

     "Loan Document" means any credit agreement, letter of credit, related guarantee, related security agreement or related security trust deed.

     "Management Board" means the Management Board of the Guarantor or any committee thereof duly authorized to act on behalf of such Board.

     "Minutes of Use" means, for any period with respect to incoming and outgoing calls, the aggregate amount of time billed to all subscribers to the Guarantor's systems for such period.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

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     "Net Available Cash" from an Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to such Properties or received in any other noncash form) in each case net of:

     (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under IAS, as a consequence of such Asset Sale;

     (b) all payments made on any Debt which is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law be repaid out of the proceeds from such Asset Sale;

     (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

     (d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with IAS, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Guarantor or any Restricted Subsidiary after such Asset Sale.

     "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Net Payment Obligations" means, at any time, the net amount that a Person would be required to pay to a counterparty upon the consensual termination at such time of all Hedging Obligations to which such Person is a party.

     "Notch" will mean any change in gradation (+ and - for S&P; 1, 2 and 3 for Moody's) with respect to Rating Categories.

     "Officer" means the general director or the director of finance of the Guarantor or any other member of the Management Board or the Supervisory Board.

     "Officers' Certificate" means a certificate signed by an Officer, in the case of the Guarantor, or a managing director of the Issuer or any Person authorized by a resolution of the board of managing directors of the Issuer, and in each case delivered to the Trustee.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Guarantor or the Trustee.

     "Parent Guarantee" means the obligations of the Guarantor pursuant to its Guarantee of the Issuer's obligations under the Notes and the Indenture.

     "Permitted Debt" means Permitted Debt as defined above under "-- Certain Covenants -- Limitation on Debt".

     "Permitted Investment" means an Investment by the Guarantor or any Restricted Subsidiary in:

     (a) (i) the form of loans or advances to the Guarantor or (ii) a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Telecommunications Business;

     (b) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Guarantor or a Restricted

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

        Subsidiary; provided, however, that such Person's primary business is a Telecommunications Business;

     (c)   Temporary Cash Investments;

     (d) receivables owing to the Guarantor or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Guarantor or any such Restricted Subsidiary deems reasonable under the circumstances;

     (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

     (f) loans and advances to employees made in the ordinary course of business consistent with past practices of the Guarantor or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed U.S.$1.0 million at any one time outstanding;

     (g) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Guarantor or any Restricted Subsidiary or in satisfaction of judgments;

     (h) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with the covenant described under "-- Certain Covenants -- Limitation on Asset Sales"; and

     (i) in addition to Investments described in clauses (a) through (h) of this definition of "Permitted Investments," Investments valued at Fair Market Value at the time made not to exceed U.S.$10.0 million outstanding at any one time in the aggregate.

     "Permitted Liens" means:

     (a)   Liens securing Senior Debt;

     (b) Liens on the Property of the Guarantor or any Restricted Subsidiary existing on the Issue Date;

     (c) Liens to secure Debt permitted to be Incurred under clause (c) of the definition of "Permitted Debt" set forth in the covenant described under "-- Certain Covenants -- Limitation on Debt" and under clause
           (b) of the covenant described under "-- Certain Covenants -- Limitation on Debt and Preferred Stock of Restricted Subsidiaries";

     (d) Liens for taxes, assessments or governmental charges, duties or levies on the Property of the Guarantor or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision that shall be required in conformity with IAS shall have been made therefor;

     (e) Liens imposed by law, such as carriers', warehousemen's, mechanics' and landlord's Liens and other similar Liens on the Property of the Guarantor or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations which are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

     (f) Liens on the Property of the Guarantor or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case, which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Guarantor and its Restricted Subsidiaries taken as a whole;

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     (g)   Liens on Property at the time the Guarantor or any Restricted
           Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Guarantor or any Restricted Subsidiary; provided, however, that such Lien shall not have been Incurred in anticipation or in connection with such transaction or series of transactions pursuant to which such Property was acquired by the Guarantor or any Restricted Subsidiary;

     (h) pledges or deposits by the Guarantor or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Guarantor or any Restricted Subsidiary is a party, deposits to secure public or statutory obligations of the Guarantor, and deposits for the payment of rent, in each case Incurred in the ordinary course of business;

     (i) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Guarantor or any other Restricted Subsidiary which is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

     (j) utility easements, building or zoning restrictions and such other encumbrances or charges against real Property and defects of title as are of a nature generally existing with respect to properties of a similar character;

     (k) Liens on the Property of the Guarantor or any Restricted Subsidiary to secure any extension, renewal, refinancing, replacement or refunding (or successive extensions, renewals, refinancings, replacements or refundings), in whole or in part, of any Debt secured by Liens referred to in any of clauses (a), (b), (c), (g) or (i); provided, however, that any such Lien will be limited to all or part of the same Property that secured the original Lien (plus improvements on such Property) and the aggregate principal amount of Debt that is secured by such Lien will not be increased to an amount greater than the sum of (A) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clauses (a), (b), (c), (g) or (i) at the time the original Lien became a Permitted Lien under the Indenture and (B) an amount necessary to pay any premiums, fees and other expenses incurred by the Guarantor in connection with such refinancing, refunding, extension, renewal or replacement;

     (l)   Liens on the Property of any Unrestricted Subsidiary;

     (m)  Liens in favor of the Guarantor or any Restricted Subsidiary;

     (n) Liens on the Property of the Guarantor or any Restricted Subsidiary pursuant to conditional sale or title retention agreements;

     (o) Liens on the Property of the Guarantor or any Restricted Subsidiary relating to judgments being contested in good faith by the Guarantor or any Restricted Subsidiary;

     (p) Liens on the Property of the Guarantor or any Restricted Subsidiary pursuant to good faith contract deposits;

     (q) Liens on the Property of the Guarantor or any Restricted Subsidiary arising as a result of immaterial leases of such Property to other Persons;

     (r) any Lien securing Debt of the Guarantor or any Restricted Subsidiary, provided that the Lien only extends to cash or other current assets to be used by the Guarantor or such Restricted Subsidiary to make payments of interest (and other obligations) on such Debt; or

     (s) extensions or renewals of Liens permitted by clause (a) through (r) above.

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     "Person" means any individual, corporation, company (including any limited liability company), partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Polish Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of Poland (including any agency or instrumentality thereof) for the payment of which the full faith and credit of Poland is pledged.

     "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person over shares of any other class of Capital Stock issued by such Person.

     "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of the Indenture, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Management Board after consultation with the independent certified public accountants of the Guarantor, or otherwise a calculation made in good faith by the Management Board after consultation with the independent certified public accountants of the Guarantor, as the case may be.

     "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the Indenture, the value of any Property shall be its Fair Market Value.

     "Public Equity Offering" means a bona fide public offering to a substantial number of offerees of ordinary shares of the Guarantor with aggregate net proceeds to the Guarantor of not less than U.S.$100.0 million.

     "Qualified Debt Offering" means an Incurrence by the Guarantor or a Restricted Subsidiary of Debt to banks or other financial institutions or pursuant to a domestic note offering in Poland in an aggregate principal amount that, when taken together with Debt outstanding under the Bank Credit Facilities and Refinancing Debt Incurred in respect thereof, does not exceed, and with maturities that would not result in amounts exceeding, the amount of Debt permitted under clause (b) of the definition of "Permitted Debt" or clause (a) under "Limitation on Debt and Preferred Stock of Restricted Subsidiaries".

     "Rating Agency" means S&P and Moody's.

     "Rating Categories" means (a) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC or C; and (b) with respect to Moody's, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca or C.

     "Rating Date" means the date which is the earlier of (x) 120 days prior to the occurrence of an event specified in clauses (a), (b) or (c) of the definition of a Change of Control and (y) the date of the first public announcement of the possibility of such event.

     "Rating Decline" means the occurrence on any date within the 90-day period following the occurrence of an event specified in clauses (a), (b) or (c) of the definition of a Change of Control (which period shall be extended so long as during such period the rating of the notes is under publicly announced consideration for possible downgrade by a Rating Agency) of either of the following events:

     (a) either Rating Agency shall lower its rating on the Notes at least two Notches below the rating of the Notes by such Rating Agency on the Rating Date; or

     (b)   either Rating Agency shall withdraw its rating of the Notes.

     In determining how many Notches the rating of the Notes has decreased, gradation with respect to Rating Categories will be taken in account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, or from BB- to B+, will constitute a decrease of one Notch).

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     "Redeemable Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise:

     (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

     (b) is or may become redeemable or repurchasable at the option of the holder thereof, in whole or in part; or

     (c)   is convertible or exchangeable for Debt or Disqualified Stock.

     "Refinancing Debt" means any Debt that renews, extends, repays, substitutes, refinances or replaces (collectively, "refinances", "refinanced" and "refinancing" shall have correlative meanings) any Debt, including any successive refinancings so long as:

     (a) such Debt is in an aggregate principal or commitment amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of (i) the aggregate principal or commitment amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or in effect, respectively, of the Debt being refinanced and (ii) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such refinancing; and

     (b) in the case of Subordinated Obligations, (i) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being refinanced, (ii) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being refinanced, and (iii) such Debt is subordinated in right of payment to Senior Debt or the notes to at least the same extent, if any, as the Debt being refinanced;

provided that Refinancing Debt shall not include Debt of the Guarantor or a Restricted Subsidiary that refinances Debt of an Unrestricted Subsidiary.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of May 8, 2001, among the Issuer, the Guarantor and the Initial Purchasers.

     "Representative" means the trustee, agent or representative expressly authorized to act in such capacity, if any, for any Senior Debt or, if no such Person is so authorized, the holders of such Senior Debt.

     "Representative of the Bank Debt" means the trustee, agent or representative expressly authorized to act in such capacity, if any, for any Bank Debt or, if no such Person is so authorized, the holders of such Bank Debt.

     "Restricted Subsidiary" means:

     (a) any Subsidiary of the Guarantor on or after the Issue Date unless such Subsidiary shall have been designated an Unrestricted Subsidiary as permitted or required pursuant to "-- Certain Covenants -- Designation of Restricted and Unrestricted Subsidiaries"; and

     (b) an Unrestricted Subsidiary which is redesignated as a Restricted Subsidiary as permitted pursuant to "-- Certain Covenants -- Designation of Restricted and Unrestricted Subsidiaries".

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and its successors.

     "Sale and Leaseback Transaction" means an arrangement relating to Property now owned or hereafter acquired whereby the Guarantor or a Restricted Subsidiary transfers such Property to a Person and the Guarantor or a Restricted Subsidiary leases it from such Person.

     "Scheduled Reductions" means the following amounts on the following dates:
(a) E32,500,000 on September 30, 2004, (b) E97,500,000 on December 31, 2004, (c)
E130,000,000 on each of March 31, 2005, June 30, 2005, September 30, 2005 and
February 20, 2006.

     "Secured Debt" means any Debt of the Guarantor secured by a Lien.

     "Securities Act" means the United States Securities Act of 1933.

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     "Senior Debt" means Senior Debt of the Guarantor and Senior Debt of the
Issuer.

     "Senior Debt of the Guarantor" means the principal of (and premium, if any), interest (including interest following the filing of any petition in bankruptcy or for reorganization relating to the Guarantor or the Issuer, whether or not such claim for post-petition interest is an allowed claim in such proceeding) on, reimbursements, indemnification, margin payments, fees and other amounts payable under or in respect of:

     (a)   the Bank Credit Facilities;

     (b) refinancings and refundings in whole or in part of the Bank Credit Facilities (including successive refinancings and refundings);

     (c)   Hedging Obligations that constitute Permitted Debt; and

     (d) other Debt of the Guarantor for borrowed money (including, without limitation, Capital Lease Obligations and long-term financing provided by vendors of capital equipment) that does not by its terms expressly provide that it is subordinated in right of payment to any other Debt of the Guarantor.

     "Senior Debt of the Issuer" means all obligations of the Issuer under or in respect of:

     (a)   the Issuer Guarantees;

     (b) refinancings and refundings in whole or in part of the Issuer Guarantees (including successive refinancings and refundings); and

     (c) other Debt of the Issuer for borrowed money that does not by its terms expressly provide that it is subordinated in right of payment to any other Debt of the Issuer.

     "Senior Subordinated Debt" means Senior Subordinated Debt of the Issuer and Senior Subordinated Debt of the Guarantor.

     "Senior Subordinated Debt of the Guarantor" means Debt of the Guarantor that specifically provides that such Debt is to rank equally with the obligations of the Guarantor under the Parent Guarantee, the 10 3/4% Notes Guarantee and the 11 1/4% Notes Guarantee and does not by its terms expressly provide that it is subordinated to any other obligation of the Guarantor which is not Senior Debt of the Guarantor.

     "Senior Subordinated Debt of the Issuer" means Debt of the Issuer that specifically provides that such Debt is to rank equally with the obligations of the Issuer under the notes and does not by its terms expressly provide that it is subordinated to any other obligation of the Issuer which is not Senior Debt of the Issuer.

     "Shareholders Agreement" means the agreement among the Guarantor, Elektrim, DeTeMobil and certain other shareholders of the Guarantor dated December 2, 1995, as amended on March 11, 1997 and as amended from time to time thereafter.

     "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries:

     (a) as of the end of such fiscal year, was the owner of more than 15% of the consolidated assets of the Guarantor and its Restricted Subsidiaries; or

     (b) for the most recent fiscal year of the Guarantor, accounted for more than 15% of EBITDA, all as set forth on the most recently available consolidated financial statements of the Guarantor.

     "Special Interest" means the Special Interest, if any, payable pursuant to the provisions described below under "Exchange Offer; Registration Rights".

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the Issuer unless such contingency has occurred).

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     "Subordinated Obligation" means any Debt of the Guarantor or the Issuer
(whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment, in the case of Debt of the Guarantor, to the Guarantor's obligations under the Parent Guarantee, the 10 3/4% Notes Guarantee and the 11 1/4% Notes Guarantee and, in the case of the Issuer, to the Notes and the 11 1/4% Notes in each case pursuant to a written agreement to that effect.

     "Subordinated Shareholder Loans" means any Debt of the Guarantor for money borrowed from a Permitted Holder (other than Debt incurred pursuant to clause
(i) or (ii) of the first paragraph of the covenant described under "-- Limitation on Debt"); provided, however, that such Debt (i) has been expressly subordinated in right of payment and postponed as to all payments of principal and interest, including Additional Amounts, if any, to the Notes and (ii) provides for no payments of principal prior to the earlier of (A) one year after the final maturity of the Notes and (B) the indefeasible payment in full in cash of all Notes (or due provision therefor which results in the discharge of all obligations under the Indenture); provided further, that the terms of such subordination are contained in a subordination agreement substantially in the form annexed to the Indenture.

     "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired:

     (a) in the case of a corporation, of which at least 50% of the total voting power of the Voting Stock is held by such first-named Person or any of its Subsidiaries and such first-named Person or any of its Subsidiaries has the power to direct the management, policies and affairs thereof; or

     (b) in the case of a partnership, joint venture, association, or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise if in accordance with IAS such entity is consolidated with the first-named Person for financial statement purposes.

     "Supervisory Board" means the Supervisory Board of the Guarantor or any committee thereof duly authorized to act on behalf of such Board.

     "Telecommunications Business" means the business of:

     (a) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities;

     (b) constructing, creating, developing or marketing communications related network equipment, software and other devices for use in a telecommunications business; or

     (c) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (a) or
           (b) above.

     "Telecommunications License" means each of:

     (a) the GSM 900 license awarded by the Polish Ministry of Communications to the Guarantor in February 1996 to provide digital GSM services;

     (b) the GSM 1800 license awarded by the Polish Ministry of Communications to the Guarantor in August 1999 to provide digital GSM services; and

     (c) the UMTS license awarded to the Guarantor in December 2000 to operate a Universal Mobile Telecommunications System;

     and any renewal, extension or replacement thereof.

     "Temporary Cash Investments" means any of the following:

     (a) Investments in European Government Securities or Polish Government Obligations maturing within 90 days of the date of acquisition thereof and Investments in Securities;

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

     (b) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by Deutsche Bank Polska S.A., Citibank (Poland) S.A., BRE S.A. or a bank or trust company which is organized under the laws of the United States of America or any state thereof or any country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of U.S.$500,000,000 and whose long-term debt is rated "A--3" or higher according to Moody's or "A--" or higher according to S&P (or a similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act));

     (c) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (a) entered into with a bank meeting the qualifications described in clause (b) above; and

     (d) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Guarantor) organized and in existence under the laws of the United States of America or a member country of the European Union with a rating at the time as of which any investment therein is made of "P--1" (or higher) according to Moody's or "A--1" (or higher) according to S&P (or a similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)).

     "UMTS license" means the license awarded by the Polish Ministry of Communications to operate a Universal Mobile Telecommunications System to the Guarantor in December 2000.

     "Unrestricted Subsidiary" means:

     (a) any Subsidiary of the Guarantor in existence on the Issue Date (other than the Issuer) that is designated as an Unrestricted Subsidiary;

     (b)   any Subsidiary of an Unrestricted Subsidiary; and

     (c) any Subsidiary of the Guarantor that is designated after the Issue Date as an Unrestricted Subsidiary as permitted pursuant to "-- Certain Covenants -- Designation of Restricted and Unrestricted Subsidiaries" and not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto.

     "U.S. dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in the Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

     "U.S. dollar/Zloty Exchange Rate" means the U.S. dollar/Zloty exchange rate published by the National Bank of Poland at the end of the trading day in Warsaw on the date of determination or, in the case of a period, the average of such exchange rates so published on each day during such period.

     "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

     "Wholly Owned Subsidiary" means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors' qualifying shares) is at the time owned, directly or indirectly, by the Guarantor and its other Wholly Owned Subsidiaries.

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                                    TAXATION

     Prospective purchasers of the notes are advised to consult their own tax advisers as to the tax consequences, under the tax laws of the country of which they are resident, of a purchase of notes including, without limitation, the consequences of receipt of interest and premium, if any, and sale or redemption of the notes or any interest therein.

LUXEMBOURG

     The information set out below is a summary only of Luxembourg tax laws in effect on the date hereof and which may change from time to time. Because the summary does not address all tax considerations, under Luxembourg or other laws, prospective investors should consult their professional advisors as to the tax consequences of the purchase, ownership and disposition of the notes, including in particular the effect of tax laws of any other jurisdiction.

     The following summary outlines certain Luxembourg tax consequences for holders of notes.

     Under Luxembourg tax laws currently in effect, there is no withholding tax on payment of principal, interest, nor on accrued but unpaid interest in respect of the notes, nor is any Luxembourg withholding tax payable upon the redemption, repurchase or exchange of the notes. Holders of notes who are non-residents of Luxembourg and who do not hold notes through a permanent establishment in Luxembourg are not liable for Luxembourg income tax on payments of principal, interest, accrued but unpaid interest, nor upon redemption, repurchase or exchange of the notes, nor on capital gains on sale of any notes.

     Holders of notes resident in Luxembourg who are fully taxable ("Luxembourg Resident Holders"), or who have a permanent establishment in Luxembourg (a "Luxembourg Permanent Establishment") with whom the holding of the notes is connected, must for income tax purposes include any interest received in their taxable income.

     Individual Luxembourg Resident Holders are not subject to taxation on capital gains upon the disposal of notes unless the disposal of notes precedes the acquisition thereof or the notes are disposed of within six months of the date of acquisition thereof. Upon a sale, repurchase or redemption of notes, individual Luxembourg Resident Holders will however need to include the portion of the purchase, repurchase or redemption price corresponding to accrued but unpaid interest, in their taxable income.

     A corporate entity, or societe de capitaux, which is a Luxembourg resident holder of notes or a Luxembourg Permanent Establishment will need to include in its taxable income the difference between the purchase, repurchase or redemption price (including accrued but unpaid interest) and book value of the notes, sold, repurchased or redeemed.

     An exchange of notes pursuant to the Exchange Offer should not give rise to recognition of any gain or income for Luxembourg tax purposes.

     No stamp, value added, issue, registration, transfer or similar taxes or duties will be payable in Luxembourg by the holders of the notes as a consequence of the issue of the notes, nor will any such tax be payable as a consequence of a subsequent transfer, redemption or exchange of the notes.

PROPOSED EU INFORMATION REPORTING/WITHHOLDING TAX DIRECTIVE

     The European Union is currently considering proposals for a new directive regarding the taxation of savings income. Subject to a number of important conditions being met, it is proposed that Member States will be required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to an individual resident, as well as to other forms of organizations such as partnerships and trusts, in that other Member State, subject to the right of certain Member States to opt instead for a withholding system for a transitional period of seven years in relation to such payments. Luxembourg has opted to adopt a withholding system for the transitional period for payments made to individual beneficial owners of securities (which may include, for example individuals who hold interests through forms of organizations such as partnerships and trusts, among others) who are

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

resident in a Member State of the European Union that is different from the Member State of the issuer of the securities or the Member State of the paying agent. Thus, if the directive is adopted, payments made on or after January 1, 2003 through a Luxembourg paying agent in respect of instruments issued on or after March 1, 2001 could be subject to withholding tax under the directive. This withholding tax is currently expected to be at the rate of 15% for the first three years of the transitional period and 20% for the remainder of the transitional period. No Additional Amounts would be payable on the notes in respect of taxes deducted or withheld pursuant to the directive if a note could have been presented to another paying agent without such withholding. There can be no assurance that the directive will be adopted as proposed or as to the final terms of the directive.

POLAND

     The following general summary is based upon the income tax laws of Poland and interpretations thereof by the Polish Ministry of Finance as in effect on the date of this Prospectus and is subject to any change that may come into effect after that date.

PAYMENTS OF PRINCIPAL, INTEREST AND REDEMPTION PREMIUM UNDER THE NOTES

     All payments of interest, principal and redemption premium under the notes by the Issuer may be made free of withholding taxes withheld or assessed by Poland or any political subdivision or taxing authority thereof or therein. A holder of a note who derives income from a note or who realizes a gain on the disposal or redemption of a note will be subject to Polish taxation on income or capital gains if the holder is, or is deemed to be, resident in Poland for the purposes of the relevant provisions in the tax laws of Poland.

THE EXCHANGE OFFER

     A holder of a note should not be subject to Polish taxation on income or capital gains by reason only of the Exchange Offer or the exchange of notes for Exchange Notes.

PAYMENTS OF PRINCIPAL, INTEREST AND REDEMPTION PREMIUM UNDER THE GUARANTEE TO HOLDERS OF THE NOTES

     Generally, a Polish withholding tax of 20% applies to payments of interest and the initial issue discount under the guarantee in respect of the notes, in each case paid by the Guarantor under the guarantee to non-residents of Poland. Withholding tax may, however, be reduced by an appropriate double taxation treaty to which Poland is a party and the "interest" article of which provides for full or partial exemption from withholding on interest payments. However, in order to benefit from an appropriate double taxation treaty, the holder of a
Note is obliged to provide us with a certificate of fiscal residence issued by the appropriate tax authorities in the country of its residence. Treaties providing for full exemption from withholding on interest payments are currently in effect between Poland and (i) the United States and (ii) the United Kingdom, among others.

     In the case of early redemption, the difference between the issue price and the redemption price of the notes may be treated as income obtained in Poland and, if treated as income, may be taxed pursuant to the tax rate applicable in the year of such redemption.

TAX ON CIVIL LAW TRANSACTIONS CONSEQUENCES OF THE ASSUMPTION BY THE GUARANTOR OF THE OBLIGATIONS OF THE ISSUER UNDER THE NOTES

     Polish tax on civil law transactions at a rate of 1% applies to any sale of property rights that are exercised in Poland, or if they are exercised abroad, but the purchaser of the property rights resides in Poland and the law transaction was executed in Poland. Accordingly, in the event that the Guarantor assumes the obligations of the Issuer on the notes, Polish tax on civil law transactions may apply to sales or dispositions of the notes or any right therein by holders of notes. Since the notes, after such assumption, will confer rights that will be enforceable in Poland, it will be arguable that sales of the notes between foreign holders may also be subject to tax on civil law transactions. The applicability of Polish tax on civil law transactions to such sales is not free from doubt.

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UNITED STATES

GENERAL

     The following summary contains a description of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes acquired for cash upon the initial Offering of the notes at a price equal to their issue price (as defined below). This summary is not a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase notes. In particular, this summary of U.S. federal income tax matters deals only with holders that will hold notes as capital assets for U.S. federal income tax purposes (generally, assets held for investment) and does not address special tax situations, such as the tax treatment of holders that are
(i) subject to special tax rules (e.g. financial institutions, securities or currency dealers, brokers, insurance companies, regulated investment companies and tax-exempt organizations), (ii) holding notes as part of a hedging or larger integrated financial transaction or (iii) "U.S. Holders" (as defined below) with a currency other than the U.S. dollars as their functional currency.

     This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations issued thereunder, and judicial and administrative interpretations thereof, each as in effect on the date hereof, all of which are subject to change, possibly with retroactive effect. PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISERS AS TO THE U.S. FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, IN ADDITION TO THE EFFECT OF ANY STATE OR LOCAL TAX LAWS OR THE LAWS OF ANY JURISDICTION OTHER THAN THE UNITED STATES.

U.S. HOLDERS

     As used herein, a "U.S. Holder" means a beneficial owner of a note who is for U.S. federal income tax purposes (i) a citizen or resident of the United States of America (including the States and the District of Columbia), its territories, possessions and other areas subject to its jurisdiction, including the Commonwealth of Puerto Rico (the "United States"), (ii) a corporation, or any entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any political subdivision thereof, (iii) any estate the income of which is subject to U.S. federal income taxation regardless of its source, and (iv) any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust. As used herein, a "Non-U.S. Holder" means a beneficial owner of a note that is not a U.S. Holder.

INTEREST ON THE NOTES

     Interest on the notes will be includeable in a U.S. Holder's income at the time the interest is accrued or received, in accordance with the holder's method of tax accounting. Interest generally will constitute foreign source "passive income" for U.S. foreign tax credit income basket limitation purposes. Although the notes will be issued at a discount from their stated redemption price at maturity, U.S. Holders will not be required to include such discount in income prior to maturity because the amount of such discount is considered de minimis for U.S. federal income tax purposes.

     A U.S. Holder of Euro denominated notes that uses the cash method of accounting for U.S. federal income tax purposes will realize interest income equal to the U.S. dollar value of the interest payment, based on the exchange rate on the date of receipt, regardless of whether the payment in fact is converted into U.S. dollars. No exchange gain or loss will be recognized with respect to the receipt of such payment. However, a U.S. Holder may recognize foreign currency gain or loss when the holder converts the payment into U.S. dollars.

     A U.S. Holder of Euro denominated notes that uses the accrual method of accounting for U.S. federal income tax purposes will determine the amount of interest income allocateable to an accrual period in Euro, and then will translate that amount into U.S. dollars at the average exchange rate in effect during the interest accrual period (or portion thereof within the U.S. Holder's taxable year), unless the holder has made the

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election described below. An accrual basis holder may make an election (which must be applied consistently to all debt instruments from year to year and may not be revoked without the consent of the U.S. Internal Revenue Service) to translate accrued interest income at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within that accrual period if the accrual period includes more than one taxable year), or at the spot rate on the date of receipt, if that date is within five business days of the last day of the accrual period. A U.S. Holder that uses the accrual method of accounting for tax purposes will recognize foreign currency gain or loss on the receipt of an interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to an accrual of that interest. This foreign currency gain or loss will be treated as ordinary income or loss, and generally will not be treated as an adjustment to interest income. In addition, the foreign currency gain or loss will be sourced by reference to the U.S. Holder's residence.

SALE AND REDEMPTION OF NOTES

     A U.S. Holder generally will recognize capital gain or loss upon the sale, exchange, retirement or other disposition of a note in an amount equal to the difference between the amount realized upon such sale, exchange, retirement or other disposition and such U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note will generally equal such U.S. Holder's initial investment in the note. Capital gain or loss realized by a U.S. Holder on the sale, exchange, retirement or other disposition of a note generally will be sourced by reference to the U.S. Holder's residence and generally will be long-term capital gain or loss if the note is held for more than one year. Under the current law, net long-term capital gains of individuals are, under certain circumstances, taxed at lower U.S. federal income tax rates than are items of ordinary income. The deductibility of capital losses by a U.S. Holder, however, is subject to limitations.

     Subject to the discussion of "backup" withholding below, a Non-U.S. Holder is currently exempt from U.S. federal income taxes with respect to interest on the notes unless the Non-U.S. Holder is (i) an insurance company carrying on a U.S. insurance business to which the interest is attributable, within the meaning of the Code, or (ii) an individual or corporation that has an office or other fixed place of business in the United States to which the interest is attributable and the interest is derived in the active conduct of a banking, financing or similar business within the United States or is received by a corporation the principal business of which is trading in stock or securities for its own account. In addition, subject to the discussion of back up withholding below, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain on a sale or other disposition of a note unless (a) the holder is an individual who is present in the United States for 183 days or more during the taxable year, and certain other conditions exist or (b) the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States. In addition, the notes will be deemed to be situated outside the United States for purposes of the U.S. federal estate tax and will not be includible in the gross estate for purposes of such tax in the case of a non-resident of the United States who is not a citizen of the United States at the time of death.

EXCHANGE OFFER

     The exchange of the notes for Exchange Notes pursuant to the Exchange Offer should not be a taxable exchange. As a result, a U.S. Holder should not recognize taxable income upon exchanging the notes for Exchange Notes pursuant to the Exchange Offer. A U.S. Holder will have the same basis and holding period in the Exchange Notes that it has in the notes immediately prior to the exchange.

SPECIAL INTEREST

     We will be required to pay additional interest on the notes ("Special Interest") if we fail to comply with certain obligations under the Registration Rights Agreement. Because the Special Interest is contingent upon the occurrence or non-occurrence of certain events, the notes may be treated as "contingent payment debt instruments". Alternatively, because we may pay 101.0% of the principal amount in redemption for notes upon the occurrence of certain change of control events, the notes may be treated as contingent payment debt instruments. Under the Treasury Regulations regarding contingent payment debt instruments, where the

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possibility of making a payment is a remote or incidental contingency (i.e., where there is a remote likelihood that the payment will be required or where the potential amount of such payment is insignificant relative to the remaining payments on the debt instrument), the payment is not considered a contingent payment and is ignored for purposes of determining whether the instrument is a contingent payment debt instrument. We believe that the possibility of making the Special Interest payments with respect to the notes or the possibility of paying 101.0% of the principal amount in redemption of the notes should be treated as a remote or incidental contingency and, thus, that the notes should not be considered contingent payment debt instruments.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     In general, information reporting requirements will apply to certain payments within the United States of interest, including payments made by the U.S. office of a paying agent, broker or other intermediary, and to proceeds of a sale, redemption or other disposition of notes through a U.S. branch of a U.S. or foreign broker. A 31.0% "backup withholding" tax may apply to such payments or proceeds if the beneficial owner fails to provide a correct taxpayer identification number or certification of exempt status or, in the case of payments of interest, fails to certify that he is not subject to such withholding or fails to report interest and dividend income in full. In general, a holder may comply with this requirement by providing the paying agent, broker or other intermediary with a duly completed and executed copy of IRS Form W-9, in the case of U.S. Holders, or IRS Form W-8BEN, in the case of Non-U.S. Holders. The proceeds of a sale, redemption, or other disposition of notes through a foreign branch of a U.S. broker or U.S.-related broker generally will be subject to information reporting, but will not be subject to backup withholding. Non-U.S. Holders are generally exempt from the information reporting and backup withholding rules but may be required to comply with certification and identification requirements in order to prove their exemption. For purposes of these rules, a "U.S.-related broker" is a broker or other intermediary that is a controlled foreign corporation for U.S. federal income tax purposes or that is a non-U.S. person, 50.0% or more of the gross income from all sources of which, over a specified three-year period, is effectively connected with a U.S. trade or business. Any amounts withheld under the backup withholding rules from a payment to a beneficial owner will be allowed as a refund or credit against such beneficial owner's U.S. federal income tax liability provided the required information is furnished to the IRS.

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                              PLAN OF DISTRIBUTION


     Each broker-dealer that receives Exchange Notes in the exchange offer for Old Notes held for its own account must acknowledge that it will deliver a prospectus in connection with any resale of those Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resale of Exchange Notes received in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities. We have agreed that until the close of business on February 5, 2002, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until February 5, 2002, all dealers affecting transaction in the Exchange Notes may be required to deliver a prospectus.


     We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale or at negotiated prices. Any such resale may be made directly to purchasers, or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer, and any broker or dealer that participates in a distribution of Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, and any profit of any such resale of Exchange Notes, and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act of 1933. The letter of transmittal that accompanies this prospectus states that by acknowledging that it will deliver and by a delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.


     Until December 23, 2001, we will promptly send additional copies of this prospectus, and any amendment or supplement to this prospectus, to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer and will indemnify the holders of the notes against certain liabilities, including liabilities under the Securities Act of 1933.

                                 LEGAL MATTERS

     The validity of the notes and the guarantee and certain legal matters will be passed upon by Clifford Chance Limited Liability Partnership (with respect to matters of New York, Luxembourg and Polish law).

                                    EXPERTS

     Our financial statements as of and for the years ended December 31, 2000, 1999 and 1998, included in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen Sp. z o.o., independent public accountants, as stated in their reports with respect thereto, and are included herein in reliance upon the authority of Arthur Andersen Sp. z o.o. as experts in accounting and auditing in giving these reports.

                         INDEX TO FINANCIAL STATEMENTS



                                                                PAGE
                                                                ----
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Condensed Consolidated Statements of Operations for the
  three month and six month periods ended June 30, 2001 and
  June 30, 2000.............................................     F-3
Condensed Consolidated Balance Sheets as at June 30, 2000
  and December 31, 2000.....................................     F-4
Condensed Consolidated Statements of Cash Flows for the six
  month periods ended June 30, 2001 and June 30, 2000.......     F-5
Condensed Consolidated Statements of Changes in Equity for
  the six month periods ended June 30, 2001 and June 30,
  2000......................................................     F-6
Notes to the Condensed Consolidated Financial Statements....     F-7
AUDITED CONSOLIDATED FINANCIAL STATEMENTS
Report of Independent Public Accountants....................    F-31
Consolidated Statements of Operations for the years ended
  December 31, 2000, December 31, 1999 and December 31,
  1998......................................................    F-32
Consolidated Balance Sheets as of December 31, 2000,
  December 31, 1999 and December 31, 1998...................    F-33
Consolidated Statements of Cash Flows for the years ended
  December 31, 2000, December 31, 1999 and December 31,
  1998......................................................    F-34
Consolidated Statements of Changes in Equity for the years
  ended December 31, 2000, December 31, 1999 and December
  31, 1998..................................................    F-35
Notes to the Consolidated Financial Statements..............    F-36

                      POLSKA TELEFONIA CYFROWA SP. Z O.O.

                                   CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS
                       FOR THE THREE MONTH AND SIX MONTH
                                 PERIODS ENDED
                        JUNE 30, 2001 AND JUNE 30, 2000

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE THREE MONTH AND SIX MONTH PERIODS ENDED
                        JUNE 30, 2001 AND JUNE 30, 2000
                             (IN THOUSANDS OF PLN)

                                                     SIX          THREE          SIX          THREE
                                                   MONTHS        MONTHS        MONTHS        MONTHS
                                                    ENDED         ENDED         ENDED         ENDED
                                                  JUNE 30,      JUNE 30,      JUNE 30,      JUNE 30,
                                         NOTES      2001          2001          2000          2000
                                         -----   -----------   -----------   -----------   -----------
                                                 (UNAUDITED)   (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
                                                                             (RESTATED)    (RESTATED)
NET SALES.............................     5      2,041,228     1,060,074     1,686,116      886,895
COST OF SALES.........................     6     (1,238,972)     (619,581)   (1,097,266)    (564,732)
                                                 ----------    ----------    ----------     --------
GROSS MARGIN..........................              802,256       440,493       588,850      322,163
OPERATING EXPENSES....................     6       (396,461)     (189,663)     (363,373)    (196,171)
                                                 ----------    ----------    ----------     --------
OPERATING PROFIT......................              405,795       250,830       225,477      125,992
  Interest and other financial
     income...........................              393,101       202,526        61,780       63,660
  Interest and other financial
     expenses.........................             (392,939)     (188,628)     (431,829)    (367,615)
                                                 ----------    ----------    ----------     --------
PROFIT/(LOSS) BEFORE TAXATION.........              405,957       264,728      (144,572)    (177,963)
TAXATION BENEFIT/(CHARGE).............              (53,867)      (49,356)        1,871        3,718
                                                 ----------    ----------    ----------     --------
COMPREHENSIVE NET PROFIT/(LOSS).......              352,090       215,372      (142,701)    (174,245)
                                                 ==========    ==========    ==========     ========

  The accompanying notes are an integral part of these condensed consolidated financial statements.

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                   AS AT JUNE 30, 2001 AND DECEMBER 31, 2000
                             (IN THOUSANDS OF PLN)

                                                                           AT             AT
                                                                        JUNE 30,     DECEMBER 31,
                                                               NOTES      2001           2000
                                                               -----   -----------   ------------
                                                                       (UNAUDITED)
CURRENT ASSETS
  Cash and cash equivalents.................................               95,647        29,465
  Short-term investments....................................              176,172       191,679
  Debtors and prepayments...................................              515,869       481,666
  Inventory.................................................              156,764       209,290
                                                                        ---------     ---------
                                                                          944,452       912,100
LONG-TERM ASSETS
  Tangible fixed assets, net................................     7      3,792,017     3,514,091
  Intangible fixed assets, net..............................     8      2,276,004     2,314,171
  Financial assets..........................................     9         47,756        96,880
  Deferred cost.............................................    10         86,229       202,747
                                                                        ---------     ---------
                                                                        6,202,006     6,127,889
                                                                        ---------     ---------
TOTAL ASSETS................................................            7,146,458     7,039,989
                                                                        =========     =========
CURRENT LIABILITIES.........................................    11        733,672     2,193,034
LONG-TERM LIABILITIES.......................................    12      5,312,219     4,097,642
DEFERRED TAX LIABILITY, NET.................................              107,055        60,508
PROVISIONS FOR LIABILITIES AND CHARGES......................                3,923         1,858
                                                                        ---------     ---------
TOTAL LIABILITIES...........................................            6,156,869     6,353,042
                                                                        ---------     ---------
SHAREHOLDERS' EQUITY
  Share capital.............................................              471,000       471,000
  Additional paid-in capital................................              409,754       409,754
  Hedge reserve.............................................              (27,980)           --
  Accumulated income/(deficit)..............................              136,815      (193,807)
                                                                        ---------     ---------
                                                                          989,589       686,947
                                                                        ---------     ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..................            7,146,458     7,039,989
                                                                        =========     =========

  The accompanying notes are an integral part of these condensed consolidated financial statements.

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                        FOR THE SIX MONTH PERIODS ENDED
                        JUNE 30, 2001 AND JUNE 30, 2000
                             (IN THOUSANDS OF PLN)

                                                                SIX MONTHS       SIX MONTHS
                                                                   ENDED            ENDED
                                                               JUNE 30, 2001    JUNE 30, 2000
                                                               -------------    -------------
                                                                                 (UNAUDITED)
                                                                (UNAUDITED)      (RESTATED)
CASH FLOWS FROM OPERATING ACTIVITIES:
NET PROFIT (LOSS) BEFORE TAXATION...........................       405,957         (144,572)
ADJUSTMENTS FOR:
Depreciation and amortization...............................       346,137          235,121
Charge to provision and write-offs of doubtful debtors......        46,868           76,149
Charge to provision for inventory...........................           124            4,855
Other provisions and special funds..........................         2,065            1,657
Foreign exchange losses/(gains), net........................      (240,811)          87,139
Loss on disposal of tangibles and intangibles...............           182            3,343
Interest expense, net.......................................       222,784          245,575
                                                                ----------        ---------
OPERATING CASH FLOWS BEFORE WORKING CAPITAL CHANGES.........       783,306          509,267
Decrease/(increase) in inventory............................        52,402          (76,480)
Increase in debtors, prepayments and deferred cost..........      (109,959)         (72,345)
Increase/(decrease) in trade payables and accruals..........          (626)          63,269
                                                                ----------        ---------
CASH FROM OPERATIONS........................................       725,123          423,711
Interest paid...............................................      (263,549)        (245,812)
Interest received...........................................        17,313               --
Income taxes paid...........................................          (723)              --
                                                                ----------        ---------
NET CASH FROM OPERATING ACTIVITIES..........................       478,164          177,899
CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of intangible fixed assets........................      (851,198)        (139,386)
Purchases of tangible fixed assets..........................      (723,616)        (670,247)
Proceeds from long- term investment, net....................        83,452           99,012
Proceeds from sale of equipment and intangibles.............         1,834           14,541
Interests received..........................................            --           20,417
                                                                ----------        ---------
NET CASH USED IN INVESTING ACTIVITIES.......................    (1,489,528)        (675,663)
CASH FLOWS (USED IN)/FROM FINANCING ACTIVITIES:
Net proceeds from Bank Credit Facilities and Bridge Loan....     1,235,467               --
Repayment of Loan facility..................................      (836,158)        (488,349)
Proceeds from the Notes issuance............................       704,141               --
Net change in overdraft facility............................       (24,936)              --
                                                                ----------        ---------
NET CASH FROM/(USED IN) FINANCING ACTIVITIES................     1,078,514         (488,349)
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS........        67,150         (986,113)
EFFECT OF FOREIGN EXCHANGE CHANGES ON CASH AND CASH
  EQUIVALENTS...............................................          (968)          (6,844)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD............        29,465        1,095,509
                                                                ----------        ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..................        95,647          102,552
                                                                ==========        =========

  The accompanying notes are an integral part of these condensed consolidated financial statements

               POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARY
             CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
                        FOR THE SIX MONTH PERIODS ENDED
                        JUNE 30, 2001 AND JUNE 30, 2000
                             (IN THOUSANDS OF PLN)

                                          SHARE      ADDITIONAL       HEDGE    ACCUMULATED
                                         CAPITAL   PAID-IN CAPITAL   RESERVE     DEFICIT      TOTAL
                                         -------   ---------------   -------   -----------   --------
BALANCE AT JANUARY 1, 2000.............  471,000            --            --    (303,194)     167,806
Comprehensive net loss for the
  period...............................       --            --            --    (142,701)    (142,701)
                                         -------       -------       -------    --------     --------
BALANCE AT JUNE, 30 2000 (UNAUDITED)
  (RESTATED)...........................  471,000            --            --    (445,895)      25,105
                                         =======       =======       =======    ========     ========

                                         SHARE      ADDITIONAL       HEDGE      ACCUMULATED
                                        CAPITAL   PAID-IN CAPITAL   RESERVE   (DEFICIT)/PROFIT    TOTAL
                                        -------   ---------------   -------   ----------------   --------
BALANCE AT JANUARY 1, 2001............  471,000       409,754            --       (193,807)*      686,947
Effect of adopting IAS 39 (see Note
  3a).................................       --            --            --        (21,468)       (21,468)
Fair value losses on cash flow
  hedge...............................       --            --       (27,980)            --        (27,980)
Comprehensive net profit for the
  period..............................       --            --            --        352,090        352,090
                                        -------       -------       -------       --------       --------
BALANCE AT JUNE, 30 2001
  (UNAUDITED).........................  471,000       409,754       (27,980)       136,815        989,589
                                        =======       =======       =======       ========       ========

---------------

* The amount of PLN 193,807 representing accumulated deficit as at January 1, 2001 includes PLN 11,736 (decrease of accumulated deficit) of the revenue recognition retrospective adjustment (see Note 3b).

  The accompanying notes are an integral part of these condensed consolidated financial statements.

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             (IN THOUSANDS OF PLN)

1.   INCORPORATION AND PRINCIPAL ACTIVITIES

     Polska Telefonia Cyfrowa Sp. z o.o. (the "Company") was incorporated under Polish Law as a limited liability company based on a Notarial Act dated December 20, 1995. The Company is located in Warsaw, Al. Jerozolimskie 181 and was registered in the Regional Court in Warsaw, XVI Commercial Department on December 27, 1995.

     The principal activities of the Company are providing cellular telephone communication services in accordance with the GSM 900 and 1800 licenses granted by the Minister of Communications and the sale of cellular telephones and accessories compatible with its cellular services. On December 20, 2000 the Minister of Communications granted the Company a license to provide telecommunication services according to the UMTS standard. The license allows starting operations of relevant services not earlier than January 1, 2003 but not later than January 1, 2004.

     The principal activities of the Company are not seasonal or cyclical.

     The Company generates and expends cash through its operating activities mostly in Polish zloty ("PLN"). Majority of the receivables and the large part of its short-term liabilities are PLN denominated. Therefore, the Management has designated the PLN as the reporting (functional) currency of the Company.

     These condensed consolidated financial statements, which include the financial statements of Polska Telefonia Cyfrowa Sp. z o.o. and its wholly owned subsidiaries, PTC International Finance B.V. and PTC International Finance (Holding) B.V. were authorized for issue by Management Board of Polska Telefonia Cyfrowa Sp. z o.o. on July 23, 2001.

2.   SIGNIFICANT FINANCIAL EVENTS

     On February 20, 2001 the Company signed the loan facility agreements with the consortium of banks ("Bank Consortium") organized by Deutsche Bank AG London, Deutsche Bank Polska S.A., Dresdner Bank Luxembourg S.A. and the European Bank of Reconstruction and Development ("Bank Credit Facilities"). The Bank Credit Facilities were signed in order to support the GSM business and UMTS development and to refinance the Loan facility arranged in 1997 with Citibank N.A. (see Note 12).

     On April 24, 2001 the Registration Court in Warsaw registered the pledge on substantially all of Company's assets in favour of Deutsche Bank Polska S.A., as the Security Agent of the Bank Consortium.

     On March 30, 2001 the Company signed the senior subordinated bridge facility agreement organized by Deutsche Bank AG London ("Bridge Facility") to fund approximately one third of the UMTS License installment due on March 30, 2001. The Bridge Facility was repaid in the second quarter of 2001.

     On May 25, 2001, the Bank Consortium that organized the Bank Credit Facilities accepted the UMTS business plan of the Company. This approval means that there are no restrictions on the Company's utilization of funds available under these facilities for UMTS operational and capital expenditures.

     On May 8, 2001, the Company finalized its third long-term Notes issuance for the amount of EUR 200 million that will mature on May 1, 2008 (see Note 12). Proceeds from Notes issuance were used to partially repay the Bank Credit Facilities in the amount of EUR 150 million and the Bridge Facility in the amount of EUR 28 million.

3.   ACCOUNTING STANDARDS

     These interim condensed consolidated financial statements are prepared in accordance with IAS 34, Interim Financial Reporting. The accounting policies used in the preparation of the interim consolidated financial statements are consistent with those used in the annual consolidated financial statements for the year

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
      NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

3.   ACCOUNTING STANDARDS (CONTINUED)

ended December 31, 2000. In the opinion of the Management all adjustments (consisting only of normal recurring adjustments) necessary for fair presentation have been included. These condensed interim financial statements should be read in a conjunction with the 2000 consolidated financial statements and the related notes.

     At January 1, 2001 the Company adopted IAS 39 -- Financial Instruments:
Recognition and Measurements ("IAS 39"). The effect of adopting of IAS 39 is summarized in the condensed consolidated statement of changes in the shareholders' equity and further information is disclosed in the Notes.

     In the first quarter of 2001 the Company applied new revenue recognition policy related to multiple-element contacts. The effect of the application is disclosed in the following Notes.

     A.    ADOPTION OF IAS 39

     The Company adopted IAS 39 on January 1, 2001. This standard establishes principles for recognizing and measurement financial assets and financial liabilities.

     At the beginning of year 2001, the Company applied the identification and valuation criteria required by the standard. Any adjustment of the previous carrying amount was recognized as an adjustment of the balance of retained earnings at the beginning of the year 2001.

     The adoption of IAS 39 resulted as at January 1, 2001 in an increase of accumulated deficit of PLN 21,468, which was due to following adjustments:

Options embedded in Long-term Notes.........................    (22,174)
Initial treatment of transaction costs......................      5,632
Derivatives embedded in finance lease contracts.............    (11,715)
Derivatives split from rental contracts.....................      6,789
                                                                -------
                                                                (21,468)
                                                                =======

     RECOGNITION AND MEASUREMENT

     In accordance with IAS 39, all financial assets and financial liabilities are recognized in the balance sheet. All these financial assets and liabilities are initially measured at cost, which is the fair value of the consideration given or received to acquire the financial asset or liability (plus certain hedging gains and losses). All "regular way" purchases of financial assets are accounted at trade date.

     The table below presents the measurement categorization of financial assets and liabilities

    CATEGORY                       BALANCE SHEET ITEM             MEASUREMENT
    --------                       ------------------             -----------
    FINANCIAL ASSETS
    Held for trading...........    Cash and cash equivalent,      Fair value
                                   Derivatives                    Fair value model using
                                                                  market data
    Held to maturity...........    Short-term investments         Amortized costs
    Loans and receivables......    Trade and other debtors        Original recorded cost
      originated by the
    enterprise

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
      NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

3.   ACCOUNTING STANDARDS (CONTINUED)

     A.    ADOPTION OF IAS 39 (CONTINUED)


    CATEGORY                       BALANCE SHEET ITEM             MEASUREMENT
    --------                       ------------------             -----------
    FINANCIAL LIABILITIES
    Held for trading...........    Forward contracts              Fair value model using
                                                                  market data
                                   Index swaps                    Fair value model using
                                                                  market data
                                   Note options                   Fair value model
    Non-trading liabilities....    License liabilities            Amortized cost
                                   Construction payables          Original recorded cost
                                   Trade and other creditors      Original recorded cost
                                   Long-term Notes                Amortized cost
                                   Bank Credit Facilities         Costs plus accrued interest
                                   Overdrafts                     Costs plus accrued interest
                                   Accruals                       Original recorded cost
    Hedging derivatives........    Cross currency interest        Fair value model using
                                   rate swaps                     market data

     FOREIGN EXCHANGE FORWARD CONTRACTS ("FORWARD CONTRACTS")

     The Company enters into derivative financial instruments such as forward contracts to hedge its exposure against foreign currency fluctuations on liabilities denominated in foreign currencies (see Note 14). Forward contracts are valued in the balance sheet at their fair value and are presented in other current assets or liabilities. The fair value is calculated using a model supported with quoted market forward rates prevailing at the end of the period and comparing that with the original amount calculated by using the contractual forward rates prevailing at the beginning of the contract.

     The Company has not applied hedge accounting for forward contracts in the financial statements. Forward contracts in the financial statements are treated as derivative financial instruments held for trading purposes and gains or losses resulting from fair value or realization of these transactions are included in the consolidated statements of operations. The forward contracts are used according to the Company's hedging policy and strategy.

     The Company has applied IAS 39 principles to forward contracts before January 1, 2001.

     CROSS CURRENCY INTEREST RATE SWAPS ("CC SWAPS")

     In the second quarter of 2001 the Company entered into cross-currency swap transactions to hedge its exposure against foreign currency fluctuations on fixed interest liabilities related to the Notes (see Note 14). These contracts are designated as hedges against an exposure to changes in future cash flows arising form the foreign exchange risk on the interest payments. The CC swaps are valued in the balance sheet at their fair value based on the quoted market prices. They are presented in long term liabilities (long-term portion) and accruals (short-term portion).

     The Company applied hedge accounting for the CC swaps. As a result changes in the fair value of the derivatives that are highly effective are recognized in the equity. Amounts deferred in equity are transferred to the statement of operations and classified as financial income or expense in the periods when the forecasted transactions affect the statement of operations.

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
      NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

3.   ACCOUNTING STANDARDS (CONTINUED)

     A.    ADOPTION OF IAS 39 (CONTINUED)

     The Company documents at the inception of the transaction the relationship between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives designated as hedges to specific forecast transactions. The Company also documents its assessment, both at the hedge inception and on the ongoing basis, whether the derivatives used in hedging transactions are highly effective in offsetting changes in cash flows of hedged items.

     EMBEDDED DERIVATIVES

     The embedded derivative causes some or all of the cash flows that otherwise would be required by the contract to be modified by a variable. The Company separates the embedded derivatives from the host contracts and accounts for as derivatives if the following conditions are met:

     - the economic characteristics together with risks of the embedded derivatives and the host contracts are not closely related,

     - a separate instrument with the same terms as the embedded derivative would meet the definition of a derivative,

     - the hybrid instrument is not measured as fair value with changes in fair value reported in net profit or loss.

     -  Options embedded in the long- term Notes ("Note options")

     Long-term Notes issued by the Company have embedded derivatives -- options of issuer and holders (see Notes 9,12,14). The issuer options are separated from host contracts and accounted for as a derivative under IAS 39.

     The valuation of Note options is done with the use of binominal model. The model is based on backward induction methodology using replication rule, stating that an option can be replaced by portfolio of base instruments at their present value.

     The options are presented in the balance sheet under financial assets caption and gains and losses arising from changes in their fair value are included in the statement of operation for the period.

     As at January 1, 2001 the Company recognized the options value at PLN 18,077. The respective adjustment resulted in an increase of the Notes liabilities by PLN 46,874 and an increase of the accumulated deficit by PLN 22,174, net of a tax benefit.

     -  Derivatives embedded in finance lease contracts ("Index swaps")

     The Company has bifurcated the derivatives from its finance leasing agreements signed on March 25, 1997. These derivatives swap payments based on Consumer Price Index ("CPI") into interest-based payments. CPI is not related to an inflation in the Company's own economic environment. Thus, the embedded derivatives are not closely related to the host contracts.

     The fair value of Index swaps is estimated using a model based on discounting estimated future cash flows at money market interest rates.

     The Index swaps are presented in the balance sheet under long-term liabilities caption and gains and losses arising from the changes in fair value are recorded in the statement of operations for the period.

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
      NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

3.   ACCOUNTING STANDARDS (CONTINUED)

     A.    ADOPTION OF IAS 39 (CONTINUED)

     -  Derivatives embedded in finance lease contracts ("Index swaps")
(continued)

     As at January 1, 2001 the Company separated the Index swaps from the leasing liabilities and recognized with a negative fair value of PLN 35,962 as derivatives under long-term liabilities caption. As a result the finance leasing liabilities decreased by PLN 20,748. The respective adjustment of retained earnings resulted in an increase of the accumulated deficit by PLN 11,715, net of a tax benefit.

     -  Derivatives split from rental contracts ("Rental derivatives")

     According to IAS 39 the Company has bifurcated the derivatives embedded in the foreign currency denominated rental contracts. These contracts are a firm commitment of the Company and none of the parties to the contracts uses foreign currency in its primary economic environment. Some of these contracts include also indexing of lease payments according to changes in a Consumer Price Index, which is not related to the Company's own economic environment.

     The Company has separated the embedded derivatives and measured them at the fair value using models based on discounting estimated future cash flows at money market interest rates.

     The rental derivatives are presented in the balance sheet under financial assets/(liabilities) caption and gains and losses arising from changes in their fair value are included in the statement of operations.

     The respective adjustment as at January 1, 2001 resulted in a decrease of the accumulated deficit by PLN 6,789, net of a tax charge.

     TRANSACTION COSTS

     Under IAS 39 transaction costs are incremental costs that are directly attributable to the acquisition or disposal of financial asset or liability. Transaction costs include fees and commissions paid to agents, advisers, brokers, and dealers etc. Transaction costs do not include debt premium or discount, financing costs, or allocations of internal administrative or holding costs.

     Under IAS 39 transaction costs should be included in the initial measurement of all financial assets and liabilities. Before the IAS 39 implementation the Company deferred the transaction costs and amortized over the period of financing.

     The respective adjustment as at January 1, 2001 resulted in a decrease of the accumulated deficit by PLN 5,632, net of a tax charge.

     B.    REVENUE RECOGNITION -- MULTI-ELEMENT CONTRACTS

     In the first quarter of 2001, the Company adopted the below criteria to its accounting policy regarding multi-element sale transactions and applied it retrospectively. The resulting adjustment to the opening balance of accumulated deficit as at January 1, 2001 resulted in a decrease by PLN 11,736, net of a tax charge and there were no changes to the balances as at January 1, 2000 and as at June 30, 2000. Both, net sales and cost of sales in the six month period ended June 30, 2000 increased by PLN 19,987.

     The change in the revenue recognition policy was initiated by Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" ("SAB 101") that was issued by the Securities and Exchange Commission staff. SAB 101 reflects basic principles of revenue recognition in existing generally accepted accounting principles in the United States. Based on the above bulletin and further

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
      NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

3.   ACCOUNTING STANDARDS (CONTINUED)

     B.    REVENUE RECOGNITION -- MULTI-ELEMENT CONTRACTS -- (CONTINUED)

     interpretations, the Company set up the criteria for recognition of multiple-element transactions and their presentation in the IAS financial statements.

     The multiple-element transactions with post-paid clients are classified as separable or non-separable contracts whereas the pre-paid services are treated as separable transactions. The initial revenue from a multiple-element arrangement that is non-separable (handset price and activation fee) is deferred over the average expected life of the customer. The direct cost of a product sold in this contract is also deferred in line with the revenue. The initial excess of cost over the revenue is immediately expensed. The revenue from separable multiple-element transactions and costs related to these transactions are recognized in the income statement as incurred.

     The accounting treatment of revenues and relevant cost for multi-element arrangements is summarized in the following table:

          MULTI-ELEMENT CONTRACT (HANDSET, ACTIVATION AND TELECOMMUNICATION SERVICE)

                                     SEPARABLE                       NON-SEPARABLE
                                     ---------                       -------------
    Accounting treatment...........  Activation represents up-front  Handset, activation and
                                     non-refundable fee.             service are treated as
                                     Handset is sold separately      multi-element contract that is
                                     from the rest of the            non-separable.
                                     multi-element contract
    Revenue recognition............  Activation and handset revenue  Multiple Element Revenue:
                                     is recognized immediately.      Activation and handset revenue
                                                                     is deferred over average
                                                                     expected life of the customer.
    Cost recognition...............  Cost of the activation card     Multiple Element Cost:
                                     and handset is recognized       Cost of activation card and
                                     immediately.                    cost of handset equal to
                                                                     activation and handset revenue
                                                                     is deferred over average
                                                                     expected life of the customer.
                                                                     The excess of the costs over
                                                                     revenues is immediately
                                                                     expensed.

     Total sales price of handsets sold together with prepaid service cards is allocated on a pro-rata basis based on the fair value of the elements.

4.   FINANCIAL RISK MANAGEMENT

     The progressively evolving financial markets together with a rapidly changing business environment create a challenging environment for treasury function of the Company. The general goal of the treasury function is to obtain cost efficient funding of the Company and to identify, measure and, if necessary, to hedge financial risk.

     The hedging policy approved by the Supervisory Board provides principles for overall financial risk management in the Company. This policy sets a framework within which hedging activity should operate. However, it also allows some discretion in the precise hedging strategy to be adopted, to allow the treasury

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
      NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

4.   FINANCIAL RISK MANAGEMENT (CONTINUED)

function to react to market conditions. According to the hedging policy, each year the treasury function prepares a hedging strategy regarding transaction risk, which is later submitted to the Management Board and Operating Shareholders (Elektrim Telekomunikacja Sp. z o.o., DeTeMobil Deutsche Telekom MobilNet GmbH, MediaOne International B.V.).

     The ultimate responsibility for agreeing the details of the annual hedging strategy rests with the Management Board and the Operating Shareholders based on the recommendations of the Risk Management Committee consisting of the CFO, the Treasurer, the Controller and the Tax Manager. The responsibility for the execution of foreign exchange and interest rate hedge transactions, within the agreed strategy and in conformity with the hedging policy, rests with the treasury function of the Company. On the other hand, the Management Board and the Operating Shareholders must approve all actions taken to hedge translation risk.

     A.    FOREIGN EXCHANGE RISK

     The main financing liabilities of the Company are denominated in foreign currencies (EUR and USD). The financial risk management is aimed both at minimizing the volatility of cash flows, in PLN terms, arising from fluctuations in the exchange rate of the PLN against other currencies and at minimizing the adverse effect of movements in exchange rates on the earnings and value of the Company in PLN terms.

     The foreign exchange rate exposure might be of two kinds -- transaction exposure and translation exposure.

     The foreign exchange transaction exposures occur when the Company has cash inflows or outflows in currencies other than PLN. Treasury manages the transaction exposure based on forecasts of cash flows denominated in foreign currencies.

     These forecasts distinguish between forecasts of cash flows where there is significant certainty as to both the amount and timing of the cash flow ("Committed Exposures") and those where there is some uncertainty about the amount and/or timing of the cash flow ("Uncommitted Exposures").

     Hedge activities are undertaken on the basis of a rolling 12-month forecast provided by treasury function and business units of the Company. The Company normally seeks to cover Committed Exposures in the range of such figures to be agreed by the Management Board and the Operating Shareholders on at least an annual basis, providing hedging can be obtained.

     The foreign exchange translation exposures occur when profit and loss or balance sheet items are denominated in foreign currencies. The movement of the PLN against these currencies between reporting dates will result in a movement in the PLN value of these items. As indicated above, the Management Board and the Operating Shareholders must approve any action taken to hedge translation exposure. The Company does not speculate in foreign currency. Speculation is defined as taking any action to increase an exposure beyond that which exists due to an underlying commercial activity, in the expectation of making a foreign currency gain. Foreign exchange risk management transactions of the Company may be undertaken using the following instruments:

     -  Forward and NDF transactions,

     -  Currency swaps,

     -  Cross-currency interest rate swaps,

     -  FX options.

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
      NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

4.   FINANCIAL RISK MANAGEMENT (CONTINUED)

     A.    FOREIGN EXCHANGE RISK (CONTINUED)

     The Company started hedging activities in 2000 by entering into certain forward and NDF transactions in order to realize 2000 hedging strategy. All transactions entered into with respect to 2000 have been already settled. In second quarter of 2001 the Company concluded five cross currency interest rate swaps (CC swaps) in order to hedge part of foreign exchange rate exposure resulting from the Notes coupon payments (see Note 3a and 14).

     B.    INTEREST RATE RISK

     The Company is exposed to interest rate risk related to short-term and long-term loans and, to a smaller extent, to interest on short-term investments. Interest rate risk exposure arises from external financing denominated both in domestic and foreign currency. The Company's interest bearing liabilities are based on fixed and floating interest rates.

     Debt liabilities based on fixed interest rate are as follows (see Note 12):

     -  the 10 3/4 Notes with the face value of USD 253,203,000

     -  the 11 1/4 Notes with the face value of USD 150,000,000

     -  the 11 1/4 Notes with the face value of EUR 300,000,000

     -  the 10 7/8 Notes with the face value of EUR 200,000,000

     Debt liabilities based on floating interest rates consist of Bank Credit Facilities (see Note 12). The Company may utilize all facilities by individual drawdowns for the maturity of one, three, six or twelve months. The interest rate related to each drawdown is determined at the drawdown date and fixed for the maturity of the respective drawdown.

     The interest rate exposure consists of a risk of increasing short-term interest rates which would result in higher financing costs as well as a risk of decrease of short term interest rates which may result in a decrease of return on short-term investments. In general, the impact of interest rate fluctuations on its financing costs is much more important for the Company than the impact on its investment income. The interest rate exposure arises also from possibility of decreasing long-term interest rate what would result in relative increase of financing costs versus market yields. The Company is protected against such scenario by series of prepayment options at issuer request embedded into all Notes.

     The Company's interest rate exposure is managed by:

     -  managing the maturity periods of investments and borrowings,

     - varying the proportions of debt which bears interest on a fixed and a floating basis,

     - varying the period of time for which the interest rate is fixed in respect to the Bank Credit Facilities.

     In addition to the interest rate management tools described above, the Company may, in line with its hedging policy and upon consent of its Operating Shareholders, enter into the following interest rate hedging transactions:

     -  forward rate agreements (FRAs),

     -  interest rate swaps,

     -  interest rate options (caps, floors, collars).

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
      NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

4.   FINANCIAL RISK MANAGEMENT (CONTINUED)

     C)    CREDIT RISK

     COMMERCIAL CREDIT RISK

     The Company operates in one industry segment, providing cellular telephone communication services. Substantially all of the Company's trade debtors are Polish businesses and individuals. Further, the Company has established a network of dealers within Poland to distribute its products. The dealers share many economic characteristics thus receivables from each of these dealers present similar risk to the Company.

     Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base. Ongoing credit evaluations of customers' financial condition are performed and generally, no collateral is required. The Company maintains provisions for potential credit losses and such losses, in the aggregate, have not exceeded management's estimates. No single customer accounts for 10% or more of revenues, except for transactions with Telekomunikacja Polska S.A. (TP S.A.).

     FINANCIAL CREDIT RISK

     There is a risk that the counterparties may be unable to meet their obligations related to financial instruments. This credit risk is monitored and measured by the treasury function in the Company. In order to minimize the risk the Company limits its counterparties to a sufficient number of major banks and financial institutions.

     The direct credit risk represents the risk of loss resulting from counterparty default in relation to on-balance sheet products. The held to maturity and market investments are subject to high quality credit criteria. The investments are also closely monitored by the treasury function in the Company. The treasury function does not expect that the Company would be exposed to credit risk from its counterparties due to their high credit ratings.

5.   NET SALES

                                                       SIX          THREE          SIX          THREE
                                                     MONTHS        MONTHS        MONTHS        MONTHS
                                                      ENDED         ENDED         ENDED         ENDED
                                                    JUNE 30,      JUNE 30,      JUNE 30,      JUNE 30,
                                                      2001          2001          2000          2000
                                                   -----------   -----------   -----------   -----------
                                                                               (UNAUDITED)   (UNAUDITED)
                                                   (UNAUDITED)   (UNAUDITED)   (RESTATED)    (RESTATED)
    Service revenues and fees...................    1,935,587     1,007,166     1,571,241      831,209
    Sales of telephones and accessories.........      105,641        52,908       114,875       55,686
                                                    ---------     ---------     ---------      -------
                                                    2,041,228     1,060,074     1,686,116      886,895
                                                    =========     =========     =========      =======

     The Company operates in one segment (providing cellular telecommunication services and the ancillary sale of cellular telephones and accessories) and in one market (the Republic of Poland).

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
      NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

6.   COSTS AND EXPENSES

                                                       SIX          THREE          SIX          THREE
                                                     MONTHS        MONTHS        MONTHS        MONTHS
                                                      ENDED         ENDED         ENDED         ENDED
                                                    JUNE 30,      JUNE 30,      JUNE 30,      JUNE 30,
                                                      2001          2001          2000          2000
                                                   -----------   -----------   -----------   -----------
                                                                               (UNAUDITED)   (UNAUDITED)
                                                   (UNAUDITED)   (UNAUDITED)   (RESTATED)    (RESTATED)
    Cost of sales:
      Cost of services sold.....................      769,321      391,548        644,034      341,450
      Cost of sales of telephones and
         accessories............................      469,651      228,033        453,232      223,282
                                                    ---------      -------      ---------      -------
                                                    1,238,972      619,581      1,097,266      564,732
    Operating expenses:
      Selling and distribution costs............      309,290      150,393        274,757      145,592
      Administration and other operating cost...       87,171       39,270         88,616       50,579
                                                    ---------      -------      ---------      -------
                                                      396,461      189,663        363,373      196,171
                                                    ---------      -------      ---------      -------
                                                    1,635,433      809,244      1,460,639      760,903
                                                    =========      =======      =========      =======

7.   TANGIBLE FIXED ASSETS, NET

                                                                    AT JUNE 30,    AT DECEMBER 31,
                                                                       2001             2000
                                                                    -----------    ---------------
                                                                    (UNAUDITED)
    Land and buildings..........................................       188,888          191,372
    Plant and equipment.........................................     2,881,070        2,688,668
    Motor vehicles..............................................        15,519           12,456
    Other fixed assets..........................................       487,989          420,473
    Construction in progress....................................       218,551          201,122
                                                                     ---------        ---------
                                                                     3,792,017        3,514,091
                                                                     =========        =========

     For tangible fixed assets under construction, the Company capitalizes interest and foreign exchange gains/losses incurred and directly attributable to the acquisition and construction of the qualifying assets. The financing costs are capitalized only during the period of construction of the qualifying assets. During the six month period ended June 30, 2001 the Company capitalized PLN 11,240 of foreign exchange gains and PLN 7,459 of interest expense. During the six month period ended June 30, 2000 the Company capitalized PLN 2,141 of foreign exchange gains and no interest expense.

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
      NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

7.   TANGIBLE FIXED ASSETS, NET (CONTINUED)

     TABLE OF MOVEMENTS IN TANGIBLE FIXED ASSETS

                                                     LAND AND    PLANT AND    MOTOR     OTHER FIXED   CONSTRUCTION
                                                     BUILDINGS   EQUIPMENT   VEHICLES     ASSETS      IN PROGRESS      TOTAL
                                                     ---------   ---------   --------   -----------   ------------   ---------
      COST
      At January 1, 2001..........................    200,062    3,293,697    28,727      468,801        201,122     4,192,409
      Additions...................................         35           --        --        4,772        507,346       512,153
      Transfers...................................         --      400,237     6,351       83,196       (489,784)           --
      Disposals...................................         --       (2,321)   (2,787)      (3,450)          (133)       (8,691)
                                                      -------    ---------    ------      -------       --------     ---------
      At June 30, 2001............................    200,097    3,691,613    32,291      553,319        218,551     4,695,871
                                                      -------    ---------    ------      -------       --------     ---------
      DEPRECIATION
      At January 1, 2001..........................      8,690      605,029    16,271       48,328             --       678,318
      Charge......................................      2,519      205,937     3,141       20,614             --       232,211
      Transfer....................................         --        1,118        --       (1,118)            --            --
      Disposals...................................         --       (1,541)   (2,640)      (2,494)            --        (6,675)
                                                      -------    ---------    ------      -------       --------     ---------
      At June 30, 2001............................     11,209      810,543    16,772       65,330             --       903,854
                                                      -------    ---------    ------      -------       --------     ---------
      NET BOOK VALUE AT JANUARY 1, 2001...........    191,372    2,688,668    12,456      420,473        201,122     3,514,091
                                                      =======    =========    ======      =======       ========     =========
      NET BOOK VALUE AT JUNE 30, 2001
        (UNAUDITED)...............................    188,888    2,881,070    15,519      487,989        218,551     3,792,017
                                                      =======    =========    ======      =======       ========     =========

     Tangible fixed assets held under capital leases (included in the previous schedule)

                                                                     AT JUNE 30,                 AT DECEMBER 31,
                                                                         2001                          2000
                                                              --------------------------    --------------------------
                                                                     (UNAUDITED)
                                                              LAND     BUILDING    OTHER    LAND     BUILDING    OTHER
                                                              -----    --------    -----    -----    --------    -----
      Cost................................................    6,293    193,177      990     6,293    193,177      990
      Accumulated depreciation............................       --    (11,209)    (190)       --     (8,690)    (140)
                                                              -----    -------     ----     -----    -------     ----
      Net.................................................    6,293    181,968      800     6,293    184,487      850
                                                              =====    =======     ====     =====    =======     ====

8.   INTANGIBLE FIXED ASSETS, NET

                                                                     AT JUNE 30,      AT DECEMBER 31,
                                                                         2001              2000
                                                                    --------------    ---------------
                                                                     (UNAUDITED)
    GSM and UMTS licenses.......................................      2,047,430          2,166,875
    Computer software...........................................        197,883            147,150
    Trademark...................................................            139                146
    Financing Transaction Costs.................................         30,552                 --
                                                                      ---------          ---------
                                                                      2,276,004          2,314,171
                                                                      =========          =========

     During the six month period ended June 30, 2001 the Company capitalized PLN 150,904 of foreign exchange gains and PLN 70,022 of interest expense on intangible assets. During the six month period ended June 30, 2000 the Company capitalized PLN 4,887 of foreign exchange gains and 7,132 of interest expense on intangible assets.

     The Company has no intangible assets generated internally.

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
      NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

8.   INTANGIBLE FIXED ASSETS, NET (CONTINUED)

     TABLE OF MOVEMENTS IN INTANGIBLE FIXED ASSETS

                                                                                            FINANCING
                                                         GSM/UMTS     COMPUTER    TRADE    TRANSACTION
                                                         LICENSES     SOFTWARE    MARK        COST          TOTAL
                                                         ---------    --------    -----    -----------    ---------
      COST
      At January 1, 2001.............................    2,395,499    253,297      206            --      2,649,002
      Additions......................................          --     114,412       --        30,893        145,305
      IAS 39 adjustment..............................          --          --       --        16,553         16,553
      Disposals......................................          --          --       --       (15,670)       (15,670)
      Capitalization.................................     (80,882)         --       --            --        (80,882)
                                                         ---------    -------      ---       -------      ---------
      At June 30, 2001...............................    2,314,617    367,709      206        31,776      2,714,308
                                                         ---------    -------      ---       -------      ---------
      AMORTIZATION
      At January 1, 2001.............................     228,624     106,147       60            --        334,831
      Charge.........................................      38,563      63,679        7        11,677        113,926
      IAS 39 adjustment..............................          --          --       --         5,217          5,217
      Disposal.......................................          --          --       --       (15,670)       (15,670)
                                                         ---------    -------      ---       -------      ---------
      At June 30, 2001...............................     267,187     169,826       67         1,224        438,304
                                                         ---------    -------      ---       -------      ---------
      NET BOOK VALUE AT JANUARY 1, 2001..............    2,166,875    147,150      146            --      2,314,171
                                                         =========    =======      ===       =======      =========
      NET BOOK VALUE AT JUNE 30, 2001 (UNAUDITED)....    2,047,430    197,883      139        30,552      2,276,004
                                                         =========    =======      ===       =======      =========

9.   FINANCIAL ASSETS

                                                                    AT JUNE 30,    AT DECEMBER 31,
                                                                       2001             2000
                                                                    -----------    ---------------
                                                                    (UNAUDITED)
    Long-term investments.......................................          --           96,880
    Note Options (see Note 3a and 14)...........................      37,757               --
    Rental derivatives (see Note 3a and 14).....................       9,999               --
                                                                      ------           ------
                                                                      47,756           96,880
                                                                      ======           ======

     Long-term investments as at December 31, 2000 consisted of long term portion of the US Treasury Bills and German Treasury Bills (the "Bills"), which are part of an escrow fund established to secure payments of interests on the 11 1/4 Notes issued by PTC International Finance II S.A. in 1999. As at June 30, 2001 the bills amounted to PLN 176,172 and are presented under short-term investment captions.

     Note Options reflect the fair value of the issuer options separated from the 10 3/4 Notes, 11 1/4 Notes and the 10 7/8 Notes (see Note 3a).

10. DEFERRED COSTS

                                                                    AT JUNE 30,    AT DECEMBER 31,
                                                                       2001             2000
                                                                    -----------    ---------------
                                                                    (UNAUDITED)
    Multiple-element transaction costs..........................      86,229           111,251
    Notes issuance costs........................................          --            67,522
    Loan facility issuance costs................................          --            11,336
    Other.......................................................          --            12,638
                                                                      ------           -------
                                                                      86,229           202,747
                                                                      ======           =======

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
      NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

10. DEFERRED COSTS (CONTINUED)

     Multiple-element transaction cost represents the deferred costs from non-separable contracts (see Note 3b).

     According to the requirements of IAS 39 Notes issuance costs were included in initial measurement of long-term Notes liabilities. Respectively, Loan facility issuance costs were reclassified into intangible assets.

11. CURRENT LIABILITIES

                                                                    AT JUNE 30,    AT DECEMBER 31,
                                                                       2001             2000
                                                                    -----------    ---------------
                                                                                     (UNAUDITED)
    Accruals....................................................      215,459           142,664
    Construction payables.......................................      150,704           354,727
    Deferred income.............................................      104,761           100,209
    Trade creditors.............................................       92,912           165,508
    Amounts due to State Treasury...............................       72,625            44,732
    GSM and UMTS license liabilities (see Note 12)..............       55,687         1,184,488
    Finance lease payable.......................................       28,694            28,845
    Overdraft facilities........................................       11,406            36,342
    Accounts payable to shareholders............................        1,359             1,748
    Payroll.....................................................           65             2,047
    Short-term portion of Loan facility.........................           --            85,851
    Forward contracts (see Note 3a and 14)......................           --            45,873
                                                                      -------         ---------
                                                                      733,672         2,193,034
                                                                      =======         =========

     In these condensed consolidated financial statements the Company reclassified main license liabilities from current liabilities to long-term liabilities as a result of the arrangement of Bank Credit Facilities which will be used as long-term financing to pay the license installments.

12. LONG-TERM LIABILITIES

                                                                    AT JUNE 30,    AT DECEMBER 31,
                                                                       2001             2000
                                                                    -----------    ---------------
                                                                    (UNAUDITED)
    INTEREST BEARING LIABILITIES
    Long-term Notes.............................................     3,138,185        2,651,052
    Bank Credit Facilities......................................     1,233,409               --
    GSM/UMTS licenses liabilities...............................       637,111          389,998
    Finance leases payable (see Note 3a)........................       151,833          193,361
    Index swaps (see Note 3a and 14)............................        37,472               --
    CC swaps (see Note 3a and 14)...............................        27,980               --
    Loan facility...............................................            --          751,980
                                                                     ---------        ---------
                                                                     5,225,990        3,986,391
                                                                     ---------        ---------
    Non-interest bearing liabilities
    Multiple-element transaction revenue........................        86,229          111,251
                                                                     ---------        ---------
                                                                     5,312,219        4,097,642
                                                                     =========        =========

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
      NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

     A.   BANK CREDIT FACILITIES

     On February 20, 2001 the Company signed the loan facility agreements with the consortium of banks organized by Deutsche Bank AG London, Deutsche Bank Polska S.A., Dresdner Bank Luxembourg S.A. and the European Bank of Reconstruction and Development. The balance outstanding as of June 30, 2001 amounted to PLN 1,233 million, which consisted of PLN 280 million of the foreign exchange tranche (equivalent of EUR 83 million as of June 30, 2001), and PLN 953 million of the domestic tranche (equivalent of EUR 282 million as of June 30, 2001) borrowings. The main terms of the agreement are as follows:

    Facilities limits.........................  equivalent of EUR 550 million available under two tranches: foreign exchange tranche amounting to EUR
                                                292.5 million and domestic tranche of EUR 257.5
                                                million available in PLN, and equivalent of EUR 100
                                                million available under two tranches: foreign
                                                exchange tranche amounting to EUR 95 million and
                                                domestic tranche of EUR 5 million available in PLN
    Interests.................................  LIBOR, EURIBOR, WIBOR plus margin varying between
                                                0.60% p.a. and 0.90% p.a.
    Commitment fee............................  50% of the margin (as above)
    Collateral................................  pledge on the Company's assets and rights except for future real estates, the escrow fund for Notes and
                                                leased assets, the pledge amounts to EUR 650 million
    Repayment date............................  reduction in facility limit starting from September
                                                30, 2004 to February 20, 2006

     B.  THE ISSUANCE OF 10  7/8 HIGH YIELD NOTES

     On May 8, 2001, PTC International Finance II S.A., a wholly owned subsidiary of the Company, issued 10 7/8 Senior Subordinated Guaranteed Notes ("10 7/8 Notes") with the face value of EUR 200 million and maturity date of May 1, 2008. The 10 7/8 Notes are unsecured, subordinated obligations of PTC International Finance II S.A. and are limited to an aggregate principal amount at maturity of approximately EUR 200 million (PLN 676 million as of June 30, 2001). The 10 7/8 Notes were issued at par. The interest coupon is paid every January 31 and July 31, commencing July 31, 2001.

     The obligations of PTC International Finance II S.A. under the 10 7/8 Notes are fully and unconditionally guaranteed by the Company on a senior subordinated and unsecured basis pursuant to the Company's guarantee. The net proceeds from the 10 7/8 Notes are loaned to the Company.

     The 10 7/8 Notes are redeemable at the option of the holder or issuer at the following redemption conditions:

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
      NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

B.  THE ISSUANCE OF 10  7/8 HIGH YIELD NOTES (CONTINUED)


    ISSUER OPTION (CALL)                        Redemption, American Type
    Period 1                                    May 1, 2005 - May 1, 2008
    Redemption Amount                           In whole or in part
    Plus                                        Accrued and unpaid interest to the date of
                                                redemption
    Period 2                                    May 8, 2001 - May 1, 2004
    Redemption Amount                           Any amount up to 35% of the outstanding principal
                                                amount, from the net proceeds of the issuance of
                                                ordinary shares of the Company in a public offering
    Plus                                        Accrued and unpaid interest to the date of
                                                redemption
    OPTION OF HOLDERS (PUT)                     Right to require the issuer to purchase the holder's
                                                Notes
    Condition                                   Occurrence of a change of control
    Purchase Amount                             All or any part
    Plus                                        Accrued and unpaid interest to the purchase date
    Change of control events:
    Rating Decline                              At least two Notches below or withdrawing and,
    50% Voting Power                            If any person or group becomes the beneficial owner
                                                of 50% or more of the total voting power except for
                                                Permitted Holders (basically existing shareholders
                                                or large and reliable telecommunication company)
                                                and,
    Consolidation                               Sale of substantially all the assets of the Company
    Supervisory Board                           Certain changes in Supervisory Board

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
      NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

13. RELATED PARTY TRANSACTIONS

                                                                                 AT DECEMBER 31, 2000/
                                                         AS AT AND FOR THE              FOR THE
                                                       SIX MONTH PERIOD ENDED    SIX MONTH PERIOD ENDED
                                                           JUNE 30, 2001             JUNE 30, 2000
                                                       ----------------------    ----------------------
                                                                                      (UNAUDITED)
                                                            (UNAUDITED)                (RESTATED)
    ELEKTRIM S.A.
    Inter-company receivables......................               163                       132
    Inter-company payables.........................                27                       224
    Inter-company revenue..........................               464                       269
    Inter-company purchases........................               150                     1,796
    ELEKTRIM TELEKOMUNIKACJA SP. Z O.O. ("ET")
    Inter-company receivables......................                 3                        --
    Inter-company revenue..........................                16                        --
    DETEMOBIL DEUTSCHE TELEKOM MOBILNET GMBH
    ("DETEMOBIL")
    Inter-company receivables......................             1,522                     1,062
    Inter-company payables.........................             1,332                     1,524
    Inter-company revenue..........................             8,623                     9,279
    Inter-company purchases........................            10,255                    10,577
    MEDIAONE INTERNATIONAL B.V. ("MEDIAONE")
    Inter-company purchases........................               278                     7,834

     Related party transactions were conducted primarily on market terms.

14. DERIVATIVES

     The table below shows the changes in the fair value of derivatives recognized by the Company.

     TABLE SHOWING CHANGES IN THE FAIR VALUE OF DERIVATIVES

                                                         FORWARD                                              RENTAL
      TYPE OF DERIVATIVE                                CONTRACTS   NOTE OPTIONS   CC SWAPS   INDEX SWAPS   DERIVATIVES    TOTAL
      ------------------                                ---------   ------------   --------   -----------   -----------   -------
      BALANCE AT JANUARY 1, 2001 ASSET/(LIABILITY)...    (45,873)      18,077           --      (35,962)       8,853      (54,905)
       Introduction of new financial instruments.....         --        4,227           --           --           --        4,227
       Changes in the fair value reported in the
         statement of operations.....................     45,873       15,453         (199)      (1,510)       1,146       60,763
       Changes in the fair value reported in the
         equity (hedging reserve)....................         --           --      (27,980)          --           --      (27,980)
                                                         -------       ------      -------      -------        -----      -------
      BALANCE AT JUNE 30, 2001 ASSET/(LIABILITY).....         --       37,757      (28,179)     (37,472)       9,999      (17,895)
                                                         =======       ======      =======      =======        =====      =======

     FORWARD CONTRACTS

     The fair value of open transaction amounted to PLN 45,873 as at December 31, 2000. The Company recognized the loss from forward contracts of PLN 40,223 and PLN 11,320 for the six month period ended June 30, 2001 and June 30, 2000, respectively.

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
      NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

14. DERIVATIVES (CONTINUED)

     CC SWAPS

     On April 4, 2001 the Company entered into a cross currency swap transaction with Dresdner Bank AG. Under the terms of the transaction the Company swapped its fixed rate interest coupon payments on EUR 60 million aggregate amount of 11 1/4 1999 Senior Subordinated EUR Notes due 2009 with the fixed rate interest coupon payments on PLN 217,140 aggregate principal amount of 15,20% notes. The coupons will be swapped during the period commencing on June 3, 2002 and terminating on December 1, 2007.

     On May 21, 2001 the Company entered into a cross currency swap transaction with Dresdner Bank AG. Under the terms of the transaction the Company swapped its fixed rate interest coupon payments on EUR 90 million aggregate amount of 11 1/4 1999 Senior Subordinated EUR Notes due 2009 with the fixed rate interest coupon payments on PLN 314,640 aggregate principal amount of 15,26% notes. The coupons will be swapped during the period commencing on June 3, 2002 and terminating on December 1, 2007.

     On May 23, 2001 the Company entered into a cross currency swap transaction with Dresdner Bank AG. Under the terms of the transaction the Company swapped its fixed rate interest coupon payments on EUR 100 million aggregate amount of 10 7/8 2001 Senior Subordinated EUR Notes due 2008 with the fixed rate interest coupon payments on PLN 344,890 aggregate principal amount of 13,96% notes. The coupons will be swapped during the period commencing on May 8, 2001 and terminating on May 1, 2007.

     On June 1, 2001 the Company entered into a cross currency swap transaction with Dresdner Bank AG. Under the terms of the transaction the Company swapped its fixed rate interest coupon payments on USD 75 million aggregate amount of 11 1/4 1999 Senior Subordinated Dollar Notes due 2009 with the fixed rate interest coupon payments on PLN 298,837 aggregate principal amount of 14,79% notes. The coupons will be swapped during the period commencing on June 3, 2002 and terminating on December 1, 2007.

     On June 11, 2001 the Company entered into a cross currency swap transaction with Powszechny Bank Kredytowy SA. Under the terms of the transaction the Company swapped its fixed rate interest coupon payments on USD 125 million aggregate amount of 10 3/4 1997 Senior Subordinated Dollar Notes due 2007 with the fixed rate interest coupon payments on PLN 496,438 aggregate principal amount of 13,52% notes. The coupons will be swapped during the period commencing on July 1, 2002 and terminating on July 1, 2005.

     INDEX SWAPS AND RENTAL DERIVATIVES

     See Note 3a.

     NOTE OPTIONS

     See Note 3a (recognition and measurement) and Note 12 (conditions).

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
      NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

15. CAPITAL COMMITMENTS

                                                                    AT JUNE 30,    AT DECEMBER 31,
                                                                       2001             2000
                                                                    -----------    ---------------
                                                                    (UNAUDITED)
    Authorized and contracted...................................       537,078          970,532
    Authorized and not contracted...............................     1,098,827        1,487,877
                                                                     ---------        ---------
                                                                     1,635,905        2,458,409
                                                                     =========        =========

16. ESTIMATION OF THE FAIR VALUES

     The following table presents the carrying amounts and fair values of the Company's financial instruments outstanding as of June 30, 2001 and December 31, 2000. The carrying amounts in the table are included in the balance sheet under the indicated captions. The fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.

                                                 JUNE 30, 2001                  DECEMBER 31, 2000
                                         -----------------------------    -----------------------------
                                         CARRYING AMOUNT    FAIR VALUE    CARRYING AMOUNT    FAIR VALUE
                                         ---------------    ----------    ---------------    ----------
                                                  MILLION PLN                      MILLION PLN
                                                  (UNAUDITED)
    FINANCIAL ASSETS
    Cash and cash equivalents........            96              96               29              29
    Debtors and accrued revenue......           479             479              432             432
    Short-term investments...........           176             177              192             191
    Long-term investments............            48              48               97              97
    FINANCIAL LIABILITIES
    Current liabilities and
      accruals.......................           528             528            2,019           2,019
    Long-term liabilities............         5,074           5,089            3,793           3,513

     DEBTORS, CURRENT LIABILITIES AND ACCRUALS

     The carrying amounts are a reasonable estimate of the fair values because of the short maturity of such instruments.

     CASH AND CASH EQUIVALENTS, SHORT-TERM AND LONG-TERM INVESTMENTS

     The carrying amounts of cash and cash equivalents approximate fair values. The fair value of publicly traded short-term and long-term investments is based on quoted market values.

     LONG-TERM INTEREST-BEARING LIABILITIES

     The fair value of fixed rate long-term debt is estimated using the expected future payments discounted at market interest rates, except for the publicly traded liabilities, which are quoted at market values. The carrying amount of market-based floating rate long-term loans approximates their fair value.

17. SUPPLEMENTARY INFORMATION TO IAS FINANCIAL STATEMENTS

     A reconciliation of the Company's consolidated net profit / (loss) under Polish Accounting Standards ("PAS") and IAS is summarized as follows:

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
      NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

17. SUPPLEMENTARY INFORMATION TO IAS FINANCIAL STATEMENTS (CONTINUED)


                                                       SIX          THREE          SIX          THREE
                                                     MONTHS        MONTHS        MONTHS        MONTHS
                                                      ENDED         ENDED         ENDED         ENDED
                                                    JUNE 30,      JUNE 30,      JUNE 30,      JUNE 30,
                                                      2001          2001          2000          2000
                                                   -----------   -----------   -----------   -----------
                                                                               (UNAUDITED)   (UNAUDITED)
                                                   (UNAUDITED)   (UNAUDITED)   (RESTATED)    (RESTATED)
    Comprehensive net profit/(loss) under PAS...     210,667       137,616      (121,048)      (93,115)
    Foreign translation difference..............        (834)         (194)         (225)         (394)
    IAS adjustment for GSM licenses
      amortization..............................       3,139         1,569         2,853         1,569
    IAS adjustment for GSM licenses discount....      (7,869)       (2,365)      (14,026)       (7,423)
    Unrealized foreign exchange differences.....     202,318        90,352       (14,201)      (81,173)
    Finance lease...............................         (37)           53          (163)       (1,017)
    IAS assets adjustment.......................      (1,486)         (742)       (1,485)         (742)
    Development and start-up costs..............       1,448           724         1,792           896
    Change in revenue recognition policy........        (419)        7,848            --            --
    IAS 39 implementation.......................      12,130         1,730            --            --
    Deferred tax (charge)/benefit...............     (66,967)      (21,219)        3,802         7,154
                                                     -------       -------      --------      --------
    Comprehensive net profit/(loss) under IAS...     352,090       215,372      (142,701)     (174,245)
                                                     =======       =======      ========      ========

     A reconciliation of the Company's shareholders' equity under PAS and IAS is summarized as follows:

                                                                    SHAREHOLDERS' EQUITY AT
                                                                  ---------------------------
                                                                   JUNE 30,      DECEMBER 31,
                                                                     2001            2000
                                                                  -----------    ------------
                                                                  (UNAUDITED)
    Shareholders' equity under PAS..............................    804,168        623,371
    Foreign translation difference..............................        461         (1,429)
    IAS adjustment for GSM licenses amortization................     24,752         21,613
    IAS adjustment for GSM licenses discount....................    (87,644)       (79,775)
    Unrealized foreign exchange differences.....................    287,361         85,043
    Finance lease...............................................      2,669          2,706
    IAS assets adjustment.......................................      6,311          7,796
    Development an start-up costs...............................       (848)        (2,296)
    IAS 39 implementation.......................................    (16,671)            --
    Change in revenue recognition policy........................     15,881         16,300
    Deferred tax asset/(liability)..............................    (46,851)        13,618
                                                                    -------        -------
    Shareholders' equity under IAS..............................    989,589        686,947
                                                                    =======        =======

     The above differences are caused by the following reasons:

     - Recognition of the long-term license liabilities at present value for IAS purposes, while they were recorded at undiscounted nominal value under Polish accounting regulations. This accounting results in higher interest expense under IAS, which is partially offset by lower amortization expense and foreign exchange losses.

     - Unrealized foreign exchange gains recognized as financial income for IAS purposes but deferred for PAS purposes.

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
      NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

17. SUPPLEMENTARY INFORMATION TO IAS FINANCIAL STATEMENTS (CONTINUED)

     - Difference in treatment of assets held under finance lease and other capital assets written off for PAS purposes.

     - Development and start-up costs expensed in IAS according to IAS 38 "Intangible Assets".

     -  Certain provisions of IAS 39 were not applied in PAS.

     - Certain costs not applicable to multiple-element transactions under IAS are accrued for PAS purposes.

     - Adjustment to deferred tax on temporary differences in preceding adjustments.

18. DIFFERENCES BETWEEN IAS AND U.S. GAAP

     The Company's condensed consolidated financial statements are prepared in accordance with International Accounting Standards, which differ in certain aspects from U.S. GAAP.

     The effects of the principal differences between IAS and U.S. GAAP in relation to the Company's condensed consolidated financial statements are presented below, with explanations of certain adjustments that affect total comprehensive net profit.

     Reconciliation of consolidated net profit:

                                                       SIX          THREE          SIX          THREE
                                                     MONTHS        MONTHS        MONTHS        MONTHS
                                                      ENDED         ENDED         ENDED         ENDED
                                                    JUNE 30,      JUNE 30,      JUNE 30,      JUNE 30,
                                                      2001          2001          2000          2000
                                                   -----------   -----------   -----------   -----------
                                                                               (UNAUDITED)   (UNAUDITED)
                                                   (UNAUDITED)   (UNAUDITED)   (RESTATED)    (RESTATED)
    Comprehensive net profit reported under
      IAS........................................    352,090       215,372      (142,701)     (174,245)
    U.S. GAAP adjustments:
    (a)  Removal of foreign exchange differences
         capitalized for IAS.....................    162,144        77,362         7,028            --
    (b)  Depreciation and amortization of foreign
         exchange................................      4,632         2,317         4,581         2,293
    (c)  SAB 101 implementation..................        234            62        (1,486)         (175)
    (d)  SFAS 133/IAS 39 implementation..........    (27,421)       (7,480)           --            --
    (e)  Transaction costs.......................      7,220            --            --            --
    (f)  Deferred tax on above...................    (14,120)      (18,964)          416            49
                                                     -------       -------      --------      --------
    Comprehensive net profit under U.S. GAAP.....    484,779       268,669      (132,162)     (172,078)
                                                     =======       =======      ========      ========

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
      NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

18. DIFFERENCES BETWEEN IAS AND U.S. GAAP (CONTINUED)

     Reconciliation of consolidated shareholders' equity

                                                                        AT              AT
                                                                     JUNE 30,      DECEMBER 31,
                                                                       2001            2000
                                                                    -----------    ------------
                                                                    (UNAUDITED)
    Consolidated shareholders' equity reported under IAS........       989,589       686,947
    U.S. GAAP adjustments:
    (a)  Removal of foreign exchange differences capitalized for
         IAS....................................................        63,080       (99,064)
    (b)  Depreciation and amortization of foreign exchange......        27,597        22,965
    (c)  SAB 101 implementation.................................        (1,355)       (1,589)
    (d)  SFAS 133/IAS 39 implementation.........................         7,737            --
    (e)  Transaction costs......................................            --            --
    (f)  Deferred tax on above..................................       (20,145)          445
                                                                     ---------       -------
    Consolidated shareholders' equity under U.S. GAAP...........     1,066,503       609,704
                                                                     =========       =======

     (A)   REMOVAL OF FOREIGN EXCHANGE DIFFERENCES CAPITALIZED FOR IAS

     In accordance with IAS 23 "Borrowing Costs", the Company capitalizes financing costs, including interest and foreign exchange gains or losses, into assets under construction.

     For tangible fixed assets under construction, the Company capitalizes interest and foreign exchange gains or losses incurred and directly attributable to the acquisition and construction of the qualifying assets that would have been avoided if the expenditure on the qualifying assets had not been made. The financing costs are capitalized only during the period of construction of the qualifying assets (see Note 7). The Company capitalized financing costs attributable to the acquisition of its GSM 900, GSM 1800 and UMTS licenses, including interests on the related long-term obligation and foreign exchange losses because these licenses are integral parts of the network (see Note 8).

     Under Statement of Financial Accounting Standards 52 "Foreign Currency Translation", however, foreign exchange differences relating to financing obligations should be included in the statement of operations of the Company. Consequently, the amounts of foreign exchange differences capitalized in accordance with IAS 23 in the Company's financial statements are expensed under U.S. GAAP.

     (B)   DEPRECIATION AND AMORTIZATION

     The U.S. GAAP adjustments for depreciation and amortization shown above represent the amounts of depreciation and amortization charges relating to capitalized foreign exchanges differences in the Company's IAS financial statements. Since under U.S. GAAP these foreign exchange differences are not permitted to be capitalized and are instead expensed, the depreciation and amortization of these capitalized differences under IAS has been reversed.

     (C)   REVENUE RECOGNITION (SAB 101)

     As described in Note 3b the Company applied under IAS certain principles of SAB101 retrospectively. Though, under U.S. GAAP a calendar year company is required to adopt new rules in the fourth quarter of 2000. The Company should calculate the effect of SAB 101 as of January 1, 2000, make the cumulative entry on that date, and restate all quarterly information previously reported during 2000.

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
      NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

18. DIFFERENCES BETWEEN IAS AND U.S. GAAP (CONTINUED)


     (C)   REVENUE RECOGNITION (SAB 101) (CONTINUED)

     Under U.S. GAAP, the application of SAB 101 results in the different treatment of the separable multiple-element transactions. Revenues and costs related to this transactions are recognized in the income statement as incurred, except for up-front non-refundable fees (activation fees) and direct costs related to these fees. These activation fees and related costs are deferred over the average expected life of the customer. Under IAS up-front non-refundable fees are recognized immediately.

     (D)   SFAS 133

     In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities. In June 1999, the FASB issued Statement No. 137, Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133. In June 2000, the FASB issued Statement 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment of FASB Statement No. 133.

     Statement 133, as amended, establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The Statement requires that changes in the derivative instrument's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative instrument's gains and losses to offset related results on the hedged item in the income statement, to the extent effective, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

     Statement 133, as amended, is effective for fiscal years beginning after June 15, 2000. A Company may also implement the Statement as of the beginning of any fiscal quarter after issuance (that is, fiscal quarters beginning June 16, 1998, and thereafter). Statement 133 cannot be applied retroactively. Statement 133 must be applied to (a) derivative instruments and (b) certain derivative instruments embedded in hybrid instruments. With respect to hybrid instruments, Company may elect to apply Statement 133, as amended, to (1) all hybrid instruments, (2) only those hybrid instruments that were issued, acquired, or substantively modified after December 31, 1997, or (3) only those hybrid instruments that were issued, acquired, or substantively modified after December 31, 1998. The Company adopted Statement 133 on January 1, 2001. The Company applied Statement 133 to all hybrid instruments.

     Long-term Notes issued by the Company have embedded derivatives (CALL options). These options should be separated from host contract and accounted for as a derivative under IAS 39, while they should not be separated under SFAS 133. Therefore, the fair value of the bifurcated options is not recognized for U.S. GAAP purposes.

     The transition rules of IAS 39 specifies that any adjustment of the previous carrying amount was recognized as an adjustment of the balance of retained earnings at the beginning of the year 2001. The accounting change principles under U.S. GAAP advise to include the cumulative effect in the net income of the period of the change.

     The cumulative adjustment as at January 1, 2001 resulted in an increase of accumulated deficit of PLN 4,926, net of a tax benefit.

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
      NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

18. DIFFERENCES BETWEEN IAS AND U.S. GAAP (CONTINUED)

     (E)   TRANSACTION COSTS

     As described in Note 3a, IAS 39 requires transaction costs to be included in the initial measurement of financial assets and liabilities. Under U.S. GAAP these costs should be presented as deferred costs in the amount of PLN 73,642 as at January 1, 2001 and PLN 83,740 as at June 30, 2001.

     The cumulative adjustment to the net profit as of January 1, 2001 resulted in the increase of PLN 5,632.

     (F)   PRESENTATION OF DEFERRED TAXATION

     Under IAS, passing certain criteria, the Company may net deferred tax liabilities and assets and present a net balance in the balance sheet. Under U.S. GAAP current and non-current portions, by tax jurisdiction, of the above should be disclosed separately. As of June 30, 2001 the Company recognized PLN 95,013 of net current deferred tax asset (PLN 47,574 as at December 31, 2000) and PLN 222,213 of net long-term deferred tax liability (PLN 107,637 as at December 31, 2000).

     (G)   EXTRAORDINARY ITEM

     In the first quarter of 2001 the Company refinanced the existing Loan facility by the new Bank Credit Facilities. The intangible asset related to the Loan facility arrangement amounting to PLN 10,122 was written-off, net of a tax benefit of PLN 2,834. According to U.S. GAAP the Company should recognize this costs as extraordinary item, though under IAS it is presented under amo rtization expense.

                      POLSKA TELEFONIA CYFROWA SP. Z O.O.

                       CONSOLIDATED FINANCIAL STATEMENTS
                            TOGETHER WITH REPORT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS
                              FOR THE YEARS ENDED
                        DECEMBER 31, 2000, 1999 AND 1998

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Supervisory Board of Polska Telefonia Cyfrowa Sp. z.o.o.



     We have audited the accompanying consolidated balance sheets of Polska Telefonia Cyfrowa Sp. z o.o. (a Polish limited liability company) and its subsidiaries as of December 31, 2000, 1999 and 1998, and the related consolidated statements of operations, consolidated statements of changes in equity and consolidated statements of cash flows for each of the consecutive three years ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.



     We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Polska Telefonia Cyfrowa Sp. z o.o. and its subsidiaries, as at December 31, 2000, 1999 and 1998, and the results of their operations and their cash flows for each of the consecutive three years ended December 31, 2000 in accordance with Statements of International Accounting Standards issued by the International Accounting Standards Committee ("IAS").



     Accounting practices used by the Company in preparing the accompanying financial statements conform with IAS but do not conform with accounting principles generally accepted in the United States ("US GAAP"). A description of these differences and a reconciliation of net income and shareholders' equity from accounting principles generally accepted under IAS and US GAAP are set forth in Note 31.



     As explained in Note 5 to the consolidated financial statements, the Company has given retrospective effect to the change in its revenue recognition policy relating to multiple-element contracts.



Arthur Andersen Sp. z o.o.



Warsaw, Poland



March 12, 2001 (except with respect to restatement as discussed in Note 5, as to which the date is July 23, 2001).

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES


                     CONSOLIDATED STATEMENTS OF OPERATIONS


                              FOR THE YEARS ENDED


            DECEMBER 31, 2000, DECEMBER 31, 1999, DECEMBER 31, 1998


                             (IN THOUSANDS OF PLN)



                                                         YEAR ENDED      YEAR ENDED       YEAR ENDED
                                                        DECEMBER 31,    DECEMBER 31,     DECEMBER 31,
                                               NOTES        2000            1999             1998
                                               -----    ------------    -------------    ------------
                                                        (RESTATED)      (RESTATED)       (RESTATED)
NET SALES....................................    8        3,684,723       2,515,556       1,523,762
COST OF SALES................................    9       (2,286,426)     (1,586,346)       (861,365)
                                                         ----------      ----------       ---------
GROSS MARGIN.................................             1,398,297         929,210         662,397
OPERATING EXPENSES...........................    9         (766,016)       (612,559)       (381,275)
                                                         ----------      ----------       ---------
OPERATING PROFIT.............................               632,281         316,651         281,122
NON-OPERATING ITEMS
  Interest and other financial income........   10          227,125          58,042          21,398
  Interest and other financial expenses......   11         (716,665)       (456,305)       (187,197)
                                                         ----------      ----------       ---------
INCOME/(LOSS) BEFORE TAXATION................               142,741         (81,612)        115,323
TAXATION CHARGE..............................   12          (33,354)        (40,891)       (109,807)
                                                         ----------      ----------       ---------
COMPREHENSIVE NET PROFIT/(LOSS)..............               109,387        (122,503)          5,516
                                                         ==========      ==========       =========



  The accompanying notes are an integral part of these consolidated financial statements.

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
        AS OF DECEMBER 31, 2000, DECEMBER 31, 1999 AND DECEMBER 31, 1998
                             (IN THOUSANDS OF PLN)

                                                                 AT             AT             AT
                                                            DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                    NOTES       2000           1999           1998
                                                    -----   ------------   ------------   ------------
                                                             (RESTATED)     (RESTATED)     (RESTATED)
CURRENT ASSETS
  Cash and cash equivalents......................    27         29,465      1,095,509          5,695
  Short-term investments.........................    13        191,679        198,468             --
  Debtors and prepayments........................    14        481,666        464,245        338,649
  Inventory......................................    15        209,290        183,980         75,946
                                                             ---------      ---------      ---------
                                                               912,100      1,942,202        420,290
DEFERRED TAX ASSET, NET..........................    12             --             --          2,766
LONG-TERM ASSETS
  Tangible fixed assets, net.....................    16      3,514,091      2,573,905      1,671,182
  Intangible fixed assets, net...................    17      2,314,171      1,050,775        629,404
  Financial assets...............................    13         96,880        301,829             --
  Deferred cost..................................    18        202,747        248,807        117,808
                                                             ---------      ---------      ---------
                                                             6,127,889      4,175,316      2,418,394
                                                             ---------      ---------      ---------
TOTAL ASSETS.....................................            7,039,989      6,117,518      2,841,450
                                                             =========      =========      =========
CURRENT LIABILITIES..............................    19      2,193,034      1,179,204        571,763
LONG-TERM LIABILITIES............................    20      4,097,642      4,741,966      1,977,267
DEFERRED TAX LIABILITY, NET......................    12         60,508         27,322             --
PROVISIONS FOR LIABILITIES AND CHARGES...........    21          1,858          1,220          2,111
                                                             ---------      ---------      ---------
TOTAL LIABILITIES................................            6,353,042      5,949,712      2,551,141
                                                             ---------      ---------      ---------
SHAREHOLDERS' EQUITY
  Share capital..................................    22        471,000        471,000        471,000
  Additional paid-in capital.....................    22        409,754             --             --
  Accumulated deficit............................             (193,807)      (303,194)      (180,691)
                                                             ---------      ---------      ---------
                                                               686,947        167,806        290,309
                                                             ---------      ---------      ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.......            7,039,989      6,117,518      2,841,450
                                                             =========      =========      =========

  The accompanying notes are an integral part of these consolidated financial statements.

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
  FOR THE YEARS ENDED DECEMBER 31, 2000, DECEMBER 31, 1999, DECEMBER 31, 1998
                             (IN THOUSANDS OF PLN)

                                                           YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                          DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                              2000           1999           1998
                                                          ------------   ------------   ------------
                                                           (RESTATED)     (RESTATED)     (RESTATED)
CASH FLOWS FROM OPERATING ACTIVITIES:
NET PROFIT/(LOSS) BEFORE TAXATION......................       142,741        (81,612)       115,323
ADJUSTMENTS FOR:
Depreciation and amortisation..........................       519,705        281,697        158,291
Charge to provision and write-offs of doubtful
  debtors..............................................       146,624        143,890         90,694
Charge to provision for inventory......................         7,082          4,410         (3,309)
Other provisions and special funds.....................           638           (891)           835
Foreign exchange (gains)/losses, net...................       (92,207)       143,602         10,880
Loss on disposal of tangibles and intangibles..........         8,664          8,146            983
Interest expense, net..................................       501,580        247,527        123,770
Other..................................................            --             --           (593)
                                                           ----------     ----------     ----------
OPERATING CASH FLOWS BEFORE WORKING CAPITAL CHANGES....     1,234,827        746,769        496,874
Increase in inventory..................................       (32,392)      (110,918)       (38,328)
Increase in debtors, prepayments and deferred cost.....      (104,527)      (342,701)      (306,992)
Increase in trade payables and accruals................         6,637        178,354        173,455
                                                           ----------     ----------     ----------
CASH FROM OPERATIONS...................................     1,104,545        471,504        325,009
Interest paid..........................................      (453,183)      (103,220)       (47,526)
Interest received......................................        38,005          7,277          8,816
Income taxes paid......................................        (4,451)       (25,549)      (113,668)
                                                           ----------     ----------     ----------
NET CASH FROM OPERATING ACTIVITIES.....................       684,916        350,012        172,631
CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of intangible fixed assets...................      (329,064)      (346,019)       (52,855)
Purchases of tangible fixed assets.....................    (1,434,875)      (985,298)      (966,649)
Proceeds from/(purchase of) investments, net...........       193,959       (511,603)         5,084
Proceeds from sale of equipment and intangibles........        14,905          7,309            894
                                                           ----------     ----------     ----------
NET CASH USED IN INVESTING ACTIVITIES..................    (1,555,075)    (1,835,611)    (1,013,526)
CASH FLOWS (USED IN)/FROM FINANCING ACTIVITIES:
(Repayment of)/proceeds from long-term borrowings......      (248,643)       487,972        593,870
Proceeds from senior subordinated debt issuance, net...            --      1,843,822             --
Proceeds from shareholder's loan.......................            --        296,756             --
Net change in overdraft facility.......................        36,342        (24,558)        24,558
Additional paid-in capital, net........................        16,827             --             --
                                                           ----------     ----------     ----------
NET CASH (USED IN)/FROM FINANCING ACTIVITIES...........      (195,474)     2,603,992        618,428
NET (DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS...    (1,065,633)     1,118,393       (222,467)
EFFECT OF FOREIGN EXCHANGE CHANGES ON CASH AND CASH
  EQUIVALENTS..........................................          (411)       (28,579)             6
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD.......     1,095,509          5,695        228,156
                                                           ----------     ----------     ----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD.............        29,465      1,095,509          5,695
                                                           ==========     ==========     ==========

  The accompanying notes are an integral part of these consolidated financial statements.

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
  FOR THE YEARS ENDED DECEMBER 31, 2000, DECEMBER 31, 1999, DECEMBER 31, 1998
                             (IN THOUSANDS OF PLN)

                                                    ADDITIONAL                  CURRENCY
                                           SHARE     PAID-IN     ACCUMULATED   TRANSLATION
                                          CAPITAL    CAPITAL       DEFICIT     ADJUSTMENT     TOTAL
                                          -------   ----------   -----------   -----------   --------
BALANCE AT JANUARY 1, 1998
  (RESTATED)...........................   471,000         --      (186,207)            7      284,800
Change in accounting policy in 1999
  with respect to implementation of IAS
  38, (see Note 5a)....................        --         --         4,047            --        4,047
Currency translation adjustment........        --         --            --            (7)          (7)
Comprehensive net profit for the
  year.................................        --         --         1,469            --        1,469
                                          -------    -------      --------      --------     --------
BALANCE AT DECEMBER 31, 1998
  (RESTATED)...........................   471,000         --      (180,691)           --      290,309
Comprehensive net loss for the year....        --         --      (122,503)           --     (122,503)
                                          -------    -------      --------      --------     --------
BALANCE AT DECEMBER 31, 1999
  (RESTATED)...........................   471,000         --      (303,194)           --      167,806
Additional paid-in capital.............        --    409,754            --            --      409,754
Comprehensive net profit for the
  year.................................        --         --       109,387            --      109,387
                                          -------    -------      --------      --------     --------
BALANCE AT DECEMBER 31, 2000
  (RESTATED)...........................   471,000    409,754      (193,807)           --      686,947
                                          =======    =======      ========      ========     ========

  The accompanying notes are an integral part of these consolidated financial statements

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                             (IN THOUSANDS OF PLN)

1.   INCORPORATION AND PRINCIPAL ACTIVITIES

     Polska Telefonia Cyfrowa Sp. z o.o. (the "Company") was incorporated under Polish Law as a limited liability company based on a Notarial Act dated December 20, 1995. The Company is located in Warsaw, Al. Jerozolimskie 181 and was registered in the Regional Court in Warsaw, XVI Commercial Department on December 27, 1995.

     The principal activities of the Company are providing cellular telephone communication services in accordance with the GSM 900 and 1800 licenses (see
Note 4.b.) granted by the Minister of Communications and the sale of cellular telephones and accessories compatible with its cellular services. On December 20, 1999 the Minister of Communications granted the Company a license to provide telecommunication services according to the UMTS standard. The license allows starting operations of relevant services not earlier than January 1, 2003 but not later than January 1, 2004.

     SIGNIFICANT ISSUES

     During 1996 the Company signed an interim interconnect agreement with Telekomunikacja Polska S.A. ("TPSA") on a "bill and keep" basis. On May 22, 1997 the Minister of Communications issued a decision with respect to new interconnect arrangements between the Company and TPSA. The decision was binding for both parties, however, certain terms, including the effective date, were still to be agreed. The decision defined interconnect, international and leased-lines settlements with TPSA.

     In the course of 1997, TPSA filed in the Supreme Administrative Court an appeal against the above mentioned decision. In the appeal, it challenges the entitlement of the Minister to issue the above decision on the basis that the established interconnect rates are not fair. On December 9, 1998, the Company signed a framework agreement with TPSA defining the terms of mutual interconnect arrangements.

     On October 24, 2000 the Supreme Administrative Court waved the decision of the Minister of Communications issued on May 22, 1997. This opened a way to further negotiations with TPSA. The Company has already started renegotiating the interconnect, transit and international settlements terms according to instructions issued by the Minister of Communications on June 30, 2000. Additionally the Company submitted to the Telecommunication Regulatory Office the request for the administrative decision regarding this issue. The result of establishing any new terms will have no effect on historic financial results of the Company.

     On September 21, 2000 the Company submitted to the court a citation for payment by PTK Centertel Sp. z o.o. ("Centertel"), which is one of the other two Polish wireless operators, amounts resulting from the absence of a mutual interconnect agreement. The Company claims a net interconnect settlement from Centertel for the period from September 16, 1996 to the date of the citation in the amount of PLN 17,011. As of the date of this financial statement the financial effect of the above dispute is not known yet and thus was not included in these financial statements.

     AUTHORIZATION OF THE FINANCIAL STATEMENTS

     These consolidated financial statements, which include the financial statements of Polska Telefonia Cyfrowa Sp. z o.o. and its wholly owned subsidiaries, PTC International Finance B.V. and PTC International Finance (Holding) B.V. were authorized for issue by Management Board of Polska Telefonia Cyfrowa Sp. z o.o. on July 23, 2001.

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

2.   PRINCIPLES OF CONSOLIDATION

     A.    GROUP ENTITIES

     The consolidated financial statements include the financial statements of Polska Telefonia Cyfrowa Sp. z o.o. and its wholly owned subsidiaries, PTC International Finance B.V. and PTC International Finance (Holding) B.V.

     All intercompany balances and transactions are eliminated in consolidation.

     On June 17, 1997, PTC International Finance B.V. was incorporated under the laws of the Netherlands for the purpose of issuing long-term Notes ("10 3/4 Notes", see Note 20). The Company has acquired 40 fully-paid shares with a par value of 1,000 Netherlands Guilders each, issued by PTC International Finance B.V. PTC International Finance B.V. has no subsidiaries on its own.

     On November 5, 1999 PTC International Finance II S.A. was incorporated under the laws of Luxembourg and on November 16, 1999, PTC International Finance (Holding) B.V. was incorporated under the laws of the Netherlands for the purpose of issuing long-term Notes ("11 1/4 Notes", see Note 20). The Company has acquired 40 fully-paid shares with a par value of 1,000 Netherlands Guilders each, issued by PTC International Finance (Holding) B.V.

     Additionally, the Company has acquired 125 fully-paid shares with a par value of 1,000 Euro each issued by PTC International Finance II S.A. and contributed all of its shares except one, (owned by the Company, but held locally, due to legal requirements) to PTC International Finance (Holding) B.V. in exchange for 1 additional share of PTC International Finance (Holding) B.V. Thus, PTC International Finance II S.A. became a fully owned subsidiary of PTC International Finance (Holding) B.V. PTC International Finance II S.A. has no subsidiaries on its own.

     B.    REPORTING CURRENCY

     The Company primarily generates and expends cash through its operating activities in Polish zloty ("PLN"). The significant part of the Company's receivables and short-term liabilities are PLN denominated. Therefore, Management has designated the PLN as the reporting (functional) currency of the Company.

     The accompanying consolidated financial statements are reported in thousands of PLN.

3.   ACCOUNTING STANDARDS

     The Company maintains its books of account in accordance with accounting principles and practices employed by enterprises in Poland as required by Polish accounting regulations. The accompanying consolidated financial statements reflect certain adjustments not reflected in the Company's statutory books to present these statements in accordance with standards issued by the International Accounting Standards Committee. These adjustments and their effect on earnings for the years ended December 31, 2000, 1999 and 1998 are shown in
Note 30 to these financial statements.

     The differences between International Accounting Standards ("IAS") and generally accepted accounting principles in the United States ("U.S. GAAP") and their effect on net results for the years ended December 31, 2000, 1999 and 1998 have been presented in Note 31 to these financial statements.

     The IAS rules that were mandatory as of 31 December 2000 were applied to these financial statements.

     In December 1998, the International Accounting Standards Committee Board approved International Accounting Standard No 39 ("IAS 39"). It is effective for financial statements covering financial years

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

3.   ACCOUNTING STANDARDS (CONTINUED)

beginning on or after 1 January 2001. IAS 39 establishes principles for recognizing and measuring financial assets and financial liabilities.

     Under IAS 39, all financial assets and financial liabilities should be recognized on the balance sheet, including all derivatives. They should initially be measured at cost, which is the fair value of the consideration given or received to acquire the financial asset or liability (plus certain hedging gains and losses). Subsequent to initial recognition, all financial assets should be remeasured to fair value, except for the certain financial assets, which should be carried at amortized cost subject to a test for impairment. After acquisition most financial liabilities should be measured at original recorded amount less principal repayments and amortization. Only derivatives and liabilities held for trading should be remeasured to fair value.

     IAS 39 also describes hedging issues. Hedging, for accounting purposes, means designating a derivative or (in limited circumstances) a non-derivative financial instrument as an offset, in whole or in part, to the change in fair value or cash flows of a hedged item. A hedged item can be an asset, liability, firm commitment, or forecasted future transaction that is exposed to risk of change in value or changes in future cash flows. Hedge accounting recognizes the offsetting effects on net profit or loss symmetrically. Hedge accounting is permitted under IAS 39 in certain circumstances, provided that the hedging relationship is clearly defined, measurable, and actually effective.

     The Company plans to adopt IAS 39 on January 1, 2001. The Company has not yet quantified all effects of adopting IAS 39 on its financial statements. However, this standard could increase volatility in earnings and other comprehensive income or involve certain changes in the Company's business practices.

4.   PRINCIPAL ACCOUNTING POLICIES

     A.    TANGIBLE FIXED ASSETS

     Tangible fixed assets are shown at historical cost less accumulated depreciation.

     Depreciation is calculated using the straight-line method over the estimated useful life of the asset. The following depreciation rates have been applied:

                                                              ANNUAL RATE           ESTIMATED
                                                                  IN %        USEFUL LIVES IN YEARS
                                                              ------------    ---------------------
    Leasehold improvements                                                      Lease term
    Buildings.............................................        2.5%              40
    Plant and equipment...................................    4.0 - 30.0%        3.3 - 25
    Motor vehicles........................................    12.5 - 30.0%        3.3 - 8
    Other.................................................    10.0 - 20.0%        5 - 10

     B.    INTANGIBLE FIXED ASSETS

     LICENSE

     The Company has acquired from the Polish State, represented by the Minister of Communications, a license to provide telecommunication services according to ETSI/GSM standard in the 900 MHz band, including a permit to install and utilize telecommunication equipment and network, and allocation of frequencies in the ETSI/GSM 900 MHz band ("the GSM 900 license").

     The GSM 900 license was acquired on February 23, 1996 and has been valued at the present value of the payments due to the State. The GSM 900 license is amortized over the period of its validity, i.e. 173 months from the date of the operation start-up on a straight-line basis.

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

4.   PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

     B.    INTANGIBLE FIXED ASSETS (CONTINUED)

     On August 11, 1999 the Minister of Communications granted the Company a license to provide telecommunication services according to ETSI/GSM standard in the 1800 MHz band, including a permit to install and utilize telecommunication equipment and network, and allocation of frequencies in the ETSI/GSM 1800 MHz band ("the GSM 1800 license"). The GSM 1800 license is valid for 15 years from the date of acquisition, though it allowed starting operations of relevant services from March 1, 2000.

     The GSM 1800 license has been valued at the present value of the payments due plus the cost of interest and foreign exchange losses capitalized during the development period. The development period terminated together with the start of operational validity of the GSM 1800 license on March 1, 2000. The GSM 1800 license will be amortized over the period of its operational validity, i.e. 14.5 years.

     On September 29, 2000 the Minister of Communications granted the Company a license to lease the telecommunication lines in the Company's network, including a permit to install and utilize telecommunication equipment and network ("the Lease Lines license"). The Lease Line license is valid for 15 years from the date when it was delivered to the Company and has been valued at the nominal value as the license fee was paid in a single installment.

     On December 20, 2000 the Minister of Communications granted the Company a license to provide telecommunication services according to the UMTS standard in the 2 GHz band, including a permit to install and utilize telecommunication equipment and network, and allocation of frequencies in the 2 GHz band ("the UMTS license"). The UMTS license is valid for 22 years from the date of acquisition, though it allows starting operations of relevant services from January 1, 2003 but not later than January 1, 2004.

     The UMTS license is valued at the present value of the payments due plus the cost of interest and foreign exchange losses capitalized during the development period. The development period will terminate together with the start of operational validity of the UMTS license. The UMTS license will be amortized over the period of its operational validity, i.e. 20 years.

     The above-described GSM 900 license, the GSM 1800 license, the UMTS license and the Lease Lines license are not transferable assets.

     OTHER INTANGIBLE FIXED ASSETS

     Other intangible assets are stated at cost less accumulated amortization. Amortization is calculated using the straight-line method over the estimated useful life of the asset. The following amortization rates have been applied:

                                                              ANNUAL RATE
                                                                  IN %
                                                              ------------
Computer software...........................................  10.0 - 50.0%
Trademarks..................................................      6.7%

     C.    DEBTORS

     Amounts due from debtors are shown net of provisions for doubtful accounts. The provisions are based on specific amounts due where realization is unlikely and on a general basis, calculated using historic collection experience.

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

4.   PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

     D.    INVENTORIES

     Inventories are stated at the lower of cost and market value. Cost is determined principally under the average method. Provisions are set for obsolete, slow moving and damaged inventory and are deducted from the related inventory balances.

     E.   SPECIAL FUNDS

     Special funds consist primarily of the social fund. The social fund is an employer's obligation based on a government mandated calculation based on number of employees and the monthly minimum wage in Poland. The amounts calculated under this formula must be used for the benefits of the employees.

     F.    ADVERTISING EXPENSE

     The Company charges the cost of advertising to expense as incurred.

     G.    VACATION PAY

     Vacation pay is accrued when earned by employees.

     H.    TAXATION

     The income tax charge is based on profit for the period and takes into account deferred taxation. Deferred taxation is calculated using the liability method. Under the liability method the expected tax effects of temporary differences are determined using enacted tax rates and reported either as liabilities for taxes payable or assets representing the amounts of income taxes recoverable in future periods in respect of deductible temporary differences and the carry forward of unused losses. Temporary differences are the differences between the carrying amount of an asset or a liability in the balance sheet and its taxable base.

     Deferred tax assets are recognized for all deductible temporary differences to the extent that it is probable that taxable profit will be available against which the deductible temporary differences can be utilized.

     I.    NET SALES

     Net sales consist of the value of sales (excluding value added tax) of goods and services in the normal course of business but exclude extraordinary disposals of inventory and other assets. Revenue is recognized when services are provided or goods are shipped out. Sales allowances are accounted in the same period when the related portion of revenue is recognized.

     J.    TRANSACTIONS IN FOREIGN CURRENCIES

     Transactions denominated in foreign currencies are recorded in the local currency (the Polish zloty) at actual exchange rates prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are reported at the rates of exchange prevailing at the end of the period. Any gain or loss arising from a change in exchange rates subsequent to the date of the transaction is recorded in the statement of operations as a foreign exchange gain or loss and included in non-operating items in the statement of operations, unless capitalized as discussed in point (b) above (license) and (l) below (borrowing costs).

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

4.   PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

     K.    USE OF ESTIMATES

     Preparation of financial statements requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     L.    CAPITALIZATION OF BORROWING COSTS

     Borrowing costs (including interest, foreign exchange gains and losses and the discount relating to the present value of license payments) that are attributable to the acquisition, construction or production of qualifying assets are capitalized as a part of the cost of those assets. The borrowing costs capitalized are only those incurred during the period of construction or production of qualifying assets.

     M.   DERIVATIVE FINANCIAL INSTRUMENTS

     The Company enters into derivative financial instruments such as forward foreign exchange contracts to hedge its exposure against foreign currency fluctuations on liabilities denominated in foreign currencies. The Company does not apply hedge accounting in the financial statements. Forward contracts in the financial statements are treated as derivative financial instruments held for trading purposes and gains or losses resulting from fair value or realization of these transactions are included in the consolidated statements of operations as foreign exchange gains or losses.

     The foreign exchange forward contracts are valued in the balance sheet at their fair value and presented in other current assets or liabilities. The fair value is calculated by valuing the forward contracts with quoted market forward rates prevailing at the end of the period and comparing that with the original amount calculated by using the contractual forward rates prevailing at the beginning of the contract.

5.   CHANGES IN ACCOUNTING POLICIES

     A.    IAS 38 "INTANGIBLE ASSETS"

     In the fourth quarter of 1999, the Company has adopted IAS 38 "Intangible Assets" in accounting for its intangible assets. The resulting change in accounting policy regarding development and start-up costs was applied retrospectively. The resulting adjustment to the opening balance of accumulated deficit as at January 1, 1999 resulted in an increase by PLN 6,530. Additionally, the net loss reported for the year ended December 31, 1999 was decreased by PLN 2,367.

     B.    REVENUE RECOGNITION -- MULTI-ELEMENT CONTRACTS

     In the first quarter of 2001, the Company adopted the below criteria to its accounting policy regarding multi-element sale transactions and applied it retrospectively. The related adjustment to the accumulated deficit as at December 31, 2000 resulted in a decrease by PLN 11,736, net of a tax charge and there were no changes to the balances as at December 31, 1999 and as at December 31, 1998. The adoption of the standard resulted in an increase of both net sales and costs of sales by PLN 52,303 and PLN 36,003, respectively in the twelve month period ended December 31, 2000. In the accounting period ended December 31, 1999 the adoption of new standard resulted in a decrease of both net sales and costs of sales by PLN 76,505. In the accounting period ended December 31,1998 in a decrease of both net sales and costs of sales by PLN 87,049.

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

5.   CHANGES IN ACCOUNTING POLICIES (CONTINUED)

     B.    REVENUE RECOGNITION -- MULTI-ELEMENT CONTRACTS

     The change in the revenue recognition policy was initiated by Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" ("SAB 101") that was issued by the Securities and Exchange Commission staff. SAB 101 reflects basic principles of revenue recognition in existing generally accepted accounting principles in the United States. Based on the above bulletin and further interpretations, the Company set up the criteria for recognition of multiple-element transactions and their presentation in the IAS financial statements.

     The multiple-element transactions with post-paid clients are classified as separable or non-separable contracts whereas the pre-paid services are treated as separable transactions. The initial revenue from a multiple-element arrangement that is non-separable (handset price and activation fee) is deferred over the average expected life of the customer. The direct cost of a product sold in this contract is also deferred in line with the revenue. The initial excess of cost over the revenue is immediately expensed. The revenue from separable multiple-element transactions and costs related to these transactions are recognized in the income statement as incurred.

     The accounting treatment of revenues and relevant cost for multi-element arrangements is summarized in the following table:

     MULTI-ELEMENT CONTRACT (HANDSET, ACTIVATION AND TELECOMMUNICATION SERVICE)

                                      SEPARABLE                       NON-SEPARABLE
                                      ---------                       -------------
    Accounting treatment...........   Activation represents           Handset, activation and
                                      up-front non-refundable fee.    service are treated as
                                                                      multi-element contract that
                                      Handset is sold separately      is non-separable.
                                      from the rest of the
                                      multi-element contract.
    Revenue recognition............   Activation and handset          Multiple Element Revenue:
                                      revenue is recognized           Activation and handset
                                      immediately.                    revenue is deferred over
                                                                      average expected life of the
                                                                      customer.
    Cost recognition...............   Cost of the activation card     Multiple Element Cost:
                                      and handset is recognized       Cost of activation card and
                                      immediately.                    cost of handset equal to
                                                                      activation and handset
                                                                      revenue is deferred over
                                                                      average expected life of the
                                                                      customer. The excess of the
                                                                      costs over revenues is
                                                                      immediately expensed.

     Total sales price of handsets sold together with prepaid service cards is allocated on a pro-rata basis based on the fair value of the elements.

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

6.    EVENTS AFTER THE BALANCE SHEET DATE

     On February 20, 2001 the Company signed a loan facility agreement with a consortium of banks organized by Deutsche Bank AG London, Deutsche Bank Polska S.A., Dresdner Bank Luxembourg S.A. and the European Bank of Reconstruction and Development (the "Refinancing Loan") to support the growth of its GSM business and development of UMTS services. The Refinancing Loan will be utilized, among others, to refinance the existing Loan facility (see Note 20). The main terms of the agreement are as follows:

    Facility limit                               equivalent of EUR 650 million
    Interests                                    LIBOR, EURIBOR, WIBOR plus margin varying between
                                                 0.60% p.a. and 0.90% p.a.
    Commitment fee                               50% of the margin (as above)
    Collateral                                   pledge of the Company's assets and rights similar
                                                 to pledge with Loan facility, except for future
                                                 real estates, the escrow fund for Notes, leased
                                                 assets
    Repayment date                               reduction in facility limit starting from September
                                                 30, 2004 to February 20, 2006

     On April 24, 2001 the Registration Court in Warsaw registered the pledge on substantially all of Company's assets in favour of Deutsche Bank Polska S.A., as the Security Agent of the Bank Consortium.

     On March 30, 2001 the Company signed the senior subordinated bridge facility agreement organized by Deutsche Bank AG London ("Bridge Facility") to fund approximately one third of the UMTS License installment due on March 30, 2001. The Bridge Facility was repaid in the second quarter of 2001.

     On May 25, 2001, the Bank Consortium that organized the Bank Credit Facilities accepted the UMTS business plan of the Company. This approval means that there are no restrictions on the Company's utilization of funds available under these facilities for UMTS operational and capital expenditures.

     On May 8, 2001, the Company finalized its third long-term Notes issuance for the amount of EUR 200 million that will mature on May 1, 2008. Proceeds from Notes issuance were used to partially repay the Bank Credit Facilities in the amount of EUR 150 million and the Bridge Facility in the amount of EUR 28 million.

7.   FINANCIAL RISK MANAGEMENT

     The progressively evolving financial markets together with a rapidly changing business environment create a challenging environment for treasury function of the Company. The general goal of the treasury function is to obtain cost efficient funding of the Company and to identify, measure and, if necessary, to hedge financial risk.

     The hedging policy approved by the Supervisory Board provides principles for overall financial risk management in the Company. This policy sets a framework within which hedging activity should operate. However, it also allows some discretion in the precise hedging strategy to be adopted, to allow the treasury function to react to market conditions. According to the hedging policy, treasury function prepares each year a hedging strategy regarding transaction risk, which is later submitted to the Management Board and Operating Shareholders (Elektrim Telekomunikacja Sp. z o.o., DeTeMobil Deutsche Telekom MobilNet GmbH, MediaOne International B.V.).

     The ultimate responsibility for agreeing the details of the annual hedging strategy rests with the Management Board and the Operating Shareholders based on the recommendations of the Risk Management

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

7.   FINANCIAL RISK MANAGEMENT (CONTINUED)

Committee consisting of the CFO, the Treasurer, the Controller and the Tax Manager. The responsibility for the execution of foreign exchange and interest rate hedge transactions, within the agreed strategy and in conformity with the hedging policy rests with the treasury function of the Company. On the other hand, the Management Board and the Operating Shareholders must approve all actions taken to hedge translation risk.

     A.    FOREIGN EXCHANGE RISK

     The main liabilities of the Company are denominated in foreign currencies (EUR and USD). The financial risk management is aimed both at minimizing the volatility of cash flows, in PLN terms, arising from fluctuations in the exchange rate of the PLN against other currencies and at minimizing the adverse effect of movements in exchange rates on the earnings and value of the Company in PLN terms.

     The foreign exchange rate exposure might be of two kinds -- transaction exposure and translation exposure.

     The foreign exchange transaction exposures occur when the Company has cash inflows or outflows in currencies other than PLN. Treasury manages the transaction exposure based on forecasts of cash flows denominated in foreign currencies. These forecasts distinguish between forecasts of cash flows where there is significant certainty as to both the amount and timing of the cash flow ("Committed Exposures") and those where there is some uncertainty about the amount and/or timing of the cash flow ("Uncommitted Exposures"). Hedge activities are undertaken on the basis of a rolling 12 month forecast provided by treasury function and business units of the Company. The Company normally seeks to cover Committed Exposures in the range of such figures to be agreed by the Management Board and the Operating Shareholders on at least an annual basis, providing hedging can be obtained.

     The foreign exchange translation exposures occur when profit and loss or balance sheet items are denominated in foreign currencies. The movement of the PLN against these currencies between reporting dates will result in a movement in the PLN value of these items. As indicated above, the Management Board and the Operating Shareholders must approve any action taken to hedge translation exposure.

     The Company does not speculate in foreign currency. Speculation is defined as taking any action to increase an exposure beyond that which exists due to an underlying commercial activity, in the expectation of making a foreign currency gain.

     Foreign exchange risk management transactions of the Company may be undertaken using the following instruments:

     -  Forward and NDF transactions,

     -  Currency swaps,

     -  Cross-currency interest rate swaps,

     -  FX options.

     B.    INTEREST RATE RISK

     The Company is exposed to interest rate risk related to short-term and long-term loans and, to the smaller extent, to interest on short-term investments. Interest rate risk exposure arises from external financing denominated both in domestic and foreign currency. The Company's interest bearing liabilities are based on fixed and floating interest rates.

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

7.   FINANCIAL RISK MANAGEMENT (CONTINUED)

     B.    INTEREST RATE RISK (CONTINUED)

     Debt liabilities based on fixed interest rate are as follows (see Note 20):

     -  the 10 3/4 Notes with the face value of USD 253,203,000

     -  the 11 1/4 Notes with the face value of USD 150,000,000

     -  the 11 1/4 Notes with the face value of EUR 300,000,000

     Debt liabilities based on floating interest rate consist of 1997 Citibank Syndicated Loan Facility for the total bank commitments of DEM 621,600,000 after first scheduled debt reduction in December 2000 (see Note 20). The Loan Facility is available under two tranches: foreign exchange tranche amounting to DEM 388,500,000 and domestic tranche of DEM 233,100,000 available in PLN. The Company may utilize those two tranches by individual drawdowns for maturities of one, three, six or twelve months. The interest rate related to each drawdown is determined at the drawdown date and fixed for the maturity of the respective drawdown.

     The interest rate exposure consists of a risk of increasing short term interest rates which would result in higher financing costs as well as a risk of decrease of short term interest rates which may result in decrease of return on short-term investments. In general, the impact of interest rate fluctuations on its financing costs is much more important for the Company than the impact on its investment income.

     The Company's interest rate exposure is managed by:

     -  managing the maturity periods of investments and borrowings,

     - varying the proportions of debt which bears interest on a fixed and a floating basis,

     - varying the period of time for which the interest rate is fixed in respect to the Loan Facility.

     In addition to the interest rate management tools described above, the Company may, in line with its hedging policy and upon consent of its Operating Shareholders, enter into the following interest rate hedging transactions:

     -  forward rate agreements (FRAs),

     -  interest rate swaps,

     -  interest rate options (caps, floors, collars).

     C.    CREDIT RISK

     COMMERCIAL CREDIT RISK

     The Company operates in one industry segment, providing cellular telephone communication services. Substantially all of the Company's trade debtors are Polish businesses and individuals. Further, the Company has established a network of dealers within Poland to distribute its products. The dealers share many economic characteristics thus receivables from each of these dealers present similar risk to the Company.

     Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base. Ongoing credit evaluations of customers' financial condition are performed and generally, no collateral is required. The Company maintains provisions for potential credit losses and such losses, in the aggregate, have not exceeded management's estimates. No

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

7.   FINANCIAL RISK MANAGEMENT (CONTINUED)

     C.    CREDIT RISK (CONTINUED)

     single customer accounts for 10% or more of revenues except for the transactions with Telekomunikacja Polska S.A. ("TP S.A.")

     The balance of receivables as at December 31, 2000, representing the total net commercial credit risk exposure at this date, is presented in Note 14.

     FINANCIAL CREDIT RISK

     There is a risk that the counterparties may be unable to meet their obligations related to financial instruments. This credit risk is monitored and measured by the treasury function in the Company. In order to minimize the risk the Company limits its counterparties to a sufficient number of major banks and financial institutions.

     The direct credit risk represents the risk of loss resulting from counterparty default in relation to on-balance sheet products. The held to maturity and market investments are subject to high quality credit criteria. The investments are also closely monitored by the treasury function in the Company. The treasury function does not expect that the Company would be exposed to credit risk from its counterparties due to their high credit ratings.

     The balance of financial assets and short-term investments as at December 31, 2000, representing the total financial credit exposure, is presented in
     Note 13.

8.   NET SALES

                                                        YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                       DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                           2000            1999            1998
                                                       ------------    ------------    ------------
                                                       (RESTATED)      (RESTATED)      (RESTATED)
    Service revenues and fees......................     3,460,579       2,374,827       1,428,846
    Sales of telephones and accessories............       224,144         140,729          94,916
                                                        ---------       ---------       ---------
                                                        3,684,723       2,515,556       1,523,762
                                                        =========       =========       =========

     The Company operates in one segment (providing cellular telecommunication services and the ancillary sale of cellular telephones and accessories) and in one market (the Republic of Poland).

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

9.   COSTS AND EXPENSES

                                                        YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                       DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                           2000            1999            1998
                                                       ------------    ------------    ------------
                                                       (RESTATED)      (RESTATED)      (RESTATED)
    Cost of sales:
      Cost of services sold........................     1,383,893         944,420         600,713
      Cost of sales of telephones and
         accessories...............................       902,533         641,926         260,652
                                                        ---------       ---------       ---------
                                                        2,286,426       1,586,346         861,365
    Operating expenses:
      Selling and distribution costs...............       576,318         454,807         277,123
      Administration and other operating cost......       189,698         157,752         104,152
                                                        ---------       ---------       ---------
                                                          766,016         612,559         381,275
                                                        ---------       ---------       ---------
                                                        3,052,442       2,198,905       1,246,640
                                                        =========       =========       =========

     The following costs and expenses were included in cost of sales:

                                                        YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                       DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                           2000            1999            1998
                                                       ------------    ------------    ------------
                                                        (RESTATED)      (RESTATED)      (RESTATED)
    Merchandise sold.................................     895,452         637,516        263,961
    Depreciation and amortization....................     476,011         257,071        141,078
    Other external services..........................     245,069         174,846        110,597
    Interconnect.....................................     193,843         131,558         77,490
    Leased lines.....................................     152,931          98,714         92,869
    Roaming..........................................     113,302          78,861         44,137
    Commissions......................................     110,082         151,578         89,710
    Wages and salaries...............................      51,778          27,489         13,314
    Materials and energy.............................      19,497          11,168         10,911
    Social security and other benefits...............      19,313           9,228         11,194
    Taxes and other charges..........................       2,884           5,152          2,493
    Charge to inventory provision....................       7,082           4,410         (3,309)
    Other, net.......................................        (818)         (1,245)         6,920
                                                        ---------       ---------        -------
                                                        2,286,426       1,586,346        861,365
                                                        =========       =========        =======

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

9.   COSTS AND EXPENSES (CONTINUED)

     The following costs and expenses were included in selling and distribution costs:

                                                        YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                       DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                           2000            1999            1998
                                                       ------------    ------------    ------------
                                                        (RESTATED)      (RESTATED)      (RESTATED)
    Advertising costs................................    197,740         159,623          98,223
    Bad debt and write-offs..........................    146,624         143,890          90,694
    Wages and salaries...............................    101,384          70,386          25,851
    External services................................     61,384          33,773          27,271
    Social security and other benefits...............     25,659          18,487          18,554
    Depreciation and amortization....................     22,491           9,563           6,005
    Materials and energy.............................     13,133           8,918           4,542
    Taxes and other charges..........................      6,247           6,816           3,628
    Other, net.......................................      1,656           3,351           2,355
                                                         -------         -------         -------
                                                         576,318         454,807         277,123
                                                         =======         =======         =======

     The following costs and expenses were included in administration costs:

                                                        YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                       DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                           2000            1999            1998
                                                       ------------    ------------    ------------
                                                        (RESTATED)      (RESTATED)      (RESTATED)
    External services..............................       80,076          77,623          52,703
    Wages and salaries.............................       54,697          41,968          20,496
    Depreciation and amortization..................       21,203          15,063          11,208
    Social security and other benefits.............       15,669          10,068          11,928
    Taxes and other charges........................        8,411             708           5,158
    Materials and energy...........................        6,038           6,240           6,259
    Other, net.....................................        3,604           6,082          (3,600)
                                                         -------         -------         -------
                                                         189,698         157,752         104,152
                                                         =======         =======         =======

10. INTEREST AND OTHER FINANCIAL INCOME

                                                        YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                       DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                           2000            1999            1998
                                                       ------------    ------------    ------------
                                                        (RESTATED)      (RESTATED)      (RESTATED)
    Foreign exchange gains.........................      185,195          45,414          12,816
    Interest income................................       41,930          12,628           8,582
                                                         -------          ------          ------
                                                         227,125          58,042          21,398
                                                         =======          ======          ======

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

11. INTEREST AND OTHER FINANCIAL EXPENSES

                                                        YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                       DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                           2000            1999            1998
                                                       ------------    ------------    ------------
                                                        (RESTATED)      (RESTATED)      (RESTATED)
    Interest expense...............................      543,510         260,155         132,353
    Foreign exchange losses........................      173,155         196,150          54,844
                                                         -------         -------         -------
                                                         716,665         456,305         187,197
                                                         =======         =======         =======

12. TAXATION

                                                        YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                       DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                           2000            1999            1998
                                                       ------------    ------------    ------------
                                                        (RESTATED)      (RESTATED)      (RESTATED)
    Polish current tax benefit/(charge)............          802         (10,555)         (76,223)
    Polish deferred tax charge.....................      (33,186)        (30,088)         (33,197)
    Foreign current tax charge.....................         (970)           (248)            (387)
                                                         -------         -------         --------
    Tax charge.....................................      (33,354)        (40,891)        (109,807)
                                                         =======         =======         ========

     Tax loss carry forwards available as of December 31, 2000 amounted to PLN 68,031. The loss can be offset against taxable income if any, during the next five fiscal years after December 31, 2000.

     According to the Polish tax regulations, the tax rate in effect in 2000, 1999 and 1998 were 30%, 34% and 36%, respectively. The tax rates set for years 2001, 2002, 2003 and 2004 and thereafter are 28%, 28%, 24% and 22%, respectively.

     The numerical reconciliation between tax charge and the product of accounting profit or loss multiplied by the applicable statutory tax rates is as follows:

                                                        YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                       DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                           2000            1999            1998
                                                       ------------    ------------    ------------
                                                        (RESTATED)      (RESTATED)      (RESTATED)
    Profit / (loss) before taxation................      142,741         (81,612)         115,323
    Tax rate.......................................          30%             34%              36%
                                                         -------         -------         --------
    Tax benefit / (charge) using statutory rate....      (42,822)         27,748          (41,517)
      Permanent differences........................      (19,256)         (5,643)          (5,478)
      Change in temporary differences for which
         realization is not probable and temporary
         differences written-off...................         (712)        (62,053)         (44,461)
      Effect of different tax rates and rules in
         foreign entities..........................        4,685             559              (59)
      Change in tax rates..........................       23,343          14,364           (2,890)
      Tax loss carry forward for which realization
         is not probable...........................           --         (12,049)              --
      Refiling of previous years' tax return.......          802         (10,555)              --
      Adjustments to deferred taxes................          606           6,738          (15,402)
                                                         -------         -------         --------
    Tax charge.....................................      (33,354)        (40,891)        (109,807)
                                                         =======         =======         ========

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

12. TAXATION (CONTINUED)


                                                AT DECEMBER 31,    AT DECEMBER 31,    AT DECEMBER 31,
                                                     2000               1999               1998
                                                ---------------    ---------------    ---------------
                                                  (RESTATED)         (RESTATED)         (RESTATED)
    Deferred tax assets in Poland:
      Bad debt provision....................         84,365             71,807             44,375
      Accrued interest......................         19,132             26,029             10,942
      Tax loss carry forward................         17,688                 --             14,499
      Unrealized foreign exchange loss,
         net................................         17,318             37,623              4,608
      Accrued expenses......................         14,730              9,457             13,562
      Inventory provision...................          4,276              2,293              1,285
      Accrued advertising...................          3,812              1,638              2,938
      Development costs.....................            656              1,719                 --
      Book versus tax basis of fixed
         assets.............................             --             21,631             41,667
                                                   --------           --------            -------
                                                    161,977            172,197            133,876
    Temporary differences for which
      realization is not probable
      ("valuation allowance")...............        (87,967)           (97,037)           (67,158)
                                                   --------           --------            -------
                                                     74,010             75,160             66,718
      Deferred tax liabilities in Poland:
      Book versus tax basis of GSM /UMTS
         licenses...........................       (127,418)          (102,482)           (63,234)
      Book versus tax basis of fixed
         assets.............................         (7,100)                --               (718)
                                                   --------           --------            -------
    Net deferred tax asset/(liability)......        (60,508)           (27,322)             2,766
                                                   ========           ========            =======

     The amount of valuation allowance consists primarily of the unrealized foreign exchange losses on long-term Notes and the bad debt provision for which tax deductibility is yet uncertain.

13. SHORT-TERM INVESTMENTS

                                                AT DECEMBER 31,    AT DECEMBER 31,    AT DECEMBER 31,
                                                     2000               1999               1998
                                                ---------------    ---------------    ---------------
                                                  (RESTATED)         (RESTATED)         (RESTATED)
    Short-term investments..................        191,679            198,468                 --
                                                   --------           --------            -------
                                                    191,679            198,468                 --
                                                   ========           ========            =======

     Short-term investments at December 31, 2000 consisted of the current portion of US Treasury Bills and German Treasury Bills (the "Bills"). These Bills are part of an escrow fund established to secure payment of interest during the first two and a half years on the 11 1/4 Notes issued by PTC International Finance II S.A. in 1999. The long-term portion (PLN 96,880 as of December 31, 2000 and PLN 301,829 as of December 31, 1999) of the escrow fund is presented in the balance sheet under financial assets caption. The Bills are recorded at cost plus accrued interest which approximates their market value (their fair values as of December 31, 2000 amounted to PLN 191 million and PLN 97 million for short-term and long-term portion, respectively).

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

14. DEBTORS AND PREPAYMENTS

                                                AT DECEMBER 31,    AT DECEMBER 31,    AT DECEMBER 31,
                                                     2000               1999               1998
                                                ---------------    ---------------    ---------------
                                                  (RESTATED)         (RESTATED)         (RESTATED)
    Trade debtors and accrued income..........      626,054            505,043            356,675
    Other debtors.............................       26,188             43,145              1,925
    Prepaid expenses..........................       17,660             27,862              9,480
    Corporate Income Tax and other taxes
      recoverable from State Treasury.........       32,390             54,835             85,064
    Accounts receivable from shareholders.....        1,195                194              3,332
                                                   --------           --------           --------
                                                    703,487            631,079            456,476
    Provision for doubtful debtors............     (221,821)          (166,834)          (117,827)
                                                   --------           --------           --------
                                                    481,666            464,245            338,649
                                                   ========           ========           ========

15. INVENTORY

                                                AT DECEMBER 31,    AT DECEMBER 31,    AT DECEMBER 31,
                                                     2000               1999               1998
                                                ---------------    ---------------    ---------------
                                                  (RESTATED)         (RESTATED)
    Telephones................................      154,015            135,362            50,462
    Accessories and other.....................       70,547             56,808            29,264
                                                    -------            -------            ------
                                                    224,562            192,170            79,726
    Inventory provision.......................      (15,272)            (8,190)           (3,780)
                                                    -------            -------            ------
                                                    209,290            183,980            75,946
                                                    =======            =======            ======

16. TANGIBLE FIXED ASSETS, NET

                                                AT DECEMBER 31,    AT DECEMBER 31,    AT DECEMBER 31,
                                                     2000               1999               1998
                                                ---------------    ---------------    ---------------
                                                  (RESTATED)         (RESTATED)         (RESTATED)
    Land and buildings........................       191,372            195,771             79,954
    Plant and equipment.......................     2,688,668          1,954,057            844,729
    Motor vehicles............................        12,456             12,061              8,254
    Other fixed assets........................       420,473            208,389             35,678
    Construction in progress..................       201,122            203,627            702,567
                                                   ---------          ---------          ---------
                                                   3,514,091          2,573,905          1,671,182
                                                   =========          =========          =========

     For tangible fixed assets under construction, the Company capitalizes interest and foreign exchange gains/losses incurred and directly attributable to the acquisition and construction of the qualifying assets. The financing costs are capitalized only during the period of construction of the qualifying assets. During the year ended December 31, 2000 the Company capitalized PLN 3,412 of foreign exchange losses and PLN 3,111 of interest expense. For the year ended December 31, 1999, PLN 10,043 of foreign exchange losses and no interest expense was capitalized and for the year ended December 31, 1998, PLN 22,765 of foreign exchange losses and PLN 4,074 of interest expense was capitalized.

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

16. TANGIBLE FIXED ASSETS, NET (CONTINUED)

     The restated movement in each year was as follows:

                                               LAND AND    PLANT AND    MOTOR     OTHER FIXED   CONSTRUCTION
                                               BUILDINGS   EQUIPMENT   VEHICLES     ASSETS      IN PROGRESS      TOTAL
                                               ---------   ---------   --------   -----------   ------------   ---------
      COST
      At January 1, 1998....................         77     231,643     10,901       17,324         528,660      788,605
      Additions.............................     80,691      11,377      4,453        2,847         914,276    1,013,644
      Transfers.............................         --     709,360         --       31,469        (740,369)         460
      Disposals.............................         --        (385)      (439)      (3,110)             --       (3,934)
                                                -------    ---------    ------      -------      ----------    ---------
      At December 31, 1998..................     80,768     951,995     14,915       48,530         702,567    1,798,775
                                                -------    ---------    ------      -------      ----------    ---------
      DEPRECIATION
      At January 1, 1998....................         --      19,622      3,013        5,185              --       27,820
      Charge................................        814      87,741      3,819        9,456              --      101,830
      Disposals.............................         --         (97)      (171)      (1,789)             --       (2,057)
                                                -------    ---------    ------      -------      ----------    ---------
      At December 31, 1998..................        814     107,266      6,661       12,852              --      127,593
                                                -------    ---------    ------      -------      ----------    ---------
      NET BOOK VALUE AT DECEMBER 31, 1998...     79,954     844,729      8,254       35,678         702,567    1,671,182
                                                =======    =========    ======      =======      ==========    =========
      COST
      At January 1, 1999....................     80,768     951,995     14,915       48,530         702,567    1,798,775
      Additions.............................    119,169          --         --        4,164       1,023,527    1,146,860
      Transfers.............................         --    1,287,060     9,317      182,419      (1,503,373)     (24,577)
      Disposals.............................         --      (1,273)      (794)      (2,923)        (19,094)     (24,084)
                                                -------    ---------    ------      -------      ----------    ---------
      At December 31, 1999..................    199,937    2,237,782    23,438      232,190         203,627    2,896,974
                                                -------    ---------    ------      -------      ----------    ---------
      DEPRECIATION
      At January 1, 1999....................        814     107,266      6,661       12,852              --      127,593
      Charge................................      3,352     189,142      5,158       13,678              --      211,330
      Transfers.............................         --     (12,190)        --            4              --      (12,186)
      Disposals.............................         --        (493)      (442)      (2,733)             --       (3,668)
                                                -------    ---------    ------      -------      ----------    ---------
      At December 31, 1999..................      4,166     283,725     11,377       23,801              --      323,069
                                                -------    ---------    ------      -------      ----------    ---------
      NET BOOK VALUE AT DECEMBER 31, 1999...    195,771    1,954,057    12,061      208,389         203,627    2,573,905
                                                =======    =========    ======      =======      ==========    =========
      COST
      At January 1, 2000....................    199,937    2,237,782    23,438      232,190         203,627    2,896,974
      Additions.............................        125       7,670         --        2,564       1,323,533    1,333,892
      Transfers.............................         --    1,060,431     6,140      237,067      (1,303,638)          --
      Disposals.............................         --     (12,186)      (851)      (3,020)        (22,400)     (38,457)
                                                -------    ---------    ------      -------      ----------    ---------
      At December 31, 2000..................    200,062    3,293,697    28,727      468,801         201,122    4,192,409
                                                -------    ---------    ------      -------      ----------    ---------
      DEPRECIATION
      At January 1, 2000....................      4,166     283,725     11,377       23,801              --      323,069
      Charge................................      4,524     331,671      5,559       26,903              --      368,657
      Disposals.............................         --     (10,367)      (665)      (2,376)             --      (13,408)
                                                -------    ---------    ------      -------      ----------    ---------
      At December 31, 2000..................      8,690     605,029     16,271       48,328              --      678,318
                                                -------    ---------    ------      -------      ----------    ---------
      NET BOOK VALUE AT DECEMBER 31, 2000...    191,372    2,688,668    12,456      420,473         201,122    3,514,091
                                                =======    =========    ======      =======      ==========    =========

     Tangible fixed assets held under capital leases (included in the previous schedule):

                                        AT DECEMBER 31, 2000        AT DECEMBER 31, 1999        AT DECEMBER 31, 1998
                                      -------------------------   -------------------------   -------------------------
                                      LAND    BUILDINGS   OTHER   LAND    BUILDINGS   OTHER   LAND    BUILDINGS   OTHER
                                      -----   ---------   -----   -----   ---------   -----   -----   ---------   -----
                                             (RESTATED)                  (RESTATED)                  (RESTATED)
      Cost.........................   6,293    193,177     990    6,293    193,177     990    2,383    78,114      --
      Accumulated depreciation.....      --     (8,690)   (140)      --     (4,166)    (41)              (814)     --
                                      -----    -------    ----    -----    -------     ---    -----    ------       --
      Net..........................   6,293    184,487     850    6,293    189,011     949    2,383    77,300      --
                                      =====    =======    ====    =====    =======     ===    =====    ======       ==

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

17. INTANGIBLE FIXED ASSETS, NET

                                                  AT DECEMBER 31,   AT DECEMBER 31,   AT DECEMBER 31,
                                                       2000              1999              1998
                                                  ---------------   ---------------   ---------------
                                                   (RESTATED)        (RESTATED)       (RESTATED)
    GSM and UMTS licenses......................      2,166,875           953,226          593,066
    Computer software..........................        147,150            97,388           36,164
    Trademark..................................            146               161              174
                                                     ---------         ---------          -------
                                                     2,314,171         1,050,775          629,404
                                                     =========         =========          =======

     During the year ended December 31, 2000 the Company capitalized PLN 764 of foreign exchange losses and PLN 7,255 of interest expense on intangible assets. For the year ended December 31, 1999 the Company capitalized PLN 3,416 of foreign exchange losses and PLN 15,569 of interest expense on intangible fixed assets. No financial expenses were capitalized on intangible assets during the year ended December 31, 1998.

     The Company has no intangible assets generated internally.

     The restated movement in each year was as follows:

                                                  GSM & UMTS    COMPUTER    TRADE
                                                   LICENSES     SOFTWARE    MARK       TOTAL
                                                  ----------    --------    -----    ---------
    COST
    At January 1, 1998........................      700,564      20,631      206       721,401
    Additions.................................           --      26,534       --        26,534
    Transfers.................................           --        (474)      --          (474)
                                                  ---------     -------      ---     ---------
    At December 31, 1998......................      700,564      46,691      206       747,461
                                                  ---------     -------      ---     ---------
    AMORTIZATION
    At January 1, 1998........................       58,710       2,881       19        61,610
    Charge....................................       48,788       7,660       13        56,461
    Transfers.................................           --         (14)      --           (14)
                                                  ---------     -------      ---     ---------
    At December 31, 1998......................      107,498      10,527       32       118,057
                                                  ---------     -------      ---     ---------
    NET BOOK VALUE AT DECEMBER 31, 1998.......      593,066      36,164      174       629,404
                                                  =========     =======      ===     =========
    COST
    At January 1, 1999........................      700,564      46,691      206       747,461
    Additions.................................      408,905      82,833       --       491,738
                                                  ---------     -------      ---     ---------
    At December 31, 1999......................    1,109,469     129,524      206     1,239,199
                                                  ---------     -------      ---     ---------
    AMORTIZATION
    At January 1, 1999........................      107,498      10,527       32       118,057
    Charge....................................       48,745      21,609       13        70,367
                                                  ---------     -------      ---     ---------
    At December 31, 1999......................      156,243      32,136       45       188,424
                                                  ---------     -------      ---     ---------
    NET BOOK VALUE AT DECEMBER 31, 1999.......      953,226      97,388      161     1,050,775
                                                  =========     =======      ===     =========

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

17. INTANGIBLE FIXED ASSETS, NET (CONTINUED)


                                                  GSM & UMTS    COMPUTER    TRADE
                                                   LICENSES     SOFTWARE    MARK       TOTAL
                                                  ----------    --------    -----    ---------
    COST
    At January 1, 2000........................    1,109,469     129,524      206     1,239,199
    Additions.................................    1,286,030     129,922       --     1,415,952
    Disposals.................................           --      (6,149)      --        (6,149)
                                                  ---------     -------      ---     ---------
    At December 31, 2000......................    2,395,499     253,297      206     2,649,002
                                                  ---------     -------      ---     ---------
    AMORTIZATION
    At January 1, 2000........................      156,243      32,136       45       188,424
    Charge....................................       72,381      78,652       15       151,048
    Disposals.................................           --      (4,641)      --        (4,641)
                                                  ---------     -------      ---     ---------
    At December 31, 2000......................      228,624     106,147       60       334,831
                                                  ---------     -------      ---     ---------
    NET BOOK VALUE AT DECEMBER 31, 2000.......    2,166,875     147,150      146     2,314,171
                                                  =========     =======      ===     =========

18. DEFERRED COSTS

                                                AT DECEMBER 31,    AT DECEMBER 31,    AT DECEMBER 31,
                                                     2000               1999               1998
                                                ---------------    ---------------    ---------------
                                                  (RESTATED)         (RESTATED)         (RESTATED)
    Multiple-element transaction costs........      111,251            163,554             87,049
    Notes issuance cost.......................       67,522             69,897             15,941
    Lease indexing............................       12,638              2,863                 --
    Loan facility issuance cost...............       11,336             12,493             14,818
                                                    -------            -------            -------
                                                    202,747            248,807            117,808
                                                    =======            =======            =======

     As explained in Note 20, the Company obtained long-term financing by issuing 10 3/4 Notes, in July 1997, and 11 1/4 Notes in November, 1999 and through the Loan facility, signed in December 1997. These debt issuance costs have been deferred and are amortized over the period of financing (10 years for 10 3/4 Notes and 11 1/4 Notes, 8 years for Loan facility). Due to the fact that the Company is going to refinance the Loan facility arranged in 1997 by the new Refinancing Loan (see Note 6), all deferred costs related to the Loan facility will be written off at the moment of repayment.

     Lease indexing represents the cost of the indexation (revaluation) of the finance lease payable (see Note 25) that is deferred over the period of lease agreement.

     Multiple-element transaction cost represents the deferred costs from non-separable contracts (see Note 5b).

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

19. CURRENT LIABILITIES

                                                AT DECEMBER 31,    AT DECEMBER 31,    AT DECEMBER 31,
                                                     2000               1999               1998
                                                ---------------    ---------------    ---------------
                                                  (RESTATED)         (RESTATED)         (RESTATED)
    GSM and UMTS licenses liabilities (see
      Note 20)................................     1,184,488            206,666            63,419
    Construction payables.....................       354,727            455,557           225,176
    Accruals..................................       142,664            154,605            66,385
    Trade creditors...........................       165,508            247,956           122,398
    Deferred income...........................       100,209             48,998            32,602
    Short-term portion of Loan facility (see
      Note 20)................................        85,851                 --                --
    Forward contracts (see Note 24)...........        45,873                 --                --
    Amounts due to State Treasury.............        44,732             27,790            14,829
    Overdraft facilities......................        36,342                 --            24,558
    Finance lease payable (see Note 25).......        28,845             28,080             9,978
    Payroll...................................         2,047              3,351               479
    Accounts payable to shareholders..........         1,748              6,201            11,939
                                                   ---------          ---------           -------
                                                   2,193,034          1,179,204           571,763
                                                   =========          =========           =======

     In May 1998, the Company entered into a short-term renewable overdraft agreement with Bank Rozwoju Eksportu S.A. The terms provided for maximum borrowings of PLN 30,000 and interest based on 1 month WIBOR plus 0.5% p.a. (19.54% as of December 31, 2000). PLN 25,950 of borrowings were outstanding as of December 31, 2000 and there was no borrowings as of December 31, 1999.

     In June 2000, the Company entered into a short-term renewable overdraft agreement with Citibank (Poland) S.A. The terms provided for maximum borrowings of DEM 10,000 thousands and interest based on TOMNEXT WIBOR plus 0.5% p.a. counted for each interest period separately (19.46% as of December 31, 2000). PLN 10,392 (5,273 thousands DEM) of borrowings were outstanding as of December 31, 2000.

     Significant part of the construction payables relates to two main network vendors- Ericsson and Siemens.

20. LONG-TERM LIABILITIES

                                                AT DECEMBER 31,    AT DECEMBER 31,    AT DECEMBER 31,
                                                     2000               1999               1998
                                                ---------------    ---------------    ---------------
                                                  (RESTATED)         (RESTATED)         (RESTATED)
    INTEREST-BEARING LIABILITIES
    Long-term Notes...........................     2,651,052          2,654,021            614,993
    Loan facility.............................       751,980          1,076,566            596,830
    GSM and UMTS licenses liability...........       389,998            332,491            331,124
    Finance leases payable (see Note 25)......       193,361            190,259             69,024
    Shareholders loan.........................            --            325,075                 --
    Construction payables.....................            --                 --            278,247
                                                   ---------          ---------          ---------
                                                   3,986,391          4,578,412          1,890,218
    NON-INTEREST-BEARING LIABILITIES
    Multiple-element transaction revenue......       111,251            163,554             87,049
                                                   ---------          ---------          ---------
                                                   4,097,642          4,741,966          1,977,267
                                                   =========          =========          =========

     On July 1, 1997, PTC International Finance B.V., a wholly owned subsidiary of the Company, issued 10 3/4 Senior Subordinated Guaranteed Discount Notes ("10 3/4 Notes"). The 10 3/4 Notes are unsecured,

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

20.   LONG-TERM LIABILITIES (CONTINUED)

subordinated obligations of PTC International Finance B.V. and are limited to an aggregate principal amount at maturity of approximately USD 253 million (PLN 1,048 million as of December 31, 2000). The 10 3/4 Notes were issued at a discount to their principal amount at maturity to generate gross proceeds of approximately USD 150 million (PLN 493 million at historical exchange rate). The 10 3/4 Notes will mature on July 1, 2007. Cash interest does not accrue on the 10 3/4 Notes prior to July 1, 2002. The obligations of PTC International Finance B.V. under the 10 3/4 Notes are fully and unconditionally guaranteed by the Company on a senior subordinated and unsecured basis pursuant to the Company's guarantee. The net proceeds from the 10 3/4 Notes are loaned to the Company.

     The 10 3/4 Notes are redeemable at the option of the holders or issuer at the following redemption conditions:

    ISSUER OPTION (CALL)                        Redemption, American Type
    Period 1                                    1 July 2002 -- 1 July 2007
    Redemption Amount                           In whole or in part
    Plus                                        Accrued and unpaid interest to the date of
                                                redemption
    Period 2                                    1 July 1997 -- 1 July 2000
    Redemption Amount                           Any amount up to 35% of the outstanding principal
                                                amount, from the net proceeds of the issuance of
                                                ordinary shares of the Company in a public offering
    Plus                                        Accrued and unpaid interest to the date of
                                                redemption
    OPTION OF HOLDERS (PUT)                     Right to require the issuer to purchase the holder's
                                                Notes
    Condition                                   Occurrence of a change of control
    Purchase Amount                             All or any part
    Plus                                        Accrued and unpaid interest to the purchase date
    Change of control events
    Rating Decline                              At least two Notches below or withdrawing and,
    50% Voting Power                            If any person or group becomes the beneficial owner
                                                of 50% or more of the total voting power except for
                                                Permitted Holders (basically existing shareholders
                                                or large and reliable telecommunication company)
    Consolidation                               Sale of substantially all the assets of the Company

     The 10 3/4 Notes are measured in the balance sheet at an amortized cost. They are traded publicly in the United States and their market value as of December 31, 2000 was 66% of the nominal value (USD 167 million or PLN 692 million) whilst the carrying amount was PLN 897 million.

     On November 23, 1999, PTC International Finance II S.A., a wholly owned subsidiary of PTC International Finance (Holding) B.V. that is wholly owned by the Company, issued 11 1/4 Senior Subordinated Guaranteed Discount Notes
("11 1/4 Notes"). The 11 1/4 Notes are unsecured, subordinated obligations of PTC International Finance II S.A. and are limited to an aggregate principal amount at maturity of Euro 300 million and USD 150 million (PLN 1,778 million as of December 31, 2000). The 11 1/4 Notes were issued at a discount to their principal amount at maturity to generate gross proceeds of approximately Euro 296 million and USD 148 million (PLN 1,897 million at historical exchange rate). The 11 1/4 Notes will mature on December 1, 2009. Cash interest accrues on the 11 1/4 Notes and is payable semi-annually, on each June 1 and December 1, beginning in year 2000. The accrued interest on the 11 1/4 Notes is presented in the balance sheet within the current liabilities.

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

20.   LONG-TERM LIABILITIES (CONTINUED)

     Payment of the first five interest coupons will be delivered from the funds set on escrow account and invested in US Treasury Bills and Deutsche Treasury Bills (see Note 13). The obligations of PTC International Finance II S.A. under the 11 1/4 Notes are fully and unconditionally guaranteed by the Company on a senior subordinated and unsecured basis pursuant to the Company's guarantee. The net proceeds from the 11 1/4 Notes are loaned to the Company.

     The 11 1/4 Notes are redeemable at the option of the holders or issuer at the following redemption conditions:

    ISSUER OPTION (CALL)                         Redemption, American Type
    Period 1                                     1 December 2004 -- 1 December 2009
    Redemption Amount                            In whole or in part
    Plus                                         Accrued and unpaid interest to the date of
                                                 redemption
    Period 2                                     23 November 1999 -- 1 December 2002
    Redemption Amount                            Any amount up to 35% of the outstanding principal
                                                 amount, from the net proceeds of the issuance of
                                                 ordinary shares of the Company in a public offering
    Plus                                         Accrued and unpaid interest to the date of
                                                 redemption
    OPTION OF HOLDERS (PUT)                      Right to require the issuer to purchase the
                                                 holder's Notes
    Condition                                    Occurrence of a change of control
    Purchase Amount                              All or any part
    Plus                                         Accrued and unpaid interest to the purchase date
    Change of control events
    Rating Decline                               At least two Notches below or withdrawing and,
    50% Voting Power                             If any person or group becomes the beneficial owner
                                                 of 50% or more of the total voting power except for
                                                 Permitted Holders (basically existing shareholders
                                                 or large and reliable telecommunication company)
    Consolidation                                Sale of substantially all the assets of the Company

     The 11 1/4 Notes are measured in the balance sheet at an amortized cost. They are traded publicly in the United States and their market value as of December 31, 2000 was 95% of the nominal value for the Euro part (Euro 285 million or PLN 1,098 million) and 94% of the nominal value for the USD part (USD 141 million or PLN 584 million). The carrying amounts as of December 31, 2000 were PLN 1,141 million and PLN 613 million for Euro and USD parts, respectively.

     On December 17, 1997 the Company signed a loan facility agreement with a consortium of banks organized by Citibank N.A. ("Loan facility"). The balance outstanding as of December 31, 2000 amounted to PLN 837 million which consisted of PLN 529 million (equivalent of DEM 269 million as of December 31, 2000), and DEM 156 million (equivalent of PLN 308 million as of December 31, 2000) borrowings. The Loan facility is measured in the balance sheet at nominal value plus accrued interest which approximates its fair value. The main terms of the agreement are as follows:

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

20.   LONG-TERM LIABILITIES (CONTINUED)


    Facility limit Interest                     equivalent of DEM 622 million LIBOR or WIBOR plus
                                                margin of 0.95% p.a. stepping down to 0.40% p.a.
    Commitment fee Collateral                   0.3% (as of December 31, 2000) pledge of Company's
                                                assets, rights and shares
    Repayment date                              reduction in facility limit starting from December
                                                17, 2000 to December 17, 2005

     The fees for the Company's GSM 900, GSM 1800 and UMTS licenses are denominated in Euro and payable in installments. These deferred payments have been discounted at 6.78% (the GSM 900 license), at 9.52% (the GSM 1800 license) and at 12.06% for short-term and 12.11% for long-term installments (the UMTS license), which approximated the Company's borrowing rate for Euro as of the date of acquisition of the licenses. As at December 31, 2000 the fair values of the GSM 900 license and the GSM 1800 license amounted to PLN 210 million and PLN 114 million, respectively (as at that date carrying amounts amounted to PLN 213 million and PLN 117 million, respectively). The carrying amount of the UMTS license amounted to PLN 1,245 million and approximated the fair value.

     The restated balances payable on the licenses as of December 31, 2000 were:

                                                              EUR'000     EUR'000       PLN'000
    MATURITY                                                  NOMINAL    DISCOUNTED    DISCOUNTED
    --------                                                  -------    ----------    ----------
    Due in one year (see Note 19).........................    322,816     307,309      1,184,488
    Due in year two.......................................     16,715      14,498         55,881
    Due in five years.....................................     15,000       8,715         33,592
    Due in after five years...............................    375,000      77,969        300,525
                                                              -------     -------      ---------
                                                              729,531     408,491      1,574,486
                                                              =======     =======      =========

     The restated balances payable as of December 31, 1999 were:

                                                              EUR'000     EUR'000       PLN'000
    MATURITY                                                  NOMINAL    DISCOUNTED    DISCOUNTED
    --------                                                  -------    ----------    ----------
    Due in one year (see Note 19).........................     51,035      49,573       206,666
    Due in year two.......................................     72,815      66,587       277,596
    Due in year three.....................................     16,716      13,168        54,895
                                                              -------     -------       -------
                                                              140,566     129,328       539,157
                                                              =======     =======       =======

     The restated balances payable as of December 31, 1998 were:

                                                              EUR'000     EUR'000       PLN'000
    MATURITY                                                  NOMINAL    DISCOUNTED    DISCOUNTED
    --------                                                  -------    ----------    ----------
    Due in one year (see Note 19).........................     15,730      15,496        63,419
    Due in year two.......................................     34,320      31,851       130,351
    Due in year three.....................................     56,100      49,059       200,773
                                                              -------      ------       -------
                                                              106,150      96,406       394,543
                                                              =======      ======       =======

     In August 1999, the Company's operating shareholders i.e. Elektrim S.A., DeTeMobil Deutsche Telekom MobilNet GmbH ("DeTeMobil") and MediaOne International B.V. ("MediaOne"), extended USD 75 million (PLN 311 million as of December 31, 1999) in subordinated loans as follows ("Shareholder loan"):
Elektrim

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

20.   LONG-TERM LIABILITIES (CONTINUED)

S.A., equivalent of USD 40 million, DeTeMobil, USD 17.5 million; and MediaOne, USD 17.5 million. Each shareholder loan bears an interest rate of 12.5% compounded semi-annually on June 17 and December 17, however both principal amounts and accrued interest was due on June 19, 2006.

     On November 30, 2000, according to the Supervisory Board resolution, the Company settled the loan together with the accrued interest at the date. The amounts due to DeTeMobil Deutsche Telekom MobilNet GmbH and MediaOne International B.V. were transferred to the additional paid-in capital, contributed by these shareholders. The amount due to Elektrim S.A. was also effectively transferred to the additional paid-in capital through the Company's shareholders which are subsidiaries of Elektrim S.A. (see Note 22).

21. PROVISIONS FOR LIABILITIES AND CHARGES

                                                AT DECEMBER 31,    AT DECEMBER 31,    AT DECEMBER 31,
                                                     2000               1999               1998
                                                ---------------    ---------------    ---------------
                                                  (RESTATED)         (RESTATED)         (RESTATED)
    Social fund.............................         1,858              1,220                778
    Other provisions........................            --                 --              1,333
                                                     -----              -----              -----
                                                     1,858              1,220              2,111
                                                     =====              =====              =====

     The social fund is an employer's obligation based on a mandated calculation based on the number of employees and the monthly minimum wage in Poland. The amounts calculated under this formula must be used for the benefits of the employees.

22. CAPITAL

                                                AT DECEMBER 31,    AT DECEMBER 31,    AT DECEMBER 31,
                                                     2000               1999               1998
                                                ---------------    ---------------    ---------------
                                                  (RESTATED)         (RESTATED)         (RESTATED)
    Allotted, called-up and fully paid:
      471,000 ordinary shares of PLN 1,000
      each..................................        471,000            471,000            471,000
    Additional paid-in capital..............        409,754                 --                 --
                                                    -------            -------            -------
                                                    880,754            471,000            471,000
                                                    =======            =======            =======

     According to the PTC Supervisory Board resolution dated November 30, 2000, the shareholders' equity was increased with the additional paid-in capital. The shareholders contributed the capital proportionally to their voting rights. The contributions were transferred from the Shareholder loan (see Note 20) and paid in cash in the amount of PLN 16,827.

23. RELATED PARTY TRANSACTIONS

     ELEKTRIM S.A. AND ELEKTRIM TELEKOMUNIKACJA SP. Z O.O.

     Elektrim S.A. was the 48 % shareholder of the Company until November 1999 when it transferred its holding in the Company to Elektrim Telekomunikacja Sp. z o.o. ("ET"). The Company purchased services from Elektrim S.A. amounting to PLN 1,990 during the year ended December 31, 2000, PLN 5,615 during the year ended December 31, 1999 and PLN 11,665 during the year ended December 31, 1998. The Company realized sales to Elektrim S.A. of PLN 839 during the year ended December 31, 2000, PLN 560 during the year ended December 31, 1999 and PLN 259 in 1998. Net

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

23. RELATED PARTY TRANSACTIONS (CONTINUED)

     payables outstanding were PLN 92 at December 31, 2000, PLN 925 at December 31, 1999 and PLN 915 at December 31, 1998. In year 2000 and 1999 there were no transaction with ET.

     DETEMOBIL DEUTSCHE TELEKOM MOBILNET GMBH ("DETEMOBIL")

     DeTeMobil is a 22.5 % shareholder of the Company. The Company purchased services from DeTeMobil amounting to PLN 22,246 during the year ended December 31, 2000, PLN 27,543 during the year ended December 31, 1999 and PLN 31,263 in 1998. The Company realized sales of PLN 19,670 during the year ended December 31, 2000, PLN 19,795 during the year ended December 31, 1999 and PLN 14,923 in 1998. Net payables outstanding were PLN 461 at December 31, 2000, PLN 5,082 at December 31, 1999 and PLN 4,269 at December 31, 1998.

     MEDIAONE INTERNATIONAL B.V. ("MEDIAONE")

     MediaOne, currently controlled by DeTeMobil, is a 22.5% shareholder of the Company. The Company purchased services from MediaOne amounting to PLN 7,834 during the year ended December 31, 2000, PLN 14,426 plus PLN 386 of interest during the year ended December 31, 1999 and PLN 14,382 in 1998. There were no balances outstanding at December 31, 2000 and December 31, 1999. As at December 31, 1998 net payables outstanding amounted to PLN 3,423.

     Related party transactions were conducted primarily on market terms.

24. DERIVATIVE FINANCIAL INSTRUMENTS

     In year 2000 the Company concluded a set of transactions (foreign currency forwards and non-delivery forwards) to hedge some of the foreign currency liabilities that are scheduled to realize in the following years. During the year ended December 31, 2000 the Company realized PLN 22,011 of foreign exchange losses on closed transactions. The fair value of open transaction as of December 31, 2000 resulted in a loss of PLN 45,873.

     The table below presents the information related to the above transactions:

    PRINCIPAL VALUE                                                FAIR VALUE   FAIR VALUE   FAIR VALUE
    IN CURRENCY                MATURITY DATE      FAIR VALUE        AVERAGE        MIN          MAX
    ---------------            -------------   -----------------   ----------   ----------   ----------
                                               December 31, 2000   Year 2000    Year 2000    Year 2000
                                       NON-DELIVERY FORWARD CONTRACT
    56,100 thousand EUR        April 2, 2001       (30,028)          (11,179)     (30,028)       6,480
                                             FORWARD CONTRACTS
    16,875 thousand EUR         June 1, 2001       (11,107)           (6,056)     (11,107)         (79)
    8,438 thousand USD          June 1, 2001        (4,738)           (1,115)      (4,738)         951
                                                   --------        ---------
                                                   (45,873)          (18,350)
                                                   --------        ---------
                                                   --------        ---------

25. FINANCIAL COMMITMENTS

     A.    FINANCE LEASES (INCLUDED IN LIABILITIES)

     On March 25, 1997 the Company entered into a finance lease agreement relating to its new headquarters building and underlying land. The headquarters lease obligation is denominated in USD and payable in PLN. The term of the lease is 15 years and the Company has a right to acquire the leased asset at the

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

25. FINANCIAL COMMITMENTS (CONTINUED)


     A.    FINANCE LEASES (INCLUDED IN LIABILITIES) (CONTINUED)

     end of the lease. The Company recognized the initial value of leased assets and lease liabilities in its balance sheet at the present value of the minimum lease payments.

     The minimum lease payments have been discounted at 11.338% (first building leased in second half of 1998) and at 11.174% (second building leased in July 1999), which approximated the Company's borrowing rate for USD as of the date of acquisition of the leased assets. The finance lease liability is measured in the balance sheet at an amortized cost.

     The restated minimum lease payments under capital leases are as follows:

                                                                     AT DECEMBER 31, 2000
                                                            --------------------------------------
                                                            FUTURE VALUE    INTEREST    DISCOUNTED
                                                            ------------    --------    ----------
    Due in
    one year............................................       30,577         1,732       28,845
    year two............................................       30,577         4,671       25,906
    year three..........................................       30,577         7,306       23,271
    year four...........................................       30,577         9,662       20,915
    year five...........................................       30,577        11,768       18,809
    after year five.....................................      276,181       171,721      104,460
                                                              -------       -------      -------
                                                              429,066       206,860      222,206
                                                              =======       =======      =======

                                                                     AT DECEMBER 31, 1999
                                                            --------------------------------------
                                                            FUTURE VALUE    INTEREST    DISCOUNTED
                                                            ------------    --------    ----------
    Due in
    one year............................................       29,807         1,727       28,080
    year two............................................       29,807         4,676       25,131
    year three..........................................       29,807         7,315       22,492
    year four...........................................       29,807         9,673       20,134
    year five...........................................       29,807        11,782       18,025
    after year five.....................................      300,363       195,886      104,477
                                                              -------       -------      -------
                                                              449,398       231,059      218,339
                                                              =======       =======      =======

                                                                      AT DECEMBER 31, 1998
                                                             --------------------------------------
                                                             FUTURE VALUE    INTEREST    DISCOUNTED
                                                             ------------    --------    ----------
    Due in
    one year.............................................       10,600           622        9,978
    year two.............................................       10,600         1,686        8,914
    year three...........................................       10,600         2,639        7,961
    year four............................................       10,600         3,487        7,113
    year five............................................       10,600         4,247        6,353
    after year five......................................      119,756        81,073       38,683
                                                               -------        ------       ------
                                                               172,756        93,754       79,002
                                                               =======        ======       ======

     The lease obligation's future amount, USD 103,559 thousand, consists of minimum monthly payments of USD 615 thousand and purchase option of USD 11,825 thousand. Annually, the Company"s lease

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

25. FINANCIAL COMMITMENTS (CONTINUED)


     A.    FINANCE LEASES (INCLUDED IN LIABILITIES) (CONTINUED)

     liabilities are changed based on the U.S. consumer price index ("CPI"). In 2000, this resulted in an increase in minimum monthly payments by USD 16.2 thousand (PLN 67 thousand as of December 31, 2000) and USD 4.3 thousand in 1999 (PLN 17.8 thousand as of December 31, 1999).

     B.    OPERATING LEASES (NOT INCLUDED IN LIABILITIES)

     The minimum annual rentals payable on operating leases are as follows:

                                                AT DECEMBER 31,    AT DECEMBER 31,    AT DECEMBER 31,
                                                     2000               1999               1998
                                                ---------------    ---------------    ---------------
                                                (RESTATED)         (RESTATED)         (RESTATED)
    OPERATING LEASES MATURITY
    Due in one year.........................          9,218            17,475              1,547
    Due in two years........................         13,399             9,010              1,148
    Due in three years......................         10,008            14,201              5,445
    Due in four years.......................          7,182             6,253              6,450
    Due in five years.......................          6,202             2,345              4,578
    Due after five years....................         95,185            31,896             26,952
                                                    -------            ------             ------
                                                    141,194            81,180             46,120
                                                    =======            ======             ======

     Assets under operating leases include primarily network sites, office space, retail outlets and warehouses.

     C.    CAPITAL EQUIPMENT COMMITMENTS (NOT INCLUDED IN LIABILITIES)

                                                AT DECEMBER 31,    AT DECEMBER 31,    AT DECEMBER 31,
                                                     2000               1999               1998
                                                ---------------    ---------------    ---------------
                                                 (RESTATED)         (RESTATED)         (RESTATED)
    Authorized and contracted...............         970,532            319,725            167,396
    Authorized and not contracted...........       1,487,877          1,495,522          1,138,000
                                                   ---------          ---------          ---------
                                                   2,458,409          1,815,247          1,305,396
                                                   =========          =========          =========

     Capital equipment commitments denominated in Deutschemarks amount to approximately DM 795 million at December 31, 2000, DM 852 million at December 31, 1999 and DM 624 million at December 31,1998.

26. DIVIDEND RESTRICTION

     The Company's statutory financial statements are prepared in accordance with Polish accounting regulations. Dividends may only be distributed from the net profit reported in the Polish annual statutory financial statements. As of December 31, 2000 there is PLN 44,252 available for distribution subject to the decision of the Shareholders' Meeting in 2001.

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

27. SUPPLEMENTARY CASH FLOW INFORMATION

     Cash and cash equivalents consist of cash on hand, balances deposited with banks and short-term, highly liquid investments.

                                                AT DECEMBER 31,    AT DECEMBER 31,    AT DECEMBER 31,
                                                     2000               1999               1998
                                                ---------------    ---------------    ---------------
                                                  (RESTATED)         (RESTATED)         (RESTATED)
    Balances deposited with banks:
      Current accounts......................        14,669               29,422            2,958
      Term deposits with original maturity
         of less than 90 days...............        14,033              654,305            2,540
      Treasury bills with original maturity
         of less than 90 days...............            --              410,694               --
      Social fund cash......................           602                  468               59
    Cash on hand............................           161                  620              138
                                                    ------            ---------            -----
                                                    29,465            1,095,509            5,695
                                                    ======            =========            =====

     At December 31, 2000 the Company revalued cash on hand and balances deposited with banks denominated in foreign currencies. The net result of the revaluation was PLN 411 of foreign exchange losses, which were reported under interest and other financial expenses. The social fund cash is restricted for the benefits of the employees as described in Note 4e.

                                                AT DECEMBER 31,    AT DECEMBER 31,    AT DECEMBER 31,
                                                     2000               1999               1998
                                                ---------------    ---------------    ---------------
                                                  (RESTATED)         (RESTATED)         (RESTATED)
    NON-CASH TRANSACTIONS
    UMTS license acquisition................       1,279,147                --                --
    Additional capital......................         392,927                --                --
    GSM 1800 license acquisition............              --           389,923                --
    Assets acquired under finance lease.....              --           119,963            80,497

28. EMPLOYMENT

     Average headcount in the Company during the presented years was as follows:

                                                  YEAR ENDED         YEAR ENDED         YEAR ENDED
                                                 DECEMBER 31,       DECEMBER 31,       DECEMBER 31,
                                                     2000               1999               1998
                                                ---------------    ---------------    ---------------
                                                                    (RESTATED)        (RESTATED)
                                                  (RESTATED)
    Average headcount.......................           2,865             2,170             1,439

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

29. ESTIMATION OF THE FAIR VALUES

     The following table presents the carrying amounts and fair values of the Company's financial instruments outstanding at December 31, 2000, 1999 and 1998, in million PLN. The carrying amounts in the table are included in the balance sheet under the indicated captions. The fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.

                                      AT DECEMBER 31,          AT DECEMBER 31,          AT DECEMBER 31,
                                           2000                     1999                     1998
                                   ---------------------    ---------------------    ---------------------
                                   CARRYING                 CARRYING                 CARRYING
                                    AMOUNT    FAIR VALUE     AMOUNT    FAIR VALUE     AMOUNT    FAIR VALUE
                                   --------   ----------    --------   ----------    --------   ----------
                                        (RESTATED)               (RESTATED)               (RESTATED)
                                        MILLION PLN              MILLION PLN              MILLION PLN
    FINANCIAL ASSETS
    Cash and cash
      equivalents..............        29          29        1,096       1,096            6           6
    Debtors and accrued
      revenue..................       432         432          382         382          244         244
    Short-term investments.....       192         191          198         198           --          --
    Long-term investments......        97          97          302         299           --          --
    FINANCIAL LIABILITIES
    Current liabilities and
      accruals.................     2,019       2,019        1,074       1,074          514         514
    Long-term interest-bearing
      liabilities..............     3,793       3,513        4,388       4,311        1,821       1,821

     DEBTORS, CURRENT LIABILITIES AND ACCRUALS

     The carrying amounts are a reasonable estimate of the fair values because of the short maturity of such instruments.

     CASH AND CASH EQUIVALENTS, SHORT-TERM INVESTMENTS AND LONG TERM INVESTMENTS

     The carrying amounts of cash and cash equivalents approximate fair values. The fair value of publicly traded short-term and long-term investments is based on quoted market values.

     LONG-TERM INTEREST-BEARING LIABILITIES

     The fair value of fixed rate long-term debt is estimated using the expected future payments discounted at market interest rates, except for the publicly traded liabilities, which are quoted at market values. The carrying amount of market-based floating rate long-term loans approximates their fair value.

     FORWARD FOREIGN EXCHANGE CONTRACTS INCLUDED IN CURRENT LIABILITIES

     The carrying amounts of forward foreign exchange contracts are based on quoted market forward rates at the year-end balance sheet dates. Therefore, the carrying amounts approximate fair value.

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

30. SUPPLEMENTARY INFORMATION TO IAS FINANCIAL STATEMENTS

     A reconciliation of the Company's consolidated net profit/(loss) under Polish Accounting Standards ("PAS ") and IAS is summarized as follows:

                                                        YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                       DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                           2000            1999            1998
                                                       ------------    ------------    ------------
    Comprehensive net profit/(loss) under PAS......       62,795         (138,203)        26,913
    Foreign translation difference.................         (636)          (1,582)            63
    IAS adjustment for GSM licenses amortization...        5,992            4,562          4,520
    IAS adjustment for GSM licenses discount.......      (26,591)         (22,602)       (24,151)
    Unrealized foreign exchange differences........       45,188           29,569          8,610
    Finance lease..................................         (511)           1,113          2,104
    IAS assets adjustment..........................       (2,972)            (964)        11,732
    Development and start-up costs.................        3,586            3,586          6,324
    Change in revenue recognition policy...........       16,300               --             --
    Deferred tax benefit/(charge)..................        6,236            2,018        (30,599)
                                                         -------         --------        -------
    Comprehensive net profit/(loss) under IAS
      (restated)...................................      109,387         (122,503)         5,516
                                                         =======         ========        =======

     A reconciliation of the Company's shareholders' equity under PAS and IAS is summarized as follows:

                                                                 SHAREHOLDERS' EQUITY AT
                                                       --------------------------------------------
                                                            AT              AT              AT
                                                       DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                           2000            1999            1998
                                                       ------------    ------------    ------------
    Shareholders' equity under PAS...................    623,371         151,681         289,758
    Foreign translation difference...................     (1,429)         (1,652)             56
    IAS adjustment for GSM license amortization......     21,613          15,621          11,059
    IAS adjustment for GSM licenses discount.........    (79,775)        (53,184)        (30,582)
    Unrealized foreign exchange differences..........     85,043          39,855          10,286
    Finance lease....................................      2,706           3,217           2,104
    IAS assets adjustment............................      7,796          10,768          11,732
    Development and start-up costs...................     (2,296)         (5,882)         (9,468)
    Change in revenue recognition policy.............     16,300              --              --
    Deferred tax asset...............................     13,618           7,382           5,364
                                                         -------         -------         -------
    Shareholders' equity under IAS (restated)........    686,947         167,806         290,309
                                                         =======         =======         =======

     The above differences are caused by the following reasons:

     - Recognition of the long-term license liabilities at present value for IAS purposes, while they were recorded at undiscounted nominal value under Polish accounting regulations. This accounting results in higher interest expense under IAS, which is partially offset by lower amortization expense and foreign exchange losses,

     - Unrealized foreign exchange gains recognized as financial income for IAS purposes but deferred for PAS purposes,

     - Difference in treatment of assets held under finance lease and other capital assets written off for PAS purposes,

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

30. SUPPLEMENTARY INFORMATION TO IAS FINANCIAL STATEMENTS (CONTINUED)

     - Development and start-up costs expensed in IAS according to IAS 38 "Intangible Assets",

     - Certain costs not relating to multiple-element transactions under IAS are accrued for PAS purpose,

     - Adjustment to deferred tax on temporary differences in preceding adjustments.

31. DIFFERENCES BETWEEN IAS AND U.S. GAAP

     The Company's consolidated financial statements are prepared in accordance with International Accounting Standards, which differ in certain aspects from U.S. GAAP.

     The effect of the principal differences between IAS and U.S. GAAP in relation to the Company's consolidated financial statements are presented below, with explanations of certain adjustments that affect total comprehensive net income/(loss).

     Reconciliation of consolidated net profit/(loss):

                                                        YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                       DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                           2000            1999            1998
                                                       ------------    ------------    ------------
    Comprehensive net income/(loss) under IAS
      (restated).....................................    109,387         (122,503)         5,516
    U.S. GAAP adjustments:
    (a)  Removal of foreign exchange differences
         capitalized for IAS.........................      4,176          (18,224)       (22,765)
    (b)  Depreciation and amortization of foreign
         exchange....................................      9,188            6,392          3,931
    (c)  Inventory discounts policy..................         --               --         (3,548)
    (d)  Development and start-up cost...............         --           (9,468)        (3,585)
    (e)  Revenue recognition (SAB 101)...............     (1,589)              --             --
    (f)  Deferred tax on above.......................        445            2,938          1,291
                                                         -------         --------        -------
    Net profit/(loss) under U.S. GAAP................    121,607         (140,865)       (19,160)
                                                         =======         ========        =======

     Reconciliation of consolidated net assets:

                                                            AT              AT              AT
                                                       DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                           2000            1999            1998
                                                       ------------    ------------    ------------
    Consolidated shareholders' equity under IAS
      (restated)...................................      686,947          167,806        290,309
    U.S. GAAP adjustments:
    (a)  Removal of foreign exchange differences
         capitalized for IAS.......................      (99,064)        (103,240)       (85,016)
    (b)  Depreciation and amortization on above....       22,965           13,777          7,385
    (c)  Inventory discounts policy................           --               --             --
    (d)  Development and start-up cost.............           --               --          9,468
    (e)  Revenue recognition (SAB 101).............       (1,589)              --             --
    (f)  Deferred tax on above.....................          445               --         (2,938)
                                                         -------         --------        -------
    Consolidated shareholders' equity under U.S.
      GAAP.........................................      609,704           78,343        219,208
                                                         =======         ========        =======

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

31. DIFFERENCES BETWEEN IAS AND U.S. GAAP (CONTINUED)

     (A)   REMOVAL OF FOREIGN EXCHANGE DIFFERENCES CAPITALIZED FOR IAS

     In accordance with IAS 23 "Borrowing Costs", the Company capitalizes financing costs, including interest and foreign exchange gains or losses, into assets under construction.

     For tangible fixed assets under construction, the Company capitalizes interest and foreign exchange gains or losses incurred and directly attributable to the acquisition and construction of the qualifying assets that would have been avoided if the expenditure on the qualifying assets had not been made. The financing costs are capitalized only during the period of construction of the qualifying assets (see Note 16). As explained in Note 4b, the Company capitalized financing costs attributable to the acquisition of its GSM 900, GSM 1800 and UMTS licenses, including interest on the related long-term obligation and foreign exchange losses because these licenses are integral parts of the network (see Note 17).

     Under Statement of Financial Accounting Standards 52 "Foreign Currency Translation", however, foreign exchange differences relating to financing obligations should be included in the statement of operations of the Company. Consequently, the amounts of foreign exchange differences capitalized in accordance with IAS 23 in the Company's financial statements are expensed under U.S. GAAP.

     (B)   DEPRECIATION AND AMORTIZATION

     The U.S. GAAP adjustments for depreciation and amortization shown above represent the amounts of depreciation and amortization charges relating to capitalized foreign exchanges differences in the Company's IAS financial statements. Since under U.S. GAAP these foreign exchange differences are not permitted to be capitalized and are instead expensed, the depreciation and amortization of these capitalized differences under IAS has been reversed.

     (D)   DEVELOPMENT AND START-UP COST

     As explained in Note 5a for IAS purposes the Company has adopted IAS 38 "Intangible Assets" in 1999 giving its effect retrospectively. This has resulted in writing-off of development and start-up cost when they arose in 1996. For U.S. GAAP purposes the Company has written off in 1999 start-up costs following the issuance the SOP 98-5 in the United States.

     (E)   REVENUE RECOGNITION (SAB 101)

     As described in Note 5b the Company applied under IAS the principles of SAB101 retrospectively. Though, under U.S. GAAP a calendar year company is required to calculate the effect of adopting SAB 101 as of January 1, 2000 and make the cumulative entry on that date, and restate all quarterly information previously reported during 2000.

     Under U.S. GAAP, the application of SAB 101 results in the different treatment of the separable multiple-element transactions. Revenues and costs related to this transactions are recognized in the income statement as incurred, except for up-front non-refundable fees (activation fees) and direct costs related to these fees. These activation fees and related costs are deferred over the average expected life of the customer. Under IAS up-front non-refundable fees are recognized immediately.

     (G)   PRESENTATION OF DEFERRED TAXATION

     Under IAS, passing certain criteria, the Company may net deferred tax liabilities and assets and present a net balance in the balance sheet. Under U.S. GAAP current and non-current portions, by tax

              POLSKA TELEFONIA CYFROWA SP. Z O.O. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (IN THOUSANDS OF PLN)

31. DIFFERENCES BETWEEN IAS AND U.S. GAAP (CONTINUED)


     (G)   PRESENTATION OF DEFERRED TAXATION (CONTINUED)

     jurisdiction, of the above should be disclosed separately. As of December 31, 2000 the Company recognized PLN 47,574 of net current deferred tax assets (PLN 21,254 as at December 31, 1999 and PLN 45,504 as at December 31, 1998) and PLN 107,637 of net long-term deferred tax liability (PLN 48,576 as at December 31, 1999 and 45,676 as at December 1998).

     (H)   SFAS 133

     In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities. In June 1999, the FASB issued Statement No. 137, Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133. In June 2000, the FASB issued Statement 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment of FASB Statement No. 133.

     Statement 133, as amended, establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The Statement requires that changes in the derivative instrument's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative instrument's gains and losses to offset related results on the hedged item in the income statement, to the extent effective, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

     Statement 133, as amended, is effective for fiscal years beginning after June 15, 2000. A Company may also implement the Statement as of the beginning of any fiscal quarter after issuance (that is, fiscal quarters beginning June 16, 1998, and thereafter). Statement 133 cannot be applied retroactively. Statement 133 must be applied to (a) derivative instruments and (b) certain derivative instruments embedded in hybrid instruments. With respect to hybrid instruments, Company may elect to apply Statement 133, as amended, to (1) all hybrid instruments, (2) only those hybrid instruments that were issued, acquired, or substantively modified after December 31, 1997, or (3) only those hybrid instruments that were issued, acquired, or substantively modified after December 31, 1998.

     The Company plans to adopt Statement 133 on January 1, 2001. The Company plans to apply Statement 133 to only those hybrid instruments that were issued, acquired, or substantively modified after December 31, 1998. The Company has not yet quantified all effects of adopting Statement 133 on its financial statements. However, the Statement could increase volatility in earnings and other comprehensive income or involve certain changes in Company's business practices.

                                    PART II

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Formation Deed contains no provisions under which any member of our Supervisory Board or our Management Board or officers is indemnified in any manner against any liability which he may incur in his capacity as such. However, Article 11 of our Formation Deed provides that approval at a Shareholders Meeting of reports by our Management Board and our Supervisory Board and approval of the year-end balance sheet and the profit and loss statement for the previous fiscal year that may exonerate the members of our Management Board and the members of our Supervisory Board from liability for the performance of their respective duties in the financial year concerned. Under Polish law, this discharge is not absolute and would not be effective as to any matters not disclosed to our shareholders.

     Certain officers and members of our Supervisory Board and our Management Board are, to a limited extent, insured under insurance policies of DeTeMobil, MediaOne and Elektrim against damages resulting from their conduct when acting in their capacities as such.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

3.1 English translation of the Formation Deed of Polska Telefonia Cyfrowa Sp. z o.o. (incorporated by reference to Exhibit 3.1 of the registrant's Registration Statement on Form F-4 (File No. 333-7668)).

3.2 Notarial Deed of Incorporation of the PTC International Finance II S.A. and English translation (incorporated by reference to Exhibit 3.2 of the registrant's Registration Statement on Form F-4 (File No. 333-7668)).


4.1 Indenture, dated as of May 8, 2001, among Polska Telefonia Cyfrowa Sp. z o.o., PTC International Finance II S.A. and State Street Bank and Trust Company, as Trustee, in respect of PTC International Finance II S.A.'s 10 7/8% Senior Subordinated Guaranteed Notes due May 1, 2008 (incorporated by reference to Exhibit 4.1 of the registrant's Registration Statement on Form F-4 (File No. 333-67344)).



4.2 Form of 10 7/8% Senior Subordinated Guaranteed Note due 2008 (incorporated by reference to Exhibit 4.2 of the registrant's Registration Statement on Form F-4 (File No. 333-67344)).


4.3 Guarantee by Polska Telefonia Cyfrowa Sp. z o.o. of the 10 7/8% Senior Subordinated Guaranteed Notes due 2008 (included in Exhibit 4.1).

4.4 Indenture, dated as of November 23, 1999, among Polska Telefonia Cyfrowa Sp. z o.o., PTC International Finance II S.A. and State Street Bank and Trust Company, as Trustee, in respect of PTC International Finance II S.A.'s 11 1/4% Senior Subordinated Guaranteed Notes due December 1, 2009 (incorporated by reference to Exhibit 4 of the registrant's Registration Statement on Form F-4 (File No. 333-32154)).

4.5 Form of 11 1/4% Senior Subordinated Guaranteed Note due 2008 (incorporated by reference to Exhibit 4 of the registrant's Registration Statement on Form F-4 (File No. 333-32154)).

4.6 Guarantee by Polska Telefonia Cyfrowa Sp. z o.o. of the 11 1/4% Senior Subordinated Guaranteed Notes due 2008 (incorporated by reference to
       Exhibit 4 of the registrant's Registration Statement on Form F-4 (File No. 333-32154)).

4.7 Guarantee by PTC International Finance (Holding) B.V. of the 11 1/4% Senior Subordinated Guaranteed Notes due 2009 (incorporated by reference to Exhibit 4 of the registrant's Registration Statement on Form F-4 (File No. 333-32154)).

4.8 Indenture, dated as of July 1, 1997, between Polska Telefonia Cyfrowa Sp. z o.o., PTC International Finance B.V. and The Bank of New York, as Trustee, in respect of the 10 3/4% Senior Subordinated Guaranteed Discount Notes due July 1, 2007 (incorporated by reference to Exhibit 4 of the registrant's Registration Statement on Form F-4 (File No. 333-7668)).

4.9 Form of 10 3/4% Senior Subordinated Guaranteed Discount Note due July 2007 (incorporated by reference to Exhibit 4 of the registrant's Registration Statement on Form F-4 (File No. 333-32154)).

4.10 Guarantee by Polska Telefonia Cyfrowa Sp. z o.o. of the 10 3/4% Senior Subordinated Guaranteed Discount Note due 2007 (incorporated by reference to Exhibit 4 of the registrant's Registration Statement on Form F-4 (File No. 333-32154)).

5.1 Opinion of Clifford Chance, U.S. counsel to PTC International Finance II S.A. and, Polska Telefonia Cyfrowa Sp. z o.o. as to the validity of the notes and the guarantees relating thereto.

5.2 Opinion of Clifford Chance Punder Sp. z o.o., Polish counsel to Polska Telefonia Cyfrowa Sp. z o.o., as to the validity of its guarantee relating to the notes.

5.3 Opinion of Kremer Associes & Clifford Chance, Luxembourg counsel to PTC International Finance II S.A. as to the validity of the notes.

10.1 Shareholders Agreement, dated December 21, 1995, as amended by Amendment No. 1 dated March 11, 1997, between and among Elektrim S.A., Polpager Sp. z o.o., MediaOne International B.V., DeTeMobil Deutsche Telekom MobilNet GmbH, Elektrim-Autoinvest S.A. and Kulczyk Holding S.A. relating to Polska Telefonia Cyfrowa Sp. z o.o. (incorporated by reference to Exhibit
       10.1 of registrant's Registration Statement submitted on Form F-4 (File No. 333-7668)).

10.2 Project Outline Agreement, dated April 14, 1997, between Polska Telefonia Cyfrowa Sp. z o.o. and MediaOne International B.V. (incorporated by reference to Exhibit 10.2 of registrant's Registration Statement submitted on Form F-4 (File No. 333-7668)).

10.3 Framework Agreement, dated December 13, 1996, between Polska Telefonia Cyfrowa Sp. z o.o. and MediaOne International B.V. (incorporated by reference to Exhibit 10.3 of registrant's Registration Statement submitted on Form F-4 (File No. 333-7668)).

10.4 Implementation Agreement (Contract to Project Outline Agreement), dated April 14, 1997, between Polska Telefonia Cyfrowa Sp. z o.o. and MediaOne International B.V. (incorporated by reference to Exhibit 10.4 of registrant's Registration Statement submitted on Form F-4 (File No. 333-7668)).

10.5 Framework Agreement for Services, dated July 6, 1996, between Polska Telefonia Cyfrowa Sp. z o.o. and DeTeMobil Deutsche Telekom MobilNet GmbH. (incorporated by reference to Exhibit 10.5 of registrant's Registration Statement submitted on Form F-4 (File No. 333-7668)).

10.6 Framework Agreement for Secondments, dated November 10, 1996, between Polska Telefonia Cyfrowa Sp. z o.o. and DeTeMobil Deutsche Telekom MobilNet GmbH. (incorporated by reference to Exhibit 10.6 of registrant's Registration Statement submitted on Form F-4 (File No. 333-7668)).

10.7 Service Agreement, dated May 17, 1996, and amendment on May 28, 1996, between Polska Telefonia Cyfrowa Sp. z o.o. and Elektrim S.A. (incorporated by reference to Exhibit 10.7 of registrant's Registration Statement submitted on Form F-4 (File No. 333-7668)).

10.8 English translation of Service Agreement, dated October 28, 1996, between Polska Telefonia Cyfrowa Sp. z o.o. and Elektrim S.A. (incorporated by reference to Exhibit 10.8 of registrant's Registration Statement submitted on Form F-4 (File No. 333-7668)).

10.9 Amendment No. 1 to the Indenture, dated November 19, 1999, by and among PTC International Finance B.V., Polska Telefonia Cyfrowa Sp. z o.o. and The Bank of New York as agent (incorporated by reference to Exhibit 10.9 of the registrant's Registration Statement on Form F-4 (File No. 333-32154)).

10.10 Waiver Letter, dated November 23, 1999, executed in connection with to the Bank Credit Facility by and among Polska Telefonia Cyfrowa Sp. z o.o. and ABN Amro Bank N.V., Citibank N.A., Dresdner Bank AG, ABN Bank (Polska) S.A., Bank Prezemyslowo-Handlowy S.A., Bank Rozwoju Eksportu S.A., Citibank (Poland) S.A., BNP-Dresdner (Polska) S.A., ING Bank N.V., Warsaw Branch and Wielkopolski Bank Kredytowy, as arrangers, the other lenders party thereto, and Citibank (Poland)

      S.A., Citibank N.A., and Citibank International PLC as agents (incorporated by reference to Exhibit 10.10 of the registrant's Registration Statement on Form F-4 (File No. 333-32154)).

10.11 Term Loan Facility, dated June 11, 1997, by and among Polska Telefonia Cyfrowa Sp. z o.o. and ABN Amro Bank N.V., Citibank N.A., Dresdner Bank AG, ABN Bank (Polska) S.A., Bank Prezemyslowo-Handlowy S.A., Bank Rozwoju Eksportu S.A., Citibank (Poland) S.A., BNP-Dresdner (Polska) S.A., ING Bank N.V., Warsaw Branch and Wielkopolski Bank Kredytowy, as arrangers, the lenders party thereto, and Citibank (Poland) S.A., Citibank N.A., and Citibank International PLC as agents (incorporated by reference to Exhibit
      10.9 of registrant's Registration Statement submitted on Form F-4 (File No. 333-7668)).

10.12 Commitment Letter, dated June 12, 1997, by and among Polska Telefonia Cyfrowa Sp. z o.o. and ABN Amro Bank N.V., Citibank N.A., Dresdner Bank AG, ABN Bank (Polska) S.A., Bank Prezemyslowo-Handlowy S.A., Bank Rozwoju Eksportu S.A., Citibank (Poland) S.A., BNP-Dresdner (Polska) S.A., ING Bank N.V., Warsaw Branch and Wielkopolski Bank Kredytowy, as arrangers, the lenders party thereto, and Citibank (Poland) S.A., Citibank N.A., and Citibank International PLC as agents (incorporated by reference to Exhibit
      10.10 of registrant's Registration Statement submitted on Form F-4 (File No. 333-7668)).

10.13 Syndicated Loan Facility Agreement, dated December 16, 1996, by and among Polska Telefonia Cyfrowa Sp. z o.o. and ABN Amro Bank N.V., Citibank N.A., Dresdner Bank AG, ABN Bank (Polska) S.A., Bank Prezemyslowo-Handlowy S.A., Bank Rozwoju Eksportu S.A., Citibank (Poland) S.A., BNP-Dresdner (Polska) S.A., ING Bank N.V., Warsaw Branch and Wielkopolski Bank Kredytowy, as arrangers, the lenders party thereto, and Citibank (Poland) S.A., Citibank N.A., and Citibank International PLC as agents (incorporated by reference to Exhibit 10.11 of registrant's Registration Statement submitted on Form F-4 (File No. 333-7668)).


10.14 E550 million Bank Credit Facility Agreement, dated February 2001, among Polska Telefonia Cyfrowa Sp. z o.o. and Deutsche Bank Luxembourg S.A., as agent, Deutsche Bank AG London, Dresdner Bank Luxembourg S.A., The European Bank for Reconstruction and Development and Deutsche Bank Polska S.A., as lead arrangers, Deutsche Bank Polska S.A., as security agent, and the lenders party thereto (incorporated by reference to Exhibit 10.14 of the registrant's Registration Statement on Form F-4 (File No. 333-67344)).



10.15 E100 million Bank Credit Facility Agreement, dated February 2001 among Polska Telefonia Cyfrowa Sp. z o.o., and Deutsche Bank Luxembourg S.A., as agent, Deutsche Bank AG London, Dresdner Bank Luxembourg S.A., and Deutsche Bank Polska S.A., as lead arrangers, Deutsche Bank Polska S.A., as security agent and the lenders party thereto (incorporated by reference to Exhibit 10.15 of the registrant's Registration Statement on Form F-4 (File No. 333-67344)).



10.16 E28 million Senior Subordinated Bridge Facility Agreement, dated March 30, 2001 among Polska Telefonia Cyfrowa Sp. z o.o. arranged by Deutsche Bank AG London (incorporated by reference to Exhibit 10.16 of the registrant's Registration Statement on Form F-4 (File No. 333-67344)).



10.17 E200,000,000 Onlending Agreement, dated May 8, 2001 among PTC International Finance II S.A. and PTC International Finance (Holding) B.V (incorporated by reference to Exhibit 10.17 of the registrant's Registration Statement on Form F-4 (File No. 333-67344)).



10.18 E200,000,000 Onlending Agreement dated May 8, 2001 among PTC International Finance (Holding) B.V. and Polska Telefonia Cyfrowa Sp. z o.o. (incorporated by reference to Exhibit 10.18 of the registrant's Registration Statement on Form F-4 (File No. 333-67344)).



10.19 Registration Agreement, dated May 8, 2001 by and among Polska Telefonia Cyfrowa Sp. z o.o. and PTC International Finance II S.A., Deutsche Bank AG London and Dresdner Bank AG London Branch (incorporated by reference to
      Exhibit 10.19 of the registrant's Registration Statement on Form F-4 (File No. 333-67344)).

10.20 Registration Agreement, dated June 24, 1997, between PTC International Finance B.V., Polska Telefonia Cyfrowa Sp. z o.o. and Salomon Brothers Inc. and Citicorp Securities, Inc., as representatives of the Initial Purchasers named herein. (incorporated by reference to Exhibit 10.12 of registrant's Registration Statement submitted on Form F-4 (File No. 333-7668)).

10.21 Registration Agreement, dated November 23, 1999, by and among Polska Telefonia Cyfrowa Sp. z o.o. and PTC International Finance II S.A., PTC International Finance (Holding) B.V., Merrill Lynch International and Salomon Smith Barney (incorporated by reference to Exhibit 10.12 of registrant's Registration Statement submitted on Form F-4 (File No. 333-32154)).

10.22 Shareholder Loan Agreement, dated August 24, 1999, by and among Polska Telefonia Cyfrowa Sp. z o.o., Elektrim, DeTeMobil and MediaOne (incorporated by reference to the Exhibits of the registrant's Registration Statement submitted on Form F-4 (File No. 333-32154)).


10.23 Purchase Agreement dated May 2, 2001 by and among Polska Telefonia Cyfrowa Sp. z o.o. and PTC International Finance II S.A., Deutsche Bank AG London and Dresdner Bank AG London Branch (incorporated by reference to Exhibit
      10.23 of the registrant's Registration Statement on Form F-4 (File No. 333-67344)).


10.24 Purchase Agreement, dated November 16, 1999, by and among Polska Telefonia Cyfrowa Sp. z o.o., PTC International Finance II S.A., PTC International Finance (Holding) B.V., and Merrill Lynch International and Salomon Smith Barney (incorporated by reference to Exhibit 10.12 of registrant's Registration Statement submitted on Form F-4 (File No. 333-32154)).


21. Subsidiaries of registrants (incorporated by reference to Exhibit 21 of the registrant's Registration Statement on Form F-4 (File No. 333-67344)).


23.1   Consent of Arthur Andersen Sp. z o.o.

23.2   Consent of Clifford Chance, U.S. Counsel (included in Exhibit 5.1).

23.3   Consent of Clifford Chance Punder Sp. z o.o., Polish counsel (included in
       Exhibit 5.2).

23.4 Consent of Kremer Associes & Clifford Chance, Luxembourg counsel (included in Exhibit 5.3).

24.1 Power of Attorney of Polska Telefonia Cyfrowa Sp. z o.o. and PTC International Finance II S.A. (included on the relevant signature page).


25.1 Statement of eligibility of trustee on Form T-1 (in connection with the notes) (incorporated by reference to Exhibit 25.1 of the registrant's Registration Statement on Form F-4 (File No. 333-67344)).


99.1   Letter of Transmittal.

ITEM 22. UNDERTAKINGS

(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) Each of the undersigned registrants hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form F-4, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

(c) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning the exchange offer, that was not the subject of and included in this Registration Statement when it becomes effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Warsaw, Poland on August 21, 2001.


                                          POLSKA TELEFONIA CYFROWA SP. Z O.O.

                                                 /s/ BOGUSLAW KULAKOWSKI
                                                           By:
                                          --------------------------------------
                                                 Name: Boguslaw Kulakowski
                                                Title: Authorized Signatory


                                                   /s/ WOJCIECH PLOSKI

                                          By:
                                          --------------------------------------


                                                   Name: Wojciech Ploski

                                                Title: Authorized Signatory

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Boguslaw Kulakowski, Wilhelm Stuckemann, Ryszard Pospieszynski, Wojciech Ploski and Jonathan Eastick acting in one of the following combinations: (i) Boguslaw Kulakowski and Wilhelm Stuckemann or Wojciech Ploski, acting together; (ii) Jonathan Eastick and Wojciech Ploski or Wilhelm Stuckemann, acting together, (iii) Ryszard Pospieszynski and Wojciech Ploski or Wilhelm Stuckemann, acting together; (iv) Wojciech Ploski and Boguslaw Kulakowski or Jonathan Eastick or Ryszard Pospieszynski, acting together; and
(v) Wilhelm Stuckemann and Boguslaw Kulakowski or Jonathan Eastick or Ryszard Pospieszynski, acting together; his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorneys may deem necessary or advisable under the Securities Act of 1933, as amended (the "Act"), and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration under the Act of the 10 7/8% Senior Subordinated Guaranteed Notes due May 1, 2008 of PTC International Finance II S.A. and Polska Telefonia Cyfrowa Sp. z o.o.'s guarantee of such notes, and any securities or Blue Sky law of any of the states of the United States of America in order to effect the registrations or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his capacity as Officer, Management Board Member or Authorized Representative in the United States of Polska Telefonia Cyfrowa Sp. z o.o., as the case may be, this Registration Statement and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky law or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the 10 7/8% Senior Subordinated Guaranteed Notes due May 1, 2008, to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed by the following persons, in the capacities indicated on August 8, 2001.

NAME                                           TITLE
----                                           -----
           /s/ JACEK WALCZYKOWSKI              Chairman
---------------------------------------------
             Jacek Walczykowski

             /s/ MICHAEL GUNTHER               Board Member
---------------------------------------------
               Michael Gunther

                /s/ SECRETARY                  Board Member
---------------------------------------------
                  Secretary

          /s/ KRZYSZTOF STEFANOWICZ            Board Member
---------------------------------------------
            Krzysztof Stefanowicz

           /s/ JAN KOLODZIECJCZAK              Board Member
---------------------------------------------
             Jan Kolodziecjczak

            /s/ DARIUS OLESZCZUK               Board Member
---------------------------------------------
              Darius Oleszczuk

            /s/ FRIDBERT GERLACH               Board Member
---------------------------------------------
              Fridbert Gerlach

            /s/ MARTIN SCHNEIDER               Board Member
---------------------------------------------
              Martin Schneider

             /s/ WALDEMAR SIWAK                Board Member
---------------------------------------------
               Waldemar Siwak

               /s/ GERD KARETH                 Director General (Chief Executive Officer)
---------------------------------------------
                 Gerd Kareth

           /s/ BOGUSLAW KULAKOWSKI             Member of the Management Board
---------------------------------------------
             Boguslaw Kulakowski

             /s/ WOJCIECH PLOSKI               Director of Strategy, Marketing and Sales
---------------------------------------------  Member of the Management Board
               Wojciech Ploski

           /s/ WILHELM STUCKEMANN              Director of Network Operations
---------------------------------------------  Member of the Management Board
             Wilhelm Stuckemann

            /s/ JONATHAN EASTICK               Director of Finance
---------------------------------------------  (Principal Financial Officer)
              Jonathan Eastick

          /s/ RYSZARD POSPIESZYNSKI            Director of Administration
---------------------------------------------  Member of the Management Board
            Ryszard Pospieszynski

NAME                                           TITLE
----                                           -----
            /s/ DONALD J. PUGLISI              Authorized Representative in the
---------------------------------------------  United States
              Donald J. Puglisi

                               INDEX TO EXHIBITS


EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
3.1      English translation of the Formation Deed of Polska
         Telefonia Cyfrowa Sp. z o.o. (incorporated by reference to
         Exhibit 3.1 of the registrant's Registration Statement on
         Form F-4 (File No. 333-7668)).
3.2      Notarial Deed of Incorporation of the PTC International
         Finance II S.A. and English translation (incorporated by
         reference to Exhibit 3.2 of the registrant's Registration
         Statement on Form F-4 (File No. 333-7668)).
4.1      Indenture, dated as of May 8, 2001, among Polska Telefonia
         Cyfrowa Sp. z o.o., PTC International Finance II S.A. and
         State Street Bank and Trust Company, as Trustee, in respect of PTC International Finance II S.A.'s 10 7/8% Senior
         Subordinated Guaranteed Notes due May 1, 2008 (incorporated by reference to Exhibit 4.1 of the registrant's Registration
         Statement on Form F-4 (File No. 333-67344)).
4.2      Form of 10 7/8% Senior Subordinated Guaranteed Note due 2008
         (incorporated by reference to Exhibit 4.2 of the
         registrant's Registration Statement on Form F-4 (File No.
         333-67344)).
4.3      Guarantee by Polska Telefonia Cyfrowa Sp. z o.o. of the
         10 7/8% Senior Subordinated Guaranteed Notes due 2008
         (included in Exhibit 4.1).
4.4      Indenture, dated as of November 23, 1999, among Polska
         Telefonia Cyfrowa Sp. z o.o., PTC International Finance II
         S.A. and State Street Bank and Trust Company, as Trustee, in
         respect of PTC International Finance II S.A.'s 11 1/4%
         Senior Subordinated Guaranteed Notes due December 1, 2009
         (incorporated by reference to Exhibit 4 of the registrant's
         Registration Statement on Form F-4 (File No. 333-32154)).
4.5      Form of 11 1/4% Senior Subordinated Guaranteed Note due 2008
         (incorporated by reference to Exhibit 4 of the registrant's
         Registration Statement on Form F-4 (File No. 333-32154)).
4.6      Guarantee by Polska Telefonia Cyfrowa Sp. z o.o. of the
         11 1/4% Senior Subordinated Guaranteed Notes due 2008
         (incorporated by reference to Exhibit 4 of the registrant's
         Registration Statement on Form F-4 (File No. 333-32154)).
4.7      Guarantee by PTC International Finance (Holding) B.V. of the
         11 1/4% Senior Subordinated Guaranteed Notes due 2009
         (incorporated by reference to Exhibit 4 of the registrant's
         Registration Statement on Form F-4 (File No. 333-32154)).
4.8      Indenture, dated as of July 1, 1997, between Polska
         Telefonia Cyfrowa Sp. z o.o., PTC International Finance B.V.
         and The Bank of New York, as Trustee, in respect of the
         10 3/4% Senior Subordinated Guaranteed Discount Notes due
         July 1, 2007 (incorporated by reference to Exhibit 4 of the registrant's Registration Statement on Form F-4 (File No.
         333-7668)).
4.9      Form of 10 3/4% Senior Subordinated Guaranteed Discount Note
         due July 2007 (incorporated by reference to Exhibit 4 of the registrant's Registration Statement on Form F-4 (File No.
         333-32154)).
4.10     Guarantee by Polska Telefonia Cyfrowa Sp. z o.o. of the
         10 3/4% Senior Subordinated Guaranteed Discount Note due
         2007 (incorporated by reference to Exhibit 4 of the
         registrant's Registration Statement on Form F-4 (File No.
         333-32154)).
5.1      Opinion of Clifford Chance, U.S. counsel to PTC
         International Finance II S.A. and, Polska Telefonia Cyfrowa
         Sp. z o.o. as to the validity of the notes and the
         guarantees relating thereto.
5.2      Opinion of Clifford Chance Punder Sp. z o.o., Polish counsel to Polska Telefonia Cyfrowa Sp. z o.o., as to the validity of its guarantee relating to the notes.
5.3      Opinion of Kremer Associes & Clifford Chance, Luxembourg
         counsel to PTC International Finance II S.A. as to the
         validity of the notes.

EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
10.1     Shareholders Agreement, dated December 21, 1995, as amended by Amendment No. 1 dated March 11, 1997, between and among
         Elektrim S.A., Polpager Sp. z o.o., MediaOne International
         B.V., DeTeMobil Deutsche Telekom MobilNet GmbH,
         Elektrim-Autoinvest S.A. and Kulczyk Holding S.A. relating to Polska Telefonia Cyfrowa Sp. z o.o. (incorporated by
         reference to Exhibit 10.1 of registrant's Registration
         Statement submitted on Form F-4 (File No. 333-7668)).
10.2     Project Outline Agreement, dated April 14, 1997, between
         Polska Telefonia Cyfrowa Sp. z o.o. and MediaOne
         International B.V. (incorporated by reference to Exhibit
         10.2 of registrant's Registration Statement submitted on
         Form F-4 (File No. 333-7668)).
10.3     Framework Agreement, dated December 13, 1996, between Polska
         Telefonia Cyfrowa Sp. z o.o. and MediaOne International B.V.
         (incorporated by reference to Exhibit 10.3 of registrant's
         Registration Statement submitted on Form F-4 (File No.
         333-7668)).
10.4     Implementation Agreement (Contract to Project Outline
         Agreement), dated April 14, 1997, between Polska Telefonia
         Cyfrowa Sp. z o.o. and MediaOne International B.V.
         (incorporated by reference to Exhibit 10.4 of registrant's
         Registration Statement submitted on Form F-4 (File No.
         333-7668)).
10.5     Framework Agreement for Services, dated July 6, 1996,
         between Polska Telefonia Cyfrowa Sp. z o.o. and DeTeMobil
         Deutsche Telekom MobilNet GmbH. (incorporated by reference to Exhibit 10.5 of registrant's Registration Statement
         submitted on Form F-4 (File No. 333-7668)).
10.6     Framework Agreement for Secondments, dated November 10,
         1996, between Polska Telefonia Cyfrowa Sp. z o.o. and
         DeTeMobil Deutsche Telekom MobilNet GmbH. (incorporated by reference to Exhibit 10.6 of registrant's Registration
         Statement submitted on Form F-4 (File No. 333-7668)).
10.7     Service Agreement, dated May 17, 1996, and amendment on May
         28, 1996, between Polska Telefonia Cyfrowa Sp. z o.o. and
         Elektrim S.A. (incorporated by reference to Exhibit 10.7 of registrant's Registration Statement submitted on Form F-4
         (File No. 333-7668)).
10.8     English translation of Service Agreement, dated October 28,
         1996, between Polska Telefonia Cyfrowa Sp. z o.o. and
         Elektrim S.A. (incorporated by reference to Exhibit 10.8 of registrant's Registration Statement submitted on Form F-4
         (File No. 333-7668)).
10.9     Amendment No. 1 to the Indenture, dated November 19, 1999, by and among PTC International Finance B.V., Polska
         Telefonia Cyfrowa Sp. z o.o. and The Bank of New York as
         agent (incorporated by reference to Exhibit 10.9 of the
         registrant's Registration Statement on Form F-4 (File No.
         333-32154)).
10.10    Waiver Letter, dated November 23, 1999, executed in
         connection with to the Bank Credit Facility by and among
         Polska Telefonia Cyfrowa Sp. z o.o. and ABN Amro Bank N.V.,
         Citibank N.A., Dresdner Bank AG, ABN Bank (Polska) S.A.,
         Bank Prezemyslowo-Handlowy S.A., Bank Rozwoju Eksportu S.A.,
         Citibank (Poland) S.A., BNP-Dresdner (Polska) S.A., ING Bank
         N.V., Warsaw Branch and Wielkopolski Bank Kredytowy, as
         arrangers, the other lenders party thereto, and Citibank
         (Poland) S.A., Citibank N.A., and Citibank International PLC
         as agents (incorporated by reference to Exhibit 10.10 of the registrant's Registration Statement on Form F-4 (File No.
         333-32154)).
10.11    Term Loan Facility, dated June 11, 1997, by and among Polska
         Telefonia Cyfrowa Sp. z o.o. and ABN Amro Bank N.V.,
         Citibank N.A., Dresdner Bank AG, ABN Bank (Polska) S.A.,
         Bank Prezemyslowo-Handlowy S.A., Bank Rozwoju Eksportu S.A.,
         Citibank (Poland) S.A., BNP-Dresdner (Polska) S.A., ING Bank
         N.V., Warsaw Branch and Wielkopolski Bank Kredytowy, as
         arrangers, the lenders party thereto, and Citibank (Poland)
         S.A., Citibank N.A., and Citibank International PLC as
         agents (incorporated by reference to Exhibit 10.9 of
         registrant's Registration Statement submitted on Form F-4
         (File No. 333-7668)).

EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
10.12    Commitment Letter, dated June 12, 1997, by and among Polska
         Telefonia Cyfrowa Sp. z o.o. and ABN Amro Bank N.V.,
         Citibank N.A., Dresdner Bank AG, ABN Bank (Polska) S.A.,
         Bank Prezemyslowo-Handlowy S.A., Bank Rozwoju Eksportu S.A.,
         Citibank (Poland) S.A., BNP-Dresdner (Polska) S.A., ING Bank
         N.V., Warsaw Branch and Wielkopolski Bank Kredytowy, as
         arrangers, the lenders party thereto, and Citibank (Poland)
         S.A., Citibank N.A., and Citibank International PLC as
         agents (incorporated by reference to Exhibit 10.10 of
         registrant's Registration Statement submitted on Form F-4
         (File No. 333-7668)).
10.13    Syndicated Loan Facility Agreement, dated December 16, 1996, by and among Polska Telefonia Cyfrowa Sp. z o.o. and ABN
         Amro Bank N.V., Citibank N.A., Dresdner Bank AG, ABN Bank
         (Polska) S.A., Bank Prezemyslowo-Handlowy S.A., Bank Rozwoju
         Eksportu S.A., Citibank (Poland) S.A., BNP-Dresdner (Polska)
         S.A., ING Bank N.V., Warsaw Branch and Wielkopolski Bank
         Kredytowy, as arrangers, the lenders party thereto, and
         Citibank (Poland) S.A., Citibank N.A., and Citibank
         International PLC as agents (incorporated by reference to
         Exhibit 10.11 of registrant's Registration Statement
         submitted on Form F-4 (File No. 333-7668)).
10.14    E550 million Bank Credit Facility Agreement, dated February
         2001, among Polska Telefonia Cyfrowa Sp. z o.o. and Deutsche
         Bank Luxembourg S.A., as agent, Deutsche Bank AG London,
         Dresdner Bank Luxembourg S.A., The European Bank for
         Reconstruction and Development and Deutsche Bank Polska
         S.A., as lead arrangers, Deutsche Bank Polska S.A., as
         security agent, and the lenders party thereto (incorporated by reference to Exhibit 10.14 of the registrant's
         Registration Statement on Form F-4 (File No. 333-67344)).
10.15    E100 million Bank Credit Facility Agreement, dated February
         2001 among Polska Telefonia Cyfrowa Sp. z o.o., and Deutsche
         Bank Luxembourg S.A., as agent, Deutsche Bank AG London,
         Dresdner Bank Luxembourg S.A., and Deutsche Bank Polska
         S.A., as lead arrangers, Deutsche Bank Polska S.A., as
         security agent and the lenders party thereto (incorporated by reference to Exhibit 10.15 of the registrant's
         Registration Statement on Form F-4 (File No. 333-67344)).
10.16    E28 million Senior Subordinated Bridge Facility Agreement, dated March 30, 2001 among Polska Telefonia Cyfrowa Sp. z
         o.o. arranged by Deutsche Bank AG London (incorporated by
         reference to Exhibit 10.16 of the registrant's Registration
         Statement on Form F-4 (File No. 333-67344)).
10.17    E200,000,000 Onlending Agreement, dated May 8, 2001 among
         PTC International Finance II S.A. and PTC International
         Finance (Holding) B.V. (incorporated by reference to Exhibit
         10.17 of the registrant's Registration Statement on Form F-4
         (File No. 333-67344)).
10.18    E200,000,000 Onlending Agreement dated May 8, 2001 among PTC
         International Finance (Holding) B.V. and Polska Telefonia
         Cyfrowa Sp. z o.o. (incorporated by reference to Exhibit
         10.18 of the registrant's Registration Statement on Form F-4
         (File No. 333-67344)).
10.19    Registration Agreement, dated May 8, 2001 by and among
         Polska Telefonia Cyfrowa Sp. z o.o. and PTC International
         Finance II S.A., Deutsche Bank AG London and Dresdner Bank
         AG London Branch (incorporated by reference to Exhibit 10.19 of the registrant's Registration Statement on Form F-4 (File
         No. 333-67344)).
10.20    Registration Agreement, dated June 24, 1997, between PTC
         International Finance B.V., Polska Telefonia Cyfrowa Sp. z
         o.o. and Salomon Brothers Inc. and Citicorp Securities,
         Inc., as representatives of the Initial Purchasers named
         herein (incorporated by reference to Exhibit 10.12 of
         registrant's Registration Statement submitted on Form F-4
         (File No. 333-7668)).
10.21    Registration Agreement, dated November 23, 1999, by and
         among Polska Telefonia Cyfrowa Sp. z o.o. and PTC
         International Finance II S.A., PTC International Finance
         (Holding) B.V., Merrill Lynch International and Salomon
         Smith Barney (incorporated by reference to Exhibit 10.12 of registrant's Registration Statement submitted on Form F-4
         (File No. 333-32154)).

EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
10.22    Shareholder Loan Agreement, dated August 24, 1999, by and
         among Polska Telefonia Cyfrowa Sp. z o.o., Elektrim,
         DeTeMobil and MediaOne (incorporated by reference to the
         Exhibits of the registrant's Registration Statement
         submitted on Form F-4 (File No. 333-32154)).
10.23    Purchase Agreement dated May 2, 2001 by and among Polska
         Telefonia Cyfrowa Sp. z o.o. and PTC International Finance
         II S.A., Deutsche Bank AG London and Dresdner Bank AG London
         Branch (incorporated by reference to Exhibit 10.23 of the
         registrant's Registration Statement on Form F-4 (File No.
         333-67344)).
10.24    Purchase Agreement, dated November 16, 1999, by and among
         Polska Telefonia Cyfrowa Sp. z o.o., PTC International
         Finance II S.A., PTC International Finance (Holding) B.V.,
         and Merrill Lynch International and Salomon Smith Barney
         (incorporated by reference to Exhibit 10.12 of registrant's
         Registration Statement submitted on Form F-4 (File No.
         333-32154)).
21.      Subsidiaries of registrants (incorporated by reference to
         Exhibit 21 of the registrant's Registration Statement on
         Form F-4 (File No. 333-67344)).
23.1     Consent of Arthur Andersen Sp. z o.o.
23.2     Consent of Clifford Chance, U.S. Counsel (included in
         Exhibit 5.1).
23.3     Consent of Clifford Chance Punder Sp. z o.o., Polish counsel
         (included in Exhibit 5.2).
23.4     Consent of Kremer Associes & Clifford Chance, Luxembourg
         counsel (included in Exhibit 5.3).
24.1     Power of Attorney of Polska Telefonia Cyfrowa Sp. z o.o. and
         PTC International Finance II S.A. (included on the relevant signature page).
25.1     Statement of eligibility of trustee on Form T-1 (in
         connection with the notes) (incorporated by reference to
         Exhibit 21 of the registrant's Registration Statement on
         Form F-4 (File No. 333-67344)).
99.1     Letter of Transmittal.